Prospectus Supplement to Prospectus Dated September 27, 2005

$425,436,000

(Approximate)

Mortgage Pass-Through Certificates, Series 2006-AP1

Nomura Asset Acceptance Corporation,

Alternative Loan Trust, Series 2006-AP1

Issuing Entity

Nomura Credit & Capital, Inc.

Sponsor

Nomura Asset Acceptance Corporation

Depositor

GMAC Mortgage Corporation

Servicer

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Consider carefully the Risk Factors beginning on Page S-10 in this prospectus supplement.

The certificates will represent interests in the Issuing Entity created for Series 2006-AP1 only and will not represent interests in or obligations of Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Nomura Securities International, Inc., the Master Servicer, the Servicer, the Trustee, the Securities Administrator or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following classes of certificates are being offered pursuant to this prospectus and the accompanying prospectus supplement:

Class	Approximate Initial Principal Balance(1)	Initial Pass-Through Rate	Class	Approximate Initial Principal Balance(1)	Initial Pass-Through Rate
A-1	$194,105,000	Floating(2)(3)	M-1	$10,991,000	6.077 (3)(4)
A-2	$ 95,043,000	5.515 (3)	M-2	$ 8,620,000	6.516(3)(4)
A-3	$ 30,255,000	5.654 (3)	M-3	$ 6,681,000	6.700(3)(4)
A-4	$ 39,848,000	6.013 (3)(4)
A-5	$ 39,893,000	5.559 (3)(4)
A-IO	Notional(5)	4.500 (3) (6)
See next page for footnotes.

The issuing entity will issue 12 classes of certificates, 9 of which are offered hereby. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the approximate initial certificate principal balance and initial pass-through rate of each class.

Nomura Securities International, Inc. (the “Underwriter”) will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this prospectus supplement is January 30, 2006

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)	The pass-through rate on the Class A-1 Certificates will equal the sum of One-Month LIBOR for that distribution date plus 0.13% per annum.
(3)	Subject to a maximum rate as described in this prospectus supplement.
(4)	Subject to a step-up if the optional termination right is not exercised.
(5)

The notional amount of the Class A-IO Certificates will be equal to the lesser of (a) (i)$53,867,000 for each distribution date from and including the distribution date in February 2006 to and including the distribution date in July 2006, (ii) $43,093,000 for each distribution date from and including the distribution date in August 2006 to and including the distribution date in November 2006, (iii) $38,783,000 for each distribution date from and including the distribution date in December 2006 to and including the distribution date in February 2007, (iv) $32,320,000 for the distribution date in March 2007 and the distribution date in April 2007, (v) $25,857,000 for each distribution date from and including the distribution date in May 2007 to and including the distribution date in August 2007, (vi) $21,547,000 for the distribution date in September 2007 and the distribution date in October 2007, (vii) $17,236,000 for the distribution date in November 2007 and the distribution date in December 2007, (viii) $11,204,000 for the distribution date in January 2008 and (ix) for each distribution date thereafter, $0 and (b) the aggregate scheduled principal balance of the mortgage loans for the related distribution date.

(6)

The per annum pass-through rate for the Class A-IO Certificates will be (a) for the first 24 accrual periods, 4.50%, subject to a maximum rate as described in this prospectus supplement and (b) for each accrual period thereafter, 0.00%.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY

RISK FACTORS

THE MORTGAGE POOL

DESCRIPTION OF THE CERTIFICATES

THE CAP AGREEMENT AND THE CAP PROVIDER

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

THE SPONSOR

STATIC POOL INFORMATION

ISSUING ENTITY

THE DEPOSITOR

THE SERVICER

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN

POOLING AND SERVICING AGREEMENT

THE CREDIT RISK MANAGER

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

METHOD OF DISTRIBUTION

LEGAL MATTERS

RATINGS

LEGAL PROCEEDINGS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

AVAILABLE INFORMATION

REPORTS TO CERTIFICATEHOLDERS

INCORPORATION OF INFORMATION BY REFERENCE

INDEX OF DEFINED TERMS

ANNEX I

PROSPECTUS

DESCRIPTION OF THE TRUST FUNDS

USE OF PROCEEDS

YIELD CONSIDERATIONS

THE DEPOSITOR

DESCRIPTION OF THE SECURITIES

DESCRIPTION OF THE AGREEMENTS

DESCRIPTION OF CREDIT SUPPORT

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

METHODS OF DISTRIBUTION

ADDITIONAL INFORMATION

INCORPORATION OF CERTAIN

DOCUMENTS BY REFERENCE

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

INDEX OF DEFINED TERMS

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Asset Acceptance Corporation’s principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-2197.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)          to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)          in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)          it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

?             The following summary is a brief discussion of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

?             Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Issuing Entity

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AP1. The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

Cut-off Date

January 1, 2006.

Closing Date

On or about January 31, 2006.

Depositor

Nomura Asset Acceptance Corporation, a Delaware corporation. See “The Depositor” in the prospectus.

Servicer

Initially, GMAC Mortgage Corporation, a Pennsylvania corporation. See “The Servicer” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association. See “The Master Servicer” in this prospectus supplement.

Sponsor

Nomura Credit & Capital, Inc. See “The Sponsor” in this prospectus supplement.

Trustee

HSBC Bank USA, National Association, a national banking association. See “Pooling and Servicing Agreement—The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A., a national banking association. As securities administrator, Wells Fargo Bank, N.A. will act as certificate registrar and paying agent. See “Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement.

Custodian

Wells Fargo Bank, N.A. See “The Master Servicer, Securities Administrator and Custodian” in this prospectus supplement.

Credit Risk Manager

Portfolio Surveillance Analytics, LLC, a wholly owned subsidiary of InformationLogix, Inc. See “The Credit Risk Manager” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of the Cut-off Date among the servicer, the master servicer, the securities administrator, the Sponsor, the Depositor and the trustee, under which the trust will be formed and will issue the certificates.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain 1,774 conventional, one-to-four family, fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”).

The Mortgage Loans have an aggregate scheduled principal balance of approximately $431,041,677 as of the Cut-off Date and have original terms to maturity of not greater than 30 years. The Mortgage Loans have the following approximate characteristics as of the Cut-off Date:

Range of mortgage rates:	4.500% to 10.875%
Weighted-average mortgage rate:	7.064%

Range of remaining term to

maturity:	114 months to 359 months

Weighted-average remaining term

to stated maturity:	348 months
Range of principal balances:	$29,184 to $1,568,000
Average principal balance:	$242,977

Range of original loan-to-value

ratios:	9.52% to 100.00%

Weighted-average original loan-to-value ratio: 74.74%

Weighted-average seasoning:	5 months
Range of available credit scores	572 to 816
Non-zero weighted-average credit score:	685

Geographic concentration of mortgaged properties

securing Mortgage Loans in excess of 5.00% of the

aggregate principal balance:

New York:	30.04%
New Jersey:	10.65%
Florida:	9.09%
California:	8.65%
Virginia:	5.28%

Loan Purpose:

Purchase:	58.81%
Refinance - Rate/Term:	6.48%
Refinance - Cash Out:	34.71%

Mortgage Loans with

mortgage insurance (loan-to-value

ratio in excess of 80%):	6.49%

Mortgage Loans with no

mortgage insurance (loan-to-value ratio in

excess of 80%):	0.56%

See also “The Mortgage Pool” in this prospectus supplement for additional characteristics of the Mortgage Loans.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the trustee or its custodian finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the trustee will promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related Mortgage Loan, the Sponsor will be required to, in accordance with the terms of the pooling and servicing agreement and within 90 days of the date of notice of such defect, provide the trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such Mortgage Loan is discovered to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

Offered Certificates

The trust will issue senior and subordinate certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-IO Certificates will represent senior interests in the mortgage pool and we sometimes refer to these certificates in this prospectus supplement as the Senior Certificates. The Class M-1, Class M-2 and Class M-3 Certificates will each represent subordinate interests in the mortgage pool and we sometimes refer to these certificates in this prospectus supplement as the Mezzanine Certificates. The Senior Certificates and the Mezzanine Certificates shall be collectively referred to in this prospectus supplement as the “Offered Certificates”.

Non-Offered Certificates

Class X Certificates

The certificate principal balance of the Class X Certificates on any date of determination will be equal to the overcollateralization amount for that date which is the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates. As of the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates (other than the Class A-IO Certificates) by approximately $5,605,677.

Class P Certificates

The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

Class R Certificates

The Class R Certificates represent the right to receive distributions in respect of the Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates, the Class P Certificates and the Class X Certificates, although it is not anticipated that funds will be available for any distribution.

Although not offered by this prospectus supplement, the non-offered classes of certificates are described herein because the certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Last Scheduled Distribution Date

The distribution date in January 2036 will be the last scheduled distribution date for the Offered Certificates, other than the Class A-IO Certificates. The distribution date in January 2008 will be the last scheduled distribution date for the Class A-IO Certificates. It is possible that the certificate principal balance or notional balance of the Offered Certificates may not be fully paid or reduced to zero by these dates. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Record Date

For each class of Offered Certificates (other than the Class A-1 Certificates) and for any distribution date, the record date will be the last business day of the month preceding the month in which such distribution date occurs. For the Class A-1 Certificates, the record date will be the business day preceding the applicable distribution date so long as the Class A-1 Certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Offered Certificates.

Denominations

Each class of Offered Certificates will be issued in minimum denominations of $25,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the Offered Certificates initially in book-entry form. Persons acquiring interests in the Offered Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Pass-Through Rates

The pass-through rate for each class of Offered Certificates (other than the Class A-1 Certificates) will be the respective per annum fixed rate set forth on the cover of this prospectus supplement.

On any distribution date, the pass-through rate for each class of Offered Certificates will be subject to an interest rate cap which we describe below.

The pass-through rate for the Class A-1 Certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate for the Class A-1 Certificates will be equal to one-month LIBOR plus 0.13% per annum.

The pass-through rate for the Class A-IO Certificates will be (i) 4.50% per annum for each distribution date from February 2006 to and including the distribution date in November 2008 and (ii) 0% thereafter.

The interest rate cap for the Offered Certificates (other than the Class A-IO Certificates) will be equal to

(a)           with respect to each distribution date from and including the distribution date in February 2006 to and including the distribution date in January 2008, the weighted average of the net mortgage rates of all of the Mortgage Loans minus interest payable to the Class A-IO Certificates with respect to each such distribution date expressed as a per annum rate calculated based on the aggregate Mortgage Loan balance; and

(b)          with respect to each distribution date thereafter, the weighted average of the net mortgage rates of all of the Mortgage Loans.

With respect to the Class A-1 Certificates, the interest rate cap described above shall be adjusted for the actual number of days elapsed during the related accrual period.

On the distribution date following the first possible optional termination date, the pass-through rate for the Class A-4, Class A-5, Class M-1, Class M-2 and Class M-3 Certificates, set forth on the cover of this prospectus supplement will be increased by 0.50% per annum. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A-IO Certificates is equal to the weighted average of the net mortgage rates of all of the Mortgage Loans.

If on any distribution date, the pass-through rate for a class of Offered Certificates (other than the Class A-IO Certificates) is based on the interest rate cap, the resulting interest shortfalls may be recovered by the holders of such class of Offered Certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust are made.

We refer you to “Description of the Certificates—Distributions” and “—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in February 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Interest Payments

On each distribution date holders of the Offered Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance or notional balance of such certificates at the related pass-through rate during the related accrual period, and
•	any interest due on a prior distribution date that was not paid (but with no interest accrued thereon), less
•	interest shortfalls allocated to such certificates.

The accrual period for the Offered Certificates (other than the Class A-1 Certificates) and any distribution date will be the calendar month immediately preceding the calendar month in which such distribution date occurs. The accrual period for the Class A-1 Certificates and any distribution date will be the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which such distribution date occurs. Calculations of interest on the Offered Certificates (other than the Class A-1 Certificates) will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class A-1 Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

The notional balance of the Class A-IO Certificates for purposes of calculating accrued interest is equal to the lesser of (a) (i) $53,867,000 for each distribution date from and including the distribution date in February 2006 to and including the distribution date in July 2006, (ii) $43,093,000 for each distribution date from and including the distribution date in August 2006 to and including the distribution date in November 2006, (iii) $38,783,000 for each distribution date from and including the distribution date in December 2006 to and including the distribution date in February 2007, (iv) $32,320,000 for the distribution date in March 2007 and the distribution date in April 2007, (v) $25,857,000 for each distribution date from and including the distribution date in May 2007 to and including the distribution date in August 2007, (vi) $21,547,000 for the distribution date in September 2007 and the distribution date in October 2007, (vii) $17,236,000 for the distribution date in November 2007 and the distribution date in December 2007, (viii) $11,204,000 for the distribution date in January 2008 and (ix) for each distribution date thereafter, $0 and (b) the aggregate scheduled principal balance of the Mortgage Loans.

Principal Payments

On each distribution date, holders of the Offered Certificates (other than the Class A-IO Certificates) will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include

•	principal payments on the Mortgage Loans, and
•

until a specified overcollateralization level has been reached, interest payments on the Mortgage Loans not needed to pay interest on the Offered Certificates and monthly fees and expenses of the trust.

You should review the priority of payments described under “Description of the Certificates—Distributions” in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the Mortgage Loans. This transaction employs the following forms of credit enhancement:

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-IO Certificates constitute the

Senior Certificates, and the Class M-1, Class M-2 and Class M-3 Certificates constitute the subordinated certificates and are referred to in this prospectus supplement as the Mezzanine Certificates.

The rights of the holders of the Mezzanine Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates.

In addition, to the extent described under “Description of the Certificates—Subordination and Allocation of Realized Losses” in this prospectus supplement,

•             the rights of the holders of the Class M-2 Certificates and Class M-3 Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates; and

•             the rights of the holders of the Class M-3 Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to protect the holders of certificates having a higher payment priority against losses realized when the remaining unpaid principal balance on a Mortgage Loan exceeds the amount of proceeds recovered upon the liquidation of that Mortgage Loan net of amounts payable or reimbursable to the servicer, the master servicer, the custodian, the securities administrator and the trustee.

We refer you to “Description of the Certificates—Subordination and Allocation of Realized Losses” in this prospectus supplement.

Allocation of Realized Losses. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans, then realized losses on the Mortgage Loans will be allocated to the Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Senior Certificates. However, investors in the Senior Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates—Subordination and Allocation of Realized Losses” in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be reduced by the amount so allocated.

Excess Spread and Overcollateralization. We expect the Mortgage Loans to generate more interest than is needed to pay interest on the Offered Certificates because we expect the weighted average net mortgage rate of the Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates. As the amount of overcollateralization increases, such higher mortgage rate is paid on Mortgage Loans with an aggregate principal balance that is larger than the certificate principal balance of the Offered Certificates. On the Closing Date, it is expected that the aggregate principal balance of the Mortgage Loans will exceed the aggregate certificate principal balance of the Offered Certificates (other than the Class A-IO Certificates) by approximately $5,605,677. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Mortgage Loans will not be met at issuance, but over time is targeted to increase as set forth in this prospectus supplement. Interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates and related trust expenses will be available to absorb realized losses on the Mortgage Loans and to achieve, maintain or restore the required level of overcollateralization.

We refer you to “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Cap Agreement. For each distribution date occurring on or prior to the distribution date in November 2008, the Class A-1 Certificates will have the benefit of an interest rate cap agreement (the “Cap Agreement”) which is intended partially to mitigate interest rate risk. The Cap Agreement will require Nomura Global Financial Products Inc. (the “Cap Provider” ) to make a cap payment in an amount equal to the product of:

(1)          the excess, if any, of One-Month LIBOR (as determined pursuant to the Cap Agreement) over a specified strike rate for the related distribution date;

(2)	the related scheduled notional amount; and

(3)          a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date), and the denominator of which is 360.

Retention of Certain Servicing Rights

The Sponsor, as the owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace GMAC Mortgage Corporation at any time, without cause, or hire a special servicer with respect to the Mortgage Loans as further specified in the pooling and servicing agreement.

We refer you to “The Servicer(Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Advances

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to the servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 25 basis points (0.25%) and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee will be limited to, and the servicing fee will be payable from the interest portion of such monthly payments collected.

Master Servicing Fee

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 0.35 basis points (0.0035%) and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the master servicing fee will be limited to, and the master servicing fee will be payable from the interest portion of such monthly payments collected. The master servicer will pay the trustee fee from its fee.

Optional Termination

At its option and subject to certain conditions, the master servicer may purchase all but not less than all of the Mortgage Loans remaining in the trust fund (and all property acquired by the trust fund in respect of the Mortgage Loans) and thereby effect early retirement of the Offered Certificates if on such distribution date the aggregate stated principal balance of the Mortgage Loans (and the fair market value of any property acquired by the trust fund in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

If the master servicer does not exercise its option to purchase the Mortgage Loans on the first possible optional termination date, the pass-through rate on the Class A-4, Class A-5, Class M-1, Class M-2 and Class M-3 Certificates will increase as provided in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement (exclusive of any payments received from the reserve fund) and the Class X Certificates and Class P Certificates will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates are also referred to in this prospectus supplement as the Residual Certificates and will represent the beneficial ownership of the sole class of “residual interests” in each REMIC. Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement for additional information concerning the application of federal income tax laws.

Legal Investment

The Senior Certificates and the Class M-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations, and therefore will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class M-2 and Class M-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

We refer you to “Legal Investment” in this prospectus supplement.

ERISA Considerations

The Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings

The classes of certificates listed below will not be offered unless they receive ratings at least as high as those set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
A-5	AAA	Aaa
A-IO	AAA	Aaa
M-1	AA	Aa2
M-2	A	A2
M-3	BBB	Baa2

A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings of Standard & Poor’s on the Offered Certificates do not address the payment of any Net WAC Rate Carryover Amounts as set forth in this prospectus supplement.

RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

The Mezzanine Certificates have a greater risk of loss than the Senior Certificates

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” With respect to the Offered Certificates, the Class M-1, Class M-2 and Class M-3 Certificates are subordinate to the Senior Certificates. In addition, the Class M-3 and Class M-2 Certificates are subordinate to the Class M-1 Certificates and the Class M-3 Certificates are subordinate to the Class M-2 Certificates.

Credit enhancement for the Offered Certificates will be provided by the right of the holders of certain certificates to receive payments of interest and principal prior to the classes of Offered Certificates which are subordinated to such classes of certificates and, by the allocation of realized losses to the most subordinate classes of Offered Certificates prior to the allocation of realized losses to the other classes of Offered Certificates. This form of credit enhancement uses collections on the Mortgage Loans otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Collections on the Mortgage Loans are the sole source of funds from which such credit enhancement is provided. Realized losses will first, reduce the amount of excess spread and second, reduce the overcollateralization amount. Realized losses in excess of such amounts will then be allocated to reduce the certificate principal balance of the Mezzanine Certificates, beginning with the Mezzanine Certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Mortgage Loans which are allocated to the Mezzanine Certificates would first be allocated to the Class M-3 Certificates, second to the Class M-2 Certificates and third to the Class M-1 Certificates, in each case until the certificate principal balance of each such class is reduced to zero. Accordingly, if the certificate principal balance of a class of Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Mortgage Loans would reduce the amount of funds available for distributions to holders of the remaining class or classes of Mezzanine Certificates and, if the aggregate certificate principal balance of all the Mezzanine Certificates were to be reduced to zero, delinquencies and defaults on the Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the Senior Certificates remaining outstanding.

You should fully consider the risks of investing in a Mezzanine Certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

See “Description of the Certificates” in this prospectus supplement.

Additional risks associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the classes of Mezzanine Certificates will be progressively more sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans will first reduce the amount of excess spread, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class M-3 Certificates, fourth, reduce the certificate principal balance of the Class M-2 Certificates and fifth, reduce the certificate principal balance of the Class M-1 Certificates. As a result of the allocation of realized losses to the Mezzanine Certificates, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no interest will be distributable with respect to such written down amount.

Prior to any purchase of a Mezzanine Certificate, consider the following factors that may adversely impact your yield:

•             Because the Mezzanine Certificates receive interest and principal distributions after the Senior Certificates receive such distributions, there is a greater likelihood that the Mezzanine Certificates will not receive the distributions to which they are entitled on any distribution date.

•             If the servicer or the master servicer determines not to advance a delinquent payment on a Mortgage Loan because such amount is not recoverable from the related mortgagor, there may be a shortfall in distributions on the certificates which will impact the Mezzanine Certificates.

• The Mezzanine Certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in February 2009.

•             After extinguishing all other credit enhancement available to the Offered Certificates realized losses on the Mortgage Loans will be allocated to the Mezzanine Certificates in reverse order of their priority of payment. A loss allocation will result in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on that certificate.

• The earlier in the transaction that a loss on a Mortgage Loan occurs, the greater the impact on the yield.

Interest only certificates involve additional risk

The Class A-IO Certificates are entitled to receive payments in respect of interest only on each distribution date from and including the distribution date in February 2006 to and including the distribution date in January 2008 and on a notional amount that is the lesser of (i) a fixed notional amount for that distribution date and (ii) the aggregate principal balance of the Mortgage Loans on that distribution date. Therefore, the yield to maturity of the Class A-IO Certificates will be extremely sensitive to the rate of principal prepayment on the Mortgage Loans if (i) prior to the distribution date in July 2006, the aggregate principal balance of the Mortgage Loans is reduced below $53,867,000, (ii) prior to the distribution date in November 2006, the aggregate principal balance of the Mortgage Loans is reduced below $43,093,000, (iii) prior to the distribution date in February 2007, the aggregate principal balance of the Mortgage Loans is reduced below $38,783,000, (iv) prior to the distribution date in April 2007, the aggregate principal balance of the Mortgage Loans is reduced below $32,320,000, (v) prior to the distribution date in August 2007, the aggregate principal balance of the Mortgage Loans is reduced below $25,857,000, (vi) prior to the distribution date in October 2007, the aggregate principal balance of the Mortgage Loans is reduced below $21,547,000, (vii) prior to the distribution date in December 2007, the aggregate principal balance of the Mortgage Loans is reduced below $17,236,000 or (viii) prior to the distribution date in January 2008, the aggregate principal balance of the Mortgage Loans is reduced below $11,204,000. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of principal prepayment on the Mortgage Loans could result in the failure of such investors to recover their initial investments. The pass-through rate and the notional amount on the Class A-IO Certificates will be reduced to zero following the distribution date in January 2008.

Credit enhancement may be inadequate to cover losses and/or achieve the required level of overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because we expect the weighted average net mortgage rate on the Mortgage Loans to be higher than the weighted average pass-through rate on the Offered Certificates. If the Mortgage Loans generate more interest than is needed to pay interest on the Offered Certificates and trust fund expenses, we will use such “excess interest” to make additional principal payments on the Offered Certificates (other than the Class A-IO Certificates) in order to achieve, maintain or restore the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated Mortgage Loans. However, we cannot assure you that enough excess interest will be generated on the Mortgage Loans to achieve, maintain or restore the required level of overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Offered Certificates (other than the Class A-IO Certificates) on the Closing Date by approximately $5,605,677. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Mortgage Loans will not be met at issuance, but over time is targeted to increase as set forth in this prospectus supplement.

The excess interest available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the Mortgage Loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the Mortgage Loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The interest rate cap may reduce the yields on the Offered Certificates

The pass-through rates on the Offered Certificates (other than the Class A-IO Certificates) are each subject to an interest rate cap generally equal to the weighted average of the net mortgage rates on the Mortgage Loans minus, in the case of each distribution date from and including the distribution date in February 2006 to and including the distribution date in January 2008, interest payable to the Class A-IO Certificates expressed as a per annum rate, calculated based on the aggregate principal balance of the Mortgage Loans. The pass-through rate on the Class A-IO Certificates is subject to an interest rate cap generally equal to the weighted average of the net mortgage rates of the Mortgage Loans. If the pass-through rates on the Offered Certificates (other than the Class A-IO Certificates) are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of such certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

The Offered Certificates will be limited obligations solely of the trust fund and not of any other party

The Offered Certificates will not represent an interest in or obligation of the Depositor, the sponsor, the servicer, the master servicer, securities administrator, the trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the sponsor, the servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the sponsor, the servicer, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The Class A-1 Certificates may not always receive interest based on the LIBOR Rate

The pass-through rate on the Class A-1 Certificates is equal to One-Month LIBOR plus 0.13% per annum. Such rate shall be referred to in this section as the “LIBOR Rate”. The Class A-1 Certificates may not always receive interest at the LIBOR Rate because such rate is also subject to an interest rate cap. If the applicable interest rate cap is less than the LIBOR Rate, the interest rate on the Class A-1 Certificates will be reduced to the applicable interest rate cap. Thus, the yield to investors in the Class A-1 Certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of Mortgage Loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than the LIBOR Rate. If on any distribution date the application of the applicable interest rate cap results in an interest payment lower than the interest payment that would have been due the Class A-1 Certificates if such amount had been calculated based on the LIBOR Rate for the related accrual period, the value of the Class A-1 Certificates may be temporarily or permanently reduced. Notwithstanding the generality of the foregoing, as described in this prospectus supplement, the Class A-1 Certificates will have the benefit of the Cap Agreement in the event the pass-through rate on the Class A-1 Certificates is limited by the applicable interest rate cap.

Certain Mortgage Loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the Offered Certificates

The underwriting standards applicable to the Mortgage Loans, which are described in this prospectus supplement under “The Mortgage Pool—Underwriting Standards”, may or may not conform to Fannie Mae or Freddie Mac guidelines. As a result, the Mortgage Loans may experience rates of delinquency, foreclosure and borrower bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or Freddie Mac guidelines.

Defaults could cause payment delays and losses

There could be substantial delays in the liquidation of defaulted Mortgage Loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the Mortgage Loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related Mortgage Loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments

No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

• general economic conditions, • the level of prevailing interest rates, • the availability of alternative financing, and • homeowner mobility.

Substantially all of the Mortgage Loans contain due-on-sale provisions, and the servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related Mortgage Loan. In addition, approximately 46.17% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, impose a prepayment charge in connection with voluntary prepayments made within the periods set forth in the related mortgage notes, which charges may discourage prepayments during the applicable period. The holders of the Class P Certificates are entitled to all prepayment charges received on the Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited circumstances described in the pooling and servicing agreement the servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the Mortgage Loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the Mortgage Loans faster than you anticipate, then your yield may be lower than you anticipate;

•             since repurchases of Mortgage Loans as a result of breaches of representations and warranties and liquidations of Mortgage Loans following default have the same effect as prepayments, your yield may be lower than you expect if you purchase your certificates at a premium and the rate of such repurchases and liquidations on the Mortgage Loans is higher than you expect;

•             if the amount of overcollateralization is reduced to a level below the required level, additional principal payments will be made to the holders of the Offered Certificates (other than the Class A-IO Certificates) in order to restore the required level of overcollateralization. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the Offered Certificates (other than the Class A-IO Certificates) in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Offered Certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience on the Mortgage Loans.

A reduction in certificate rating could have an adverse effect on the value of your certificates

The ratings of each class of Offered Certificates will depend primarily on an assessment by the rating agencies of the Mortgage Loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the Offered Certificates are not recommendations to purchase, hold or sell the Offered Certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the Offered Certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of Offered Certificates would likely reduce the market value of such class of Offered Certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties

The Sponsor will treat its transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. The Depositor will treat its transfer of the Mortgage Loans to the trust as a sale of the Mortgage Loans. However, if the Sponsor or the Depositor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor or the Depositor, as applicable. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to geographic concentration of mortgaged properties

Approximately 30.04%, 10.65%, 9.09%, 8.65% and 5.28% of the Mortgage Loans as of the Cut-off Date are secured by mortgaged properties that are located in the States of New York, New Jersey, Florida, California and Virginia respectively. Property in certain of those states may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

• economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•             declines in the residential real estate market in the specified states may reduce the values of properties located in those states, which would result in an increase in the related loan-to-value ratios; and

•             any increase in the market value of properties located in the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Potential inadequacy of credit enhancement for the Offered Certificates

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Senior Certificates will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Furthermore, although approximately 6.49% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and have mortgage insurance, such insurance will provide only limited protection against losses on defaulted Mortgage Loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some Mortgage Loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered Mortgage Loan.

You may have difficulty selling your certificates

The underwriter intends to make a secondary market in the Offered Certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for similar securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 6.49% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and have mortgage insurance. Approximately 0.56% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) have loan-to-value ratios at origination of greater than 80% and do not have mortgage insurance. However, we cannot assure you that the mortgage insurance coverage will be adequate to cover any losses that might be experienced by those Mortgage Loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties for Mortgage Loans obtained for the purpose of acquiring the related mortgaged property because loan-to-value ratios for those Mortgage Loans are determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale.

Interest only loans increase
risk of loss

As of the Cut-off Date, approximately 32.19% of the Mortgage Loans have an initial interest only period. During this period, the payment made by the related borrower is less than it would be if the related Mortgage Loan amortized. In addition, the principal balance of the related Mortgage Loan is not reduced because there is no scheduled monthly payment of principal during this period. As a result, no principal payments will be made to the Offered Certificates entitled to principal payments with respect to these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these Mortgage Loans as a result of the Mortgage Loan not amortizing during the early years of these Mortgage Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the Mezzanine Certificates as described in this prospectus supplement.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.

Failure of the servicer to perform its obligations and the transfer of servicing of the Mortgage Loans may adversely affect distributions on the certificates

The amount and timing of distributions on the certificates generally will be dependent on the performance by the servicer of its servicing obligations in an adequate and timely manner. See “Pooling and Servicing Agreement—Payments on Mortgage Loans; Deposits to Custodial Account and Distribution Account” in this prospectus supplement. If a servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, involves the risk of disruption of collections due to data input errors, misapplied or misdirected payments, systems incapabilities and other reasons. As a result the rates of delinquencies, defaults and losses on the Mortgage Loans are likely to increase, at least for a period of time. As a result, shortfalls in the distributions due on your certificates could occur.

The transfer of servicing of the Mortgage Loans may result in higher delinquencies and defaults which may adversely affect the yield on your certificates

The Sponsor retains the right, subject to certain conditions specified in the pooling and servicing agreement, to terminate GMAC Mortgage Corporation as the servicer with respect to the Mortgage Loans or to hire a special servicer with respect to the Mortgage Loans. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

The recording of the mortgages in the name of MERS may affect the yield on the certificates

The mortgages or assignments of mortgage for some of the Mortgage Loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the Sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act of 2003

The Servicemembers Civil Relief Act of 2003, or the Relief Act, and similar state and local laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%, if applicable. This interest rate reduction and any reduction provided under similar state and local laws may result in an interest shortfall because neither the servicer nor the master servicer will be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local laws was not applicable to such Mortgage Loan. This shortfall will not be paid by the borrower on future due dates or advanced by the servicer or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Any such shortfall on the Mortgage Loans will reduce the amount available to pay interest on the Offered Certificates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The Cap Agreement is Subject to Cap Provider Risk

The assets of the trust include the Cap Agreement which will require the Cap Provider to make certain payments for the benefit of the Class A-1 Certificates. To the extent that distributions on the Class A-1 Certificates depend in part on payments to be received by the trust under the Cap Agreement, the ability of the securities administrator to make such distributions on the Class A-1 Certificates will be subject to the credit risk of the Cap Provider. Although there is a mechanism in place to facilitate replacement of the Cap Agreement upon the default or credit impairment of the Cap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Cap Agreement.

THE MORTGAGE POOL

General

References in this prospectus supplement to the principal balance of any Mortgage Loans shall be deemed references to the scheduled principal balance thereof. The pool of Mortgage Loans (the “Mortgage Pool”) will consist of approximately 1,774 conventional, one- to four-family, fixed-rate Mortgage Loans secured by first liens on residential real properties (the “Mortgaged Properties”) and having an aggregate principal balance as of the Cut-off Date of approximately $431,041,677 after application of scheduled payments due on or before the Cut-off Date, whether or not received, and subject to a permitted variance of plus or minus 5%. Before the issuance of the Offered Certificates, the Depositor may remove Mortgage Loans from the Mortgage Pool, or may substitute new mortgage loans for certain Mortgage Loans in the Mortgage Pool. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the Mortgage Loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary and the weighted average lives and yields of the Offered Certificates may be affected.

The Mortgage Loans have original terms to maturity of not greater than 30 years. All of the Mortgage Loans provide for level monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately 32.19% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (“Interest Only Loans”) which require the related borrowers to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on the related Mortgaged Properties. The Mortgaged Properties consist of attached, detached or semi-detached, one-to-four family dwelling units, townhouses, individual condominium units, cooperatives and individual units in planned unit developments.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Generally, each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the servicer) of the related Mortgaged Property.

Approximately 6.49% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers.

Approximately 46.17% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date provide for payment by the borrower of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class P Certificates are entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the regulations of the Office of Thrift Supervision pertaining to the Alternative Mortgage Parity Act of 1982 (the “Parity Act”) were amended. Prior to July 1, 2003, these regulations, among other things, permitted non-bank “housing creditors” originating “alternative mortgage transactions” (as each of those terms is defined in the Parity Act) to impose prepayment penalties. After July 1, 2003, “housing creditors” no longer can impose prepayment penalties in connection with “alternative mortgage transactions” unless permitted by applicable state law. The Depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicer with respect to the waiver of the Prepayment Charges and the changes to the regulations of the Office of Thrift Supervision pertaining to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of Mortgage Loans–Prepayment Charges; Late Fees” in the prospectus.

In addition, the servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (1) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. In any event, no waiver of a Prepayment Charge in connection with any Mortgage Loan will effect the potential cash flow from the pool assets.

No Mortgage Loan will be more than 30 days delinquent as of the Cut-off Date. A Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool — Underwriting Standards” and “The Sponsor” in this prospectus supplement.

Mortgage Notes on certain of the Mortgage Loans may not be in the possession of the custodian. In lieu of delivery of a Mortgage Note, if such original lost, the depositor may deliver or cause to be delivered a lost note affidavit. Not more than 1.5% of the Mortgage Loans have lost Mortgage Notes. See “The Pooling and Servicing Agreement” herein.

None of the Mortgage Loans are buydown mortgage loans.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $244,336. No Mortgage Loan had a principal balance at origination greater than approximately $1,568,000 or less than approximately $29,325. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $242,977. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,568,000 or less than approximately $29,184.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.500% per annum to approximately 10.875% per annum, and the weighted-average Mortgage Rate was approximately 7.064% per annum.

The weighted-average loan-to-value ratio of the Mortgage Loans at origination was approximately 74.74%. At origination, no Mortgage Loan had a loan-to-value ratio greater than approximately 100.00% or less than approximately 9.52%.

The weighted-average remaining term to stated maturity of the Mortgage Loans was approximately 348 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to October 1, 2003 or after January 1, 2006 or will have a remaining term to stated maturity of less than 114 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is December 1, 2035.

As of the Cut-off Date, the non-zero weighted-average credit score of the Mortgage Loans is approximately 685. No Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 816 or less than 572.

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

The Mortgage Loans have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
FNBN	429	$85,898,831	19.93%	7.263%	679	77.39%	348
Fairmont Funding	92	35,018,771	8.12	7.287	685	74.97	351
Gateway Funding	189	29,535,298	6.85	7.051	702	77.06	353
First Guaranty	152	25,464,616	5.91	7.270	691	78.09	355
Alliance NY	68	23,477,900	5.45	6.999	688	77.27	356
Nation One	108	22,250,227	5.16	8.227	672	77.24	352
Other	736	209,396,033	48.58	6.806	686	71.62	345
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Fixed 10yr	1	$240,971	0.06%	6.500%	685	61.79%	114
Fixed 15yr	63	14,584,754	3.38	5.972	683	62.76	173
Fixed 15yr - IO	1	312,000	0.07	6.625	731	80.00	179
Fixed 20yr	5	889,416	0.21	6.264	739	63.18	231
Fixed 30yr	1,218	276,589,401	64.17	7.050	684	73.95	355
Fixed 30yr - IO	486	138,425,135	32.11	7.216	688	76.59	355
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Lien of the Mortgage Loans

Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
1st	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Principal Balances at Origination of the Mortgage Loans

Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
1 - 50,000	60	$2,469,169	0.57%	7.646%	671	73.64%	330
50,001 - 100,000	254	19,241,997	4.44	7.335	691	73.99	346
100,001 - 150,000	330	41,457,280	9.56	7.155	694	74.39	349
150,001 - 200,000	275	48,177,240	11.11	7.080	691	75.48	349
200,001 - 250,000	221	49,346,349	11.38	7.125	684	74.92	351
250,001 - 300,000	168	46,223,116	10.66	7.003	683	74.91	346
300,001 - 350,000	98	31,978,695	7.38	7.045	685	76.30	349
350,001 - 400,000	93	35,095,900	8.10	7.069	676	74.55	349
400,001 - 450,000	71	30,413,386	7.02	6.973	692	76.10	345
450,001 - 500,000	52	24,691,700	5.70	6.939	685	75.67	348
500,001 - 550,000	41	21,494,343	4.96	6.972	676	75.09	355
550,001 - 600,000	23	13,344,100	3.08	7.000	696	77.99	339
600,001 - 650,000	36	22,840,650	5.27	7.196	680	75.61	356
650,001 - 700,000	3	2,081,800	0.48	6.417	728	69.77	355
700,001 - 750,000	8	5,855,400	1.35	6.967	690	66.02	354
750,001 - 800,000	5	3,937,000	0.91	7.425	655	65.75	355
800,001 - 850,000	7	5,783,300	1.33	6.920	677	68.99	355
850,001 - 900,000	6	5,283,700	1.22	7.099	672	70.75	355
900,001 - 950,000	3	2,788,750	0.64	6.748	694	69.01	354
950,001 - 1,000,000	17	16,763,999	3.87	6.833	679	65.84	322
1,100,001 - 1,150,000	1	1,116,500	0.26	6.750	666	70.00	352
1,450,001 - 1,500,000	1	1,500,000	0.35	7.625	642	60.00	356
1,550,001 - 1,600,000	1	1,568,000	0.36	7.250	706	71.27	358
Total:	1,774	$433,452,374	100.00%	7.064%	685	74.40%	348

Remaining Principal Balance of the Mortgage Loans

Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
1 - 50,000	61	$2,482,135	0.58%	7.629%	672	72.99%	328
50,001 - 100,000	255	19,199,929	4.45	7.332	691	73.87	345
100,001 - 150,000	329	41,129,686	9.54	7.154	694	74.41	350
150,001. - 200,000	278	48,548,041	11.26	7.077	692	75.34	349
200,001 - 250,000	221	49,252,120	11.43	7.108	684	74.68	351
250,001 - 300,000	165	45,250,078	10.50	7.018	683	75.38	347
300,001 - 350,000	99	32,255,774	7.48	7.045	685	76.15	348
350,001 - 400,000	91	34,261,399	7.95	7.080	676	74.69	351
400,001 - 450,000	74	31,592,422	7.33	6.934	691	75.92	340
450,001 - 500,000	50	23,762,186	5.51	6.976	686	75.94	355
500,001 - 550,000	41	21,471,057	4.98	7.000	676	75.12	355
550,001 - 600,000	22	12,727,493	2.95	6.979	698	77.91	338
600,001 - 650,000	36	22,790,088	5.29	7.196	680	75.61	356
650,001 - 700,000	3	2,075,175	0.48	6.417	728	69.77	355
700,001 - 750,000	8	5,827,559	1.35	6.967	690	66.02	354
750,001 - 800,000	6	4,692,761	1.09	7.233	675	62.95	355
800,001 - 850,000	7	5,770,475	1.34	6.920	677	68.99	355
850,001 - 900,000	5	4,365,710	1.01	7.249	653	74.63	355
900,001 - 950,000	3	2,780,172	0.64	6.748	694	69.01	354
950,001 - 1,000,000	17	16,622,917	3.86	6.833	679	65.84	322
1,100,001 - 1,150,000	1	1,116,500	0.26	6.750	666	70.00	352
1,450,001 - 1,500,000	1	1,500,000	0.35	7.625	642	60.00	356
1,550,001 - 1,600,000	1	1,568,000	0.36	7.250	706	71.27	358
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Original Terms of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
120	1	$240,971	0.06%	6.500%	685	61.79%	114
180	64	14,896,754	3.46	5.986	684	63.12	173
240	5	889,416	0.21	6.264	739	63.18	231
360	1,704	415,014,536	96.28	7.105	685	74.83	355
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Remaining Terms of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
61 - 120	1	$240,971	0.06%	6.500%	685	61.79%	114
121 - 180	64	14,896,754	3.46	5.986	684	63.12	173
181 - 240	5	889,416	0.21	6.264	739	63.18	231
301 - 360	1,704	415,014,536	96.28	7.105	685	74.83	355
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Original Loan-to-Value Ratio of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Less than or equal to 50.00	89	$17,101,669	3.97%	6.530%	668	39.24%	329
50.01 - 55.00	26	6,442,163	1.49	6.558	644	52.07	328
55.01 - 60.00	58	16,651,224	3.86	6.690	677	57.74	344
60.01 - 65.00	88	24,741,578	5.74	6.438	683	63.26	334
65.01 - 70.00	224	68,089,744	15.80	6.731	687	68.96	343
70.01 - 75.00	160	37,567,998	8.72	7.110	674	73.73	350
75.01 - 80.00	957	230,069,413	53.38	7.214	688	79.53	353
80.01 - 85.00	18	2,196,980	0.51	7.670	701	83.27	340
85.01 - 90.00	71	13,793,070	3.20	7.582	690	88.91	352
90.01 - 95.00	82	14,236,661	3.30	7.895	704	94.66	354
95.01 - 100.00	1	151,177	0.04	8.875	651	99.83	357
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Less than or equal to 50.00	87	$16,792,379	3.90%	6.559%	667	39.25%	332
50.01 - 55.00	26	6,442,163	1.49	6.558	644	52.07	328
55.01 - 60.00	54	14,881,112	3.45	6.676	670	57.57	343
60.01 - 65.00	85	24,135,750	5.60	6.438	682	63.25	333
65.01 - 70.00	126	35,765,725	8.30	6.657	678	68.40	332
70.01 - 75.00	104	27,754,509	6.44	7.102	664	73.23	348
75.01 - 80.00	319	78,500,458	18.21	7.172	677	78.30	350
80.01 - 85.00	40	10,354,189	2.40	7.047	684	74.31	352
85.01 - 90.00	263	72,467,155	16.81	7.150	688	79.11	352
90.01 - 95.00	303	68,412,917	15.87	7.379	698	81.71	355
95.01 - 100.00	367	75,535,320	17.52	7.200	704	79.07	355
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Mortgage Rate of the Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
4.001 - 4.500	2	$375,826	0.09%	4.500%	718	53.91%	159
4.501 - 5.000	1	80,872	0.02	4.875	728	41.69	167
5.001 - 5.500	23	5,782,383	1.34	5.401	721	61.11	250
5.501 - 6.000	108	28,825,461	6.69	5.865	699	66.41	323
6.001 - 6.500	330	93,415,749	21.67	6.378	698	70.47	347
6.501 - 7.000	387	96,743,182	22.44	6.811	687	74.06	350
7.001 - 7.500	430	99,607,298	23.11	7.339	679	76.57	354
7.501 - 8.000	308	71,777,636	16.65	7.780	677	78.66	355
8.001 - 8.500	100	17,300,862	4.01	8.298	661	76.90	355
8.501 - 9.000	59	11,733,291	2.72	8.753	676	82.49	354
9.001 - 9.500	12	2,347,038	0.54	9.430	667	85.08	355
9.501 - 10.000	11	2,529,087	0.59	9.703	658	82.28	354
10.001 - 10.500	1	114,698	0.03	10.125	636	94.79	355
10.501 - 11.000	2	408,294	0.09	10.875	633	94.95	354
Total	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

FICO Score at Origination of the Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Not Available	11	$1,828,656	0.42%	7.375%	0	64.10%	344
561 - 580	9	2,719,405	0.63	7.814	578	72.00	355
581 - 600	35	7,689,317	1.78	7.426	592	62.50	355
601 - 620	100	24,708,198	5.73	7.580	613	70.74	346
621 - 640	195	51,267,947	11.89	7.044	631	72.82	347
641 - 660	246	63,120,478	14.64	7.136	651	73.83	350
661 - 680	269	67,587,175	15.68	7.092	670	75.05	343
681 - 700	241	55,924,522	12.97	7.079	690	76.19	349
701 - 720	188	45,092,725	10.46	7.039	709	76.34	354
721 - 740	191	45,811,660	10.63	6.966	731	75.51	349
741 - 760	113	25,971,305	6.03	6.844	749	76.24	352
761 - 780	101	23,071,267	5.35	6.854	770	74.67	353
781 - 800	52	10,646,715	2.47	6.702	789	74.47	341
Greater than or equal to 801	23	5,602,306	1.30	6.307	807	71.84	322
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Full/Alt	287	$52,826,032	12.26%	6.832%	703	76.28%	350
No Ratio	258	68,885,213	15.98	7.216	678	75.36	351
No Documentation	407	89,866,844	20.85	7.092	687	70.96	350
Reduced/Limited	675	178,051,997	41.31	7.029	682	75.00	346
Stated	147	41,411,591	9.61	7.204	686	75.25	344
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Owner-Occupied	1,037	$283,325,442	65.73%	6.958%	677	74.34%	348
Investor	685	135,081,650	31.34	7.292	701	74.71	350
2nd Home	52	12,634,586	2.93	7.010	703	72.21	342
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Purchase	1,089	$253,475,540	58.81%	7.199%	697	78.16%	352
Refi - Cash Out	581	149,613,527	34.71	6.910	667	68.76	343
Refi - Rate/Term	104	27,952,611	6.48	6.667	682	70.44	342
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
Single Family	926	$209,241,192	48.54%	6.951%	679	73.16%	346
2-4 Family	437	129,773,419	30.11	7.270	690	75.18	352
PUD	232	57,275,915	13.29	7.058	694	77.55	353
Condo	150	30,608,895	7.10	7.021	689	74.87	345
Co-op	21	3,238,443	0.75	6.649	721	61.55	312
Townhouse	8	903,813	0.21	7.242	714	78.35	356
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Geographic Distribution of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
New York	339	$129,481,470	30.04%	6.995%	683	72.42%	346
New Jersey	194	45,910,694	10.65	6.914	682	73.78	345
Florida	216	39,170,856	9.09	7.113	690	77.44	350
California	95	37,280,014	8.65	6.761	685	70.28	343
Virginia	82	22,776,729	5.28	7.310	673	77.45	353
Pennsylvania	164	21,313,025	4.94	6.839	693	76.61	344
Massachusetts	85	20,920,713	4.85	7.736	683	75.35	353
Connecticut	69	15,826,226	3.67	7.442	686	76.34	355
Arizona	62	12,874,349	2.99	7.101	704	79.26	355
Maryland	48	11,220,252	2.60	6.915	673	73.67	351
Nevada	42	10,569,365	2.45	6.824	695	75.22	355
Georgia	44	5,677,531	1.32	7.138	686	80.16	353
Hawaii	13	5,554,580	1.29	6.582	704	63.03	355
Illinois	27	5,113,465	1.19	7.310	680	77.22	354
South Carolina	22	4,225,151	0.98	7.574	678	78.18	346
Rhode Island	20	4,174,656	0.97	7.480	670	74.12	342
Texas	33	3,614,738	0.84	7.272	694	80.33	339
Washington	17	3,546,816	0.82	6.770	696	77.90	340
New Hampshire	16	3,323,082	0.77	7.078	701	73.70	354
North Carolina	22	2,706,917	0.63	7.300	699	76.50	349
Minnesota	8	2,397,698	0.56	6.900	694	74.48	353
Maine	12	2,069,734	0.48	7.915	701	75.75	355
Oregon	12	1,956,521	0.45	6.881	700	77.41	354
Michigan	9	1,906,808	0.44	7.596	696	75.54	355
Delaware	13	1,657,754	0.38	6.608	721	75.45	350
Colorado	11	1,645,780	0.38	6.720	709	74.47	344
Indiana	10	1,595,258	0.37	7.426	696	66.75	357
Kansas	9	1,479,199	0.34	7.363	652	75.40	355
Ohio	15	1,340,279	0.31	7.632	691	77.12	342
Tennessee	13	1,317,458	0.31	7.498	655	77.23	354
Missouri	7	1,195,289	0.28	8.206	638	83.54	355
Utah	7	1,158,541	0.27	7.217	675	68.78	355
Idaho	5	1,001,952	0.23	6.949	691	78.50	356
Alabama	5	981,413	0.23	8.099	691	84.92	355
District of Columbia	2	800,402	0.19	6.155	694	79.72	357
New Mexico	5	669,105	0.16	6.949	649	74.84	333
Mississippi	5	432,762	0.10	6.967	714	77.91	317
West Virginia	2	396,081	0.09	6.708	712	79.99	355
Nebraska	1	353,753	0.08	7.875	721	94.53	353
Vermont	2	281,995	0.07	8.086	698	89.42	354
Wisconsin	2	272,446	0.06	7.875	719	79.66	354
Oklahoma	2	249,090	0.06	6.548	684	79.66	356
Arkansas	1	205,122	0.05	5.875	813	79.50	354
Kentucky	3	203,492	0.05	7.453	707	79.00	355
Louisiana	3	193,114	0.04	7.105	663	68.63	351
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

Original Prepayment Penalty Term of the Mortgage Loans

Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	Current LTV (%)	Stated Remaining Term
No Prepay Penalty	874	$232,050,877	53.83%	7.138%	680	74.11%	347
6	107	18,501,697	4.29	7.276	703	75.55	355
12	156	42,497,226	9.86	7.092	694	77.08	349
24	176	36,109,359	8.38	7.173	688	75.50	352
36	339	74,421,526	17.27	6.898	686	73.54	349
60	122	27,460,993	6.37	6.564	703	72.71	343
Total:	1,774	$431,041,677	100.00%	7.064%	685	74.40%	348

The Originators

The principal originator of the mortgage loans is First National Bank of Nevada with respect to approximately 19.93% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 10% of the Mortgage Loans by aggregate outstanding principal balance as of the Cut-off Date.

None of the originators are affiliated with the Depositor, the Sponsor or the underwriter. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth in this prospectus supplement, the Depositor makes no statements as to the originators with respect to the foregoing. The Depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the Depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

First National Bank of Nevada

First National Bank of Nevada (“FNBN”) is a national banking association and a wholly owned subsidiary of First National Bank Holding Company (“FNBHC”). FNBHC is a financial holding company and is also the parent of First National Bank of Arizona. The principal executive office of FNBN’s mortgage division is located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255.

FNBN has been originating mortgage loans since 1998. A large majority of the mortgage loans originated or acquired by FNBN were secured primarily by one- to four-unit family residences and were originated generally in accordance with FNBN’s “alternative” underwriting guidelines or acquired through retail, wholesale and correspondent channels. In addition, FNBN also originates mortgage loans through joint ventures with various correspondents by which such correspondents identify an applicant and provide the initial loan application. Thereafter, FNBN processes, underwrites and closes the loan. FNBN originates and acquires mortgage loans for purpose of sale into the secondary markets and does not maintain a significant portfolio of mortgage loans. Accordingly, FNBN limits its servicing functions to providing interim servicing of its mortgage loans prior to and immediately after the sale of a pool of mortgage loans.

Underwriting Standards of FNBN

All of the mortgage loans have been originated either under FNBN’s “full” or “alternative” underwriting guidelines (i.e., the underwriting guidelines applicable to the mortgage loans typically are less stringent than the underwriting guidelines established by Fannie Mae or Freddie Mac primarily with respect to the income and/or asset documentation which borrower is required to provide). To the extent the programs reflect underwriting guidelines different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, FNBN may make certain exceptions to the underwriting guidelines described herein if, in FNBN’s discretion, compensating factors are demonstrated by a prospective borrower.

In addition to its originations, FNBN also acquires mortgage loans from approved correspondent lenders under a program pursuant to which the correspondent agrees to originate the mortgage loans in accordance with the underwriting guidelines of FNBN. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed (or may have been partially reviewed) by FNBN prior acquisition of the mortgage loan. In that case, FNBN relies on the representation of the correspondent lender that it has underwritten the mortgage loan in compliance with the underwriting guidelines of FNBN. FNBN generally conducts a quality control review of a sample of these mortgage loans within 45 after the origination or purchase of such mortgage loan. The number of loans reviewed in the quality control process varies based on a variety of factors, including FNBN’s prior experience with the correspondent lender and the results of the quality control review process itself.

FNBN’s underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower’s financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. FNBN employs or contracts with underwriters to scrutinize the prospective borrower’s credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower’s employer or through analysis of copies of borrower’s federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower’s credit history or non-traditional credit history (in the case of foreign national applicants) is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

Based on the data provided in the application and certain verifications (if required), a determination will have been made that the borrower’s monthly income (if required to be stated or verified) should be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria including, but not limited to, the loan-to-value ratio of the mortgage loan or the amount of liquid assets available to the borrower after origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

FNBN’s underwriting guidelines are applied in a standard procedure that is intended to comply with applicable federal and state laws and regulations. However, the application of FNBN’s underwriting guidelines does not imply that each specific criterion was satisfied individually. FNBN will have considered a mortgage loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, in FNBN’s discretion such mortgage loan is in substantial compliance with such underwriting guidelines or if the borrower can document compensating factors. A mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or the mortgage loan is considered to be in substantial compliance with the underwriting guidelines.

In addition to the “full/alternate” underwriting guidelines, FNBN also originates or purchases loans that have been originated under certain limited documentation programs designed to streamline the loan underwriting process. These “stated income,” “no ratio,” “no income/no assets,” “stated income/stated assets,” “no documentation with assets,” “no documentation” and “lite documentation” programs may not require income, employment or asset verifications. Generally, in order to be eligible for a limited or no documentation program, the mortgaged property must have a loan-to-value ratio that supports the amount of the mortgage loan and the prospective borrower must have a credit history that demonstrates an established ability to repay indebtedness in a timely fashion.

Under the full/alternate documentation program, the prospective borrower’s employment, income and assets are verified through written or telephonic communication. Alternative methods of employment and income verification generally include using copies of federal withholding forms (IRS W-2) or pay stubs. Alternative methods of asset verification generally include using copies of the borrower’s recent bank statements. All loans may be submitted under the full/alternate documentation program.

Under the stated income documentation and the no ratio programs, more emphasis is placed on a prospective borrower’s credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower rather than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications or bank statements. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications or bank statements. The no ratio program does not require prospective borrowers to provide information regarding their income. In both the stated income and no ratio programs, the employment history is verified through written or telephonic communication.

Under the no income/no assets program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Income and assets are not stated on the prospective borrower’s application. Disclosure of employment is required and verified through written or telephonic communication.

Under the stated income/stated assets program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Income is stated on the prospective borrower’s application but is not verified. Assets are also stated on the application but are not verified. Employment is verified through written or telephonic communication.

Under the no documentation with assets and no documentation programs, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Under the no documentation with assets program, a prospective borrower’s assets are stated and verified through written communication or bank statements. A prospective borrower is not required to provide information regarding income or employment. Under the no documentation with assets program, a prospective borrower’s income and employment are not stated or verified but assets are verified. Under the no documentation program, a prospective borrower’s income, assets and employment are not stated or verified.

The lite documentation programs are loan programs for prospective borrowers to obtain mortgage loans that FNBN has determined to be of sub-prime quality. Under these programs, prospective borrowers are generally qualified based on verification of adequate cash flows by means of personal or business bank statements for the previous twelve or twenty-four months.

Underwriting Standards of the Sponsor

The Mortgage Loans have been purchased by the Sponsor from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section.

All of the Mortgage Loans are “conventional mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Department of Veteran Affairs (“VA”)).

The underwriting standards applicable to the Mortgage Loans typically differ from, and are, with respect to a substantial number of Mortgage Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, credit score, required documentation, interest rates, borrower occupancy of the Mortgaged Property, and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished certain information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the Mortgaged Property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to Mortgaged Properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable compensating factors, income and/or assets may not be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months’ equal no more than a specified percentage not in excess of 60% of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including, without limitation, the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Except for approximately 0.56% of the Mortgage Loans included in the Mortgage Pool, by aggregate principal balance as of the Cut-off Date, with loan-to-value ratios at origination in excess of 80%, each Mortgage Loan with a loan-to-value ratio at origination exceeding 80% is subject to a mortgage insurance policy. Generally, no such mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraised value. All of the insurers that have issued mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae or Freddie Mac standards or are otherwise acceptable to the rating agencies.

The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the Mortgaged Property and to verify whether the Mortgaged Property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Modified Standards

In comparison to the “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under an “alternative” mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a credit score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum “combined” loan-to-value ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with loan-to-value ratios in excess of 80% without the requirement to obtain mortgage insurance if such loans are secured by investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, mortgage loans may be originated with loan-to-value ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for mortgage insurance coverage. In addition, under a program available to eligible borrowers who meet certain underwriting criteria, mortgage loans may be originated with loan-to-value ratios of up to 100% with no down payment or a nominal down payment.

Certain of the Mortgage Loans have been originated under reduced documentation, no-documentation or no-ratio programs, which require less documentation and verification than do traditional full documentation programs. See the table entitled “Documentation Type of the Mortgage Loans” under “—Mortgage Loan Characteristics” above. Generally, under a reduced documentation program, verification of either a borrower's income or assets, but not both, is undertaken by the originator. Under a no-ratio program, certain borrowers with acceptable compensating factors will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. The underwriting for such Mortgage Loan may be based primarily or entirely on an appraisal of the related Mortgaged Property, the loan-to-value ratio at origination and/or the borrower’s credit score.

Investors should note that changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans included in the Mortgage Pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

Additional Information Concerning the Mortgage Loans

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the Offered Certificates, Class P, Class X and Class R Certificates, which we are not offering by this prospectus supplement. We refer to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-IO Certificates, collectively, as the Senior Certificates, and we refer to the Class M-1, Class M-2, Class M-3 and Class X Certificates, collectively, as the Subordinate Certificates. In addition, we sometimes refer to the Class M-1, Class M-2 and Class M-3 Certificates, collectively, as the Mezzanine Certificates. We sometimes refer to the Class R Certificates as the Residual Certificates.

The Class A-IO Certificates are interest-only certificates issued with a notional balance. The Class P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Mortgage Loans.

The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial

Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional Depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, because the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities.

Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to certain certificates not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•              we advise the securities administrator in writing that DTC is no longer willing or able properly to discharge its responsibilities as Depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•              after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance or notional balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used in this section, see “—Glossary” in this prospectus supplement.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other Depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Asset Acceptance Corporation, Series 2006-AP1, for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Allocation of Payments on the Mortgage Loans. On each distribution date, the Available Distribution Amount to the extent of funds in the Distribution Account available therefor for such distribution date will be distributed as follows:

First, in the following order of priority:

1.

from the Interest Remittance Amount for that distribution date, to the holders of the Senior Certificates on a pro rata basis based on the entitlement of each such class, the related Senior Interest Distribution Amount for each such class and such distribution date;

2.

to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amounts to the holders of the Senior Certificates, to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class for such distribution date;

3.

to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amounts to the holders of the Senior Certificates, and the Interest Distribution Amount to the holders of the Class M-1 Certificates, to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class for such distribution date; and

4.

to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amounts to the holders of the Senior Certificates, the Interest Distribution Amount to the holders of the Class M-1 Certificates and the Interest Distribution Amount to the holders of the Class

M-2 Certificates, to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class for such distribution date.

On each distribution date, any interest shortfalls resulting from the application of the Relief Act or any similar state or local laws and any Prepayment Interest Shortfalls with respect to the Mortgage Loans to the extent not covered by Compensating Interest paid by the servicer or the master servicer will be allocated, first, to the Class M-3 Certificates, in reduction of the Interest Distribution Amount payable to the Class M-3 Certificates on such distribution date, second, to the Class M-2 Certificates, in reduction of the Interest Distribution Amount payable to the Class M-2 Certificates on such distribution date, third, to the Class M-1 Certificates, in reduction of the Interest Distribution Amount payable to the Class M-1 Certificates on such distribution date and fourth, to the Senior Certificates, in reduction of the Senior Interest Distribution Amount payable to each such class on such distribution date, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction.

With respect to any distribution date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and those amounts will be carried forward and paid to the Offered Certificates on future distribution dates . The Interest Carry Forward Amount with respect to the Senior Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each distribution date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates will be distributed, subject to available funds, in the manner set forth under “—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the entitlement of each such certificate.

Second, to pay to the Offered Certificates (other than the Class A-IO Certificates) in respect of principal, to the extent of the Available Distribution Amount remaining on each distribution date, the Principal Distribution Amount for each distribution date, in the following amount and order of priority:

1.	The Senior Principal Distribution Amount for such distribution date will be distributed to the Senior Certificates as follows:

first, to the Class A-5 Certificates, in an amount up to the Class A-5 Lockout Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero; and

second, in the following order of priority:

•              to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

•              to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

•              to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

•              to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

•              to the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

provided, however, on any distribution date after the Certificate Principal Balance of the Mezzanine Certificates have been reduced to zero, the Senior Principal Distribution Amount for that distribution date will be allocated among the Senior Certificates concurrently and on a pro rata basis, based on the Certificate Principal Balances of each such class.

2.            To the Class M-1 Certificates, in an amount equal to the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

3.            To the Class M-2 Certificates, in an amount equal to the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

4.            To the Class M-3 Certificates, in an amount equal to the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

The weighted average of the Net Mortgage Rates for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are generally expected to be in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the trust. We refer to this excess interest as “Excess Spread”. Excess Spread, together with any Overcollateralization Reduction Amount, will generally constitute the Net Monthly Excess Cashflow on any distribution date and will be distributed as follows:

(i)           to the holders of the Offered Certificates (other than the Class A-IO Certificates) in an amount equal to any Extra Principal Distribution Amount for such distribution date, payable to such holders as part of the Principal Distribution Amount in accordance with the provisions set forth under “—Distributions” above;

(ii)          to the holders of the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the related Interest Carry Forward Amount allocable to each such class on such distribution date;

(iii)        to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, an amount equal to (i) with respect to the Offered Certificates other than the Class A-1 Certificates and the Class A-IO Certificates, the sum of the Net WAC Rate Carryover Amounts, if any, with respect to those certificates and (ii) with respect to the Class A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class A-1 Certificates exceeds the amount received by the securities administrator with respect to the Cap Agreement since the prior distribution date;

(iv)         to the holders of the Class X Certificates as provided in the pooling and servicing agreement; and

(v)	to the holders of the Class R Certificates, any remaining amounts.

On each distribution date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the holders of the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the distribution date in February 2011, the securities administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the holders of the Class P Certificates.

On each distribution date, after making the required distributions of interest and principal to the certificates as described under “Distributions – Allocation of Payments on the Mortgage Loans” and after the distribution of the Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Offered Certificates (other than the Class A-IO Certificates) in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority: first, to the Senior Certificates (other than the Class A-IO Certificates), the related Net WAC Rate Carryover Amount (after taking into account payments made pursuant to the Cap Agreement with respect to the Class A-1 Certificates) for each such class for such distribution date, on a pro rata basis, based on the entitlement of each such class; second, to the Class M-1 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; third, to the Class M-2 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class; and fourth, to the Class M-3 Certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Amount of Fee	Paid To	Paid From	Frequency
Master Servicing Fee and Trustee Fee(1)(2)(3)	0.0035% per annum of the Stated Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan Interest Collections	Monthly
Servicer Fee(3)	0.25% per annum of the Stated Principal Balance of each Mortgage Loan %	Servicer	Mortgage Loan Interest Collections	Monthly
Credit Risk Manager Fee	0.005% per annum of the Stated Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan Interest Collections	Monthly
P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or Master Servicer, as applicable

With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to Time
Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecovreable	Servicer or Master Servicer, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the sponsor or the depositor in connection with any legal action relating to the pooling agreement or the certificates (3)

	The amount of the expenses, costs and liabilities incurred	Servicer, Master Servicer, Sponsor or Depositor, as applicable	All collections on the mortgage loans	Time to Time
Indemnification expenses	Amounts for which the servicer, the master servicer, the securities administrator, the custodian, the trustee and the depositor are entitled to indemnification (4)	Servicer, Master Servicer, Sponsor or Depositor, as applicable	All collections on the mortgage loans	Time to Time
Reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	The amount incurred by the trustee in connection with a tax audit of the trust	Trustee or Securities Administrator	All collections on the mortgage loans	Time to Time

(1)        Master servicing fee including securities administrator, paying agent and certificate registrar fees. The master servicer receives a single combined fee that covers all of these functions. The master servicer performs these functions.

(2) The master servicer pays trustee fees and custodian fees out of its fee.
(3) The master servicing fee and the servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.
(4) See “The Master Servicer” and “The Pooling and Servicing Agreement – The Trustee” herein.

Glossary

“Available Distribution Amount” for any distribution date will mean the sum of the Interest Remittance Amount for that distribution date and Principal Funds for that distribution date.

“Certificate Principal Balance” with respect to any class of Offered Certificates (other than the Class A-IO Certificates) and any distribution date, is the original Certificate Principal Balance of such class as set forth on the cover page of this prospectus supplement plus in the case of a Mezzanine Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Mezzanine Certificate as described under “Subordination and Allocation of Realized Losses” in this prospectus supplement less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance of such certificates deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Senior Certificates and the Mezzanine Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100. The Class A-IO Certificates do not have a Certificate Principal Balance.

“Class A-5 Lockout Principal Distribution Amount” with respect to any distribution date will be an amount equal to the lesser of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Class A-5 Lockout Distribution Percentage for that distribution date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates (other than the Class A-IO Certificates), in each case immediately prior to such distribution date and (y) the Senior Principal Distribution Amount for such distribution date.

“Class A-5 Lockout Distribution Percentage” with respect to each distribution date will be the applicable percentage set forth below:

Distribution Dates	Class A-5 Lockout Distribution Percentage
February 2006 through and including January 2009	0%
February 2009 through and including January 2011	45%
February 2011 through and including January 2012	80%
February 2012 through and including January 2013	100%
February 2013 and thereafter	300%

“Class M-1 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•	the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount; and
•

the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such distribution date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of approximately 7.10% and the Required Overcollateralization Percentage.

“Class M-2 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•	the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and
•

the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates and the Class M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount for such distribution date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of approximately 3.10% and the Required Overcollateralization Percentage.

“Class M-3 Principal Distribution Amount” will be, with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the Principal Distribution Amount for that distribution date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

•

the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such distribution date) and (y) the product of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the Required Overcollateralization Percentage.

“Compensating Interest” with respect to any distribution date and (i) the servicer, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for such distribution date and (b) one-half of the aggregate Servicing Fee due during the related Due Period the servicer on the Mortgage Loans or (ii) the master servicer, any Prepayment Interest Shortfall required to be funded by the servicer pursuant to clause (i) of this definition and not funded by the servicer, up to the aggregate master servicing fee due to the master servicer for such distribution date.

“Credit Enhancement Percentage” with respect to any distribution date and any class of Offered Certificates will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such distribution date.

“Deficient Valuation” with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

“Due Period” for any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Extra Principal Distribution Amount” with respect to any distribution date the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Increase Amount for such distribution date.

“Insurance Proceeds” are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Accrual Period” with respect to (i) the Offered Certificates (other than the Class A-1 Certificates) and any distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs and (ii) the Class A-1 Certificates and any distribution date, the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first Interest Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such distribution date occurs.

“Interest Carry Forward Amount” with respect to any class of Offered Certificates and any distribution date, will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous distribution date.

“Interest Distribution Amount” with respect to any class of Offered Certificates on any distribution date, will be interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Balance of that class immediately prior to the distribution date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Net Interest Shortfalls.

“Interest Remittance Amount” with respect to any distribution date, will be generally equal to the sum, without duplication, of:

•	all scheduled interest (adjusted to the Net Mortgage Rate) received during the related due Period,
•	all advances relating to interest made by the servicer or master servicer on the related servicer remittance date,
•	all Compensating Interest for that distribution date paid by the servicer or master servicer,
•	Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period,

•	the interest portion of proceeds of the repurchase of any Mortgage Loans remitted to the securities administrator for that determination date, and
•

the interest portion of the purchase price of the Mortgage Loans (and all assets acquired in respect of the Mortgage Loans) upon exercise by the master servicer of its optional termination right; minus

•	amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager as provided in the pooling and servicing agreement.

“Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act or any other state or local laws.

“Liquidated Loan” means a defaulted Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

“Liquidation Proceeds” means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with defaulted Mortgage Loans, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such Mortgaged Properties.

“Mezzanine Certificates” means, collectively, the Class M-1, Class M-2 and Class M-3 Certificates.

“Net Interest Shortfalls” means Interest Shortfalls net of payments by the servicer or the master servicer, as applicable, in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the servicer and advances and expenses incurred by the servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

“Net Monthly Excess Cashflow” with respect to any distribution date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such distribution date over (y) the sum for such distribution date of (A) the aggregate Senior Interest Distribution Amounts payable to the Senior Certificates and the aggregate

Interest Distribution Amounts payable to the Mezzanine Certificates on that distribution date and (B) the Principal Funds for that distribution date.

“Net Mortgage Rate” with respect to each Mortgage Loan, the rate set forth in the related Mortgage Note minus the sum of the servicing fee rate, the master servicing fee rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated.

“Net WAC Pass-Through Rate” with respect to each distribution date from and including the distribution date in February 2006 through and including the distribution date in January 2008, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such distribution date occurs minus (2) the Pass-Through Rate for the Class A-IO Certificates for such distribution date multiplied by a fraction, the numerator of which is the Notional Balance of the Class A-IO Certificates immediately prior to such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions on such distribution date. With respect to any subsequent distribution date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such distribution date occurs. The Net WAC Pass-Through Rate for the Class A-1 Certificates shall be adjusted for the actual number of days elapsed in the related Interest Accrual Period.

“Net WAC Rate Carryover Amount” with respect to each class of Offered Certificates (other than the Class A-IO Certificates) and any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the Net WAC Pass-Through Rate had not been applicable to such class on such distribution date over (y) the amount of interest paid on such distribution date plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed.

“Notional Balance” with respect to the Class A-IO Certificates, means the lesser of (a) (i) $53,867,000 for each distribution date from and including the distribution date in February 2006 to and including the distribution date in July 2006, (ii) $43,093,000 for each distribution date from and including the distribution date in August 2006 to and including the distribution date in November 2006, (iii) $38,783,000 for each distribution date from and including the distribution date in December 2006 to and including the distribution date in February 2007, (iv) $32,320,000 or the distribution date in March 2007 and the distribution date in April 2007, (v) $25,857,000 for each distribution date from and including the distribution date in May 2007 to and including the distribution date in August 2007, (vi) $21,547,000 for the distribution date in September 2007 and the distribution date in October 2007, (vii) $17,236,000 for the distribution date in November 2007 and the distribution date in December 2007, (viii) $11,204,000 for the distribution date in January 2008 and (ix) for each distribution date thereafter, $0 and (b) the aggregate scheduled principal balance of the Mortgage Loans for the related distribution date.

“Overcollateralization Amount” with respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates) on such distribution date (after taking into account the payment of 100% of the Principal Funds on such distribution date).

“Overcollateralization Increase Amount” with respect to any distribution date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such distribution date.

“Overcollateralization Reduction Amount” with respect to any distribution date, the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date over (ii) the Required Overcollateralization Amount for such distribution date.

“Pass-Through Rate” with respect to the Offered Certificates (other than the Class A-IO Certificates and the Class A-1 Certificates) the lesser of (i) the fixed rates set forth on the cover of this prospectus supplement and (ii) the Net WAC Pass-Through Rate. The Class P Certificates and Class R Certificates are not entitled to distributions in respect of interest and do not have Pass-Through Rates. The Pass-Through Rate applicable to the Class A-IO Certificates is equal to the lesser of (a)(i) 4.50% per annum for each distribution date from and including the distribution date in February 2006 to and including the distribution date in January 2008 and (ii) 0.00% for each distribution date thereafter and (b) the weighted average of the Net Mortgage Rates of the Mortgage Loans. The Pass-Through Rate for the Class A-1 Certificates is equal to the lesser of (i) the London interbank offered rate for one month dollar deposits, which we refer to as One-Month LIBOR, calculated as described in this prospectus supplement under “– Calculation of One-Month LIBOR” plus 0.13% per annum and (ii) the Net WAC Pass-Through Rate. If the optional termination right as described in this prospectus supplement under “– Optional Termination” is not exercised, the Pass-Through Rates applicable to the Class A-4, Class A-5, Class M-1, Class M-2 and Class M-3 Certificates shall increase by 0.50% per annum.

“Prepayment Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period and (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date.

“Prepayment Period” for any distribution date, the calendar month preceding the month in which the related distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date, is equal to the sum of (i) Principal Funds for such distribution date and (ii) the Extra Principal Distribution Amount for such distribution date minus (iii) the amount of any Overcollateralization Reduction Amount for such distribution date. In no event will the Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

“Principal Funds” for any distribution date will generally be equal to the sum, without duplication, of

(i)	the scheduled principal collected during the related Due Period or advanced on or before the related servicer remittance date (as defined in the pooling and servicing agreement,

(ii)	principal prepayments, exclusive of any Prepayment Charges, collected during the related Prepayment Period,
(iii)	the Stated Principal Balance of each Mortgage Loan repurchased by the Sponsor or the servicer and remitted to the trustee for that distribution date,
(iv)

the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans delivered by the Sponsor or the servicer in connection with a substitution of a Mortgage Loan and remitted to the trustee for that distribution date,

(v)

all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Prepayment Period, and

(vi)

the principal portion of the purchase price of the Mortgage Loans (and all assets acquired in respect of the Mortgage Loans) upon the exercise by the master servicer of its optional termination right; minus

(vii)

amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

“Realized Loss” means (a) the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the Net Liquidation Proceeds with respect to such Mortgage Loan and (b) as to any Mortgage Loan, a Deficient Valuation. To the extent the servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act of 2003 or any similar state or local laws.

“Required Overcollateralization Amount” with respect to any distribution date prior to the Stepdown Date, 1.60% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and with respect to any distribution date thereafter, the greater of (i) 3.20% of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) 0.35% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Required Overcollateralization Percentage” with respect to any distribution date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

“Senior Certificates” consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-IO Certificates.

“Senior Interest Distribution Amount” with respect to any distribution date and any class of Senior Certificates, an amount equal to the Interest Distribution Amount for such distribution date and such class and the Interest Carry Forward Amount, if any, for such distribution date and such class.

“Senior Principal Distribution Amount” with respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•	the Principal Distribution Amount for that distribution date; and
•

the excess, if any, of (A) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to that distribution date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (y) the sum of approximately 12.20% and the Required Overcollateralization Percentage.

“Stated Principal Balance” of any Mortgage Loan means, with respect to any distribution date, the principal balance thereof as of the Cut-off Date minus the sum of

(i)

the principal portion of all scheduled monthly payments due from the borrower with respect to such Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

(ii)

all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)	any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any liquidated Mortgage Loan is zero.

“Stepdown Date” will be the later to occur of (x) the distribution date in February 2009 and (y) the first distribution date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the distribution date) is greater than or equal to approximately 15.40%.

“Subsequent Recoveries” means the amount recovered by a servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

“Trigger Event” with respect to any distribution date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property”)) by (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 47.30% of the Credit Enhancement Percentage of the Senior Certificates for the prior distribution date, or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date	Percentage	Months
February 2009 to January 2010	0.90%	37-48
February 2010 to January 2011	1.50%	49-60
February 2011 to January 2012	1.90%	61-72
February 2012 to January 2013	2.15%	73-84
February 2013 to January 2014	2.30%	85-96
February 2014 and thereafter	2.40%	>97

Subordination and Allocation of Realized Losses

Any Realized Losses on the Mortgage Loans will be applied on any distribution date as follows: first, in reduction of Net Monthly Excess Cashflow, second, in reduction of the Overcollateralization Amount, until reduced to zero, third, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero and fifth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.

Except as otherwise provided below, once Realized Losses have been allocated to the Class M-1, Class M-2 and Class M-3 Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter.

Any allocation of a Realized Loss to a Class M-1, Class M-2 or Class M-3 Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

In the event that a servicer collects any Subsequent Recoveries with respect to a defaulted Mortgage Loan after the liquidation or disposition of such Mortgage Loan, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates—Distributions—Allocation of Payments on the Mortgage Loans” in this prospectus supplement and the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in the order of seniority, by the amount of such Subsequent Recoveries. Holders of the Mezzanine Certificates will not be entitled to any payment of current interest on the amount of such increase for any Interest Accrual Period preceding the distribution date on which such increase occurs.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Class A-1 Certificates (other than the first Interest Accrual Period), which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. With respect to the first Interest Accrual Period, One-Month LIBOR will be determined two business days prior to the Closing Date.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates for such Interest Accrual Period. As used in this section, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,
•	which have been designated as such by the securities administrator, and
•	which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Class A-1 Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

The securities administrator will make available to each certificateholder, the servicer and the Depositor a statement generally setting forth the following information:

1.	the Interest Accrual Periods and general distribution dates;

2.            with respect to each loan group, the total cash flows received and the general sources thereof;

3.            the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.            the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.            the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

6.            the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates (if any);

7.            the Certificate Principal Balance or Notional Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses allocated on such distribution date;

8.            the number and scheduled principal balance of all the Mortgage Loans for the following distribution date;

9.            the Pass-Through Rate for each class of Offered Certificates for such distribution date;

10.         the aggregate amount of P&I advances included in the distributions on the distribution date, the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

11.         the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

12.         the amount, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.         the amounts paid by the Cap Provider pursuant to the Cap Agreement in respect of the Class A-1 Certificates;

14.         with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

15.         whether any performance triggers as more completely described in this prospectus supplement are in effect;

16.         the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

17.         the cumulative Realized Losses for the Mortgage Pool through the end of the preceding month;

18.         the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans,

19.	the amount of the Prepayment Charges remitted by the servicer; and

20.         any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new Mortgage Pool assets.

On each distribution date, the securities administrator will make the monthly statement and, at the securities administrator’s option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed by the securities administrator or furnished by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver, upon request, to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Depositor makes no representation, and does not guarantee that, the securities administrator will provide such statements to the certificateholders as described above.

THE CAP AGREEMENT AND THE CAP PROVIDER

The Class A-1 Certificates will have the benefit of an interest rate cap agreement (the “Cap Agreement”). The Cap Agreement will be documented pursuant to a confirmation incorporating the terms and conditions of an ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule.

The significance percentage, as calculated in accordance with Item 1115 of Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”), is less than 10%. In the event the significance percentage of the Cap Agreement is greater than 10% and the Cap Provider is unable to comply with the disclosure requirements of Item 1115 of Regulation AB, the Cap Provider may be replaced.

Pursuant to the Cap Agreement, Nomura Global Financial Products Inc. (together with any successor, the “Cap Provider”) will agree to pay, on or prior to each distribution date to and including the distribution date in November 2008, to the securities administrator for the benefit of the holders of the Class A-1 Certificates, an amount equal to the product of:

(1)           the excess, if any, of One-Month LIBOR (as determined pursuant to the Cap Agreement) over a specified Strike Rate for the related distribution date;

(2)          the Class A-1 Scheduled Notional Amount for the relevant distribution date; and

(3)          a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the Closing Date to but excluding the first distribution date), and the denominator of which is 360.

The securities administrator will deposit any amounts received pursuant to the Cap Agreement into the Reserve Fund for the benefit of the Class A-1 certificateholders.

The Class A-1 Scheduled Notional Amount and specified Strike Rate with respect to each distribution date are set forth below.

Distribution Date	Class A-1 Scheduled Notional Amount ($)	Strike Rate (%)
February 2006	193,520,000.00	7.33400
March 2006	187,645,471.72	6.10873
April 2006	181,811,603.83	5.39638
May 2006	175,640,150.67	5.55232
June 2006	169,143,161.71	5.29020
July 2006	162,341,651.57	5.43935
August 2006	155,251,411.32	5.31155
September 2006	148,103,972.06	5.28101
October 2006	141,059,340.53	6.14300
November 2006	134,260,865.64	5.93200
December 2006	127,603,229.91	6.17800
January 2007	121,062,115.74	5.96600
February 2007	114,636,131.12	5.95800
March 2007	108,323,267.39	6.69000
April 2007	102,121,550.75	6.02300
May 2007	96,029,041.66	6.30700
June 2007	90,043,834.21	6.09400
July 2007	84,164,055.56	6.29500
August 2007	78,387,865.37	6.08100
September 2007	72,713,455.26	6.13500
October 2007	67,139,048.20	6.33800
November 2007	61,662,898.02	6.18700
December 2007	56,283,288.85	6.39300
January 2008	50,998,534.62	6.26800
February 2008	45,806,978.51	6.43700
March 2008	40,706,992.48	6.89000
April 2008	35,696,976.75	6.43700
May 2008	30,775,359.31	6.65600
June 2008	25,940,595.45	6.43700
July 2008	21,191,167.31	6.65700
August 2008	16,525,583.34	6.43800
September 2008	11,942,377.95	6.43800
October 2008	7,440,110.96	6.65700
November 2008	3,017,367.24	6.43800

The Cap Agreement will terminate after the distribution date in November 2008.

If, on any distribution date, the cap payments made by the Cap Provider with respect to the Class A-1 Certificates exceed the amount of the Net WAC Rate Carryover Amounts attributable to the Class A-1 Certificates, for such distribution date, such excess will be distributed to the Class X Certificates.

The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

The Cap Provider under the Cap Agreement is a Delaware corporation and an indirect, wholly owned subsidiary of Nomura Holdings, Inc. (“NHI”), a Japanese corporation. The Cap Provider is unrated, but its obligations under the Cap Agreement are guaranteed by Nomura Securities Co., Ltd. (“NSC”) (a Japanese corporation). NSC is a direct, wholly owned subsidiary of NHI. NSC currently has a long term senior unsecured debt rating of A- from Standard & Poor’s and A2 from Moody’s.

The Cap Provider, NHI, NSC and any of their affiliates (with the exception of any other affiliates expressly listed herein), have not been involved in the preparation of, and do not accept any responsibility for, this prospectus supplement or the accompanying prospectus, with the exception that the Cap Provider accepts responsibility for the information provided in the previous paragraph.

The Cap Provider, NHI and NSC are affiliated with the Sponsor, the Depositor and the underwriter and any profits received by the Cap Provider, NHI or NSC in connection with the Cap Agreement and guarantees are independent of any profits received by the Sponsor, the Depositor and the underwriter.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in such properties, and changes in the borrowers’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loan documents provide for prepayment charges. Approximately 46.17% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related Mortgage Note. These Prepayment Charges, if still applicable and if enforced by the servicer would typically discourage prepayments on the related Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Mortgage Loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The Mortgage Loans were underwritten generally in accordance with underwriting standards described in this prospectus supplement under “The Mortgage Pool—Underwriting Standards” and “—Modified Standards” and may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for “A” credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

The weighted average life and yield to maturity of each class of Offered Certificates (other than the Class A-IO Certificates) will also be influenced by the amount of Excess Spread generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates (other than the Class A-IO Certificates) will be influenced by, among other factors,

•

the overcollateralization level of the Mortgage Loans in the Mortgage Pool at such time, i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates);

•	the delinquency and default experience of the Mortgage Loans; and
•

the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class X Certificates and the Residual Certificates in each case as provided in the pooling and servicing agreement when the required overcollateralization level has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates (other than the Class A-IO Certificates), the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates—Distributions” and “—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

The yields to maturity of the Offered Certificates and, in particular the Mezzanine Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans. If a Realized Loss is allocated to a class of Mezzanine Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the borrower is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such Mortgage Loans. The servicer is obligated to pay from its own funds up to the related amount of Compensating Interest only those interest shortfalls attributable to voluntary principal prepayments by the borrowers on the Mortgage Loans. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the master servicing fee for the Mortgage Loans for the applicable distribution date. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a “Prepayment Interest Shortfall”) exceeds any Compensating Interest payments by the servicer or master servicer or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to the holders of the related certificates. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Distributions” in this prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans–Servicemembers Civil Relief Act” in the prospectus.

Yield Considerations for the Mezzanine Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Mezzanine Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those Realized Losses and by the timing thereof. See “Description of the Certificates—Subordination and Allocation of Realized Losses” in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the Mezzanine Certificates. If the purchaser of a Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of the Offered Certificates (other than the Class A-1 Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of such delay.

The “last scheduled distribution date” for each class of Offered Certificates (other than the Class A-IO Certificates) is the distribution date in January 2036. The “last scheduled distribution date” with respect to the Class A-IO Certificates is the distribution date in January 2008. The actual final distribution date with respect to each class of certificates could occur significantly earlier than its last scheduled distribution date because

•             prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

•             Excess Spread to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent required to achieve, restore or maintain the Required Overcollateralization Amount as described in this prospectus supplement; and

•             the master servicer may exercise its option to purchase all the assets of the trust as described under “–Optional Termination” in this prospectus supplement.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the “Prepayment Assumption”, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 10% in the first month of the life of such pool, such rate increasing by an additional approximate 1.36% CPR (precisely 15%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the Mortgage Pool consists of 68 mortgage loans with the characteristics set forth below;

•	distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in February 2006;
•	the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated;
•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur;
•

none of the master servicer, the trustee, the servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables;

•

scheduled payments are assumed to be received on the first day of each month commencing in February 2006, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in January 2006, and include 30 days’ interest thereon;

•	the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed Mortgage Loan characteristics stated below;
•	the certificates are purchased on January 31, 2006;
•	the level of One-Month LIBOR remains constant at 4.49% per annum; and
•	the Certificate Principal Balance of the Class P Certificates is $0.

Assumed Mortgage Loan Characteristics

Mortgage Loan	Current Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Amortization Term (in months)*	Age (in months)	Remaining Prepay Penalty Term (in months)	Remaining Interest Only Term (in months)
1	312,000.00	6.6250	6.3665	60	1	N/A	119
2	8,894,595.32	5.9326	5.6741	172	8	N/A	N/A
3	317,618.58	5.8108	5.5523	177	3	9	N/A
4	1,029,303.75	6.2853	6.0268	175	5	7	N/A
5	426,703.91	5.6250	5.3665	164	16	8	N/A
6	46,680.22	6.8750	6.6165	168	12	12	N/A
7	44,280.20	7.2500	6.9915	175	5	19	N/A
8	91,728.36	7.1250	6.8665	175	5	31	N/A
9	2,435,648.95	6.0950	5.8365	176	4	32	N/A
10	97,834.95	6.5000	6.2415	175	5	55	N/A
11	1,441,331.55	5.8353	5.5768	164	6	54	N/A
12	1,216,233.87	7.4042	7.1457	300	2	N/A	58
13	57,858,563.78	7.4129	7.1133	240	5	N/A	115
14	188,300.00	7.6250	7.3665	240	3	9	117
15	252,000.00	7.5000	7.2415	300	5	7	55
16	2,137,187.73	7.1812	6.9227	240	6	6	114
17	240,000.00	8.3750	8.1165	300	5	7	55
18	703,918.99	7.3523	6.7983	240	5	7	115
19	420,000.00	7.7500	7.4915	240	3	9	117
20	13,039,093.92	7.0232	6.7473	240	4	8	116
21	7,110,684.83	7.4120	7.1150	240	6	6	114
22	462,000.00	7.6664	7.4079	240	5	19	115
23	717,945.00	7.1715	6.9130	300	5	19	55
24	3,069,352.21	7.1919	6.9114	240	5	19	115
25	1,040,023.69	7.1902	6.9317	300	5	19	55
26	1,011,126.96	6.4178	6.1593	240	5	19	115
27	794,050.00	7.0396	6.7811	300	4	20	56
28	7,414,005.81	7.5301	7.2046	240	5	19	115
29	513,615.84	6.7313	6.4728	240	5	31	115
30	208,800.00	8.8750	8.6165	240	2	34	118
31	311,150.00	7.3750	7.1165	300	5	31	55
32	687,526.33	7.3214	7.0629	240	5	31	115
33	825,329.47	6.6964	6.4379	240	7	29	113
34	337,000.00	6.8188	6.5603	240	5	31	115
35	526,191.83	7.4251	7.1666	300	5	31	55
36	24,669,914.36	6.9740	6.7155	240	5	31	115
37	994,000.00	6.7500	6.4915	240	3	33	117

*Any interest-only mortgage loans will not amortize until after the remaining interest-only term with respect to such mortgage loan.

Assumed Mortgage Loan Characteristics

Mortgage Loan	Current Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Amortization Term (in months)*	Age (in months)	Remaining Prepay Penalty Term (in months)	Remaining Interest Only Term (in months)
38	2,634,851.46	6.7848	6.5263	240	5	1	115
39	70,752.37	6.8750	6.6165	240	5	55	115
40	664,874.77	6.8033	6.5448	240	6	54	114
41	182,000.00	7.5000	7.2415	240	5	55	115
42	236,000.00	7.2500	6.9915	300	2	58	58
43	7,888,641.53	6.6262	6.3677	240	5	55	115
44	163,769,483.93	7.1057	6.8297	354	6	N/A	N/A
45	283,333.72	7.8750	7.6165	354	6	6	N/A
46	323,091.65	7.3668	7.1083	356	4	8	N/A
47	1,007,334.46	7.1770	6.9185	355	5	7	N/A
48	210,714.90	7.3750	7.1165	357	3	9	N/A
49	4,401,487.84	6.8460	6.5875	356	4	8	N/A
50	10,833,155.26	7.0308	6.7515	354	6	6	N/A
51	324,429.13	8.4923	8.2338	354	6	18	N/A
52	184,820.93	7.8750	7.6165	354	6	18	N/A
53	383,390.17	7.7468	7.1168	353	7	17	N/A
54	159,178.54	7.3750	7.1165	354	6	18	N/A
55	20,031,371.95	7.0619	6.7718	355	5	19	N/A
56	508,467.02	7.1144	6.7660	354	6	30	N/A
57	156,990.91	8.2500	6.8665	355	5	31	N/A
58	612,533.94	6.7929	6.3859	354	6	30	N/A
59	1,644,501.96	6.8298	6.5713	353	7	29	N/A
60	357,509.33	6.8251	6.5666	355	5	31	N/A
61	39,540,617.91	6.8778	6.6018	355	5	31	N/A
62	1,118,363.14	7.2047	6.9462	354	6	N/A	N/A
63	2,121,280.01	7.0460	6.7875	356	4	2	N/A
64	12,627,202.36	7.4240	7.1537	355	5	1	N/A
65	100,084.72	7.5644	7.3059	355	5	55	N/A
66	437,176.46	6.0521	5.7936	352	8	52	N/A
67	175,579.72	6.3750	6.1165	235	5	55	N/A
68	16,166,716.98	6.5769	6.2886	355	5	55	N/A

*Any interest-only mortgage loans will not amortize until after the remaining interest-only term with respect to such mortgage loan.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-1
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	85	72	60	47	34	22	0
January 25, 2008	70	46	24	3	0	0	0
January 25, 2009	56	24	0	0	0	0	0
January 25, 2010	44	6	0	0	0	0	0
January 25, 2011	33	0	0	0	0	0	0
January 25, 2012	23	0	0	0	0	0	0
January 25, 2013	13	0	0	0	0	0	0
January 25, 2014	7	0	0	0	0	0	0
January 25, 2015	1	0	0	0	0	0	0
January 25, 2016	0	0	0	0	0	0	0
January 25, 2017	0	0	0	0	0	0	0
January 25, 2018	0	0	0	0	0	0	0
January 25, 2019	0	0	0	0	0	0	0
January 25, 2020	0	0	0	0	0	0	0
January 25, 2021	0	0	0	0	0	0	0
January 25, 2022	0	0	0	0	0	0	0
January 25, 2023	0	0	0	0	0	0	0
January 25, 2024	0	0	0	0	0	0	0
January 25, 2025	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	3.85	1.98	1.34	1.01	0.81	0.67	0.50
Weighted Average Life (in years)(1)(2)	3.85	1.98	1.34	1.01	0.81	0.67	0.50

_________________

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-2
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	92
January 25, 2008	100	100	100	100	68	32	0
January 25, 2009	100	100	91	41	0	0	0
January 25, 2010	100	100	52	9	0	0	0
January 25, 2011	100	80	24	0	0	0	0
January 25, 2012	100	58	3	0	0	0	0
January 25, 2013	100	40	0	0	0	0	0
January 25, 2014	100	30	0	0	0	0	0
January 25, 2015	100	20	0	0	0	0	0
January 25, 2016	90	9	0	0	0	0	0
January 25, 2017	78	0	0	0	0	0	0
January 25, 2018	66	0	0	0	0	0	0
January 25, 2019	54	0	0	0	0	0	0
January 25, 2020	43	0	0	0	0	0	0
January 25, 2021	32	0	0	0	0	0	0
January 25, 2022	22	0	0	0	0	0	0
January 25, 2023	12	0	0	0	0	0	0
January 25, 2024	3	0	0	0	0	0	0
January 25, 2025	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	13.52	6.92	4.23	3.02	2.28	1.85	1.31
Weighted Average Life (in years)(1)(2)	13.52	6.92	4.23	3.02	2.28	1.85	1.31

_________________

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-3
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	5
January 25, 2009	100	100	100	100	94	0	0
January 25, 2010	100	100	100	100	21	0	0
January 25, 2011	100	100	100	46	0	0	0
January 25, 2012	100	100	100	0	0	0	0
January 25, 2013	100	100	62	0	0	0	0
January 25, 2014	100	100	45	0	0	0	0
January 25, 2015	100	100	20	0	0	0	0
January 25, 2016	100	100	0	0	0	0	0
January 25, 2017	100	95	0	0	0	0	0
January 25, 2018	100	64	0	0	0	0	0
January 25, 2019	100	36	0	0	0	0	0
January 25, 2020	100	11	0	0	0	0	0
January 25, 2021	100	0	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0
January 25, 2025	82	0	0	0	0	0	0
January 25, 2026	56	0	0	0	0	0	0
January 25, 2027	31	0	0	0	0	0	0
January 25, 2028	8	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	20.30	12.57	7.82	5.02	3.71	2.67	1.87
Weighted Average Life (in years)(1)(2)	20.30	12.57	7.82	5.02	3.71	2.67	1.87

_________________

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-4
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	86	0
January 25, 2010	100	100	100	100	100	53	0
January 25, 2011	100	100	100	100	65	15	0
January 25, 2012	100	100	100	96	40	5	0
January 25, 2013	100	100	100	71	26	3	0
January 25, 2014	100	100	100	68	26	3	0
January 25, 2015	100	100	100	55	23	3	0
January 25, 2016	100	100	96	42	16	3	0
January 25, 2017	100	100	77	31	10	1	0
January 25, 2018	100	100	61	22	5	0	0
January 25, 2019	100	100	48	15	2	0	0
January 25, 2020	100	100	37	10	*	0	0
January 25, 2021	100	91	28	6	0	0	0
January 25, 2022	100	76	21	3	0	0	0
January 25, 2023	100	63	16	1	0	0	0
January 25, 2024	100	52	11	0	0	0	0
January 25, 2025	100	42	8	0	0	0	0
January 25, 2026	100	34	5	0	0	0	0
January 25, 2027	100	27	3	0	0	0	0
January 25, 2028	100	21	1	0	0	0	0
January 25, 2029	89	15	0	0	0	0	0
January 25, 2030	72	11	0	0	0	0	0
January 25, 2031	57	7	0	0	0	0	0
January 25, 2032	42	4	0	0	0	0	0
January 25, 2033	28	1	0	0	0	0	0
January 25, 2034	15	0	0	0	0	0	0
January 25, 2035	3	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	25.59	18.99	13.64	9.73	6.69	4.34	2.33
Weighted Average Life (in years)(1)(2)	22.88	15.12	10.52	7.42	5.42	4.08	2.33

_________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class A-5
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	59
January 25, 2010	96	93	90	89	88	88	58
January 25, 2011	93	86	82	78	74	71	27
January 25, 2012	86	77	69	61	54	47	11
January 25, 2013	79	66	55	45	36	28	4
January 25, 2014	60	42	28	18	15	15	0
January 25, 2015	45	27	14	7	4	7	0
January 25, 2016	35	17	7	2	1	1	0
January 25, 2017	26	10	3	1	*	*	0
January 25, 2018	20	6	2	*	*	0	0
January 25, 2019	15	4	1	*	*	0	0
January 25, 2020	11	2	*	*	0	0	0
January 25, 2021	8	1	*	*	0	0	0
January 25, 2022	6	1	*	*	0	0	0
January 25, 2023	4	*	*	*	0	0	0
January 25, 2024	3	*	*	0	0	0	0
January 25, 2025	2	*	*	0	0	0	0
January 25, 2026	1	*	*	0	0	0	0
January 25, 2027	1	*	*	0	0	0	0
January 25, 2028	1	*	*	0	0	0	0
January 25, 2029	*	*	0	0	0	0	0
January 25, 2030	*	*	0	0	0	0	0
January 25, 2031	*	*	0	0	0	0	0
January 25, 2032	*	*	0	0	0	0	0
January 25, 2033	*	*	0	0	0	0	0
January 25, 2034	*	0	0	0	0	0	0
January 25, 2035	*	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	9.42	7.83	7.00	6.51	6.23	6.10	4.21
Weighted Average Life (in years)(1)(2)	9.41	7.81	6.94	6.29	5.45	4.70	3.17

_________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-1
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100
January 25, 2010	100	100	86	63	45	31	13
January 25, 2011	100	99	69	46	30	19	6
January 25, 2012	100	85	55	34	21	12	3
January 25, 2013	100	74	44	25	14	7	2
January 25, 2014	100	64	35	19	9	4	*
January 25, 2015	100	55	28	14	6	3	0
January 25, 2016	93	47	23	10	4	2	0
January 25, 2017	85	40	18	7	3	1	0
January 25, 2018	77	34	14	5	2	0	0
January 25, 2019	70	29	11	4	1	0	0
January 25, 2020	63	24	9	3	1	0	0
January 25, 2021	57	20	7	2	0	0	0
January 25, 2022	51	17	5	1	0	0	0
January 25, 2023	46	14	4	1	0	0	0
January 25, 2024	41	12	3	0	0	0	0
January 25, 2025	36	10	2	0	0	0	0
January 25, 2026	31	8	2	0	0	0	0
January 25, 2027	27	6	1	0	0	0	0
January 25, 2028	23	5	1	0	0	0	0
January 25, 2029	20	4	0	0	0	0	0
January 25, 2030	16	3	0	0	0	0	0
January 25, 2031	13	2	0	0	0	0	0
January 25, 2032	10	2	0	0	0	0	0
January 25, 2033	7	1	0	0	0	0	0
January 25, 2034	4	0	0	0	0	0	0
January 25, 2035	1	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	17.22	11.07	7.70	5.81	4.78	4.23	3.98
Weighted Average Life (in years)(1)(2)	16.60	10.15	6.94	5.19	4.28	3.83	3.40

_________________

*Indicates a number that is greater than zero but less than 0.5%

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-2
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100
January 25, 2010	100	100	86	63	45	31	13
January 25, 2011	100	99	69	46	30	19	6
January 25, 2012	100	85	55	34	21	12	3
January 25, 2013	100	74	44	25	14	7	2
January 25, 2014	100	64	35	19	9	4	1
January 25, 2015	100	55	28	14	6	3	0
January 25, 2016	93	47	23	10	4	2	0
January 25, 2017	85	40	18	7	3	1	0
January 25, 2018	77	34	14	5	2	0	0
January 25, 2019	70	29	11	4	1	0	0
January 25, 2020	63	24	9	3	1	0	0
January 25, 2021	57	20	7	2	0	0	0
January 25, 2022	51	17	5	1	0	0	0
January 25, 2023	46	14	4	1	0	0	0
January 25, 2024	41	12	3	1	0	0	0
January 25, 2025	36	10	2	0	0	0	0
January 25, 2026	31	8	2	0	0	0	0
January 25, 2027	27	6	1	0	0	0	0
January 25, 2028	23	5	1	0	0	0	0
January 25, 2029	20	4	*	0	0	0	0
January 25, 2030	16	3	0	0	0	0	0
January 25, 2031	13	2	0	0	0	0	0
January 25, 2032	10	2	0	0	0	0	0
January 25, 2033	7	1	0	0	0	0	0
January 25, 2034	4	0	0	0	0	0	0
January 25, 2035	1	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	17.22	11.07	7.71	5.80	4.74	4.15	3.71
Weighted Average Life (in years)(1)(2)	16.60	10.15	6.94	5.18	4.25	3.75	3.39

_________________

*Indicates a number that is greater than zero but less than 0.5%

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Percent of the Initial Certificate Principal Balance

at the Respective Percentages of the Prepayment Assumption

	Class M-3
Distribution Date	25%	50%	75%	100%	125%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100
January 25, 2010	100	100	86	63	45	31	13
January 25, 2011	100	99	69	46	30	19	6
January 25, 2012	100	85	55	34	21	12	3
January 25, 2013	100	74	44	25	14	7	2
January 25, 2014	100	64	35	19	9	4	1
January 25, 2015	100	55	28	14	6	3	0
January 25, 2016	93	47	23	10	4	2	0
January 25, 2017	85	40	18	7	3	1	0
January 25, 2018	77	34	14	5	2	0	0
January 25, 2019	70	29	11	4	1	0	0
January 25, 2020	63	24	9	3	1	0	0
January 25, 2021	57	20	7	2	0	0	0
January 25, 2022	51	17	5	1	0	0	0
January 25, 2023	46	14	4	1	0	0	0
January 25, 2024	41	12	3	1	0	0	0
January 25, 2025	36	10	2	0	0	0	0
January 25, 2026	31	8	2	0	0	0	0
January 25, 2027	27	6	1	0	0	0	0
January 25, 2028	23	5	1	0	0	0	0
January 25, 2029	20	4	1	0	0	0	0
January 25, 2030	16	3	0	0	0	0	0
January 25, 2031	13	2	0	0	0	0	0
January 25, 2032	10	2	0	0	0	0	0
January 25, 2033	7	1	0	0	0	0	0
January 25, 2034	4	0	0	0	0	0	0
January 25, 2035	1	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0

Weighted Average Life (in years)(1)	17.22	11.07	7.71	5.8	4.72	4.10	3.55
Weighted Average Life (in years)(1)(2)	16.6	10.15	6.94	5.18	4.22	3.70	3.28

_________________

(1)            The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Offered Certificates.

(2)            Assumes that the master servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Class A-5 Certificates Yield Considerations

Investors in the Class A-5 Certificates should be aware that the Class A-5 Certificates will not receive any payments of principal prior to the distribution date occurring in February 2009, and will receive a disproportionately small portion of principal payments prior to the distribution date occurring in February 2012 with respect to the Mortgage Loans unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-5 Certificates) have been reduced to zero. As a result, the weighted average life of the Class A-5 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-5 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to principal distributions. On or after the distribution date in February 2013, if the Certificate Principal Balance of the Class A-5 Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including borrower prepayments, on the Mortgage Loans will be allocated to the Class A-5 Certificates.

Class A-IO Certificates Yield Considerations

If, at any time the Notional Balance of the Class A-IO Certificates is reduced to the aggregate Stated Principal Balance of the Mortgage Loans, the yield to investors in the Class A-IO Certificates will become extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

Based upon the modeling assumptions, and further assuming (i) prepayments occur at approximately 72.94% CPR and (ii) an assumed purchase price of 5.41295%, the pre-tax yield of the Class A-IO Certificates would be approximately 0%.

The following table indicates the sensitivity of the pre-tax yield to call on the Class A-IO Certificates to various constant rates of prepayment on the related Mortgage Loans by projecting the monthly aggregate payments on the Class A-IO Certificates and computing the corresponding pre-tax yields to call on a corporate bond equivalent basis, based on the modeling assumptions including the assumptions regarding the characteristics and performance of such Mortgage Loans which may differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class A-IO Certificates may result in yields being different from those shown in the following table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the following table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

Sensitivity of Pre-Tax Yield to Call of the

Class A-IO Certificates to Prepayments

Percentage of CPR

	67%	68%	69%	70%	71%	72%	73%
Assumed Purchase Price*	5.500%	5.500%	5.500%	3.922%	3.922%	1.375%	(1.321)%

*Assumed purchase price does not include accrued interest.

The pre-tax yield to call set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for the Class A-IO Certificates listed in the table. Accrued interest is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-IO Certificates, and thus do not reflect the return on any investment in the Class A-IO Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class A-IO Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of such certificates.

There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class A-IO Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class A-IO Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

THE SPONSOR

Nomura Credit & Capital, Inc., the Sponsor, is a Delaware corporation whose principal offices are located in New York, New York. The Sponsor has a book value of approximately $63.09 million as of December 31, 2005, and is a subsidiary of Nomura Holding America Inc., a global investment banking and securities firms having a market capitalization of approximately $37.16 billion. The Sponsor is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset backed warehouse and repurchase financings of non-securities. The Sponsor is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Asset Acceptance Corporation, the Depositor for this transaction. The Sponsor was incorporated in the State of Delaware on January 11, 1996. The Sponsor maintains its principal office at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300.

Since 2002 the Sponsor has been purchasing residential mortgage loans, comprised primarily of newly originated, conforming and non-conforming balance, Alt-A, first-lien, fixed and adjustable rate mortgages, as well as second-lien and subprime mortgages, in excess of $18 billion as of December 31, 2005. The Sponsor is responsible for pooling the mortgage loans to be securitized by the Depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions. The Sponsor also sells residential mortgage loans and related servicing to third-party investors.

The Sponsor has been actively securitizing residential mortgage loans since April 2003. The following table describes the size (at issuance), composition and growth of the Sponsor’s total portfolio of assets it has publicly securitized as of the dates indicated. As of the date of this prospectus supplement, none of the securitization transactions sponsored by the Sponsor since April 2003 and involving the Depositor have defaulted or experienced a trigger event.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	N/A	N/A	6,360	$1,595,220,173	11,166	$3,096,819,467
Alt-A Fixed	3,268	$687,295,000	3,823	$773,581,361	6,798	$1,387,201,153
Seconds	N/A	N/A	N/A	N/A	12,142	$685,450,460
SubPrime	N/A	N/A	N/A	N/A	10,278	$2,080,121,500

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://www.nomuradeals.com/NAAC2006AP1.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Alternative Loan Trust, Series 2006-AP1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the servicer, the master servicer, the securities administrator and the trustee, dated as of January 1, 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Alternative Loan Trust, Series 2006-AP1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the Alternative Loan Trust, Series 2006-AP1 will consist of the Mortgage Loans and certain related assets.

Alternative Loan Trust, Series 2006-AP1’s fiscal year end is December 31.

THE DEPOSITOR

Nomura Asset Acceptance Corporation, the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 8, 1992. The principal executive offices of the

Depositor are located at Two World Financial Center, Building B, New York, New York 10281. Its telephone number is (212) 667-9300. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been actively serving as a private secondary mortgage market conduit for residential mortgage loans since 2003.  Since that time it has been involved in the issuance of public securities backed by residential mortgage loans in excess of $8 billion as of December 31, 2005.

After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the Depositor are held by Nomura Asset Capital Corporation, a Delaware corporation.

THE SERVICER

GMAC Mortgage Corporation

The Mortgage Loans will be serviced by GMAC Mortgage Corporation pursuant to the Pooling and Servicing Agreement. GMACM will continue to service the Mortgage Loans until it is terminated by the Sponsor as described under “—Servicing and Other Compensation and Payment of Expenses” below or otherwise terminated under the pooling and servicing agreement. The information set forth in the following paragraphs under this section entitled “—GMAC Mortgage Corporation” has been provided by GMACM. None of the Depositor, the Sponsor, the trustee, the underwriter, the master servicer, the securities administrator, the credit risk manager or any of their affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

GMAC Mortgage Corporation (“GMACM”) is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

Servicing Activities

GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM’s primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate unpaid principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage Corporation PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,380,985	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$182,644	$165,521	$153,601	$150,421
Percentage Change from Prior Year	10.34%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	66,266	53,119	34,041	36,225
Dollar Amount of Loans	$30,739	$23,604	$13,937	$12,543
Percentage Change from Prior Year	30.23%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	184,665	191,844	191,023	230,085
Dollar Amount of Loans	$18,241	$18,328	$17,594	$21,174
Percentage Change from Prior Year	(0.47)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	377,049	350,334	282,128	261,416
Dollar Amount of Loans	$12,044	$10,374	$7,023	$6,666
Percentage Change from Prior Year	16.10%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,008,965	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$243,668	$217,827	$192,155	$190,803
Percentage Change from Prior Year	11.86%	13.36%	0.71%	N/A

During the prior three years, GMACM has complied with all of its servicing obligations.

Servicing and Other Compensation and Payment of Expenses

The servicer will provide the servicing functions with respect to the Mortgage Loans as set forth in the Pooling and Servicing Agreement. Among other things, the servicer will be obligated, except under certain circumstances described herein, to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO Properties as described in the pooling and servicing agreement. Pursuant to the terms of the pooling and servicing agreement the servicer will be entitled to reimbursement for P&I Advances, servicing advances, servicing fees and applicable expenses on a priority basis from, among other things, late recoveries of principal and/or interest, Liquidation Proceeds and Insurance Proceeds from the Mortgage Loans. The master servicer will be required to monitor the performance of the servicer under the Pooling and Servicing Agreement.

The Sponsor has the right to hire a special servicer with respect to the Mortgage Loans or to terminate GMACM as servicer of the Mortgage Loans, without cause, subject to certain conditions set forth in the Pooling and Servicing Agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of the servicer in connection with the transfer of the Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any special servicer or successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors—A transfer of servicing of certain of the mortgage loans may result in higher delinquencies and defaults and may adversely affect the yield on your certificates” in this prospectus supplement.

The principal compensation to be paid to the servicer in respect of the servicing activities performed by it will be 0.25% per annum (the “Servicing Fee Rate”) on the Stated Principal Balance of each Mortgage Loan (the “Servicing Fee”). In light of the Sponsor’s continued ownership of the servicing rights with respect to the Mortgage Loans, GMACM and the Sponsor will be parties to a side letter relating to the servicing of the Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee due GMACM will be payable to the Sponsor and the Sponsor will be obligated to reimburse GMACM for certain servicer payment obligations. As a result of the side letter, GMACM’s net compensation for performing the servicing activities for the related Mortgage Loans will resemble that of a subservicer. If GMACM and the Sponsor agree to terminate the side letter or if GMACM is terminated as servicer, the servicing fee payable to GMACM or any successor servicer would not be in excess of the Servicing Fee due to GMACM under the pooling and servicing agreement. Notwithstanding the existence of the side letter, GMACM has agreed, pursuant to the pooling and servicing agreement, to service and administer the Mortgage Loans in accordance with the terms and conditions of the pooling and servicing agreement. As additional servicing compensation, the servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Custodial Account (as defined in this prospectus supplement) and any escrow accounts.

In general, the servicer will be obligated to offset any Prepayment Interest Shortfall on any distribution date, with Compensating Interest on such distribution date; provided however that the obligation of the servicer with respect to the payment of Compensating Interest will be limited to one half of the aggregate Servicing Fee payable to it for such month. The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement.

Payments on Mortgage Loans; Deposits to Custodial Account

The servicer will establish and maintain or cause to be maintained a separate trust account (the “Custodial Account”) for the benefit of the certificateholders. The Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the servicer will deposit such amounts in the Custodial Account. Amounts so deposited by the servicer may be invested in Permitted Investments (as defined below) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator. All investment income on funds in the Custodial Account shall be for the benefit of such servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment (each a “Permitted Investment”):

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)        commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)        certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any Depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such Depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)         guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a Depository institution or trust company (acting as principal) described in clause (v) above;

(vii)      securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)     interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)        short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)         such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such Mortgage Loans. The servicer will be obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the mortgagors on the Mortgage Loans received (i) in the month prior to the month of the related distribution date with respect to prepayments in part, and (ii) from the 16th day of the month prior to the month of the related distribution date to the last day of such prior month with respect to prepayments in full provided, however that the obligation of the servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a Mortgage Loan shall be limited to one-half of the aggregate Servicing Fee (as defined herein) payable to the servicer for the related Due Period. The servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicing fee payable to the master servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the master servicer or the servicer (“Compensating Interest”) or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—” and “— Excess Spread and Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the servicer will be required to remit to the securities administrator for deposit in the Distribution Account from its own funds or from funds available in the Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the servicer remittance date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a “P&I Advance”).

P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

Failure of the servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the pooling and servicing agreement would constitute an event of default under the pooling and servicing agreement. Such event of default would obligate the master servicer, as successor servicer, or any other successor servicer appointed by the master servicer, to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan. All capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose. The final maturity of any Mortgage Loan will not be extended beyond the assumed final distribution date. No servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut off Date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the master servicer and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the master servicer, the securities administrator and the trustee, on or before March 1 of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth under “The Master Servicer and Securities Administrator” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN

General

The information set forth in the following paragraph has been provided by the master servicer and the securities administrator. None of the Depositor, the Sponsor, the servicer, the trustee, the underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and securities administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer. Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer will be responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer will be required to enforce certain remedies on behalf of the trust against the defaulting servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337. The master servicer will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

Securities Administrator. Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank will be responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form

10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. It has acted as securities administrator with respect to more than 2,000 series of securities, and, as of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. The securities administrator will be indemnified by the trust fund for certain expenses as provided in the Pooling and Servicing Agreement.

Custodian

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as custodian and GMACM, as servicer. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over nine million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The custodian shall be entitled to a monthly fee for the performance of its respective obligations under the custodial agreement. The monthly fee will be paid by the master servicer and the expenses of the custodian will be paid out of the trust fund prior to making payments to the certificateholders.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.0035% multiplied by the scheduled principal balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the master servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that a servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any distribution date, the master servicer shall pay such amount up to the aggregate master servicing fee payable to the master servicer on such distribution date.

The master servicer shall not resign except upon a determination that the master servicer’s duties are no longer permissible under applicable law. The master servicer may sell and assign its rights and delegate its duties and obligations subject to the conditions set forth in the pooling and servicing agreement.

The Distribution Account

The securities administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the servicer for distribution to certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “The Servicer – Payments on Mortgage Loans; Deposits to Custodial Account” in this prospectus supplement) maturing on or before the business day prior to the related distribution date unless such Permitted Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related distribution date. All investment income on funds in the Distribution Account shall be for the benefit of the master servicer. Any losses resulting from such investments are required to be reimbursed to the Distribution Account by the master servicer out of its own funds.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) shall execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing shall deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, dated as of January 1, 2006 among the Depositor, the servicer, the master servicer, the securities administrator and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related Mortgage Notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the mortgage loan purchase agreement; and (vi) the Cap Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans which shall be retained by the Sponsor), the related Mortgage Note, mortgage, assignment of mortgage in recordable form to the trustee (or the custodian, as the trustee’s agent for such purpose) and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose), the Mortgage Notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or Mortgage Notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost Mortgage Note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the trustee (or the custodian on its behalf), will review the Mortgage Loans and the Related Documents pursuant to a custodial agreement to be entered into among the custodian, the servicer and the trustee, and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the Sponsor within 90 days following notification thereof to the Sponsor by the custodian or the servicer, such party will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus 30 days’ accrued interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer or the master servicer. The Purchase Price will be required to be remitted to the servicer for deposit in the Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York; (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) to the best of the Sponsor’s knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii), (iv), (v) and (vi) above with respect to any Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Mortgage Loan. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the Mortgage Loan Purchase Agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Amendment

The Pooling and Servicing Agreement may be amended by the Sponsor, the Depositor, GMACM (or any successor servicer under the Pooling and Servicing Agreement), the master servicer, the securities administrator and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,
•	to correct or supplement any provision therein, or
•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the Sponsor, the master servicer, the securities administrator, the Depositor, GMACM (or any successor servicer under the Pooling and Servicing Agreement) and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;
•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;
•	reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify as REMICs for federal tax purposes.

Voting Rights

As of any date of determination,

•

holders of the certificates, other than the Class A-IO, Class P, Class X and Class R Certificates, will be allocated 93.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding Certificate Principal Balances;

•

holders of the Class A-IO Certificates will be allocated 2% of all voting rights; provided, however, that after January 2008, the voting rights allocated to the Class A-IO Certificates will be allocated to the remaining classes of Offered Certificates in proportion to their respective outstanding Certificate Principal Balances;

•	holders of the Class X Certificates will be allocated 3% of all voting rights;
•	holders of the Class P Certificates will be allocated 1% of all voting rights; and
•	holders of the Class R Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. The initial owner of the Residual Certificates will be Nomura Securities International, Inc.

Optional Purchase of Certain Loans

As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Sponsor may, at its option, purchase such Mortgage Loan at a price equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of such purchase plus (ii) 30 days accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the servicing fee, master servicing fee, servicing advances and P&I Advances payable to the servicer or the master servicer, as applicable, of the Mortgage Loan, plus (iii) any costs and damages of the trust incurred in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the trustee with respect to such Mortgage Loan prior to the purchase thereof.

Optional Termination

The master servicer will have the right to purchase all remaining Mortgage Loans and related REO Properties and thereby effect early retirement of all of the certificates on any distribution date if on such distribution date the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the master servicer exercises such option it will effect such purchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each Mortgage Loan, other than in respect of any related REO Property, plus 30 days’ accrued interest thereon at the applicable Mortgage Rate,
•	the appraised value of any related REO Property, up to the Stated Principal Balance of the Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate, and
•

any unreimbursed costs and expenses of the trustee, the securities administrator, the master servicer, the custodian or the servicer and the principal portion of any unreimbursed advances previously incurred by the servicer or the master servicer in the performance of its servicing obligations.

Proceeds from such purchase will be distributed to the certificateholders in the priority described in this prospectus supplement under “Description of the Certificates—Distributions.” The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any related REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and related REO Properties will result in an early retirement of the certificates.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders shall surrender their certificates to the securities administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the distribution date upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the record date otherwise applicable to such distribution date is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the master servicer, the master servicer will be required to deliver to the securities administrator for deposit in the Distribution Account not later than the Business Day prior to the distribution date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described termination price. The securities administrator will be required to remit to the servicer, the master servicer, the trustee and the custodian from such funds deposited in the Distribution Account (i) any amounts which the servicer would be permitted to withdraw and retain from the Custodial Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, the custodian and the servicer from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will be required to promptly release or cause to be released to the master servicer the Mortgage Files for the remaining Mortgage Loans, and trustee will all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the certificates by the certificateholders on the final distribution date, the securities administrator will be required to distribute to each certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered. Any funds not distributed to any certificateholder(s) being retired on such distribution date because of the failure of such certificateholders to tender their certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering certificateholders. If any certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the securities administrator shall mail a second notice to the remaining non-tendering certificateholders to surrender their certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such certificates shall not have been surrendered for cancellation, the securities administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such certificates shall not have been surrendered for cancellation, the securities administrator shall pay to the Depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its certificate(s) on the final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator shall be held uninvested in an Eligible Account.

In the event that the master servicer purchases all the Mortgage Loans or the final payment on or other liquidation of the last Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i)           The trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii)          During such 90-day liquidation period and, at or prior to the time of making of the final payment on the certificates, the trustee shall sell all of the assets of REMIC I to the master servicer for cash; and

(iii)         At the time of the making of the final payment on the certificates, the securities administrator shall distribute or credit, or cause to be distributed or credited, to the holders of the residual certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund shall terminate at that time.

At the expense of the master servicer (or, if the trust fund is being terminated as a result of the last scheduled distribution date, at the expense of the trust fund), the master servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of certificates, the holders thereof hereby agree to authorize the trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor certificateholders.

Events of Default

Events of default with respect to the servicer under the Pooling and Servicing Agreement will include, without limitation:

•

any failure by the servicer (or any successor servicer) to remit to the securities administrator any payment, including an advance required to be made by the servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for two business days after the day on which such payment or advance was required to be made by the servicer (or any successor servicer);

•

any failure by the servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for 30 days after the giving of written notice of such failure to the servicer (or any successor servicer) by the trustee, the master servicer or the Depositor, or to the servicer (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•

the servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

•

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

•	the servicer fails to deliver the annual compliance statements and accountant’s report as required pursuant to the pooling and servicing agreement and such failure continues unremedied for 10 days.

Events of default with respect to the master servicer under the Pooling and Servicing Agreement will include, without limitation:

•

(any failure on the part of the master servicer to observe or perform in any material respect any of the covenants or agreements on the part of the master servicer contained in this Pooling and Servicing Agreement, or the breach by the master servicer of any representation and warranty contained in the pooling and servicing agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee or to the master servicer, the Depositor and the trustee by the holders of certificates entitled to at least twenty-five percent (25%) of the voting rights evidenced by the certificates; or

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

•

the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•

the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Rights Upon Event of Default

Upon the occurrence and continuance of an event of default with respect to the payment obligations of the servicer under the Pooling and Servicing Agreement, the master servicer will be required to terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement, and in and to the Mortgage Loans. In addition, upon the occurrence and continuance of any other event of default with respect to the servicer under the Pooling and Servicing

Agreement, the master servicer may, and at the direction of the holders of certificates representing not less than 25% of the voting rights will be required to, terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement, and in and to the Mortgage Loans. Upon the termination of the servicer under the Pooling and Servicing Agreement, the master servicer shall succeed to all of the responsibilities and duties of the applicable servicer under the Pooling and Servicing Agreement, including the obligation to make any P&I Advance required to be made by the servicer on the distribution date immediately following the occurrence of such event of default with respect to the servicer subject to the master servicer’s determination of recoverability thereof; provided, however, that the master servicer shall have no obligation whatsoever with respect to any liability incurred by the servicer at or prior to the termination of the servicer with respect to any default and there will be a period of transition, not to exceed 90 days before the servicing functions can be transferred to a successor servicer. As compensation therefor, the master servicer shall be entitled to all funds relating to the Mortgage Loans which the servicer would have been entitled to retain if the servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the master servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement, the master servicer shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the master servicer may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee specified in the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans. The costs and expenses of the trustee and the master servicer in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

Upon the occurrence and continuance of an event of default with respect to the master servicer, the Depositor or the trustee may, and at the written direction of the holders of certificates evidencing ownership of not less than 51% of the trust, the trustee shall terminate all of the rights and obligations of the master servicer in its capacity as master servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. The trustee shall automatically succeed to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement. The costs and expenses of the trustee in connection with the termination of the terminated master servicer, will be paid by the trust fund from amount available in the Distribution Account as provided in the pooling and servicing agreement.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The Depositor, the servicer, the master servicer and securities administrator may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: NAAC 2006-AP1 or at such other address as the trustee may designate from time to time.

As of January 24, 2006, the trustee is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred will undertake to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee shall promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the trustee at its corporate trust office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee shall have no duty hereunder with respect to any notice it may receive or which may be alleged to have been delivered to or served upon it unless such notice is delivered to it or served upon it at its corporate trust office and such notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.

Execute and deliver, on behalf of the master servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.

The trustee shall automatically become the successor in all respects to the master servicer after the master servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the Pooling and Servicing Agreement.

3.

Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the rating agencies.

For further discussion of the duties of the trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the certificates or the Custodial Agreement.

THE CREDIT RISK MANAGER

Portfolio Surveillance Analytics, LLC, a wholly-owned subsidiary of InformationLogix, Inc., will initially act as credit risk manager for the trust (the “Credit Risk Manager”), will monitor the performance of and make recommendations to the servicer regarding certain delinquent and defaulted Mortgage Loans, and will report to the Depositor on the performance of such Mortgage Loans pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the servicer and/or master servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust, until its removal by the seller pursuant to the Pooling and Servicing Agreement or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the Stated Principal Balance of the Mortgage Loans. The Credit Risk Manager holds the right to transfer these functions to an affiliate or subsidiary, and anticipates granting the Sponsor the option to acquire the Credit Risk Manager or such affiliate or subsidiary at a future date.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood llp, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Class R Certificates will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates (other than the holders of the Class A-IO Certificates) to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts), the Class P Certificates and the Class X Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Consequences–REMICs” in the prospectus.

For federal income tax purposes, the Class A-IO Certificates will, and the other classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100.00% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences–General” and “–REMICs–Sales of REMIC Certificates” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A-1 Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-1 Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences– REMICs” in the prospectus.

Each holder of an Offered Certificate (other than a Class A-IO Certificate) is deemed to own an undivided beneficial ownership interest in a REMIC and the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. The Reserve Fund is not an asset of any REMIC.

The treatment of amounts received by a holder of an Offered Certificate (other than a Class A-IO Certificate) under that certificateholder’s right to receive a Net WAC Rate Carryover Amount will depend on the portion, if any, of the certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate (other than a Class A-IO Certificate) must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the securities administrator is required to treat payments made to the holders of the Offered Certificates (other than the Class A-IO Certificates) with respect to a Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the securities administrator’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amounts may be treated as having more than a de minimis value as provided in the Pooling and Servicing Agreement. Information regarding such amounts will be available from the securities administrator upon request. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. If an argument of this kind were to be sustained, the Offered Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the securities administrator is required to account for the REMIC Regular Interest and the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates (other than the Class A-IO Certificates) will be unable to use the integration method provided for under these regulations with respect to the Offered Certificates. Ownership of the right to Net WAC Rate Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Net WAC Rate Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a “Notional Principal Contract.”

In the event that a certificateholder’s right to receive Net WAC Rate Carryover Amounts is characterized as a “Notional Principal Contract,” upon the sale of an Offered Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amounts would be considered a “termination payment” under the regulations relating to Notional Principal Contracts allocable to the related certificate. A certificateholder will have gain or loss from a termination of the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

This paragraph applies to the Offered Certificates (other than the Class A-IO Certificates) exclusive of any rights in the Reserve Fund. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be “qualified mortgages” within the meaning of Section

860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a an offered Certificateholder’s (other than a Class A-IO Certificateholder’s) basis or income allocable to the right to receive Net WAC Rate Carryover Amounts will qualify for such treatment. As a result, those certificates are not suitable investments for inclusion in another REMIC. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Material Federal Income Tax Consequences— REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Senior Certificate (other than a Class A-IO Certificate) or a Mezzanine Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts. The value of the right to receive any Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because Net WAC Rate Carryover Amounts are treated as a separate right of the Senior Certificates (other than the Class A-IO Certificates) and Mezzanine Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve fund will not be qualifying real estate income for real estate investment trusts.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters’ Exemption, as currently in effect and as described under “ERISA Considerations” in the prospectus. The Underwriters’ Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 93-32, as amended by PTE 97-34 at 62 F.R. 39021, PTE 2000-58 at 65 F.R. 67765 and PTE 2002-41 at 67 F.R. 54487. The Underwriters’ Exemption was amended by PTE 2002-41 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriters’ Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch Ratings, Moody’s or Standard & Poor’s at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriters’ Exemption will be satisfied with respect to the certificates.

Each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters’ Exemption, and that it understands that there are certain conditions to the availability of the Underwriters’ Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch Ratings, Moody’s or Standard & Poor’s, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the trustee, the securities administrator, the master servicer, the servicer and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Underwriters’ Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters’ Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the prospectus.

The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Senior Certificates and Class M-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all Depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of Depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Nomura Securities International Inc., as underwriter, the Depositor has agreed to sell the Offered Certificates to the underwriter, and the underwriter has agreed to purchase the Offered Certificates from the Depositor. Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the Depositor.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New

York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of the Depositor and the underwriter.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
A-5	AAA	Aaa
A-IO	AAA	Aaa
M-1	AA	Aa2
M-2	A	A2
M-3	BBB	Baa2

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings of Standard & Poor’s on the Offered Certificates do not address the payment of any Net WAC Rate Carryover Amounts as set forth in this prospectus supplement.

The Depositor has not requested ratings of the Offered Certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the trustee, Alternative Loan Trust, Series 2006-AP1, the master servicer, the servicer, the securities administrator or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between the Sponsor, the Depositor, the issuing entity or the Cap Provider and any of the master servicer, the securities administrator, the custodian, the servicer or the trustee. There are no affiliations among the master servicer, the securities administrator or the custodian and the servicer or the trustee. There are no affiliations between the servicer and the trustee. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the issuing entity or the Cap Provider and (b) any of the parties referred to in the second sentence hereof, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “The Servicer — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed by the securities administrator with the Securities and Exchange Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is: http://www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Security Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “The Servicer — Evidence as to Compliance” and “Description of the Certificates — Reports to Certficateholders” in this prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, New York, New York, 10281, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

INDEX OF DEFINED TERMS

AB Servicing Criteria
Available Distribution Amount
Cap Agreement
Cap Provider
Certificate Principal Balance
Class A-5 Lockout Distribution Percentage
Class A-5 Lockout Principal Distribution Amount
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Clearstream
Compensating Interest
CPR
Credit Enhancement Percentage
Credit Risk Manager
Credit Risk Manager’s Fee
CSSF
Custodial Account
Deficient Valuation
Deleted Mortgage Loans
Distribution Account
DTC
Due Date
Due Period
Euroclear
Excess Spread
Extra Principal Distribution Amount
FHA
Financial Intermediary
FNBHC
FNBN
Foreign National Loans
Global Securities
GMAC
GMACM
Insurance Proceeds
Interest Accrual Period
Interest Carry Forward Amount
Interest Distribution Amount
Interest Only Loans
Interest Remittance Amount
Interest Shortfall
IRS
LIBOR Rate
Liquidated Loan
Liquidation Proceeds
Mezzanine Certificates

Moody’s
Mortgage Loan Schedule
Mortgage Loans
Mortgage Pool
Mortgage Rate
Mortgaged Properties
Net Interest Shortfalls
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net Mortgage Rate
Net WAC Pass-Through Rate
Net WAC Rate Carryover Amount
NHI
Notices
Notional Balance
Notional Principal Contract
NSC
OID Regulations
Overcollateralization Amount
Overcollateralization Increase Amount
Overcollateralization Reduction Amount
P&I Advance
Parity Act
Pass-Through Rate
Permitted Investment
Plan
Pooling and Servicing Agreement
Prepayment Assumption
Prepayment Charge
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Purchase Price
Qualified Substitute Mortgage Loan
Realized Loss
Reference Banks
Regulation AB
Related Documents
Relevant Implementation Date
Relevant Member State
Relief Act
REO Property
Required Overcollateralization Amount
Required Overcollateralization Percentage
ResCap

Reserve Fund
Rules
Senior Certificates
Senior Interest Distribution Amount
Senior Principal Distribution Amount
Servicing Fee
Servicing Fee Rate
SMMEA
Standard & Poor’s
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Substitution Shortfall Amount
Trigger Event
Underwriter
VA
Wells Fargo Bank

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

PROCEDURES

Except under limited circumstances, the globally offered Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AP1 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)          borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)          borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

•           U.S. Person. As used in this prospectus supplement the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•           a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•          an estate the income of which is subject to United States federal income taxation regardless of its source, or

•           a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used in this prospectus supplement, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$425,436,000

(APPROXIMATE)

Mortgage Pass-Through Certificates, Series 2006-AP1

Nomura Asset Acceptance Corporation

Alternative Loan Trust, Series 2006-AP1

Issuer

Nomura Asset Acceptance Corporation

Depositor

GMAC Mortgage Corporation

Servicer

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Mortgage Pass-Through Certificates, Series 2006-AP1 in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2006-AP1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2006-AP1 will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

January 30, 2006

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    DEPOSITOR

THE TRUST FUNDS:

     Each trust fund will be  established  to hold assets  transferred  to it by
Nomura  Asset  Acceptance  Corporation.  The  assets  in each  trust  fund  will generally consist of one or more of the following:

o    mortgage loans secured by one- to four-family residential properties;

o    unsecured home improvement loans;

o    manufactured housing installment sale contracts;

o    mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
     Mae, or Freddie Mac; or

o    previously  issued  asset-backed or  mortgage-backed  securities  backed by mortgage loans secured by residential properties or participations in those types of loans.

     The assets in your trust fund are  specified in the  prospectus  supplement for that particular  trust fund,  while the types of assets that may be included in a trust fund,  whether or not in your trust fund,  are  described  in greater detail in this prospectus.

THE SECURITIES:

     Nomura Asset Acceptance  Corporation will sell the securities pursuant to a prospectus  supplement.  The securities will be grouped into one or more series, each having is own  distinct  designation.  Each series will be issued in one or more classes and will  evidence  beneficial  ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will  specify all of the terms of the series and of each of the classes in the series.

     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

               The date of this prospectus is September 27, 2005.

                                      -2-

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary  assets of each trust fund (the  "Assets") will include some or all of the following types of assets:

     o    mortgage  loans on  residential  properties,  which may  include  Home
          Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

     o    home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

     o    manufactured  housing  installment  sale contracts or installment loan agreements referred to as contracts;

     o    any  combination  of  "fully  modified  pass-through"  mortgage-backed
          certificates   guaranteed   by  the   Government   National   Mortgage
          Association   ("Ginnie   Mae"),   guaranteed   mortgage   pass-through
          securities   issued  by  Fannie  Mae   ("Fannie   Mae")  and  mortgage
          participation  certificates  issued by the Federal Home Loan  Mortgage
          Corporation ("Freddie Mac") (collectively, "Agency Securities");

     o    previously issued asset-backed  certificates,  collateralized mortgage obligations or participation  certificates  (each,  and  collectively,
          "Mortgage Securities")  evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

     o    a combination of mortgage  loans,  unsecured home  improvement  loans, contracts, Agency Securities and/or Mortgage Securities.

     The  mortgage  loans will not be  guaranteed  or  insured  by Nomura  Asset
Acceptance  Corporation  or any of its  affiliates.  The mortgage  loans will be guaranteed  or  insured by a  governmental  agency or  instrumentality  or other person  only  if  and  to  the  extent  expressly  provided  in  the  prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder
(an "Asset Seller"),  which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

     The Assets  included  in the trust  fund for your  series may be subject to various types of payment provisions:

     o    "Level Payment Assets," which may provide for the payment of interest, and full  repayment of  principal,  in level  monthly  payments with a fixed rate of interest computed on their declining principal balances;

     o    "Adjustable  Rate Assets," which may provide for periodic  adjustments to their rates of  interest to equal the sum of a fixed  margin and an index;

                                      -3-

     o    "Buydown  Assets," which are Assets for which funds have been provided by someone other than the related  borrowers to reduce the  borrowers'
          monthly  payments  during the early period after  origination of those
          Assets;

     o    "Increasing Payment Asset," as described below;

     o    "Interest  Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

     o    "GEM Assets," which provide for (1) monthly  payments during the first year after  origination  that are at least  sufficient to pay interest due on these Assets,  and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

     o    "GPM Assets," which allow for payments during a portion of their terms which are or may be less  than the  amount  of  interest  due on their unpaid principal  balances,  and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

     o    "Step-up Rate Assets"  which provide for interest  rates that increase over time;

     o    "Balloon Payment Assets;"

     o    "Convertible  Assets"  which are  Adjustable  Rate  Assets  subject to provisions  pursuant  to which,  subject to  limitations,  the related borrowers  may exercise an option to convert the  adjustable  interest rate to a fixed interest rate; and

     o    "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

     An  "Increasing  Payment  Asset"  is an Asset  that  provides  for  monthly payments that are fixed for an initial  period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding  payment period,  subject to any caps on the amount of any single monthly  payment  increase) for a period to be specified in the prospectus supplement from the date of origination, after which the  monthly  payment  is fixed at a  level-payment  amount so as to fully amortize the Asset over its remaining  term to maturity.  The scheduled  monthly payment for an Increasing  Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding  sentence and (2) payments made by the  respective  servicers  pursuant  to  buy-down  or subsidy  agreements.  The borrower's initial monthly payments for each Increasing Payment Asset are set at the  level-payment  amount  that would  apply to an  otherwise  identical  Level
Payment Asset having an interest rate some number of percentage points below the
Asset Rate of that Increasing  Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing
Payment  Asset  by  the  related  servicers  pursuant  to  buy-down  or  subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing  Payment Asset at the related interest rate,  without negative amortization.  A borrower's monthly payments on an Increasing Payment Asset may, however,  not be sufficient to result in any reduction of the principal  balance of that Asset until after the period when those payments may be increased.

                                      -4-

     The Notes or Certificates,  as applicable, will be entitled to payment only from the assets of the  related  trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates  representing  beneficial  ownership interests in, or  indebtedness  of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

     GENERAL

     Each  mortgage  loan will  generally  be secured by a lien on (1) a one- to four-family  residential  property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family
Property") or (2) a primarily residential property that consists of five or more residential  dwelling units,  referred to as a multifamily  property,  which may include  limited  retail,  office  or  other  commercial  space  ("Multi  Family
Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage  loans will be secured by first  and/or  junior  mortgages  or deeds of trust or other similar security  instruments  creating a first or junior lien on
Mortgaged Property.

     The Mortgaged Properties may also include:

     o    Apartment   buildings  owned  by  cooperative   housing   corporations
          ("Cooperatives"); and

     o    Leasehold interests in properties, the title to which is held by third party lessors.  The term of these  leaseholds  will exceed the term of the  related  mortgage  note by at least five years or some other time period specified in the prospectus supplement.

     The  principal  balance of mortgage  loans  secured by  Mortgaged  Property consisting  of  Multi  Family  Property  or  apartment  buildings  owned by
     Cooperatives  shall not exceed 5% of the principal  balance of all mortgage loans conveyed to the trust fund.

     The mortgage loans may include:

     o    Closed-end  and/or  revolving  home equity  loans or balances of these home equity loans ("Home Equity Loans");

     o    Secured  home  improvement  installment  sales  contracts  and secured installment loan agreements, known as home improvement contracts; and

     o    Mortgage loans evidenced by contracts  ("Land Sale Contracts") for the sale of properties  pursuant to which the borrower promises to pay the amount  due on the  mortgage  loans to the  holder  of the  Land  Sale
          Contract  with fee title to the related  property  held by that holder until the borrower has made all of the payments  required  pursuant to that Land Sale  Contract,  at which time fee title is  conveyed to the borrower.

     The originator of each mortgage loan will have been a person other than the depositor.  The  prospectus  supplement  will  indicate if any  originator is an affiliate of the  depositor.  The  mortgage  loans will be evidenced by mortgage notes secured by mortgages,  deeds of trust or other security

                                      -5-

instruments (the "Mortgages") creating a lien on the Mortgaged  Properties.  The
Mortgaged  Properties  will be  located  in any  one of the  fifty  states,  the
District of  Columbia,  Guam,  Puerto Rico or any other  territory of the United
States. If provided in the prospectus supplement, the mortgage loans may include loans  insured by the Federal  Housing  Administration  (the "FHA") or partially guaranteed by the Veteran's  Administration  (the "VA"). See "--FHA Loans and VA
Loans" below.

     LOAN-TO-VALUE RATIO

     The "Loan-to-Value  Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding  principal  balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that  property.  "Refinance
Loans" are loans made to refinance existing loans. Unless otherwise specified in the  prospectus  supplement,  the Value of the  Mortgaged  Property  securing  a
Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal  obtained at the time of origination of the Refinance  Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at  origination  and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

     Your  prospectus  supplement  will  contain  information,  as of the  dates specified in that  prospectus  supplement and to the extent then  applicable and specifically  known  to the  depositor,  with  respect  to the  mortgage  loans, including:

     o    the total outstanding principal balance and the largest,  smallest and average  outstanding  principal  balance of the mortgage  loans as of, unless otherwise specified in that prospectus supplement, the close of business  on the first day of the month of  formation  of the  related trust fund (the "Cut-off Date");

     o    the type of property securing the mortgage loans;

     o    the  weighted  average  (by  principal  balance) of the  original  and remaining terms to maturity of the mortgage loans;

     o    the range of maturity dates of the mortgage loans;

     o    the range of the  Loan-to-Value  Ratios at origination of the mortgage loans;

     o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o    the state or  states in which  most of the  Mortgaged  Properties  are located;

     o    information  regarding  the  prepayment  provisions,  if  any,  of the mortgage loans;

     o    for mortgage loans with adjustable  mortgage rates ("ARM Loans"),  the index,  the frequency of the  adjustment  dates,  the range of margins added to the index,  and the

                                      -6-

          maximum mortgage rate or monthly payment  variation at the time of any adjustment of and over the life of the ARM Loan;

     o    information  regarding  the payment  characteristics  of the  mortgage loans, including balloon payment and other amortization provisions;

     o    the number of  mortgage  loans that are  delinquent  and the number of days  or  ranges  of the  number  of days  those  mortgage  loans  are delinquent; and

     o    the material underwriting standards used for the mortgage loans.

     If specific  information  respecting  the mortgage  loans is unknown to the depositor at the time the Notes or  Certificates,  as applicable,  are initially offered, more general information of the nature described above will be provided in the prospectus  supplement,  and specific  information will be set forth in a
report  that  will  be  available  to   purchasers   of  the  related  Notes  or
Certificates,  as applicable, at or before the initial issuance of that Security and will be filed as part of a Current  Report  on Form 8-K with the  Securities and  Exchange  Commission  (the  "Commission")  within  fifteen  days after that initial issuance.  The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total  principal  balance as of the  Cut-off  Date)  from the  characteristics  of the  mortgage  loans that are described in the prospectus supplement.

     The prospectus  supplement  will specify whether the mortgage loans include
(1) Home  Equity  Loans,  which may be secured by  Mortgages  that are junior to other  liens on the  related  Mortgaged  Property  and/or  (2) home  improvement contracts originated by a home improvement  contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property.  The home improvements  purchased with the home improvement  contracts typically include  replacement  windows,  house siding,  roofs,  swimming pools, satellite dishes,  kitchen and bathroom  remodeling goods, solar heating panels, patios,  decks,  room  additions and garages.  The  prospectus  supplement  will specify  whether the home  improvement  contracts  are FHA loans and, if so, the limitations on any FHA insurance.  In addition,  the prospectus  supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land
Sale Contracts.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     All of the mortgage loans will provide for payments of principal,  interest or both, on due dates that occur monthly,  quarterly or semi-annually or at some other interval as is specified in the  prospectus  supplement or for payments in another manner  described in the prospectus  supplement.  Each mortgage loan may provide for no accrual of  interest  or for accrual of interest on the  mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted  from an adjustable to a fixed mortgage rate or a different  adjustable  mortgage rate, or from a fixed to an adjustable  mortgage rate, from time to time pursuant to an election or as otherwise specified in the related  mortgage note, in each case as described in the prospectus  supplement.
Each mortgage  loan may provide for  scheduled  payments to maturity or payments that adjust from time to time to accommodate  changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other
methodologies,   and  may  provide  for  negative  amortization  or  accelerated amortization,  in each case as  described  in the  prospectus  supplement.  Each mortgage loan may be fully  amortizing  or require a balloon  payment due on its stated  maturity date, in each case as described in the  prospectus  supplement.
Each mortgage loan may contain  prohibitions  on prepayment (a "Lockout  Period"
and, the date of expiration  thereof, a "Lock-out Date") or require payment of a

                                      -7-

premium or a yield  maintenance  penalty (a "Prepayment  Premium") in connection with a prepayment,  in each case as described in the prospectus  supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable,  are  entitled  to  all or a  portion  of  any  Prepayment  Premiums collected from the mortgage  loans,  the prospectus  supplement will specify the method  or  methods  by  which  any of  these  amounts  will be  allocated.  See
"--Assets" above.

     REVOLVING CREDIT LINE LOANS

     As more fully  described in the prospectus  supplement,  the mortgage loans may consist,  in whole or in part, of revolving Home Equity Loans or balances of these Home  Equity  Loans  ("Revolving  Credit  Line  Loans").  Interest on each
Revolving Credit Line Loan,  excluding  introductory  rates offered from time to time during  promotional  periods,  may be computed  and payable  monthly on the average  daily  outstanding  principal  balance of that loan.  From time to time before the expiration of the related draw period specified in a Revolving Credit
Line Loan,  principal  amounts on that  Revolving  Credit Line Loan may be drawn down (up to a  maximum  amount  as set forth in the  prospectus  supplement)  or repaid. If specified in the prospectus supplement,  new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus  supplement.  As a result,  the total balance of the
Revolving  Credit  Line  Loans  will  fluctuate  from day to day as new draws by borrowers  are added to the trust fund and  principal  payments  are  applied to those  balances  and  those  amounts  will  usually  differ  each  day,  as more specifically described in the prospectus  supplement.  Under some circumstances, under a Revolving  Credit Line Loan,  a borrower  may,  during the related  draw period,  choose an interest  only payment  option,  during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle,  and may also elect to pay all or a portion of the principal.  An interest  only  payment  option may  terminate  at the end of the  related  draw period,  after which the borrower  must begin paying at least a minimum  monthly portion of the average outstanding principal balance of the loan.

     UNSECURED HOME IMPROVEMENT LOANS

     The unsecured home improvement loans may consist of conventional  unsecured
home  improvement  loans,   unsecured   installment  loans  and  unsecured  home
improvement  loans  that are FHA loans.  Except as  otherwise  described  in the prospectus  supplement,  the  unsecured  home  improvement  loans  will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

     UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each  prospectus  supplement  will  contain  information,  as of the  dates specified in the  prospectus  supplement  and to the extent then  applicable and specifically  known  to  the  depositor,  with  respect  to any  unsecured  home improvement loans, including:

     o    the total outstanding principal balance and the largest,  smallest and
          average   outstanding   principal   balance  of  the  unsecured   home
          improvement loans as of the applicable cut-off date;

     o    the  weighted  average,  by  principal  balance,  of the  original and remaining terms to maturity of the unsecured home improvement loans;

                                      -8-

     o    the earliest  and latest  origination  date and  maturity  date of the unsecured home improvements loans;

     o    the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

     o    the state or states in which most of the  unsecured  home  improvement loans were originated.

     o    information  regarding  the  prepayment  provisions,  if  any,  of the unsecured home improvement loans;

     o    with respect to the unsecured home  improvement  loans with adjustable interest  rates,  called ARM unsecured  home  improvement  loans,  the index,  the frequency of the  adjustment  dates,  the range of margins added to the index,  and the maximum  interest rate or monthly payment variation at the time of any  adjustment  thereof and over the life of the ARM unsecured home improvement loan;

     o    information  regarding  the payment  characteristics  of the unsecured home improvement loans;

     o    the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

     o    the  material  underwriting  standards  used  for the  unsecured  home improvement loans.

     If specific information  respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates,  as applicable,  are initially offered,  more general  information of the nature described above will be provided in the prospectus  supplement,  and specific information will be set forth in a report that will be available to  purchasers  of the related Notes or
Certificates,  as applicable, at or before the initial issuance thereof and will be filed as part of a  Current  Report  on Form 8-K with the  Commission  within fifteen days after the related  initial  issuance.  The  characteristics  of the unsecured home improvement  loans included in a trust fund will not vary by more than five percent,  by total principal  balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

     GENERAL

     To the extent provided in the prospectus supplement,  each contract will be secured by a security  interest  in a new or used  manufactured  home,  called a
Manufactured  Home. The contracts may include  contracts that are FHA loans. The method of computing the  Loan-to-Value  Ratio of a contract will be described in the prospectus supplement.

     CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus  supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information,  as of the dates specified in that prospectus

                                      -9-

supplement  and to the extent  then  applicable  and  specifically  known to the depositor, with respect to any contracts, including:

     o    the total outstanding principal balance and the largest,  smallest and average  outstanding  principal  balance  of the  contracts  as of the applicable cut-off date;

     o    whether the manufactured  homes were new or used as of the origination of the related contracts;

     o    the  weighted  average,  by  principal  balance,  of the  original and remaining terms to maturity of the contracts;

     o    the range of maturity dates of the contracts;

     o    the range of the Loan-to-Value Ratios at origination of the contracts;

     o    the annual  percentage rate on each contract,  called a contract rate, or range of contract  rates and the  weighted  average  contract  rate borne by the contracts;

     o    the  state or  states  in which  most of the  manufactured  homes  are located at origination;

     o    information  regarding  the  prepayment  provisions,  if  any,  of the contracts;

     o    for  contracts  with  adjustable  contract  rates,  referred to as ARM contracts,  the index, the frequency of the adjustment  dates, and the maximum contract rate or monthly payment  variation at the time of any adjustment thereof and over the life of the ARM contract;

     o    the number of contracts  that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

     o    information  regarding the payment  characteristics  of the contracts;
          and

     o    the material underwriting standards used for the contracts.

     If  specific  information  respecting  the  contracts  is  unknown  to  the depositor at the time the Notes or  Certificates,  as applicable,  are initially offered, more general information of the nature described above will be provided in the prospectus  supplement,  and specific  information will be set forth in a
report  that  will  be  available  to   purchasers   of  the  related  Notes  or
Certificates,  as applicable, at or before the initial issuance thereof and will be filed as part of a  Current  Report  on Form 8-K with the  Commission  within fifteen days after the related  initial  issuance.  The  characteristics  of the contracts  included in a trust fund will not vary by more than five  percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

     The information described above regarding the contracts in a trust fund may
be  presented  in  the  prospectus   supplement  in  combination   with  similar
information regarding the mortgage loans in the trust fund.

                                      -10-

     PAYMENT PROVISIONS OF THE CONTRACTS

     All of the contracts  will provide for payments of  principal,  interest or both, on due dates that occur monthly or at some other  interval as is specified in the prospectus  supplement or for payments in another manner described in the prospectus  supplement.  Each contract may provide for no accrual of interest or for accrual of interest  thereon at a contract  rate that is fixed over its term or that adjusts from time to time, or as otherwise  specified in the  prospectus supplement.  Each  contract  may provide for  scheduled  payments to maturity or payments  that adjust from time to time to  accommodate  changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

     The  Agency  Securities  will  consist  of any  combination  of Ginnie  Mae certificates,  Fannie Mae certificates and Freddie Mac  certificates,  which may include Stripped Agency Securities, as described below.

     GINNIE MAE

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title
III of the Housing Act authorizes  Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates  that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section  306(g) of the Housing Act provides that "the full faith and credit of the  United  States is  pledged to the  payment  of all  amounts  that may be required  to be paid  under any  guaranty  under this  subsection."  To meet its obligations under that guaranty, Ginnie Mae is authorized,  under Section 306(d)
of the  National  Housing Act of 1934 (the  "Housing  Act"),  to borrow from the
United  States  Treasury  with no  limitations  as to  amount,  to  perform  its obligations under its guarantee.

     GINNIE MAE CERTIFICATES

     Each  Ginnie  Mae  certificate  will  be a  "fully  modified  pass-through"
mortgage-backed  certificate issued and serviced by an issuer approved by Ginnie
Mae or Fannie  Mae as a  seller-  servicer  of FHA loans or VA loans,  except as described below regarding  Stripped  Agency  Securities (as defined below).  The loans underlying  Ginnie Mae certificates may consist of FHA loans, VA loans and other  loans  eligible  for  inclusion  in  loan  pools  underlying  Ginnie  Mae certificates.  Ginnie Mae certificates may be issued under either or both of the
Ginnie  Mae I  program  and the  Ginnie  Mae II  program,  as  described  in the prospectus supplement. If the trust fund includes Ginnie Mae certificates,  your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty  program,  the  characteristics  of the pool  underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae  certificates  and other  relevant  matters regarding the Ginnie Mae certificates.

     Except as otherwise specified in the prospectus  supplement or as described below with respect to Stripped  Agency  Securities,  each Ginnie Mae certificate will provide for the payment,  by or on behalf of the issuer,  to the registered holder of that  Ginnie Mae  certificate  of monthly  payments of  principal  and interest equal to the holder's proportionate interest in the total amount of the monthly  principal  and  interest  payments on each related FHA loan or VA loan, minus  servicing  and

                                      -11-

guaranty  fees  totaling  the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition,  each payment to a holder of a Ginnie  Mae  certificate  will  include  proportionate  pass-through payments to that holder of any  prepayments  of principal of the FHA loans or VA loans  underlying  the Ginnie Mae  certificate  and the  holder's  proportionate interest in the remaining  principal  balance in the event of a  foreclosure  or other disposition of any related FHA loan or VA loan.

     The Ginnie Mae  certificates  do not constitute a liability of, or evidence any recourse against,  the issuer of the Ginnie Mae certificates,  the depositor or any affiliates of the depositor, and the only recourse of a registered holder
(for example, the trustee) is to enforce the guaranty of Ginnie Mae.

     Ginnie  Mae will have  approved  the  issuance  of each of the  Ginnie  Mae certificates included in a trust fund in accordance with a guaranty agreement or contract  between  Ginnie Mae and the  issuer of the  Ginnie  Mae  certificates.
Pursuant  to that  agreement,  that  issuer,  in its  capacity as  servicer,  is required to perform customary functions of a servicer of FHA loans and VA loans, including  collecting payments from borrowers and remitting those collections to the registered holder,  maintaining escrow and impoundment accounts of borrowers for  payments of taxes,  insurance  and other  items  required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae  certificate,  even if the  payments  received  by that  issuer on the loans  backing the Ginnie Mae certificate  are less  than the  amounts  due.  If the  issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify
Ginnie Mae and request Ginnie Mae to make that payment.  Upon that  notification and  request,  Ginnie Mae will make those  payments  directly to the  registered holder of the  Ginnie  Mae  certificate.  In the event no payment is made by the issuer  and the  issuer  fails to notify  and  request  Ginnie  Mae to make that payment,  the  registered  holder of the Ginnie  Mae  certificate  has  recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee,  as registered  holder of the Ginnie Mae  certificates  included in a trust fund, is entitled to proceed  directly against Ginnie Mae under the terms of the guaranty agreement or contract  relating to the Ginnie Mae  certificates  for any amounts that are unpaid when due under each Ginnie Mae certificate.

     The  Ginnie  Mae  certificates  included  in a trust  fund may  have  other characteristics  and terms,  different from those described above so long as the
Ginnie Mae  certificates and underlying  residential  loans meet the criteria of the  rating  agency or  agencies.  The Ginnie Mae  certificates  and  underlying residential loans will be described in the prospectus supplement.

     FANNIE MAE

     Fannie  Mae is a  federally  chartered  and  stockholder-owned  corporation organized and existing under the Federal National Mortgage  Association  Charter
Act, as amended (the "Charter  Act").  Fannie Mae was originally  established in
1938 as a United States government agency to provide  supplemental  liquidity to the mortgage market and was transformed into a stockholder-  owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides  funds to the mortgage  market by  purchasing  mortgage loans  from  lenders.  Fannie Mae  acquires  funds to  purchase  loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide,  Fannie Mae helps to redistribute mortgage funds from  capital-surplus  to  capital-short  areas. In addition,  Fannie Mae issues mortgage-backed  securities  primarily in exchange  for pools of mortgage  loans from  lenders.

                                      -12-

Fannie Mae  receives  fees for its guaranty of timely  payment of principal  and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES

     Fannie Mae certificates are Guaranteed Mortgage  Pass-Through  Certificates
typically issued pursuant to a prospectus that is periodically revised by Fannie
Mae. Fannie Mae certificates  represent fractional undivided interests in a pool of  mortgage  loans  formed  by Fannie  Mae.  Each  mortgage  loan must meet the applicable  standards  of  the  Fannie  Mae  purchase  program.  Mortgage  loans comprising  a pool are either  provided by Fannie Mae from its own  portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.  Mortgage loans underlying  Fannie Mae certificates  included in a trust fund will consist of  conventional  mortgage  loans,  FHA  loans or VA loans.  If the  trust  fund includes Fannie Mae  certificates,  your prospectus  supplement will include any
material  additional   information   regarding  the  Fannie  Mae  program,   the
characteristics  of  the  pool  underlying  the  Fannie  Mae  certificates,  the servicing of the related  pool,  payment of principal and interest on the Fannie
Mae certificates and other relevant matters about the Fannie Mae certificates.

     Except as  described  below with  respect to  Stripped  Agency  Securities,
Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute  amounts  representing that holder's  proportionate  share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae  certificate on the underlying  mortgage  loans,  whether or not received,  and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated  mortgage loan, whether or not the related principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are  obligations  solely of Fannie Mae and are not backed by, nor  entitled to, the full faith and credit of the United  States.  If Fannie Mae were unable to satisfy those  obligations, distributions to the holders of Fannie Mae certificates  would consist solely of payments and other recoveries on the underlying loans and, accordingly,  monthly distributions  to the  holders of Fannie Mae  certificates  would be affected by delinquent payments and defaults on those loans.

     Fannie Mae  certificates  evidencing  interests in pools of mortgage  loans formed on or after May 1, 1985  (other than  Fannie Mae  certificates  backed by pools  containing  graduated  payment  mortgage loans or multifamily  loans) are available  in  book-entry  form  only.  For a Fannie Mae  certificate  issued in book-entry  form,  distributions  on the Fannie Mae certificate  will be made by wire, and for a fully registered Fannie Mae certificate,  distributions  will be made by check.

     The  Fannie  Mae  certificates  included  in a trust  fund may  have  other characteristics and terms,  different from those described above, as long as the
Fannie Mae certificates  and underlying  mortgage loans meet the criteria of the rating agency or agencies rating the  Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     FREDDIE MAC

     Freddie Mac is a corporate  instrumentality  of the United  States  created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the
"Freddie Mac Act").  Freddie Mac was  established  primarily  for the purpose of increasing  the  availability  of mortgage  credit for the  financing  of needed housing.  It seeks to provide an enhanced  degree of liquidity  for  residential

                                      -13-

mortgage  investments  primarily by assisting  in the  development  of secondary markets  for  conventional  mortgages.  The  principal  activity  of Freddie Mac currently  consists  of the  purchase of first  lien,  conventional  residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily
Freddie Mac  certificates.  Freddie Mac is  confined  to  purchasing,  so far as practicable,  mortgage loans and participation interests in mortgage loans which it deems to be of the quality,  type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

     Each Freddie Mac certificate  represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans,
FHA loans or VA loans  (the  "Freddie  Mac  Certificate  Group").  Each of these mortgage loans must meet the  applicable  standards set forth in the Freddie Mac
Act. A Freddie Mac  Certificate  Group may include  whole  loans,  participation interests  in  whole  loans  and  undivided  interests  in  whole  loans  and/or participations  comprising  another Freddie Mac Certificate  Group. If the trust fund includes Freddie Mac certificates,  your prospectus supplement will include any material additional  information regarding the Freddie Mac guaranty program, the  characteristics  of the pool underlying that Freddie Mac  certificate,  the servicing of the related pool,  payment of principal and interest on the Freddie
Mac  certificate   and  any  other  relevant   matters  about  the  Freddie  Mac
certificates.

     Except as  described  below with  respect to  Stripped  Agency  Securities,
Freddie Mac guarantees to each  registered  holder of a Freddie Mac  certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable  interest rate on the  registered  holder's pro rata share of the unpaid  principal  balance  outstanding on the underlying  mortgage loans in the
Freddie Mac  Certificate  Group  represented  by that  Freddie Mac  certificate, whether or not received.  Freddie Mac also guarantees to each registered  holder of a Freddie Mac  certificate  collection by that holder of all principal on the underlying  mortgage  loans,  without any offset or deduction,  to the extent of that holder's pro rata share of the  principal,  but does not,  except if and to the extent specified in the prospectus supplement,  guarantee the timely payment of scheduled principal. Pursuant to its guarantees,  Freddie Mac also guarantees ultimate collection of scheduled  principal  payments,  prepayments of principal and the  remaining  principal  balance  in the event of a  foreclosure  or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its  guarantee of  collection  of  principal at any time after  default on an underlying mortgage loan, but not later than 30 days following the latest of

          (1)  foreclosure sale;

          (2)  payment of the claim by any mortgage insurer; and

          (3) the  expiration  of any right of  redemption,  but in any event no later  than one year  after  demand  has been  made upon the  borrower  for accelerated payment of principal.

     In taking actions  regarding the  collection of principal  after default on the mortgage loans underlying Freddie Mac certificates,  including the timing of demand  for  acceleration,  Freddie  Mac  reserves  the  right to  exercise  its servicing  judgment  for the  mortgage  loans in the same manner as for mortgage loans  that it has  purchased  but not sold.  The length of time  necessary  for
Freddie Mac to determine that a mortgage loan should be accelerated  varies with the particular  circumstances of each

                                      -14-

borrower,  and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac  certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute  debts or obligations of the United
States or any Federal Home Loan Bank.  The  obligations of Freddie Mac under its guarantee  are  obligations  solely of  Freddie  Mac and are not  backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy  those  obligations,  distributions  to holders of Freddie Mac certificates  would  consist  solely of  payments  and other  recoveries  on the underlying mortgage loans and, accordingly,  monthly distributions to holders of
Freddie Mac certificates  would be affected by delinquent  payments and defaults on those mortgage loans.

     The  Freddie  Mac  certificates  included  in a trust  fund may have  other characteristics and terms,  different from those described above, so long as the
Freddie Mac certificates and underlying  mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates,  as applicable.  The
Freddie Mac certificates and underlying  mortgage loans will be described in the prospectus supplement.

     STRIPPED AGENCY SECURITIES

     The  Ginnie  Mae  certificates,  Fannie Mae  certificates  or  Freddie  Mac certificates  may be  issued  in the  form  of  certificates  ("Stripped  Agency
Securities")  that represent an undivided  interest in all or part of either the principal  distributions  (but not the interest  distributions)  or the interest distributions  (but  not the  principal  distributions),  or in  some  specified portion  of the  principal  or  interest  distributions  (but  not all of  those distributions),  on an  underlying  pool of mortgage  loans or other  Ginnie Mae certificates,  Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae,
Fannie Mae or Freddie Mac, as applicable,  will  guarantee each Stripped  Agency
Security to the same extent as that entity guarantees the underlying  securities backing the Stripped  Agency  Securities or to the extent  described above for a
Stripped Agency Security  backed by a pool of mortgage loans,  unless  otherwise specified in the  prospectus  supplement.  If the trust fund  includes  Stripped
Agency  Securities,   your  prospectus  supplement  will  include  any  material additional  information  regarding the  characteristics of the assets underlying the Stripped  Agency  Securities,  the payments of principal and interest on the
Stripped Agency  Securities and other relevant matters about the Stripped Agency
Securities.

MORTGAGE SECURITIES

     The Mortgage Securities will represent beneficial interests in loans of the type that would  otherwise  be  eligible to be mortgage  loans,  unsecured  home improvement loans, contract or Agency Securities, or collateralized  obligations secured by mortgage loans,  unsecured home improvement loans, contract or Agency
Securities. The Mortgage Securities will have been

          (1) issued by an entity other than the depositor or its affiliates;

          (2) acquired in bona fide secondary market  transactions  from persons other than the issuer of the Mortgage Securities or its affiliates; and

          (3) (a) offered and distributed to the public pursuant to an effective registration  statement or (b) purchased in a transaction not involving any public  offering  from a person

                                      -15-

     who is not an  affiliate of the issuer of those  securities  at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

     Although  individual  Underlying  Loans may be insured or guaranteed by the
United States or an agency or  instrumentality  of the United States,  they need not be, and Mortgage Securities themselves will not be so insured or guaranteed.
Except as otherwise set forth in the prospectus supplement,  Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

     The prospectus supplement for the Notes or Certificates,  as applicable, of each series evidencing  interests in a trust fund including Mortgage  Securities will include a description  of the Mortgage  Securities  and any related  credit enhancement,  and the related mortgage loans,  unsecured home improvement loans, contracts,  or  Agency  Securities  will be  described  together  with any other mortgage loans or Agency  Securities  included in the trust fund of that series.
As  used  in  this  prospectus,  the  terms  "mortgage  loans,"  unsecured  home improvement  loans,  contracts,  include  the  mortgage  loans,  unsecured  home improvement loans, contracts, as applicable,  underlying the Mortgage Securities in your trust fund.  References  in this  prospectus  to advances to be made and other actions to be taken by the master  servicer in connection  with the Assets may include any advances made and other  actions taken  pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

     FHA loans will be insured by the FHA as  authorized  under the Housing Act, and the United States Housing Act of 1937, as amended.  One- to four-family  FHA loans will be insured  under  various FHA  programs  including  the standard FHA
203-b programs to finance the  acquisition of one- to four-family  housing units and the FHA 245 graduated  payment  mortgage  program.  The FHA loans  generally require a minimum down  payment of  approximately  5% of the original  principal amount  of the FHA  loan.  No FHA  loan may have an  interest  rate or  original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

     Mortgage loans, unsecured home improvement loans,  contracts,  that are FHA loans are insured by the FHA (as described in the prospectus  supplement,  up to an amount  equal to 90% of the sum of the unpaid  principal  of the FHA loan,  a portion of the unpaid interest and other liquidation  costs) pursuant to Title I of the Housing Act.

     There  are two  primary  FHA  insurance  programs  that are  available  for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated  multifamily  rental  projects.  Section  244 of the  Housing  Act provides  for  co-insurance  of those loans made under  Sections  221(d)(3)  and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of  multifamily  loan may be up to 40 years and the ratio of the loan  amount to property replacement cost can be up to 90%.

     Section  223(f) of the Housing Act allows HUD to insure  multifamily  loans made for the purchase or refinancing of existing  apartment projects that are at least three years old.  Section 244 also provides for  co-insurance  of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial  rehabilitation work, but repairs may be made for up to, in general,  the greater of 15% of the value of the project and a dollar  amount per  apartment  unit

                                      -16-

established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

     VA loans  will be  partially  guaranteed  by the VA under the  Servicemen's
Readjustment Act of 1944, as amended (the "Servicemen's  Readjustment Act"). The
Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage  loan  guarantee by the VA covering  mortgage financing of the  purchase of a one- to  four-family  dwelling  unit at interest rates permitted by the VA. The program has no mortgage loan limits,  requires no down payment from the  purchasers and permits the guarantee of mortgage loans of up to 30 years' duration.  However,  no VA loan will have an original  principal amount  greater than five times the partial VA guarantee  for that VA loan.  The maximum  guarantee  that may be issued by the VA under this  program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

     To the  extent  provided  in a  prospectus  supplement,  a  portion  of the proceeds  of the  issuance  of  Notes or  Certificates,  as  applicable,  may be deposited into an account maintained with the trustee (a "Pre-Funding Account").
In that  case,  the  depositor  will  be  obligated  to sell at a  predetermined price--and  the trust fund for the related series of Notes or  Certificates,  as applicable,  will be obligated to  purchase--additional  Assets (the "Subsequent
Assets") from time to time,  and as frequently as daily,  within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding
Period") after the issuance of the Notes or Certificates,  as applicable, having a total principal  balance  approximately  equal to the amount on deposit in the
Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement,  and will not in any case exceed 50% of the total  initial  Security
Balance of the related Notes or  Certificates,  as  applicable.  Any  Subsequent
Assets will be required to satisfy specific  eligibility criteria more fully set forth in the prospectus  supplement,  which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus  supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred  into the trust  fund,  for  example,  the  delivery  to the  rating agencies  and to the trustee of any  required  opinions  of counsel.  See "ERISA
Considerations--Pre-Funding   Accounts"  for  additional  information  regarding
Pre-Funding Accounts.

     Except as set forth in the following  sentence,  the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding  Account at the end of the Pre-Funding  Period will be used to prepay one or more classes of Notes or  Certificates,  as applicable, in the amounts and in the manner  specified  in the  prospectus  supplement.  In addition,  if specified  in the  prospectus  supplement,  the  depositor  may be required  to  deposit  cash  into an  account  maintained  by the  trustee  (the
"Capitalized  Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or  Certificates,  as applicable,  during the
Pre-Funding Period. Any amount remaining in the Capitalized  Interest Account at the  end  of the  Pre-Funding  Period  will  be  remitted  as  specified  in the prospectus supplement.

     Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested,  pending application,  only in eligible investments authorized by each applicable rating agency.

                                      -17-

ACCOUNTS

     Each  trust  fund  will  include  one or  more  accounts,  established  and maintained  on behalf of the  securityholders  into  which the person or persons designated in the prospectus  supplement  will, to the extent  described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced  with  respect to the Assets and other  assets in the trust fund.  This type of  account  may be  maintained  as an  interest  bearing  or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term,  investment grade  obligations,  in each case as
described   in   the   prospectus   supplement.    See   "Description   of   the
Agreements--Material   Terms  of  the  Pooling  and  Servicing   Agreements  and
Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the  prospectus  supplement,  partial or full  protection against some  defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates,  as applicable, in the related  series in the form of  subordination  of one or more  other  classes of
Notes or  Certificates,  as  applicable,  in that series or by one or more other types of credit  support,  for example,  a letter of credit,  insurance  policy, guarantee,  reserve fund or another type of credit support,  or a combination of these  (any of these  types  of  coverage  for the  Notes  or  Certificates,  as applicable,  of any series, is referred to generally as "credit  support").  The amount and types of coverage,  the  identification  of the entity  providing the coverage  (if  applicable)  and  related  information  for each  type of  credit support, if any, will be described in the prospectus  supplement for a series of
Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided  in the  prospectus  supplement,  the trust fund may include guaranteed  investment  contracts pursuant to which moneys held in the funds and accounts  established  for the  related  series  will be invested at a specified rate. The trust fund may also include other  agreements,  for example,  interest rate swap  agreements,  interest  rate cap or floor  agreements,  currency  swap agreements or similar agreements provided to reduce the effects of interest rate or currency  exchange rate  fluctuations on the Assets or on one or more classes of Notes or  Certificates,  as applicable.  (Currency swap  agreements  might be included  in the trust fund if some or all of the Assets were  denominated  in a non-United  States  currency.)  The  principal  terms of any related  guaranteed investment contract or other agreement (any of these types of agreement, a "Cash
Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions  relating to the termination of these documents,  will be described in the prospectus supplement for the related series.  In addition,  the prospectus  supplement will provide  information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes or Certificates, as  applicable,  will be applied by the depositor to the purchase of Assets,  or the repayment of the financing incurred in that purchase, and to pay for some of the expenses  incurred in  connection  with that  purchase of Assets and sale of
Notes or Certificates, as applicable. The depositor expects to sell the Notes or
Certificates,  as  applicable,  from time to time,  but the timing and amount of offerings of Notes or

                                      -18-

Certificates,  as applicable,  will depend on a number of factors, including the
volume  of  Assets  acquired  by  the  depositor,   prevailing  interest  rates,
availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any  Offered  Security  will  depend on the price  paid by the securityholder,  the interest  Rate of the  Security,  the receipt and timing of receipt of  distributions  on the Security and the weighted  average life of the
Assets  in the  related  trust  fund  (which  may be  affected  by  prepayments, defaults, liquidations or repurchases).

INTEREST RATE

     Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or  Certificates,  as  applicable,  or, in the case of a variable or  adjustable
Interest Rate, the method of determining the Interest Rate; the effect,  if any, of the  prepayment  of any Asset on the Interest  Rate of one or more classes of
Notes or Certificates,  as applicable; and whether the distributions of interest on the Notes or Certificates,  as applicable, of any class will be dependent, in whole  or in  part,  on  the  performance  of any  borrower  under  a Cash  Flow
Agreement.

     If specified in the prospectus supplement,  the effective yield to maturity to each holder of Notes or Certificates, as applicable,  entitled to payments of interest will be below that otherwise  produced by the applicable  Interest Rate and purchase price of that Security  because,  while interest may accrue on each
Asset during a period (each,  an "Accrual  Period"),  the  distribution  of that interest  will be made on a day  that  may be  several  days,  weeks  or  months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each  payment of  interest  on the Notes or  Certificates,  as  applicable, entitled to  distributions of interest (or addition to the Security Balance of a class of Accrual  Securities)  will be made by or on behalf of the trustee  each month on the date specified in the related  prospectus  supplement (each date, a
"Distribution  Date"),  and will  include  interest  accrued  during the Accrual
Period for that Distribution  Date. As indicated above under "--Interest  Rate,"
if the Accrual  Period  ends on a date other than the day before a  Distribution
Date for the related series, the yield realized by the holders of those Notes or
Certificates,  as  applicable,  may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Notes or Certificates,  as applicable, will be affected  by the rate of  principal  payments  on the Assets (or, in the case of
Mortgage Securities and Agency Securities,  the underlying assets related to the
Mortgage  Securities and Agency  Securities),  including  principal  prepayments resulting  from both  voluntary  prepayments  by the borrowers  and  involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of  factors,

                                      -19-

including  the terms of the Assets (or, in the case of Mortgage  Securities  and
Agency Securities,  the underlying assets related to the Mortgage Securities and
Agency Securities),  the level of prevailing interest rates, the availability of mortgage  credit and economic,  demographic,  geographic,  tax,  legal and other factors.

     In general,  however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular  trust fund (or, in the case of
Mortgage Securities and Agency Securities,  the underlying assets related to the
Mortgage  Securities and Agency  Securities),  those assets are likely to be the subject of higher  principal  prepayments  than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets
(or, in the case of Mortgage  Securities and Agency  Securities,  the underlying assets related to the Mortgage  Securities and Agency Securities) may consist of loans with different  interest rates. The rate of principal  payment on Mortgage
Securities will also be affected by the allocation of principal  payments on the underlying  assets among the Mortgage  Securities or Agency Securities and other
Mortgage  Securities  or  Agency  Securities  of the  same  series.  The rate of principal  payments on the Assets in the related  trust fund (or, in the case of
Mortgage Securities and Agency Securities,  the underlying assets related to the
Mortgage  Securities  and Agency  Securities)  is likely to be  affected  by the existence of any  Lock-out  Periods and  Prepayment  Premium  provisions  of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.
Mortgage loans with a Lock-out Period or a Prepayment Premium provision,  to the extent  enforceable,  generally  would be expected to experience a lower rate of principal  prepayments  than  otherwise  identical  mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     Because of the depreciating  nature of manufactured  housing,  which limits the possibilities  for refinancing,  and because the terms and principal amounts of  manufactured  housing  contracts are generally  shorter and smaller than the terms and  principal  amounts of mortgage  loans  secured by  site-built  homes, changes in interest rates have a  correspondingly  small effect on the amount of
the  monthly   payments  on  mortgage   loans  secured  by   site-built   homes.
Consequently,  changes in interest  rates may play a smaller role in  prepayment behavior  of  manufactured  housing  contracts  than  they do in the  prepayment behavior of loans secured by mortgage on  site-built  homes.  Conversely,  local economic  conditions  and some of the other factors  mentioned  above may play a larger role in the prepayment  behavior of manufactured  housing  contracts than they do in the  prepayment  behavior of loans secured by mortgages on site-built homes.

     If the  purchaser  of a  Security  offered  at a  discount  calculates  its anticipated  yield to  maturity  based on an assumed  rate of  distributions  of principal  that is faster than that actually  experienced  on the Assets (or, in the case of Mortgage  Securities and Agency  Securities,  the underlying  assets related to the Mortgage Securities and Agency  Securities),  the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security  offered at a premium  calculates its  anticipated  yield to maturity based on an assumed rate of  distributions of principal that is slower than that actually  experienced on the Assets (or, in the case of Mortgage  Securities and
Agency Securities,  the underlying assets related to the Mortgage Securities and
Agency  Securities),  the actual  yield to  maturity  will be lower than that so calculated.  In either case, if so provided in the  prospectus  supplement for a series of Notes or  Certificates,  as applicable,  the effect on yield on one or more  classes of the Notes or  Certificates,  as  applicable,  of that series of prepayments  of the  Assets  in the  related  trust  fund  may be  mitigated  or exacerbated  by any  provisions  for  sequential  or selective  distribution  of principal to those classes.

                                      -20-

     When a full  prepayment  is made on a  mortgage  loan  or a  contract,  the borrower is charged  interest on the principal  amount of the mortgage loan or a contract so prepaid for the number of days in the month  actually  elapsed up to the date of the  prepayment  or some other period  specified  in the  prospectus supplement.  Generally,  the effect of prepayments in full will be to reduce the amount  of  interest  paid  in the  following  month  to  holders  of  Notes  or
Certificates,  as applicable,  entitled to payments of interest because interest on the  principal  amount of any mortgage  loan or a contract so prepaid will be paid only to the date of  prepayment  rather  than for a full  month.  A partial prepayment  of  principal is applied so as to reduce the  outstanding  principal balance of the  related  mortgage  loan or a contract  as of its due date in the month in which the  partial  prepayment  is  received  or some  other date as is specified in the prospectus supplement.

     The timing of changes in the rate of principal  payments on the Assets (or, in the case of Mortgage Securities and Agency Securities,  the underlying assets related to the Mortgage  Securities  and Agency  Securities)  may  significantly affect an  investor's  actual  yield to  maturity,  even if the average  rate of distributions  of principal is  consistent  with an investor's  expectation.  In general,  the earlier a principal  payment is received on the mortgage loans and distributed on a Security,  the greater the effect on that  investor's  yield to maturity. The effect on an investor's yield of principal payments occurring at a rate  higher (or  lower)  than the rate  anticipated  by the  investor  during a particular  period may not be offset by a similar  decrease (or increase) in the rate of principal payments at a later time.

     The  securityholder  will  bear  the  risk of not  being  able to  reinvest principal  received  from a Security  at a yield at least  equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which  principal  payments are received on the Assets included in or  comprising a trust fund and the rate at which  payments are made from any credit  support  or Cash  Flow  Agreement  for the  related  series  of Notes or
Certificates,  as applicable,  may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans or contracts  comprising or underlying  the Assets in a particular  trust fund will generally  accelerate the rate at which  principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

     If so  provided  in the  prospectus  supplement  for a  series  of Notes or
Certificates,  as applicable,  one or more classes of Notes or Certificates,  as applicable,  may have a final scheduled  Distribution Date, which is the date on or before which the Security Balance of the class of Notes or  Certificates,  as applicable,  is scheduled to be reduced to zero,  calculated on the basis of the assumptions  applicable  to that  series.  Weighted  average  life refers to the average  amount of time that will  elapse  from the date of issue of a  security until each dollar of principal of that  security will be repaid to the investor.
The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment"  includes  prepayments,  in whole or in part, and liquidations due to default).

     In addition,  the weighted  average life of the Notes or  Certificates,  as applicable,  may be affected by the varying  maturities of the Assets in a trust fund.  If any Assets in a  particular  trust fund have actual  terms to maturity less than those assumed in calculating  final scheduled  Distribution  Dates for the classes of Notes or Certificates,  as applicable, of the related series, one or more classes

                                      -21-

of these Notes or  Certificates,  as applicable,  may be fully paid before their
respective  final  scheduled   Distribution   Dates,  even  in  the  absence  of
prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent,  be a  function  of the mix of  mortgage  rates or  contract  rates  and maturities of the mortgage  loans or contracts  comprising  or underlying  those
Assets. See "Description of the Trust Funds."

     Prepayments  on loans are also commonly  measured  relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant  assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed  rate of  prepayment  each  month  relative  to the then  outstanding principal  balance of a pool of loans.  A prepayment  assumption  of 100% of SPA assumes  prepayment  rates of 0.2% per annum of the then  outstanding  principal balance  of those  loans in the  first  month  of the life of the  loans  and an additional 0.2% per annum in each month  thereafter  until the thirtieth  month.
Starting in the thirtieth month and in each month thereafter  during the life of the loans,  100% of SPA assumes a constant  prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment  model or assumption  purports to be a historical  description of prepayment  experience or a prediction of the anticipated  rate of  prepayment  of any pool of loans,  including  the mortgage loans or contracts underlying or comprising the Assets.

     The  prospectus  supplement  for each series of Notes or  Certificates,  as applicable,  may contain  tables,  if  applicable,  setting  forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be  outstanding on specified  Distribution  Dates based on the assumptions stated in the prospectus supplement,  including assumptions that prepayments  on the mortgage  loans  comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard  specified in the prospectus  supplement.  These tables and assumptions are intended to illustrate the  sensitivity of the weighted  average life of the
Notes or Certificates,  as applicable,  to various prepayment rates and will not be intended to predict or to provide  information  that will enable investors to predict  the  actual  weighted  average  life of the Notes or  Certificates,  as applicable.  It is unlikely that  prepayment of any mortgage  loans or contracts comprising  or  underlying  the  Assets  for  any  series  will  conform  to any particular  level of CPR,  SPA or any other  rate  specified  in the  prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF ASSET

     If specified in the prospectus  supplement,  a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial  amount),  and because the ability of a borrower  to make a balloon  payment  typically  will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon  Payment  Assets may  default at  maturity.  The ability to obtain  refinancing will depend on a number of factors  prevailing at the time  refinancing or sale is required,  including  real estate  values,  the borrower's  financial  situation,  prevailing  mortgage loan interest rates, the borrower's  equity in the related  Mortgaged  Property,  tax laws and prevailing general economic  conditions.  Neither the depositor,  the servicer,  the master servicer,  nor  any of  their  affiliates  will be  obligated  to  refinance  or repurchase  any mortgage  loan or to sell the Mortgaged

                                      -22-

Property except to the extent provided in the prospectus supplement. In the case of  defaults,  recovery of  proceeds  may be delayed  by,  among  other  things, bankruptcy  of the  borrower  or  adverse  conditions  in the  market  where the property is  located.  To  minimize  losses on  defaulted  mortgage  loans,  the servicer may modify  mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that  extends the  maturity of a mortgage  loan will tend to extend the weighted average life of the Notes or Certificates,  as applicable, and may thus lengthen the period of time elapsed  from the date of issuance of a Security  until it is retired.

     For  some  mortgage  loans,  including  ARM  Loans,  the  mortgage  rate at origination  may be below the rate  that  would  result if the index and  margin relating to the mortgage loan were applied at  origination.  For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted.  Under the applicable underwriting standards,  the borrower under each mortgage  loan or  contract  generally  will be  qualified  on the  basis of the mortgage rate or contract rate or contract  rate in effect at  origination.  The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly  payments  following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to  temporary  buydown  plans  ("Buydown  Mortgage  Loans")
pursuant to which the monthly  payments  made by the  borrower  during the early years of the mortgage loan will be less than the scheduled  monthly  payments on the mortgage loan (the "Buydown  Period").  The periodic  increase in the amount paid by the  borrower  of a Buydown  Mortgage  Loan  during or at the end of the applicable  Buydown  Period  may  create  a  greater  financial  burden  for the borrower,  who  might  not have  otherwise  qualified  for a  mortgage,  and may accordingly increase the risk of default for the related mortgage loan.

     The  mortgage  rates on some ARM Loans  subject  to  negative  amortization
generally   adjust  monthly  and  their   amortization   schedules  adjust  less
frequently.  During a period of  rising  interest  rates as well as  immediately after  origination  (initial  mortgage rates are generally lower than the sum of the applicable  index at  origination  and the related margin over that index at which  interest  accrues),  the amount of  interest  accruing  on the  principal balance of those mortgage  loans may exceed the amount of the minimum  scheduled monthly  payment on the mortgage  loans.  As a result,  a portion of the accrued interest on negatively  amortizing  mortgage loans may be added to the principal balance  of those  mortgage  loans  and will  bear  interest  at the  applicable mortgage rate. The addition of any deferred interest to the principal balance of any  related  class or classes of Notes or  Certificates,  as  applicable,  will
lengthen  the  weighted  average  life  of  those  Notes  or  Certificates,   as
applicable,  and may  adversely  affect  yield  to  holders  of  those  Notes or
Certificates,  as  applicable,  depending  on the price at which  those Notes or
Certificates,  as applicable,  were purchased.  In addition,  for some ARM Loans subject to negative  amortization,  during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage  loan would  exceed  the  amount of  scheduled  principal  and  accrued interest on the principal  balance of that mortgage  loan, and since that excess will be applied to reduce the principal  balance of the related class or classes of Notes or  Certificates,  as  applicable,  the weighted  average life of those
Notes or Certificates,  as applicable,  will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

     As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the  principal  collected on or with respect to the  related  mortgage  loans  may be  applied  by the  related  trustee  to the acquisition of additional  Revolving Credit Line Loans during a

                                      -23-

specified   period   (rather  than  used  to  fund   payments  of  principal  to
securityholders  during that period)  with the result that the related  Notes or
Certificates,  as applicable,  possess an  interest-only  period,  also commonly referred to as a  revolving  period,  which will be followed by an  amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular  events to be described in the  prospectus  supplement,  terminate before the end of the  specified  period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

     In  addition,  and as may be described in the  prospectus  supplement,  the related  Agreement may provide that all or some of this collected  principal may be  retained  by the  trustee  (and  held  in  specific  temporary  investments, including  mortgage  loans) for a  specified  period  before  being used to fund payments of principal to securityholders.

     The result of the retention and temporary investment by the trustee of this principal  would  be to slow  the  amortization  rate of the  related  Notes  or
Certificates,  as applicable,  relative to the amortization  rate of the related mortgage  loans,  or to attempt to match the  amortization  rate of the  related
Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or  Certificates,  as  applicable,  are  issued.  Any similar feature applicable to any Notes or Certificates,  as applicable,  may end on the occurrence of events to be described in the prospectus supplement,  resulting in the current funding of principal payments to the related  securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

     TERMINATION

     If  specified  in  the  prospectus   supplement,   a  series  of  Notes  or
Certificates,  as  applicable,  may be subject  to  optional  early  termination through  the  repurchase  of the Assets in the  related  trust fund by the party specified in the prospectus supplement,  on any date on which the total Security
Balance of the Notes or Certificates,  as applicable, of that series declines to a percentage  specified in the  prospectus  supplement  (generally not to exceed
10%) of the Initial Security Balance,  under the circumstances and in the manner set forth therein.  In addition,  if so provided in the  prospectus  supplement, some  classes of Notes or  Certificates,  as  applicable,  may be  purchased  or
redeemed   in  the  manner  set  forth   therein.   See   "Description   of  the
Securities--Termination."

     DEFAULTS

     The rate of defaults  on the Assets  will also affect the rate,  timing and amount of  principal  payments  on the Assets and thus the yield on the Notes or
Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater  frequency in their early years.  The rate of default on mortgage loans that are refinance or limited  documentation  mortgage loans, and on mortgage loans with high Loan-to-Value  Ratios, may be higher than for  other  types  of  mortgage  loans.  Furthermore,  the rate  and  timing  of prepayments,  defaults and  liquidations on the mortgage loans or contracts will be affected by the general  economic  condition  of the region of the country in which the related Mortgaged  Properties or manufactured  homes are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors, increasing unemployment or falling property values.

                                      -24-

     FORECLOSURES

     The number of foreclosures or repossessions and the principal amount of the mortgage  loans or  contracts  comprising  or  underlying  the  Assets  that are foreclosed  or  repossessed  in relation to the number and  principal  amount of mortgage loans or contracts that are repaid in accordance  with their terms will affect the weighted  average life of the mortgage loans or contracts  comprising
or  underlying   the  Assets  and  that  of  the  related  series  of  Notes  or
Certificates, as applicable.

     REFINANCING

     At the request of a borrower,  the servicer may allow the  refinancing of a mortgage  loan or contract  in any trust fund by  accepting  prepayments  on the mortgage  loan and  permitting  a new loan  secured  by a  mortgage  on the same property.  In the event of that refinancing,  the new loan would not be included in the related trust fund and,  therefore,  that refinancing would have the same effect as a  prepayment  in full of the related  mortgage  loan or  contract.  A servicer  may,  from time to time,  implement  programs  designed  to  encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial  incentives.  In addition, servicers  may  encourage  the  refinancing  of  mortgage  loans  or  contracts, including defaulted mortgage loans or contracts,  that would permit creditworthy borrowers to assume the  outstanding  indebtedness  of those  mortgage  loans or contracts.

     DUE-ON-SALE CLAUSES

     Acceleration  of mortgage  payments as a result of transfers of  underlying
Mortgaged Property is another factor affecting  prepayment rates that may not be reflected in the prepayment  standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale  clauses" that allow the holder of the  mortgage  loans to demand  payment  in full of the  remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

     For any mortgage loans,  except as set forth in the prospectus  supplement, the servicer will generally enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or proposed  conveyance of the underlying  Mortgaged
Property and it is entitled to do so under  applicable law;  provided,  however, that the servicer will not take any action in relation to the enforcement of any due-on-sale  provision that would adversely affect or jeopardize  coverage under any  applicable  insurance  policy.  See  "Certain  Legal  Aspects  of  Mortgage
Loans--Due-on-Sale  Clauses" and "Description of the Agreements--Material  Terms
of  the  Pooling   and   Servicing   Agreements"   and   "Underlying   Servicing
Agreements--Due-on-Sale Provisions."

     The  contracts,  in general,  prohibit  the sale or transfer of the related
manufactured   homes  without  the  consent  of  the  servicer  and  permit  the acceleration  of the maturity of the  contracts by the servicer upon any sale or transfer  that is not consented to. It is expected that the servicer will permit most  transfers of  manufactured  homes and not  accelerate  the maturity of the related  contracts.  In some cases,  the  transfer  may be made by a  delinquent borrower to avoid a  repossession  of the  manufactured  home.  In the case of a transfer of a manufactured  home after which the servicer  desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                      -25-

                                  THE DEPOSITOR

     Nomura Asset  Acceptance  Corp.  (formerly known as Nomura Asset Securities
Corporation),  the depositor,  was incorporated in the State of Delaware on June
23,  1992 and is an  affiliate  of Nomura  Securities  International,  Inc,  the underwriter for this  transaction and Nomura Credit & Capital,  Inc., the seller for this  transaction  The  depositor was organized for the purpose of acquiring and pooling  mortgage loans,  offering  securities of the type described  herein
(including  the  issuance  of  net-interest   margin  notes  derived  from  such
securities) and other related activities. The depositor does not have, nor is it expected in the future to have, any significant  assets. The depositor maintains its principal office at Two World Financial Center,  Building B, 21st Floor, New
York, New York 10281. Its telephone number is (212) 667-2197.

     The depositor  does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The  Asset-backed   certificates  (the   "Certificates")   of  each  series
(including  any class of  Certificates  not  offered  by this  prospectus)  will represent  the entire  beneficial  ownership  interest in the trust fund created pursuant to the related  Agreement.  The  Asset-backed  notes (the  "Notes," and together with the Certificates,  the "Securities"),  will represent indebtedness of the  related  trust  fund and  will be  issued  and  secured  pursuant  to an indenture. Each series of Notes or Certificates,  as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

     o    provide  for the  accrual  of  interest  on the  series  of  Notes  or
          Certificates,  as applicable,  based on fixed,  variable or adjustable rates;

     o    be senior ("Senior Notes" or "Senior  Certificates," and collectively,
          "Senior   Securities")   or   subordinate   ("Subordinate   Notes"  or
          "Subordinate    Certificates,"    and    collectively,    "Subordinate
          Securities") to one or more other classes of Notes or Certificates, as applicable,  in respect of distributions on the Notes or Certificates, as applicable;

     o    be   entitled   either   to   (A)   principal   distributions,    with
          disproportionately  low,  nominal or no interest  distributions or (B)
          interest  distributions,  with  disproportionately  low, nominal or no principal distributions (collectively, "Strip Securities");

     o    provide for  distributions  of accrued interest on the series of Notes or  Certificates,  as  applicable,  which  begin  only  following  the occurrence of specific  events,  that as the retirement of one or more other classes of Notes or Certificates,  as applicable, of that series
          (collectively, "Accrual Securities");

     o    provide for  payments of  principal  as  described  in the  prospectus supplement,  from all or only a portion  of the  Assets in that  trust fund, to the extent of available  funds,  in each case as described in the prospectus supplement; and/or

                                      -26-

     o    provide  for  distributions  based  on a  combination  of two or  more components of the Notes or  Certificates,  as applicable,  with one or more of the  characteristics  described in this paragraph  including a
          Strip Security component.

     If specified in the  prospectus  supplement,  distributions  on one or more classes of a series of Notes or Certificates,  as applicable,  may be limited to collections  from a designated  portion of the Assets in the related  trust fund
(each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

     Each  class  of Notes  or  Certificates,  as  applicable,  offered  by this prospectus and the related  prospectus  supplement  (the "Offered Notes" and the
"Offered  Certificates,"  respectively,  and together, the "Offered Securities")
will be issued in minimum  denominations  corresponding to the Security Balances or,  in the  case of some  classes  of Strip  Securities,  notional  amounts  or percentage interests specified in the prospectus supplement. The transfer of any
Offered Notes or Offered  Certificates,  as  applicable,  may be registered  and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection  with that  registration of transfer or exchange,  but the  depositor or the trustee or any agent of the depositor or the trustee may require  payment of a sum  sufficient  to cover any tax or other
governmental  charge.  One  or  more  classes  of  Notes  or  Certificates,   as
applicable,  of a series may be issued in fully  registered,  certificated  form
("Definitive Notes" or "Definitive Certificates," and collectively,  "Definitive
Securities")   or  in  book-entry  form   ("Book-Entry   Notes"  or  "Book-Entry
Certificates," and collectively,  "Book-Entry  Securities"),  as provided in the
prospectus   supplement.   See   "Description   of  the   Securities--Book-Entry
Registration  and  Definitive   Securities."   Definitive  Notes  or  Definitive
Certificates,   as  applicable,   will  be  exchangeable   for  other  Notes  or
Certificates,  as  applicable,  of the same class and series of a similar  total
Security  Balance,  notional  amount or  percentage  interest  but of  different authorized denominations.

DISTRIBUTIONS

     Distributions on the Notes or Certificates,  as applicable,  of each series will  be made by or on  behalf  of the  trustee  on  each  Distribution  Date as specified in the prospectus  supplement from the Available  Distribution  Amount for that series and that Distribution Date.  Distributions (other than the final distribution)  will  be  made  to the  persons  in  whose  names  the  Notes  or
Certificates,  as applicable, are registered at the close of business on, unless a different  date is specified in the prospectus  supplement,  the last business day of the month preceding the month in which the Distribution  Date occurs (the
"Record Date"), and the amount of each distribution will be determined as of the close of  business  on the date  specified  in the  prospectus  supplement  (the
"Determination   Date").   All   distributions   for  each  class  of  Notes  or
Certificates,  as applicable,  on each  Distribution  Date will be allocated pro rata among the outstanding  securityholders in that class or by random selection or as described in the  prospectus  supplement.  Payments will be made either by wire transfer in immediately  available funds to the account of a securityholder at a bank or other entity having appropriate  facilities for these payments,  if that securityholder has so notified the trustee or other person required to make those  payments no later than the date  specified in the  prospectus  supplement
(and, if so provided in the prospectus supplement,  holds Notes or Certificates, as applicable,  in the requisite amount specified in the prospectus supplement), or by check  mailed to the  address of the person  entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or  Certificates,  as  applicable,  will be made only upon presentation and surrender of the Notes or Certificates,  as applicable, at
the  location   specified  in  the  notice  to  securityholders  of  that  final distribution.

                                      -27-

AVAILABLE DISTRIBUTION AMOUNT

     All  distributions  on the Notes or  Certificates,  as applicable,  of each series on each  Distribution  Date will be made from the Available  Distribution
Amount  described  below,  subject  to the  terms  described  in the  prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution
Date equals the sum of the following amounts:

          (1) the total amount of all cash on deposit in the related  Collection
     Account  as of the  corresponding  Determination  Date,  exclusive,  unless otherwise specified in the prospectus supplement, of:

               (a) all scheduled  payments of principal  and interest  collected but due on a date after the  related  Due Period  (unless a  different period is specified in the prospectus  supplement,  a "Due Period" for any  Distribution  Date will  begin on the  second day of the month in which the  immediately  preceding  Distribution  Date  occurs,  or the
          Cut-off Date in the case of the first Due Period,  and will end on the first day of the month of the related Distribution Date),

               (b)  all  prepayments,  together  with  related  payments  of the interest thereon and related Prepayment Premiums,  all proceeds of any
          FHA  insurance,  VA  Guaranty  Policy  or  insurance  policies  to  be maintained for each Asset (to the extent that proceeds are not applied to the  restoration  of the Asset or released in  accordance  with the normal  servicing  procedures of a servicer,  subject to the terms and conditions applicable to the related Asset) (collectively,  "Insurance
          Proceeds"), all other amounts received and retained in connection with the  liquidation of Assets in default in the trust fund  ("Liquidation
          Proceeds"),  and  other  unscheduled  recoveries  received  after  the related  Due  Period,  or other  period  specified  in the  prospectus supplement,

               (c)  all  amounts  in the  Collection  Account  that  are  due or reimbursable  to the  depositor,  the  trustee,  an  Asset  Seller,  a servicer,  the master servicer or any other entity as specified in the prospectus  supplement  or that are  payable in respect of  particular expenses of the related trust fund, and

               (d) all amounts  received for a  repurchase  of an Asset from the trust fund for defective  documentation or a breach of  representation or warranty  received  after the related Due Period,  or other  period specified in the prospectus supplement;

          (2) if the prospectus  supplement so provides,  interest or investment income on amounts on deposit in the Collection  Account,  including any net amounts paid under any Cash Flow Agreements;

          (3) all  advances  made by a servicer  or the master  servicer  or any
     other  entity  as  specified  in  the   prospectus   supplement   for  that
     Distribution Date;

          (4) if and  to the  extent  the  prospectus  supplement  so  provides, amounts  paid  by a  servicer  or any  other  entity  as  specified  in the prospectus  supplement with respect to interest  shortfalls  resulting from prepayments during the related Prepayment Period; and

                                      -28-

          (5) to the extent not on deposit in the related  Collection Account as of the corresponding  Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

          As described  below,  unless  otherwise  specified  in the  prospectus supplement,  the entire Available  Distribution  Amount will be distributed among the related Notes or  Certificates,  as  applicable,  (including  any
     Notes or  Certificates,  as applicable,  not offered by this prospectus) on each  Distribution  Date, and  accordingly  will be released from the trust fund and will not be available for any future distributions.

     The  prospectus  supplement  for a  series  of Notes  or  Certificates,  as applicable,  will describe any variation in the  calculation or  distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Notes or Certificates,  as applicable, (other than classes of
Strip  Securities  which have no Interest  Rate) may have a  different  Interest
Rate, which will be a fixed,  variable or adjustable rate at which interest will accrue on that class or a component  of that class (the  "Interest  Rate" in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest
Rate, the method for  determining  the Interest  Rate.  Interest on the Notes or
Certificates,  as applicable,  will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus  supplement specifies a different basis.

     Distributions of interest on the Notes or Certificates,  as applicable,  of any  class  will be made on each  Distribution  Date  (other  than any  class of
Accrual Securities,  which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the  prospectus  supplement,  and any  class  of Strip  Securities  that are not entitled  to any  distributions  of  interest)  based  on the  Accrued  Security
Interest for that class and that Distribution  Date,  subject to the sufficiency of the portion of the Available  Distribution  Amount allocable to that class on that  Distribution  Date.  Before any  interest is  distributed  on any class of
Accrual   Securities,   the  amount  of  Accrued  Security  Interest   otherwise
distributable  on that class will  instead be added to the  Security  Balance of that class on each Distribution Date.

     For  each  class  of  Notes  or  Certificates,   as  applicable,  and  each
Distribution  Date  (other  than some  classes  of Strip  Securities),  "Accrued
Security  Interest" will be equal to interest accrued during the related Accrual
Period  on  the  outstanding   Security   Balance  of  the  class  of  Notes  or
Certificates,  as applicable,  immediately  before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding  notional amount of the Strip Security immediately  before each  Distribution  Date, at the  applicable  Interest Rate, reduced as described  below, or interest  accrual in the manner described in the prospectus  supplement.  The method of  determining  the  notional  amount for a particular  class  of  Strip  Securities  will be  described  in the  prospectus supplement.  Reference to notional  amount is solely for  convenience in some of the calculations  and does not represent the right to receive any  distributions of  principal.  Unless  otherwise  provided in the  prospectus  supplement,  the
Accrued Security  Interest on a series of Notes or Certificates,  as applicable, will be  reduced  in the  event of  prepayment  interest  shortfalls,  which are shortfalls in collections  of interest for a full accrual period  resulting from prepayments  before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in

                                      -29-

the trust fund for that series.  The particular manner in which these shortfalls are to be allocated  among some or all of the classes of Notes or  Certificates, as applicable,  of that series will be specified in the  prospectus  supplement.
The prospectus  supplement  will also describe the extent to which the amount of
Accrued Security Interest that is otherwise distributable on (or, in the case of
Accrual  Securities,  that may otherwise be added to the Security  Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a  result  of any  other  contingencies,  including  delinquencies,  losses  and deferred  interest on the mortgage  loans or contracts  comprising or underlying the  Assets  in  the  related  trust  fund.  Unless  otherwise  provided  in the prospectus supplement,  any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates,  as applicable,  by reason of the allocation to that class of a portion of any deferred  interest on the  mortgage  loans or contracts  comprising  or  underlying  the Assets in the related  trust fund will  result in a  corresponding  increase  in the  Security
Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Notes or Certificates,  as applicable,  of each series, other than some classes of Strip Securities,  will have a "Security Balance" which, at any time, will equal the then  maximum  amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding  Security  Balance of a Security will be reduced:

     o    to the extent of distributions of principal on that Security from time to time and

     o    if and to the extent  provided in the  prospectus  supplement,  by the amount of losses incurred on the related Assets.

     The outstanding Security Balance of a Security:

     o    may be  increased  in  respect of  deferred  interest  on the  related mortgage loans,  to the extent  provided in the prospectus  supplement
          and

     o    in the case of Accrual  Securities,  will be  increased by any related
          Accrued  Security  Interest  up until the  Distribution  Date on which distributions of interest are required to begin.

     If specified  in the  prospectus  supplement,  the initial  total  Security
Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable  Cut-off Date. The initial total Security  Balance of a series and each class of the series will be  specified  in the  prospectus  supplement.
Distributions of principal will be made on each  Distribution  Date to the class or  classes of Notes or  Certificates,  as  applicable,  in the  amounts  and in accordance  with the  priorities  specified in the prospectus  supplement.  Some classes of Strip  Securities  with no Security  Balance are not  entitled to any distributions of principal.

     If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

                                      -30-

REVOLVING PERIOD

     The applicable  prospectus  supplement may provide that all or a portion of the principal  collections  may be applied by the trustee to the  acquisition of subsequent  Revolving  Credit Line Loans during a specified  period  rather than used to distribute payments of principal to securityholders  during that period.
These notes or certificates,  as applicable, would then possess an interest only period,  also  commonly  referred  to as a  "Revolving  Period",  which  will be followed by an "Amortization  Period",  during which principal will be paid. Any interest only revolving  period may terminate  prior to the end of the specified period and result in the earlier than expected principal  repayment of the notes or certificates, as applicable.

COMPONENTS

     To the extent  specified in the prospectus  supplement,  distribution  on a class of Notes or Certificates,  as applicable, may be based on a combination of two or more different  components as described under "--General"  above. To that extent,  the  descriptions  set forth  under  "Distributions  of Interest on the
Securities"  and  "--Distributions  of Principal of the  Securities"  above also relate  to  components  of the  component  class of Notes  or  Certificates,  as applicable.  References in those  sections to Security  Balance may refer to the principal  balance,  if any, of these  components  and reference to the Interest
Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the prospectus  supplement,  Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each  Distribution  Date to the class or  classes of Notes or  Certificates,  as applicable,  entitled  to  the  distribution  as  described  in  the  prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so  provided  in the  prospectus  supplement  for a  series  of Notes or
Certificates,  as  applicable,  consisting of one or more classes of Subordinate
Notes or Subordinate  Certificates,  as applicable,  on any Distribution Date in respect of which losses or  shortfalls  in  collections  on the Assets have been incurred,  the amount of those  losses or  shortfalls  will be borne  first by a class of Subordinate Notes or Subordinate  Certificates,  as applicable,  in the priority and manner and subject to the  limitations  specified in the prospectus supplement.  See  "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus  supplement for a series of
Notes or Certificates,  as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of  distributions or the allocation of losses on the related  Assets to recover any losses  previously  allocated  to that class from amounts received on the Assets.  However,  if the Security Balance of a class of
Notes or Certificates,  as applicable, has been reduced to zero as the result of principal  distributions,  the  allocation of losses on the Assets,  an optional termination or an optional purchase or redemption,  that class will no longer be entitled to receive principal  distributions from amounts received on the assets of the  related  trust fund,  including  distributions  in respect of  principal losses previously allocated to that class.

                                      -31-

ADVANCES IN RESPECT OF DELINQUENCIES

     If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds  held in the  related  Collection  Account  that are not  included  in the
Available  Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2)
interest (net of related servicing fees and Retained  Interest) that were due on the Assets in that trust fund during the related Due Period and were  delinquent on the related  Determination  Date, subject to a good faith  determination that the advances will be reimbursable  from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates,  as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the  prospectus  supplement,  the  servicer's  (or another entity's)  advance  obligation  may be  limited  only to the  portion  of  those delinquencies  necessary  to  make  the  required  distributions  on one or more classes of Senior Notes or Senior  Certificates,  as  applicable,  and/or may be subject to a good faith  determination  that advances will be  reimbursable  not only from Related  Proceeds but also from  collections on other Assets otherwise distributable on one or more classes of those  Subordinate  Notes or Subordinate
Certificates, as applicable. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled  interest and principal  payments to holders of the class or classes of Notes or Certificates, as  applicable,  entitled to the  payments,  rather than to  guarantee or insure against losses.  Advances of the servicer's (or another  entity's) funds will be reimbursable  only out of related  recoveries on the Assets  (including  amounts received under any form of credit support)  respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified
in  the  prospectus   supplement,   including  out  of  any  amounts   otherwise
distributable  on one or  more  classes  of  Subordinate  Notes  or  Subordinate
Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related  Collection  Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other  entity)  determines  in good faith that that advance (a  "Nonrecoverable  Advance") is not ultimately  recoverable  from
Related  Proceeds or, if applicable,  from collections on other Assets otherwise
distributable  on  the  Subordinate  Notes  or  Subordinate   Certificates,   as
applicable.  If advances have been made by the servicer from excess funds in the related Collection  Account,  the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that  Collection  Account on that  Distribution  Date are less than  payments required  to be made  to  securityholders  on that  date.  If  specified  in the prospectus  supplement,  the  obligations of the servicer (or another entity) to make  advances may be secured by a cash advance  reserve  fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the  characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, the servicer
(or another  entity) will be entitled to receive  interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest  periodically  from general  collections  on the Assets before any payment to  securityholders  or as otherwise  provided in the related
Agreement and described in the prospectus supplement.

                                      -32-

     If  specified  in the  prospectus  supplement,  the master  servicer or the trustee  will be  required  to make  advances,  subject to  specific  conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Notes or Certificates, as applicable,  of a series, the servicer,  the master servicer or the trustee,  as provided in the prospectus supplement,  will forward or cause to be forwarded to each holder,  to the  depositor  and to any other parties as may be specified in the related Agreement,  a statement containing the information  specified in the prospectus  supplement,  or if no  information  is specified  in the  prospectus supplement,  generally  setting forth, in each case to the extent applicable and available:

          (1)  the  amount  of  that   distribution   to  holders  of  Notes  or
     Certificates,  as applicable,  of that class applied to reduce the Security
     Balance of the Notes or Certificates, as applicable;

          (2)  the  amount  of  that   distribution   to  holders  of  Notes  or
     Certificates,  as applicable,  of that class allocable to Accrued  Security
     Interest;

          (3) the amount of that distribution allocable to Prepayment Premiums;

          (4) the  amount  of  related  servicing  compensation  and  any  other customary  information as is required to enable  securityholders to prepare their tax returns;

          (5) the total amount of advances  included in that  distribution,  and the total amount of unreimbursed  advances at the close of business on that
     Distribution Date;

          (6) the total principal balance of the Assets at the close of business on that Distribution Date;

          (7) the  number  and total  principal  balance  of  mortgage  loans in respect of which

               (a)  one scheduled payment is delinquent,

               (b)  two scheduled payments are delinquent,

               (c)  three or more scheduled payments are delinquent, and

               (d)  foreclosure proceedings have begun;

          (8) for any mortgage  loan or contract  liquidated  during the related
     Due Period, (a) the portion of the related liquidation  proceeds payable or reimbursable  to a  servicer  (or any  other  entity)  in  respect  of that mortgage loan and (b) the amount of any loss to securityholders;

          (9) with  respect to  collateral  acquired  by the trust fund  through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract  and  included  in the trust fund as of the end of the related Due
     Period, the date of acquisition;

                                      -33-

          (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

               (a)  the book value,

               (b)  the  principal  balance  of the  related  mortgage  loan  or
                    contract   immediately   following  that  Distribution  Date
                    (calculated  as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

               (c)  the total  amount of  unreimbursed  servicing  expenses  and unreimbursed advances in respect of the REO Property and

               (d)  if  applicable,  the total  amount of  interest  accrued and payable on related servicing expenses and related advances;

          (11) for any REO Property sold during the related Due Period

               (a)  the total amount of sale proceeds,

               (b)  the portion of those sales proceeds  payable or reimbursable to the master  servicer  in respect of that REO  Property or the related mortgage loan or contract and

               (c)  the amount of any loss to  securityholders in respect of the related mortgage loan;

          (12) the total Security  Balance or notional  amount,  as the case may be, of each class of Notes or Certificates,  as applicable,  (including any class  of  Notes  or  Certificates,  as  applicable,  not  offered  by this prospectus) at the close of business on that Distribution Date,  separately identifying any reduction in that Security Balance due to the allocation of any  loss and  increase  in the  Security  Balance  of a class  of  Accrual
     Securities if any Accrued Security Interest has been added to that balance;

          (13) the total amount of principal prepayments made during the related
     Due Period;

          (14)  the  amount  deposited  in the  reserve  fund,  if any,  on that
     Distribution Date;

          (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

          (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates,  as applicable,  at the close of business on that
     Distribution Date;

          (17) in the case of  Notes  or  Certificates,  as  applicable,  with a variable  Interest Rate, the Interest Rate applicable to that  Distribution
     Date, and, if available,  the immediately

                                      -34-

     succeeding  Distribution  Date, as calculated in accordance with the method specified in the prospectus supplement;

          (18) in the case of  Notes or  Certificates,  as  applicable,  with an adjustable  Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that  Distribution  Date,  if  available,  and the  immediately  succeeding
     Distribution  Date as calculated in accordance with the method specified in the prospectus supplement;

          (19) as to any series  that  includes  credit  support,  the amount of coverage of each  instrument of credit support  included as of the close of business on that Distribution Date;

          (20) during the Pre-Funding  Period,  the remaining  Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

          (21)  during  the  Pre-Funding  Period,  the amount  remaining  in the
     Capitalized Interest Account; and

          (22) the total amount of payments by the borrowers of

               (a)  default interest,

               (b)  late charges and

               (c)  assumption  and  modification   fees  collected  during  the
                    related Due Period.

     Within a reasonable period of time after the end of each calendar year, the servicer,  the master  servicer or the  trustee,  as provided in the  prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the  information  required by the Code and applicable  regulations under the Code to enable  securityholders  to  prepare  their tax  returns.  See
"Description   of  the   Securities--Book-Entry   Registration   and  Definitive
Securities."

TERMINATION

     The obligations  created by the related  Agreement for each series of Notes
or   Certificates,   as   applicable,   will   terminate  upon  the  payment  to
securityholders of that series of all amounts held in the Collection Accounts or by a servicer,  the master  servicer,  if any, or the trustee and required to be paid to them pursuant to that  Agreement  following the earlier of (1) the final payment or other  liquidation of the last Asset subject to the related Agreement or the  disposition  of all property  acquired upon  foreclosure of any mortgage loan or contract  subject to the  Agreement  and (2) the  purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus  supplement.  In no event, however, will the trust fund continue beyond the date specified in the prospectus  supplement.  Written  notice of termination of the Agreement will be given to each securityholder,  and the final distribution will be made only upon presentation and surrender of the Notes or Certificates,  as applicable,  at the location to be specified in the notice of termination.

                                      -35-

     If  specified  in  the  prospectus   supplement,   a  series  of  Notes  or
Certificates,  as  applicable,  may be subject  to  optional  early  termination through  the  purchase  of the  Assets in the  related  trust  fund by the party specified  in the  prospectus  supplement,  under the  circumstances  and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement,  upon the reduction of the Security  Balance of a specified class or classes of Notes or Certificates,  as applicable, by a specified percentage, the party specified in the prospectus  supplement will solicit bids for the purchase of all assets of the trust fund,  or of a sufficient  portion of those assets to retire  that class or classes or  purchase  that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the  manner  set forth in the  prospectus  supplement.  That price will at least equal the outstanding  Security  Balances and any accrued and unpaid interest on the  Security  Balances  (including  any unpaid  interest  shortfalls  for prior
Distribution  Dates).  Any sale of the  Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or solicitation of bids may be made  only  when the  total  Security  Balance  of that  class or classes  declines to a percentage of the Initial Security Balance of those Notes or Certificates,  as applicable, (not to exceed 10%) specified in the prospectus supplement.  In  addition,  if so provided in the  prospectus  supplement,  some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the  prospectus  supplement at a price at least equal to the outstanding  Security Balance of each class so purchased or redeemed and any accrued  and unpaid  interest  on the  Security  Balance  (including  any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement,  the depositor,  the servicer or any other party specified in the prospectus  supplement may, at that party's  option,  repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's,  the servicer's or any other  party's  judgment,  the related  default is not likely to be cured by the borrower or default is not likely to be averted,  at a price equal to the unpaid principal  balance of the mortgage  loan plus  accrued  interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     GENERAL

     If provided for in the  prospectus  supplement,  one or more classes of the
Offered  Notes or Offered  Certificates,  as  applicable,  of any series will be issued as Book-Entry Notes or Book-Entry Certificates,  as applicable,  and each
of  these  classes  will  be   represented  by  one  or  more  single  Notes  or
Certificates,  as  applicable,  registered  in the  name  of a  nominee  for the depository,  The  Depository  Trust  Company  ("DTC")  and,  if  provided in the prospectus  supplement,  additionally  through Clearstream  Luxembourg,  societe anonyme ("Clearstream  Luxembourg") or the Euroclear System ("Euroclear").  Each
class of Book-Entry  Notes or Book-Entry  Certificates,  as applicable,  will be issued in one or more  certificates or notes, as the case may be, that equal the initial  principal  amount of the  related  class of  Offered  Notes or  Offered
Certificates,  as  applicable,  and will  initially be registered in the name of
Cede & Co.

     No  person  acquiring  an  interest  in  a  Book-Entry  Security  (each,  a
"Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under  "--Definitive  Securities."  Unless and until  Definitive
Notes or Definitive Certificates,  as applicable,  are issued for the Book-Entry
Notes or Book-Entry Certificates, as applicable, under the limited circumstances described  in

                                      -36-

the  applicable  prospectus  supplement or this  prospectus,  all  references to actions by  securityholders  with respect to the Book-Entry  Notes or Book-Entry
Certificates,  as  applicable,  will refer to actions taken by DTC,  Clearstream
Luxembourg or Euroclear upon  instructions  from their  Participants (as defined below), and all references in this prospectus to distributions, notices, reports and  statements  to  securityholders  with  respect to the  Book-Entry  Notes or
Book-Entry Certificates,  as applicable,  will refer to distributions,  notices,
reports  and  statements  to  DTC,  Clearstream  Luxembourg  or  Euroclear,   as
applicable,  for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

     Beneficial   Owners  will  hold  their   Book-Entry   Notes  or  Book-Entry
Certificates,  as  applicable,  through  DTC in the  United  States,  or, if the
Offered  Notes or Offered  Certificates,  as  applicable,  are  offered for sale globally,  through  Clearstream  Luxembourg  or  Euroclear in Europe if they are participating  organizations  ("Participants")  of those  systems.  Participants include  securities  brokers and dealers,  banks,  trust  companies and clearing corporations  and may include some other  organizations.  Indirect access to the
DTC,  Clearstream  Luxembourg and Euroclear systems also is available to others, such as banks,  brokers,  dealers  and trust  companies  that  clear  through or maintain  a  custodial  relationship  with a  Participant,  either  directly  or indirectly ("Indirect Participants").

     DTC

     DTC is a  limited-purpose  trust  company  organized  under the laws of the
State  of New  York,  a  member  of the  Federal  Reserve  System,  a  "clearing corporation"  within the meaning of the Uniform  Commercial  Code  ("UCC") and a
"clearing  agency"  registered  pursuant to the provisions of Section 17A of the
Securities  Exchange  Act of 1934,  as amended  (the  "Exchange  Act").  DTC was created to hold  securities  for its  Participants,  some of which (and/or their representatives)  own DTC,  and  facilitate  the  clearance  and  settlement  of securities  transactions between its Participants through electronic  book-entry changes in their accounts,  thus  eliminating the need for physical  movement of securities. In accordance with its normal procedures,  DTC is expected to record the  positions  held by each of its  Participants  in the  Book-Entry  Notes  or
Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or  Book-Entry  Certificates,  as  applicable,  will be  subject  to the  rules, regulations and procedures  governing DTC and its Participants as in effect from time to time.

     CLEARSTREAM LUXEMBOURG

     Clearstream  Banking,  societe anonyme,  67 Bd  Grande-Duchesse  Charlotte,
L-2967 Luxembourg ("Clearstream Luxembourg"), was incorporated in 1970 as "Cedel
S.A.",  a  company  with  limited  liability  under  Luxembourg  law (a  societe anonyme).  Cedel S.A. subsequently changed its name to Cedelbank. On January 10,
2000,  Cedelbank's parent company,  Cedel International,  societe anonyme ("CI")
merged its clearing, settlement and custody business with that of Deutsche Berse
Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and  liabilities  (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company  Deutsche Borse AG. The shareholders of these two entities are banks,  securities dealers and financial institutions.
Cedel  International  currently has 92  shareholders,  including U.S.  financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger,  the Board of Directors  of New Cedel  International decided  to rename the  companies  in the group in order to give them a cohesive brand  name.  The new brand name that

                                      -37-

was chosen is  "Clearstream".  With effect from January 14, 2000 New CI has been renamed  "Clearstream  International,  societe  anonyme".  On January 18,  2000,
Cedelbank was renamed "Clearstream Banking,  societe anonyme",  and Cedel Global
Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed  "Clearstream  Banking AG".  This means that there are now two entities in the  corporate  group  headed by  Clearstream
International which share the name "Clearstream  Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream,  Luxembourg holds securities for its customers  ("Clearstream,
Luxembourg  Participants")  and  facilitates  the  clearance  and  settlement of
securities  transactions  between  Clearstream,   Luxembourg  customers  through
electronic book-entry changes in accounts of Clearstream,  Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by  Clearstream,  Luxembourg in any of 36  currencies,  including
United States Dollars. Clearstream,  Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of  internationally  traded  securities  and  securities  lending and borrowing.
Clearstream,  Luxembourg also deals with domestic  securities markets in over 30
countries   through   established   depository   and  custodial   relationships.
Clearstream,  Luxembourg is registered as a bank in  Luxembourg,  and as such is subject to regulation by the Commission de  Surveillance  du Secteur  Financier,
("CSSF"), which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers,  banks,  trust  companies and clearing  corporations.  Clearstream,
Luxembourg's U.S. customers are limited to securities  brokers and dealers,  and banks.  Currently,  Clearstream,  Luxembourg has  approximately  2,000 customers located in over 80 countries,  including all major European  countries,  Canada, and the United States.  Indirect access to Clearstream,  Luxembourg is available to other  institutions  that clear through or maintain a custodial  relationship with an account holder of Clearstream,  Luxembourg.  Clearstream, Luxembourg has
established an electronic  bridge with Euroclear Bank S.A./N.V.  as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     EUROCLEAR

     Euroclear  was  created  in 1968 to hold  securities  for its  participants
("Euroclear   Participants")  and  to  clear  and  settle  transactions  between
Euroclear  Participants  through  simultaneous  electronic  book-entry  delivery
against  payment,   thereby  eliminating  the  need  for  physical  movement  of certificates and any risk from lack of simultaneous  transfers of securities and cash.  Transactions  may be settled in  multiple  currencies,  including  United
States dollars. Euroclear includes various other services,  including securities lending and borrowing and interfaces with domestic markets in several  countries generally  similar  to the  arrangements  for  cross-market  transfers  with DTC described  above.  Euroclear  is  operated  by  Euroclear  Bank  S.A./N.V.  (the
"Euroclear  Operator" ), under contract with Euroclear  Clearance  System plc, a
United Kingdom corporation (the "Euroclear  Clearance  System").  All operations are conducted by the Euroclear Operator,  and all Euroclear securities clearance accounts and Euroclear  cash accounts are accounts with the Euroclear  Operator, not the Euroclear  Clearance System. The Euroclear  Clearance System establishes
policy  for   Euroclear  on  behalf  of  Euroclear   Participants   .  Euroclear
Participants  include banks (including  central banks),  securities  brokers and dealers and other  professional  financial  intermediaries.  Indirect  access to
Euroclear  is also  available  to other  firms that clear  through or maintain a custodial  relationship  with  a

                                      -38-

Euroclear Participant,  either directly or indirectly. The Euroclear Operator is registered as a bank in Belgium,  and as such is subject to the  supervision  of the National Bank of Belgium and the Belgian Banking and Finance Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and  Conditions  Governing  Use of  Euroclear  and the
related Operating  Procedures of the Euroclear System and applicable Belgian law
(collectively,  the "Terms and  Conditions").  The Terms and  Conditions  govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from  Euroclear,  and receipts of payments  with respect to  securities  in
Euroclear.  All  securities  in Euroclear  are held on a fungible  basis without attribution of specific  certificates to specific securities clearance accounts.
The  Euroclear  Operator acts under the Terms and  Conditions  only on behalf of
Euroclear  Participants,  and has no  record  of or  relationship  with  persons holding through Euroclear Participants.

     Clearstream  Luxembourg and Euroclear will hold omnibus positions on behalf of their  Participants  through  customers'  securities  accounts in Clearstream
Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold  positions  in  customers'  securities  accounts  in the depositaries'  names on the books of DTC.  Citibank will act as  depositary  for
Clearstream  Luxembourg  and  JPMorgan  Chase  Bank will act as  depositary  for
Euroclear   (individually  the  "Relevant  Depositary"  and  collectively,   the
"European Depositaries").

     Beneficial Ownership of Book-Entry Securities

     Except as described  below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate,  or note representing a Note.
Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or
Offered  Certificates,  as  applicable,  will be Cede & Co.,  as nominee of DTC.
Beneficial Owners will not be  "Certificateholders"  as that term is used in any
Agreement,  nor "Noteholders" as that term is used in any indenture.  Beneficial
Owners  are  only  permitted  to  exercise  their  rights   indirectly   through
Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry  Security will be recorded on the  records  of the  brokerage  firm,  bank,  thrift  institution  or  other financial  intermediary  (each, a "Financial  Intermediary")  that maintains the
Beneficial   Owner's   account  for  that  purpose.   In  turn,   the  Financial
Intermediary's  ownership  of a  Book-Entry  Security  will be  recorded  on the records  of DTC (or of a  Participant  that  acts  as  agent  for the  Financial
Intermediary,  whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on
the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial  Owners will  receive all  distributions  of  principal  of, and interest on, the Offered Notes or Offered Certificates,  as applicable, from the trustee  through DTC and its  Participants.  While the Offered  Notes or Offered
Certificates,  as applicable,  are outstanding  (except under the  circumstances described  below),  under the rules,  regulations  and  procedures  creating and affecting  DTC  and  its  operations  (the  "Rules"),  DTC is  required  to make book-entry  transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered  Certificates,  as  applicable,  and is required to receive and transmit distributions of principal of, and interest on, the Offered
Notes  or  Offered  Certificates,  as  applicable.   Participants  and  Indirect
Participants  with whom Beneficial  Owners have accounts with respect to Offered
Notes or Offered  Certificates,  as applicable,  are similarly  required to make book-entry  transfers and receive and transmit  distributions on behalf of their respective Beneficial Owners.  Accordingly,  although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial
Owners will receive distributions and will be able to transfer their interest.

     Beneficial  Owners will not receive or be entitled to receive  certificates or notes representing their respective interests in the Offered Notes or Offered
Certificates,  as applicable,  except under the limited circumstances  described below.  Unless  and  until  Definitive  Notes  or  Definitive  Certificates,  as applicable,  are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates,  as applicable, only through
Participants  and Indirect  Participants  by instructing  the  Participants  and
Indirect  Participants  to transfer  Offered Notes or Offered  Certificates,  as

                                      -39-

applicable,  by  book-entry  transfer,  through  DTC  for  the  account  of  the purchasers of the Offered Notes or Offered  Certificates,  as applicable,  which account is maintained with their respective Participants. Under the Rules and in accordance  with DTC's normal  procedures,  transfer of ownership of  Book-Entry
Notes or Book-Entry  Certificates,  as applicable,  will be executed through DTC and the  accounts  of the  respective  Participants  at DTC will be debited  and credited. Similarly, the Participants and Indirect Participants will make debits or  credits,  as the case may be, on their  records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone  differences,  any credits of  securities  received in
Clearstream  Luxembourg  or  Euroclear  as a  result  of a  transaction  with  a
Participant will be made during subsequent  securities settlement processing and dated the business day following the DTC settlement  date.  These credits or any transactions  in securities  settled during this  processing will be reported to the  relevant  Participants  of  Clearstream  Luxembourg  or  Euroclear  on that business day. Cash received in  Clearstream  Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream  Luxembourg or
Euroclear  to a  Participant  of DTC  will be  received  with  value  on the DTC settlement date but will be available in the relevant Clearstream  Luxembourg or
Euroclear cash account only as of the business day following  settlement in DTC.
For information  with respect to tax  documentation  procedures  relating to the
Notes  or  Certificates,   as  applicable,  see  "Material  Federal  Income  Tax
Consequences"  in this  prospectus  and, if the  Book-Entry  Notes or Book-Entry
Certificates,  as applicable, are globally offered and the prospectus supplement
so  provides,   see  "Global   Clearance,   Settlement  and  Tax   Documentation
Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex
I to the prospectus supplement.

     Transfers  between  Participants  of DTC will occur in accordance  with DTC
Rules.  Transfers  between  Participants of Clearstream  Luxembourg or Euroclear
will occur in accordance with their respective rules and operating procedures.

     Cross-market  transfers  between  persons  holding  directly or  indirectly through DTC, on the one hand, and directly or indirectly through Participants of
Clearstream  Luxembourg or Euroclear,  on the other,  will be effected in DTC in accordance with the DTC Rules on behalf of the relevant  European  international clearing system by the Relevant Depositary;  however,  crossmarket  transactions will require  delivery of  instructions to the relevant  European  international clearing system by the  counterparty in that system in accordance with its rules and  procedures  and within  its  established  deadlines  (European  time).  The relevant European  international  clearing system will, if the transaction meets its settlement requirements,  deliver instructions to the Relevant Depositary to take action to effect final  settlement on its behalf by delivering or receiving securities  in DTC, and making or receiving  payment in  accordance  with normal procedures  for same day funds  settlement

                                      -40-

applicable to DTC.  Participants of Clearstream  Luxembourg or Euroclear may not
deliver instructions directly to the European Depositaries.

     Distributions  on the  Book-Entry  Notes  or  Book-Entry  Certificates,  as
applicable,  will be made on each  Distribution  Date by the Trustee to DTC. DTC will be  responsible  for  crediting  the  amount  of each  distribution  to the accounts of the applicable  Participants  of DTC in accordance with DTC's normal procedures.  Each  Participant  of DTC will be  responsible  for  disbursing the distribution  to the  Beneficial  Owners of the  Book-Entry  Notes or Book-Entry
Certificates,   as  applicable,   that  it  represents  and  to  each  Financial
Intermediary  for which it acts as agent.  Each Financial  Intermediary  will be responsible  for  disbursing  funds to the  Beneficial  Owners of the Book-Entry
Notes or Book-Entry Certificates, as applicable, that it represents.

     Under a book-entry  format,  Beneficial  Owners of the Book-Entry  Notes or
Book-Entry  Certificates,  as  applicable,  may  experience  some delay in their receipt of payments,  because the distributions will be forwarded by the Trustee to Cede & Co. Any  distributions on Notes or Certificates,  as applicable,  held through  Clearstream  Luxembourg  or  Euroclear  will be  credited  to the  cash accounts of  Participants  of Clearstream  Luxembourg or Euroclear in accordance with the relevant  system's rules and procedures,  to the extent received by the
Relevant  Depositary.  These  distributions  will be subject to tax reporting in accordance with relevant United States tax laws and  regulations.  See "Material
Federal Income Tax  Consequences--REMICs"  in this  prospectus.  Because DTC can only act on behalf of  Financial  Intermediaries,  the  ability of a  Beneficial
Owner to pledge Book-Entry Notes or Book-Entry Certificates,  as applicable,  to persons  or  entities  that do not  participate  in the  depository  system,  or
otherwise   take  actions  in  respect  of   Book-Entry   Notes  or   Book-Entry
Certificates,  as  applicable,  may  be  limited  due to the  lack  of  physical securities for the Book-Entry Notes or Book-Entry  Certificates,  as applicable.
In addition,  issuance of the Book-Entry  Notes or Book-Entry  Certificates,  as
applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or
Certificates, as applicable, for which they cannot obtain physical securities.

     Monthly  and annual  reports  will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial  Owners upon request, in accordance with the rules,  regulations and procedures creating and affecting the depository,  and to the Financial  Intermediaries  to whose DTC accounts the
Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

     Generally,  DTC will advise the  applicable  trustee  that unless and until
Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action  permitted to be taken by the holders of the Book-Entry Notes or
Book-Entry  Certificates,  as applicable,  under the Agreement or indenture,  as applicable,  only at the direction of one or more  Financial  Intermediaries  to
whose  DTC  accounts  the  Book-Entry  Notes  or  Book-Entry  Certificates,   as
applicable,  are  credited,  to the extent  that  actions are taken on behalf of
Financial   Intermediaries  whose  holdings  include  the  Book-Entry  Notes  or
Book-Entry  Certificates,  as applicable.  If the Book-Entry Notes or Book-Entry
Certificates, as applicable, are globally offered, Clearstream Luxembourg or the
Euroclear Operator,  as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf  of  a  Participant  of  Clearstream  Luxembourg  or  Euroclear  only  in accordance  with its relevant rules and procedures and subject to the ability of the Relevant  Depositary to effect those actions on its behalf  through DTC. DTC may take actions, at the direction of the related Participants,  with respect to some Offered Notes or Offered  Certificates,  as

                                      -41-

applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

     Although  DTC,  Clearstream  Luxembourg  and  Euroclear  have agreed to the foregoing  procedures  in order to facilitate  transfers of Book-Entry  Notes or
Book-Entry Certificates,  as applicable,  among Participants of DTC, Clearstream
Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor,  any master servicer, any servicer, the trustee, any securities  registrar or paying agent or any of their  affiliates  will have any responsibility  for any aspect of the records  relating  to or payments  made on account of beneficial  ownership interests of the Book-Entry Notes or Book-Entry
Certificates,  as applicable,  or for maintaining,  supervising or reviewing any records relating to those beneficial ownership interests.

     DEFINITIVE SECURITIES

     Notes or Certificates,  as applicable,  initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to
Beneficial Owners or their nominees, rather than to DTC or its nominee only

     (1)  if the depositor  advises the trustee in writing that DTC is no longer
          willing  or  able  to  properly  discharge  its   responsibilities  as
          depository  for the  Notes or  Certificates,  as  applicable,  and the depositor is unable to locate a qualified successor,

     (2)  if the depositor,  at its option,  elects to end the book-entry system through DTC, or

     (3)  in accordance  with any other  provisions  described in the prospectus supplement.

     Upon the  occurrence  of any of the  events  described  in the  immediately preceding  paragraph,  DTC  is  required  to  notify  all  Participants  of  the availability  through DTC of  Definitive  Notes or Definitive  Certificates,  as
applicable,  for the Beneficial Owners. Upon surrender by DTC of the security or securities  representing  the Book-Entry  Notes or Book-Entry  Certificates,  as
applicable,  together with instructions for registration, the trustee will issue
(or  cause  to  be  issued)  to  the  Beneficial   Owners  identified  in  those
instructions the Definitive Notes or Definitive Certificates,  as applicable, to which they are entitled,  and  thereafter the trustee will recognize the holders of  those  Definitive  Notes  or  Definitive  Certificates,  as  applicable,  as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC SECURITIES, GRANTOR TRUST SECURITIES

     Notes or  Certificates,  as applicable,  representing  interests in a trust fund, or a portion of a trust fund,  that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC  Securities")  or Grantor Trust  Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling  and  servicing  agreement  or trust  agreement  (in  either  case, generally  referred  to  in  this

                                      -42-

prospectus as the "pooling and servicing  agreement")  among the depositor,  the trustee and the sole servicer or master servicer,  as applicable.  The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing  agreement.  In the event there are multiple  servicers of the Assets of that trust fund,  or in the event the  Securities  consist of Notes,  each  servicer  will  perform its  servicing functions pursuant to a related underlying servicing agreement.

     NOTES

     A series of Notes  issued by a trust fund that is intended to be treated as a partnership or disregarded  entity for tax purposes will be issued pursuant to an indenture  between the related  trust fund and an indenture  trustee named in the  prospectus  supplement.  The  trust  fund will be  established  either as a statutory  business  trust under the law of the State of Delaware or as a common law trust under the law of the State of New York  pursuant to a trust  agreement between  the  depositor  and  an  owner  trustee  specified  in  the  prospectus supplement  relating to that series of Notes. The Assets securing payment on the
Notes will be serviced in  accordance  with a sale and  servicing  agreement  or servicing agreement.

Material Terms of the Pooling and Servicing  Agreements and Underlying Servicing
Agreements

     GENERAL

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement,  sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or  Certificates,  as  applicable,  will describe any provision of the Agreement relating to that series that  materially  differs from the  description of those provisions  contained  in this  prospectus.  The  summaries do not purport to be complete  and are  subject to, and are  qualified  by  reference  to, all of the provisions  of the Agreement  for each trust fund and the  description  of those provisions in the prospectus  supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates,  as applicable, to be issued under the  Agreement and the nature of the related trust fund. As used in this prospectus for any series,  the term "Security"  refers to all of the Notes or Certificates,  as applicable,  of that series, whether or not offered by this prospectus  and by the  prospectus  supplement,  unless  the  context  otherwise requires.  A form of a pooling  and  servicing  agreement  has been  filed as an exhibit to the  Registration  Statement of which this  prospectus is a part. The depositor  will provide a copy of the pooling and servicing  agreement  (without exhibits)  relating  to any  series  of Notes or  Certificates,  as  applicable, without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation,  Two World Financial Center, Building B,
21st Floor, New York, New York 10281.

     The servicer or master  servicer and the trustee for any series of Notes or
Certificates,  as applicable, will be named in the prospectus supplement. In the event there are  multiple  servicers  for the Assets in a trust  fund,  a master servicer  will perform some of the  administration,  calculation  and  reporting functions for that trust fund and will supervise the related servicers  pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this  prospectus to the servicer will apply to the master servicer where  non-servicing  obligations are described.  If specified in the prospectus supplement,  a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

                                      -43-

     ASSIGNMENT OF ASSETS; REPURCHASES

     At the  time of  issuance  of any  series  of  Notes  or  Certificates,  as applicable,  the  depositor  will  assign  (or  cause  to be  assigned)  to  the designated trustee the Assets to be included in the related trust fund, together with all  principal  and  interest to be  received  on or with  respect to those
Assets  after the Cut-off  Date,  other than  principal  and  interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently  with  that  assignment,  deliver  the  Notes or  Certificates,  as applicable,  to the  depositor  in exchange  for the Assets and the other assets comprising  the trust fund for that series.  Each Asset will be  identified in a schedule  appearing as an exhibit to the related  Agreement.  That schedule will include detailed information to the extent available and relevant

          (1) in respect of each  mortgage  loan  included in the related  trust fund,  including the city and state of the related  Mortgaged  Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin,  adjustment date and any rate cap information,  the original and  remaining  term to maturity,  the original and  outstanding  principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          (2) in respect of each  Contract  included in the related  trust fund, including the outstanding principal amount and the Contract Rate; and

          (3) in respect of each  Mortgage  Security  and Agency  Security,  the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

     For each mortgage  loan,  except as otherwise  specified in the  prospectus supplement,  the depositor  will deliver or cause to be delivered to the trustee
(or to the custodian  hereinafter referred to) particular loan documents,  which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original  Mortgage) with evidence of recording  indicated on the original
Mortgage and an assignment  of the Mortgage to the trustee in  recordable  form.
However,  a trust fund may include  mortgage  loans where the original  mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit  certifying that the original of the mortgage note has been lost or destroyed.  For those  mortgage  loans,  the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to  repurchase,  or  substitute  for,  each  of  these  mortgage  loans  that is subsequently in default if the enforcement thereof or of the related Mortgage is materially  adversely affected by the absence of the original mortgage note. The related  Agreement  will  generally  require  the  depositor  or  another  party specified  in  the  prospectus  supplement  to  promptly  cause  each  of  these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel  acceptable to the trustee,  recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor,  the servicer,  the  relevant  Asset Seller or any other prior holder of the mortgage loan.

     The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian)  will hold

                                      -44-

those documents in trust for the benefit of the securityholders. If any of these documents  are found to be missing or  defective in any  material  respect,  the trustee  (or that  custodian)  will  immediately  notify  the  servicer  and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement.  If the Asset Seller cannot cure the omission or defect  within a specified  number of days after receipt of that notice,  then the Asset Seller or other entity  specified in the prospectus supplement  will be obligated,  within a specified  number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price  equal to the sum of the unpaid  principal  balance  of the  mortgage loan, plus unpaid accrued  interest at the interest rate for that Asset from the date as to which  interest  was last  paid to the due date in the Due  Period in which the  relevant  purchase  is to occur,  plus  servicing  expenses  that are payable  to the  servicer,  or  another  price as  specified  in the  prospectus supplement (the "Purchase  Price") or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase  or  substitution  obligation,  and  neither  the  servicer  nor  the depositor  will be obligated to repurchase or substitute  for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

     This  repurchase or  substitution  obligation  constitutes  the sole remedy available to the  securityholders  or the trustee for omission of, or a material defect in, a constituent  document.  To the extent  specified in the  prospectus supplement,  in  lieu  of  curing  any  omission  or  defect  in  the  Asset  or repurchasing  or  substituting  for that Asset,  the Asset Seller or other named entity may agree to cover any losses  suffered  by the trust fund as a result of that breach or defect.

     Notwithstanding  the  preceding  three  paragraphs,  the documents for Home
Equity Loans, home improvement  contracts and unsecured home improvements  loans will be delivered to the trustee (or a custodian)  only to the extent  specified in the prospectus supplement.  Generally these documents will be retained by the servicer,  which may also be the Asset Seller.  In addition,  assignments of the related  Mortgages to the trustee will be recorded only to the extent  specified in the prospectus supplement.

     For each  contract,  the  servicer,  which  may also be the  asset  seller, generally will maintain custody of the original contract and copies of documents and  instruments  related to each  contract  and the  security  interest  in the manufactured home securing each contract. To give notice of the right, title and interest  of the  trustee in the  contracts,  the  depositor  will  cause  UCC-1 financing  statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor  identifying  the trustee as the secured party and, in each case,  identifying  all contracts as collateral.  The contracts will be stamped or otherwise  marked to reflect their  assignment from the depositor to the trust fund only to the extent  specified in the  prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical  possession of the contracts without notice of that  assignment,  the  interest  of the  trustee in the  contracts  could be defeated.

     While the  contract  documents  will not be  reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material  respect,  the  servicer  will be  required to  immediately  notify the depositor  and the  relevant  asset  seller  or other  entity  specified  in the prospectus supplement.  If the asset seller or some other entity cannot cure the omission  or defect  within a  specified  number of days  after  receipt of this notice,  then the asset seller or that other entity will be obligated,  within a specified  number of days of receipt of this notice,  to repurchase  the related contract from the trustee at the purchase price or substitute for that contract.
There can be no assurance  that an asset seller or any other entity will fulfill this  repurchase or  substitution  obligation,

                                      -45-

and neither the servicer nor the  depositor  will be obligated to  repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy  available  to the  securityholders  or the trustee for omission of, or a material  defect in, a  constituent  document.  To the extent  specified  in the prospectus supplement,  in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or  guarantor or its agent or, in the case of  Mortgage  Securities  and Agency  Securities  issued only in book-entry form, through the depository with respect to the Mortgage  Securities and Agency  Securities,  in accordance  with the  procedures  established by the issuer or guarantor for registration of those certificates, and distributions on those  securities  to which the trust fund is entitled  will be made directly to the trustee.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement the depositor will, for each Asset, assign  representations and warranties,  as of a specified date (the person making those  representations  and warranties,  the  "Warranting  Party")
covering, by way of example, the following types of matters:

     o    the  accuracy  of the  information  set  forth  for that  Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

     o    in the case of a  mortgage  loan,  the  existence  of title  insurance insuring the lien  priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

     o    the authority of the Warranting Party to sell the Asset;

     o    the payment status of the Asset;

     o    in the case of a mortgage loan, the existence of customary  provisions in the  related  mortgage  note and  Mortgage  to  permit  realization against the  Mortgaged  Property of the benefit of the security of the
          Mortgage; and

     o    the existence of hazard and extended perils insurance  coverage on the
          Mortgaged Property or manufactured home.

     Any Warranting  Party shall be an Asset Seller or an affiliate of the Asset
Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

     Representations  and  warranties  made in respect of an Asset may have been made as of a date before the  applicable  Cut-off Date. A substantial  period of time may have elapsed between that date and the date of initial  issuance of the related series of Notes or Certificates,  as applicable,  evidencing an interest in that  Asset.  In the  event of a breach  of any of these  representations  or warranties,  the Warranting  Party will be obligated to reimburse the trust fund for losses  caused by that breach or either cure that  breach or  repurchase  or replace the affected Asset as described  below.  Since the  representations  and warranties may not address events that may occur  following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution

                                      -46-

obligation in connection with a breach of that  representation and warranty only if the  relevant  event that causes that breach  occurs  before that date.  That party would have no  obligations  if the relevant  event that causes that breach occurs after that date.

     Each  Agreement  will provide that the servicer  and/or  trustee or another entity  identified  in the  prospectus  supplement  will be  required  to notify promptly the relevant  Warranting Party of any breach of any  representation  or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the  interests in the  prospectus  supplement  of the securityholders.  If the  Warranting  Party  cannot  cure that  breach  within a specified  period  following  the date on which that party was  notified of that breach,  then the  Warranting  Party will be obligated to repurchase  that Asset from the trustee within a specified period from the date on which the Warranting
Party was  notified  of that  breach,  at the  Purchase  Price  therefor.  If so provided in the prospectus  supplement for a series, a Warranting Party,  rather than  repurchase  an  Asset as to which a breach  has  occurred,  will  have the option, within a specified period after initial issuance of that series of Notes or  Certificates,  as  applicable,  to cause the  removal of that Asset from the trust fund and substitute in its place one or more other Assets,  as applicable, in accordance with the standards described in the prospectus  supplement.  If so provided in the prospectus  supplement for a series, a Warranting Party,  rather than  repurchase or substitute an Asset as to which a breach has occurred,  will have the  option to  reimburse  the trust  fund or the  securityholders  for any losses caused by that breach.  This  reimbursement,  repurchase or  substitution obligation will constitute the sole remedy available to  securityholders  or the trustee for a breach of representation by a Warranting Party.

     Neither  the  depositor  (except  to the extent  that it is the  Warranting
Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting  Party defaults on its obligation to do so, and no assurance can be given  that the  Warranting  Parties  will carry out those  obligations  with respect to the Assets.

     A servicer will make representations and warranties regarding its authority to enter into,  and its ability to perform its  obligations  under,  the related
Agreement.  A breach of any  representation  of the servicer that materially and adversely  affects the  interests  of the  securityholders  and which  continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the  servicer  from  the  trustee,  the  depositor  or the  holders  of Notes or
Certificates,  as applicable,  evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See "Events of Default" and "Rights Upon Event
of Default."

     COLLECTION ACCOUNT AND RELATED ACCOUNTS

     GENERAL.  The  servicer  and/or the  trustee  will,  as to each trust fund, establish and maintain or cause to be  established  and  maintained  one or more separate  accounts  for  the  collection  of  payments  on  the  related  Assets
(collectively,  the "Collection Account"),  which must be an account or accounts that either:

     o    are  insured by the Bank  Insurance  Fund or the  Savings  Association
          Insurance Fund of the Federal Deposit Insurance  Corporation  ("FDIC")
          (to the limits  established by the FDIC) and the uninsured deposits in which are otherwise secured so that the  securityholders  have a claim with  respect to the funds in the  Collection  Account or a  perfected first priority security interest against any collateral securing those funds  that

                                      -47-

          is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

     o    are  maintained  with  a  bank  or  trust  company,  and  in a  manner satisfactory  to the  rating  agency or  agencies  rating any class of
          Notes or Certificates, as applicable, of that series.

     Investment of amounts in the Collection Account is limited to United States government  securities and other investment grade  obligations  specified in the
Agreement ("Permitted  Investments").  A Collection Account may be maintained as an interest bearing or a non-interest  bearing account and the funds held in the
Collection Account may be invested pending each succeeding  Distribution Date in short-term Permitted  Investments.  Any interest or other income earned on funds in the Collection  Account will,  unless  otherwise  specified in the prospectus supplement,  be paid to the  servicer or its  designee as  additional  servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer,  if applicable,  provided that that institution meets the standards  imposed by the rating  agency or agencies.  If permitted by the rating agency or agencies,  a Collection  Account may contain funds relating to more than one series of mortgage  pass-through  certificates  and may contain other funds  respecting  payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     DEPOSITS.  A servicer or the trustee  will deposit or cause to be deposited in the Collection  Account for one or more trust funds on a daily basis,  or any other  period  provided in the related  Agreement,  the  following  payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than  payments due on or before the Cut-off
Date, and exclusive of any amounts representing a Retained Interest),  except as otherwise provided in the Agreement:

          (1)  all  payments  on  account  of  principal,   including  principal
     prepayments, on the Assets;

          (2) all payments on account of interest on the Assets,  including  any default interest  collected,  in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

          (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly  basis with  respect to any Assets  acquired  for the benefit of securityholders;

          (4) any amounts paid under any  instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

          (5)  any  advances  made  as  described  under   "Description  of  the
     Securities--Advances in Respect of Delinquencies;"

          (6) any amounts paid under any Cash Flow Agreement, as described under
     "Description of the Trust Funds--Cash Flow Agreements;"

                                      -48-

          (7) all  proceeds  of any Asset or, with  respect to a mortgage  loan, property  acquired  in  respect  of  the  mortgage  loan  purchased  by the depositor,  any Asset  Seller or any other  specified  person as  described above under  "--Assignment of Assets;  Repurchases" and  "--Representations
     and Warranties;  Repurchases," all proceeds of any defaulted  mortgage loan purchased as described below under  "--Realization  Upon Defaulted Assets,"
     and all proceeds of any Asset purchased as described under  "Description of the Securities--Termination;"

          (8) any  amounts  paid by a  servicer  to  cover  interest  shortfalls arising  out of the  prepayment  of Assets in the trust  fund as  described below under  "--Retained  Interest;  Servicing  Compensation and Payment of
     Expenses;"

          (9) to the extent that any of these items do not constitute additional
     servicing   compensation  to  a  servicer,   any  payments  on  account  of
     modification  or  assumption  fees,  late  payment  charges  or  Prepayment
     Premiums on the Assets;

          (10) all payments  required to be deposited in the Collection  Account with  respect to any  deductible  clause in any  blanket  insurance  policy described below under "--Hazard Insurance Policies;"

          (11) any amount  required to be deposited by a servicer or the trustee in connection  with losses  realized on investments  for the benefit of the servicer  or the  trustee,  as the  case  may  be,  of  funds  held  in the
     Collection Account; and

          (12) any other  amounts  required to be  deposited  in the  Collection
     Account  as  provided  in  the  related  Agreement  and  described  in  the prospectus supplement.

     WITHDRAWALS.  A servicer or the trustee may,  from time to time as provided in the related Agreement,  make withdrawals from the Collection Account for each trust fund for any of the following  purposes,  except as otherwise  provided in the Agreement:

          (1) to make distributions to the  securityholders on each Distribution
     Date;

          (2) to  reimburse  a servicer  for  unreimbursed  amounts  advanced as described  under  "Description  of the  Securities--Advances  in Respect of
     Delinquencies,"  which  reimbursement is to be made out of amounts received that were  identified  and applied by the servicer as late  collections  of interest  (net of related  servicing  fees and  Retained  Interest)  on and principal of the particular  Assets for which the advances were made or out of amounts  drawn under any form of credit  support  with  respect to those
     Assets;

          (3) to  reimburse  a servicer  for unpaid  servicing  fees  earned and unreimbursed  servicing  expenses  incurred  with  respect  to  Assets  and properties acquired in respect of the Assets,  which reimbursement is to be made out of amounts  that  represent  Liquidation  Proceeds  and  Insurance
     Proceeds collected on the particular Assets and properties,  and net income collected on the particular properties,  which fees were earned or expenses were incurred or out of amounts drawn under any form of credit  support for those Assets and properties;

                                      -49-

          (4) to reimburse a servicer  for any advances  described in clause (2)
     above and any servicing  expenses  described in clause (3) above which,  in the  servicer's  good  faith  judgment,  will not be  recoverable  from the amounts described in those clauses,  which reimbursement is to be made from amounts  collected  on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that  portion  of  amounts  collected  on other  Assets  that is  otherwise distributable  on one or more classes of  Subordinate  Notes or Subordinate
     Certificates,  as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates,  as applicable,  of the related series;

          (5) if and to the extent  described in the prospectus  supplement,  to pay a servicer  interest  accrued on the  advances  described in clause (2)
     above and the servicing  expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

          (6) to reimburse a servicer, the depositor, or any of their respective directors,  officers,  employees  and  agents,  as the  case  may  be,  for expenses,  costs and liabilities  incurred by these parties,  as and to the extent described below under "--Certain  Matters Regarding  Servicers,  the
     Master Servicer and the Depositor;"

          (7) if and to the extent  described in the prospectus  supplement,  to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

          (8) to  reimburse  the  trustee  or any  of its  directors,  officers, employees  and  agents,  as the  case  may  be,  for  expenses,  costs  and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

          (9) to pay a servicer, as additional servicing compensation,  interest and  investment  income earned in respect of amounts held in the Collection
     Account;

          (10) to pay the  person  so  entitled  any  amounts  deposited  in the
     Collection  Account  that were  identified  and applied by the  servicer as recoveries of Retained Interest;

          (11) to pay for  costs  reasonably  incurred  in  connection  with the proper  management and maintenance of any Mortgaged  Property  acquired for the  benefit  of  securityholders  by  foreclosure  or by  deed  in lieu of foreclosure  or  otherwise,  which  payments  are to be made out of  income received on that property;

          (12) if one or more  elections  have been made to treat the trust fund or  designated  portions of the trust fund as a REMIC,  to pay any federal, state  or  local  taxes  imposed  on  the  trust  fund  or  its  assets  or transactions, as and to the extent described under "Material Federal Income
     Tax Consequences--REMICs" or in the prospectus supplement, respectively;

          (13) to pay for the cost of an  independent  appraiser or other expert in real  estate  matters  retained  to  determine  a fair sale  price for a defaulted  mortgage  loan or a property  acquired  in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                                      -50-

          (14) to pay for the  cost of  various  opinions  of  counsel  obtained pursuant to the related Agreement for the benefit of securityholders;

          (15) to pay for the costs of recording  the related  Agreement if that
     recordation   materially   and   beneficially   affects  the  interests  of
     securityholders,  provided that the payment  shall not  constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (16) to pay the  person  so  entitled  any  amounts  deposited  in the
     Collection Account in error,  including amounts received on any Asset after its  removal  from  the  trust  fund  whether  by  reason  of  purchase  or
     substitution  as  contemplated   above  under   "--Assignment   of  Assets;
     Repurchase"  and   "--Representations   and  Warranties;   Repurchases"  or
     otherwise;

          (17) to make any other withdrawals permitted by the related Agreement;
     and

          (18) to clear and terminate the Collection  Account at the termination of the trust fund.

     OTHER COLLECTION ACCOUNTS. If specified in the prospectus  supplement,  the
Agreement for any series of Notes or  Certificates,  as applicable,  may provide for the  establishment  and  maintenance of a separate  collection  account into which the  servicer  will  deposit  on a daily  basis,  or any  other  period as provided in the related Agreement,  the amounts described under "Deposits" above for one or more series of Notes or Certificates,  as applicable.  Any amounts on deposit  in any of  these  collection  accounts  will be  withdrawn  from  these collection  accounts and deposited into the appropriate  Collection Account by a time  specified in the  prospectus  supplement.  To the extent  specified in the prospectus  supplement,  any amounts that could be withdrawn from the Collection
Account as described under  "--Withdrawals" above may also be withdrawn from any of these  collection  accounts.  The  prospectus  supplement  will set forth any
restrictions  for  any  of  these  collection  accounts,   including  investment
restrictions and any restrictions for financial  institutions  with which any of these collection accounts may be maintained.

     The servicer will  establish  and maintain  with the  indenture  trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection  Account for distribution to the holders  of Notes will be  deposited  and from  which all  distributions  to the holders of Notes will be made.

     COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable  efforts to collect all scheduled  payments under the Assets and will follow or cause to be followed those collection  procedures that it would follow with  respect to assets that are  comparable  to the Assets and held for its own account, provided that those procedures are consistent with

          (1)  the  terms  of the  related  Agreement  and  any  related  hazard insurance  policy  or  instrument  of  credit  support,  if  any, included in the related trust fund  described in this  prospectus or under "Description of Credit Support,"

          (2)  applicable law and

          (3)  the  general  servicing  standard  specified  in  the  prospectus supplement  or,  if no  standard  is  so  specified,  its  normal servicing practices (in either case, the "Servicing Standard").

                                      -51-

In  connection,  the servicer  will be permitted in its  discretion to waive any late  payment  charge or penalty  interest  in  respect of a late  payment on an
Asset.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the
Agreement,  escrow or  impoundment  accounts of borrowers  for payment of taxes, insurance  and other items  required to be paid by any borrower  pursuant to the terms of the Assets;  processing  assumptions  or  substitutions  in those cases where the  servicer has  determined  not to enforce any  applicable  due-on-sale
clause;   attempting  to  cure   delinquencies;   supervising   foreclosures  or
repossessions;  inspecting  and managing  mortgaged  properties or  manufactured homes under some circumstances;  and maintaining  accounting records relating to the  Assets.  The  servicer  or any other  entity  specified  in the  prospectus supplement  will be  responsible  for filing and  settling  claims in respect of particular  Assets  under  any  applicable  instrument  of credit  support.  See
"Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any Asset in a manner  consistent  with the  Servicing  Standard  so long as the  modification, waiver or  amendment  will not (1) affect the amount or timing of any  scheduled payments  of  principal  or  interest  on the  Asset  or  (2)  in its  judgment, materially  impair the security for the Asset or reduce the likelihood of timely payment  of  amounts  due on the  Asset.  The  servicer  also  may  agree to any modification,  waiver or  amendment  that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment,  a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment,  that  modification,  waiver or amendment is reasonably  likely to produce a greater  recovery  with respect to the Asset on a present  value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset,  the  servicer  will furnish a copy of that  modification,  waiver or amendment to the trustee (or its custodian).

     In the case of  multifamily  loans,  a borrower's  failure to make required mortgage loan payments may mean that operating income is insufficient to service the  mortgage  loan debt,  or may reflect the  diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make  mortgage  loan  payments may also be unable to make timely  payment of all required  taxes and  otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any  multifamily  loan that is in  default,  evaluate  whether the causes of the default can be corrected over a reasonable period without significant impairment of the  value of  related  Mortgaged  Property,  initiate  corrective  action in cooperation with the borrower if cure is likely, inspect the related Multifamily
Property  and take  those  other  actions  as are  consistent  with the  related
Agreement.  A significant  period of time may elapse before the servicer is able to assess  the  success  of  servicer,  can make the  initial  determination  of
appropriate  action,   evaluate  the  success  of  corrective  action,   develop
additional initiatives, institute foreclosure proceedings and actually foreclose may  vary  considerably  depending  on  the  particular  multifamily  loan,  the
Multifamily  Property,  the  borrower,  the presence of an  acceptable  party to assume  the  multifamily  loan and the  laws of the  jurisdiction  in which  the
Multifamily Property is located.

     REALIZATION UPON DEFAULTED ASSETS

     Generally,  the  servicer  is  required  to  monitor  any Asset  that is in default,  initiate corrective action in cooperation with the borrower if cure is likely,  inspect the Asset and take any other actions

                                      -52-

as are consistent with the Servicing Standard.  A significant period of time may elapse  before the  servicer  is able to assess the  success of that  corrective action or the need for additional initiatives.

     Any  Agreement  relating to a trust fund that  includes  mortgage  loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or  Certificates,  as applicable,  a right of first refusal to purchase from the trust  fund at a  predetermined  purchase  price any  mortgage  loan or contract  as to  which a  specified  number  of  scheduled  payments  under  the
Agreement are delinquent. Any right of first refusal granted to the holder of an
Offered Security will be described in the prospectus supplement.  The prospectus supplement  will also  describe any similar  right  granted to any person if the predetermined  purchase  price is less than the Purchase Price  described  above under "--Representations and Warranties; Repurchases."

     If specified in the prospectus  supplement,  the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not  otherwise  purchased  by any person  having a right of first  refusal  with respect to that  defaulted  mortgage loan or contract,  if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater  recovery  on a present  value  basis than would  liquidation  through foreclosure,  repossession or similar  proceedings.  The related  Agreement will provide  that any  offering be made in a  commercially  reasonable  manner for a specified period and that the servicer accept the highest cash bid received from
any  person   (including   itself,   an   affiliate   of  the  servicer  or  any
securityholder)  that constitutes a fair price for that defaulted  mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that  defaulted  mortgage  loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under  "--Representations  and  Warranties;  Repurchases"  will in all  cases be deemed fair.

     The  servicer,  on  behalf  of  the  trustee,  may at  any  time  institute foreclosure  proceedings,  exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure,  or otherwise acquire title to a Mortgaged
Property  securing a mortgage  loan by operation of law or otherwise  and may at any time  repossess  and realize upon any  manufactured  home, if that action is consistent  with the  Servicing  Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

     If title to any Mortgaged  Property is acquired by a trust fund as to which a REMIC election has been made, the servicer,  on behalf of the trust fund, will be required to sell the Mortgaged  Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an  extension  of time to sell that  property  or (2) the  trustee  receives  an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the  calendar  year of its acquisition  will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to  qualify  as a REMIC  under the Code at any time that any Notes or Certificates,  as applicable, are outstanding.  Subject to the foregoing,  the servicer  will be required to (A) solicit bids for any Mortgaged
Property so acquired  in that manner as will be  reasonably  likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously  received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations  imposed by the related  Agreement and the REMIC provisions of the Code (if a REMIC  election  has been made for the related  trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the  recovery  of an amount  less

                                      -53-

than the amount that would otherwise be recovered. See "Certain Legal Aspects of
Mortgage Loans--Foreclosure."

     If  recovery on a defaulted  Asset under any related  instrument  of credit support is not available,  the servicer nevertheless will be obligated to follow or cause to be  followed  those  normal  practices  and  procedures  as it deems necessary or advisable to realize upon the defaulted  Asset.  If the proceeds of any  liquidation of the property  securing the defaulted Asset are less than the outstanding  principal  balance of the defaulted Asset plus interest  accrued on the defaulted  Asset at the applicable  interest rate,  plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement,  the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be  withdrawn  from  the  Collection  Account  out of the  Liquidation  Proceeds
recovered on any defaulted Asset,  before the distribution of those  Liquidation
Proceeds  to   securityholders,   amounts   representing  its  normal  servicing
compensation  on the Security,  unreimbursed  servicing  expenses  incurred with respect to the Asset and any unreimbursed  advances of delinquent  payments made with respect to the Asset.

     If any property  securing a defaulted  Asset is damaged the servicer is not required  to expend  its own funds to restore  the  damaged  property  unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation  of the Asset after  reimbursement  of the servicer for its expenses and (2) that its  expenses  will be  recoverable  by it from  related  Insurance
Proceeds or Liquidation Proceeds.

     The pooling and servicing agreement will require the trustee, if it has not received a  distribution  for any  Mortgage  Security or Agency  Security by the
fifth business day after the date on which that distribution was due and payable pursuant  to the  terms of that  Agency  Security,  to  request  the  issuer  or guarantor,  if any, of that  Mortgage  Security or Agency  Security to make that payment as promptly  as possible  and  legally  permitted  to take legal  action against  that issuer or  guarantor as the trustee  deems  appropriate  under the circumstances,  including the prosecution of any claims in connection therewith.
The  reasonable  legal fees and expenses  incurred by the trustee in  connection with the  prosecution of this legal action will be  reimbursable  to the trustee out of the  proceeds of that  action and will be retained by the trustee  before the  deposit  of any  remaining  proceeds  in  the  Collection  Account  pending distribution of the Collection Account to securityholders of the related series.
If the proceeds of any legal action are  insufficient  to reimburse  the trustee for its legal fees and  expenses,  the trustee will be entitled to withdraw from the Collection  Account an amount equal to its expenses,  and the trust fund may realize a loss in that amount.

     As servicer of the Assets, a servicer, on behalf of itself, the trustee and the  securityholders,  will present claims to the borrower under each instrument of credit  support,  and will take those  reasonable  steps as are  necessary to receive  payment or to permit  recovery  under these  instruments  for defaulted
Assets.

     If a servicer or its designee  recovers  payments  under any  instrument of credit  support  for any  defaulted  Assets,  the  servicer  will be entitled to withdraw  or cause to be  withdrawn  from the  Collection  Account  out of those proceeds,  before  distribution  of the Collection  Account to  securityholders,
amounts   representing  its  normal   servicing   compensation  on  that  Asset,
unreimbursed  servicing  expenses  incurred  for the Asset and any  unreimbursed advances of  delinquent  payments  made with  respect to the Asset.  See "Hazard
Insurance Policies" and "Description of Credit Support."

                                      -54-

     HAZARD INSURANCE POLICIES

     MORTGAGE  LOANS.  Generally,  each  Agreement  for a trust fund composed of mortgage  loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance  coverage, if obtainable,  to the extent the property is located in a federally  designated flood area, in an amount as is required under applicable  guidelines)  providing for the level of coverage that is required under the related Mortgage or, if any
Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing  Standard.  That coverage will be in general in an amount equal to the lesser of the  principal  balance  owing on that mortgage loan (but not less than the amount  necessary  to avoid the  application  of any co-insurance  clause  contained in the hazard  insurance  policy) and the amount necessary to fully  compensate for any damage or loss to the improvements on the
Mortgaged  Property on a replacement cost basis or any other amount specified in the  prospectus  supplement.  The ability of the  servicer to assure that hazard insurance  proceeds are  appropriately  applied may be dependent  upon its being named as an additional  insured under any hazard  insurance policy and under any other  insurance  policy  referred  to  below,  or  upon  the  extent  to  which information in this regard is furnished by borrowers.  All amounts  collected by the servicer  under any of these  policies  (except for amounts to be applied to the restoration or repair of the Mortgaged  Property or released to the borrower in accordance with the servicer's  normal servicing  procedures,  subject to the terms  and  conditions  of the  related  Mortgage  and  mortgage  note)  will be deposited in the Collection Account in accordance with the related Agreement.

     The Agreement  may provide that the servicer may satisfy its  obligation to cause each  borrower to  maintain a hazard  insurance  policy by the  servicer's maintaining  a blanket  policy  insuring  against  hazard losses on the mortgage loans. If the blanket policy contains a deductible  clause, the servicer will be required to deposit in the  Collection  Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

     In general,  the standard form of fire and extended  coverage policy covers physical  damage to or destruction of the  improvements of the property by fire, lightning,  explosion,  smoke,  windstorm and hail,  and riot,  strike and civil commotion,  subject to the conditions  and exclusions  specified in each policy.
Although the policies  relating to the mortgage  loans will be  underwritten  by different  insurers  under  different  state laws in accordance  with  different applicable  state forms,  and  therefore  will not contain  identical  terms and conditions,  the basic terms of the policies are  dictated by  respective  state laws,  and most of these  policies  typically do not cover any  physical  damage
resulting  from  war,  revolution,   governmental  actions,   floods  and  other
water-related  causes,  earth movement  (including  earthquakes,  landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance  policies covering the Mortgaged  Properties  securing the mortgage  loans will typically  contain a coinsurance  clause that in effect requires the insured at all times to carry  insurance of a specified  percentage
(generally 80% to 90%) of the full replacement  value of the improvements on the property  to recover  the full  amount of any  partial  loss.  If the  insured's coverage falls below this specified percentage, the coinsurance clause generally provides  that the  insurer's  liability  in the event of partial  loss does not exceed the lesser of (1) the replacement cost of the improvements  less physical depreciation  and (2) that  proportion  of the loss as the  amount of  insurance carried bears to the specified  percentage of the full replacement cost of those improvements.

                                      -55-

     Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the  borrower  on each  mortgage  loan to  maintain  all other insurance  coverage for the related Mortgaged Property as is consistent with the terms of the related  Mortgage and the Servicing  Standard,  which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the servicer in maintaining any insurance  policy will be added to the  amount  owing  under the  mortgage  loan where the terms of the mortgage loan so permit; provided,  however, that the addition of that cost will not be taken into account for purposes of  calculating  the  distribution  to be made to  securityholders.  Those costs may be recovered by the servicer from the
Collection Account, with interest, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies  maintained on the related  Mortgaged  Properties.  The  servicer,  on  behalf of the  trustee  and securityholders,  is obligated to present or cause to be presented  claims under any  blanket  insurance  policy  insuring  against  hazard  losses on  Mortgaged
Properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented  those  claims is dependent  upon the extent to which information in this regard is furnished to the servicer by borrowers.

     CONTRACTS.  Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard  insurance  policies that provide,  at a minimum,  the same coverage as a standard form fire and extended coverage  insurance policy that is customary for manufactured housing,  issued by a company authorized to issue those policies in the state in which the  manufactured  home is located,  and in an amount that is not less  than the  maximum  insurable  value of that  manufactured  home or the principal  balance due from the borrower on the related  contract,  whichever is less;  provided,  however,  that the amount of coverage  provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured  home's location was, at the time of origination of the related contract,  within a federally  designated  special flood hazard area,  the servicer  must cause flood  insurance to be  maintained, which  coverage  must be at least equal to the minimum  amount  specified in the preceding  sentence or any lesser  amount as may be available  under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer  must contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums  out of its own  funds,  and may add  separately  the  premiums  to the borrower's obligation as provided by the contract,  but may not add the premiums to the remaining principal balance of the contract.

     The servicer may maintain,  in lieu of causing  individual hazard insurance policies to be maintained for each manufactured home, and must maintain,  to the extent that the  related  contract  does not require the  borrower to maintain a hazard insurance policy for the related  manufactured  home, one or more blanket insurance  policies covering losses on the borrower's  interest in the contracts resulting  from the absence or  insufficiency  of  individual  hazard  insurance policies. The servicer must pay the premium for that blanket policy on the basis described  therein  and must pay any  deductible  amount for  claims  under that policy relating to the contracts.

                                      -56-

     FHA INSURANCE AND VA GUARANTEES

     FHA loans will be insured by the FHA as  authorized  under the Housing Act.
Some FHA loans will be insured under various FHA programs including the standard
FHA 203(b) program to finance the  acquisition  of one- to  four-family  housing units,  the FHA 245  graduated  payment  mortgage  program  and the FHA  Title I
Program.  These programs generally limit the principal amount and interest rates
of  the  mortgage  loans  insured.  The  prospectus   supplement  for  Notes  or
Certificates, as applicable, of each series evidencing interests in a trust fund including  FHA  loans  will  set  forth  additional  information  regarding  the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus  supplement,  the following  describes FHA insurance programs and regulations as generally in effect for FHA loans.

     The insurance  premiums for FHA loans are collected by lenders  approved by the Department of Housing and Urban  Development  ("HUD") or by the servicer and are  paid to the FHA.  The  regulations  governing  FHA  single-family  mortgage insurance  programs  provide that  insurance  benefits  are payable  either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United  States of America or upon  assignment  of the  defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited  in  its  ability  to  initiate  foreclosure  proceedings.  When  it  is determined,  either  by  the  servicer  or  HUD,  that  default  was  caused  by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid  foreclosure by entering,  if feasible,  into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those  payments to be made on or before the maturity  date of the mortgage, or the  recasting  of payments  due under the  mortgage up to or, other than FHA loans  originated  under the FHA Title I Program,  beyond the maturity  date. In addition,  when a default caused by those  circumstances is accompanied by other criteria,  HUD may provide relief by making  payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting  assignment  of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid  under the FHA loan,  and HUD must have  rejected any request for
relief  from  the  borrower   before  the  servicer  may  initiate   foreclosure
proceedings.

     HUD has the option,  in most cases,  to pay insurance  claims in cash or in debentures issued by HUD.  Currently,  claims are being paid in cash, and claims have  not  been  paid  in  debentures  since  1965.  HUD  debentures  issued  in satisfaction  of FHA  insurance  claims  bear  interest  at the  applicable  HUD debentures interest rate. To the extent specified in the prospectus  supplement, the  servicer of each single  family FHA loan will be  obligated to purchase any debenture  issued in  satisfaction  of that FHA loan upon  default for an amount equal to the principal amount of that debenture.

     Other than in relation to the FHA Title I Program,  the amount of insurance benefits  generally  paid by the FHA is equal  to the  entire  unpaid  principal amount of the  defaulted FHA loan adjusted to reimburse the servicer for some of its costs and  expenses  and to  deduct  amounts  received  or  retained  by the servicer after default.  When  entitlement  to insurance  benefits  results from foreclosure  (or other  acquisition  of  possession)  and conveyance to HUD, the servicer is compensated for no more than  two-thirds of its  foreclosure  costs, and is  compensated  for  interest  accrued  and unpaid  before that date but in general  only to the  extent  it was  allowed  pursuant  to a  forbearance  plan approved by HUD. When entitlement to insurance  benefits results from assignment of the FHA loan to HUD, the insurance  payment  includes full  compensation  for interest  accrued  and unpaid to the  assignment  date.  The  insurance  payment itself,  upon  foreclosure  of an FHA loan,  bears  interest from a date 30 days

                                      -57-

after the borrower's first uncorrected failure to perform any obligation to make any  payment  due under the  mortgage  and,  upon  assignment,  from the date of assignment  to the  date of  payment  of the  claim,  in each  case at the  same interest rate as the applicable HUD debenture interest rate as described above.

     VA loans  will be  partially  guaranteed  by the VA under the  Serviceman's
Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent  exceptional  circumstances,  authorized to announce its intention to foreclose  only when the default has continued for three  months.  Generally,  a claim  for  the  guarantee  is  submitted  after  liquidation  of the  Mortgaged
Property.

     The amount  payable  under the guarantee  will be the  percentage of the VA loan  originally  guaranteed  applied  to  indebtedness  outstanding  as of  the applicable date of computation  specified in the VA regulations.  Payments under the  guarantee  will be equal to the  unpaid  principal  amount of that VA loan, interest  accrued on the unpaid balance of that VA loan to the appropriate  date of computation and limited  expenses of the mortgagee,  but in each case only to the extent that those amounts have not been recovered through liquidation of the
Mortgaged  Property.  The amount  payable  under the  guarantee  may in no event exceed the amount of the original guarantee.

     FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional  misconduct of the officers,  employees and agents of the  servicer.  The related  Agreement  will allow the  servicer to  self-insure against loss  occasioned by the errors and omissions of the officers,  employees and agents of the servicer so long as the  criteria  set forth in the  Agreement are met.

     DUE-ON-SALE CLAUSES

     The  mortgage  loans may  contain  clauses  requiring  the  consent  of the mortgagee to any sale or other transfer of the related  Mortgaged  Property,  or due-on-sale  clauses  entitling  the  mortgagee  to  accelerate  payment  of the mortgage loan upon any sale,  transfer or  conveyance  of the related  Mortgaged
Property.  The servicer will  generally  enforce any  due-on-sale  clause to the extent  it has  knowledge  of  the  conveyance  or  proposed  conveyance  of the underlying  Mortgaged Property and it is entitled to do so under applicable law;
provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

     o    adversely affect or jeopardize coverage under any applicable insurance policy or

     o    materially  increase  the  risk  of  default  or  delinquency  on,  or materially impair the security for, that mortgage loan.

     Any fee  collected by or on behalf of the  servicer  for  entering  into an assumption  agreement  will be  retained  by or on  behalf  of the  servicer  as additional  servicing  compensation.  See  "Certain  Legal  Aspects of  Mortgage
Loans--Due-on-Sale Clauses."

     The  contracts  may also  contain  clauses  requiring  the  consent  of the mortgagee to any sale or other transfer of the related  mortgaged  property,  or due-on-sale clauses. The servicer will generally

                                      -58-

permit that transfer so long as the  transferee  satisfies the  servicer's  then applicable  underwriting  standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

     RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The  prospectus  supplement  for a  series  of Notes  or  Certificates,  as applicable,  will specify  whether  there will be any  Retained  Interest in the
Assets,  and, if so, the initial  owner of this  Retained  Interest.  If so, the
Retained  Interest  will be  established  on a  loan-by-loan  basis  and will be specified on an exhibit to the related  Agreement.  A "Retained  Interest" in an
Asset  represents a specified  portion of the interest payable on the Asset. The
Retained  Interest will be deducted from borrower  payments as received and will not be part of the related trust fund.

     The  servicer's  primary  servicing  compensation  for a series of Notes or
Certificates,  as  applicable,  will come from the  periodic  payment to it of a portion of the interest  payment on each Asset or any other amount  specified in the prospectus supplement.  Since any Retained Interest and a servicer's primary compensation  are  percentages  of the  principal  balance of each Asset,  those amounts will decrease in accordance  with the  amortization  of the Assets.  The prospectus  supplement  for a series of Notes or  Certificates,  as  applicable, evidencing  interests in a trust fund that includes  mortgage loans or contracts may provide that, as additional  compensation,  the servicer may retain all or a
portion  of  assumption  fees,   modification  fees,  late  payment  charges  or
Prepayment  Premiums  collected  from borrowers and any interest or other income that may be  earned  on funds  held in the  Collection  Account  or any  account established by a servicer pursuant to the Agreement.

     The servicer may, to the extent provided in the prospectus supplement,  pay from  its  servicing  compensation  expenses  incurred  in  connection  with its servicing  and  managing  of the  Assets,  including  payment  of the  fees  and disbursements  of the trustee and independent  accountants,  payment of expenses incurred in connection with  distributions and reports to  securityholders,  and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus  supplement,  interest on these expenses at the rate specified in the prospectus  supplement may be borne by the trust fund.

     If and to the extent  provided in the prospectus  supplement,  the servicer may be  required  to apply a portion  of the  servicing  compensation  otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the  voluntary  prepayment  of any Assets in the related  trust fund during that period before their due dates.

     EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement,  will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related  Cut-off Date, a firm of  independent  public accountants  will furnish a statement to the trustee to the effect that,  on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single  Attestation  Program for Mortgage Bankers,  the Audit
Program for Mortgages  serviced for Freddie Mac or any other program used by the servicer,  the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement)
was conducted in compliance  with the terms of those  agreements or that program except for any significant  exceptions or errors in records that, in the opinion of the firm, either the Audit

                                      -59-

Program for  Mortgages  serviced  for Freddie Mac, or paragraph 4 of the Uniform
Single Attestation Program for Mortgage Bankers, or any other program,  requires it to report.

     Each Agreement will also provide for delivery to the trustee,  on or before a specified  date in each year, of an officer's  certificate  of the servicer to the effect that the servicer has fulfilled its  obligations  under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

     The servicer or master  servicer  under each Agreement will be named in the prospectus  supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business  relationships with the depositor or the depositor's  affiliates.  If applicable,  reference in this  prospectus  to the  servicer  will  also  be  deemed  to be to the  master servicer. Each Agreement will provide, in general, that:

     o    The  servicer  may resign from its  obligations  and duties  under the
          Agreement  only  upon  a  determination  that  its  duties  under  the
          Agreement are no longer  permissible  under  applicable  law or are in
          material   conflict  by  reason  of  applicable  law  with  any  other activities  carried on by it, the other  activities of the servicer so causing  that  conflict  being of a type and nature  carried on by the servicer  at the date of the  Agreement.  No  resignation  will become effective  until the trustee or a successor  servicer  has assumed the servicer's obligations and duties under the Agreement.

     o    Neither  any  servicer,  the  depositor  nor  any  director,  officer, employee,  or agent of a servicer or the  depositor  will be under any liability to the related trust fund or securityholders  for any action taken, or for refraining from the taking of any action,  in good faith pursuant to the Agreement; provided, however, that neither a servicer, the  depositor  nor any other  person  will be  protected  against any breach of a  representation,  warranty or covenant made in the related
          Agreement,  or  against  any  liability  specifically  imposed  by the
          Agreement, or against any liability that would otherwise be imposed by reason of willful  misfeasance,  bad faith or gross  negligence in the performance  of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

     o    Any servicer,  the depositor  and any director,  officer,  employee or
          agent  of  a  servicer   or  the   depositor   will  be   entitled  to
          indemnification  by the related  trust fund and will be held  harmless against any loss, liability or expense incurred in connection with any legal action  relating to the Agreement or the Notes or  Certificates, as applicable;  provided,  however, that that indemnification will not extend to any loss, liability or expense

          (1)  specifically imposed by that Agreement or otherwise incidental to the  performance of  obligations  and duties under the Agreement, including,  in the  case of a  servicer,  the  prosecution  of an enforcement  action in respect of any specific  mortgage  loan or mortgage  loans or  contract  or  contracts  (except as any loss, liability or expense will be otherwise  reimbursable  pursuant to that Agreement);

                                      -60-

          (2)  incurred  in  connection  with any  breach  of a  representation, warranty or covenant made in that Agreement;

          (3)  incurred by reason of misfeasance,  bad faith or gross negligence in the  performance of obligations or duties under the Agreement, or by  reason  of  reckless  disregard  of those  obligations  or duties;

          (4)  incurred in connection with any violation of any state or federal securities  law; or

          (5)  imposed  by any  taxing  authority  if that  loss,  liability  or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     o    Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its  respective  responsibilities  under the Agreement and which in its opinion may involve it in any expense or  liability.  Any servicer or the depositor may, however, in its discretion  undertake any action which it may deem necessary or desirable with respect to the Agreement and the  rights and duties of the  parties  to the  Agreement  and the interests of the securityholders  under the Agreement.  In that event, the  legal  expenses  and  costs  of that  action  and  any  liability
          resulting   will  be   expenses,   costs   and   liabilities   of  the
          securityholders,  and the servicer or the  depositor,  as the case may be,  will be  entitled  to be  reimbursed  therefor  and to charge the
          Collection Account.

     Any  person  into  which the  servicer  or the  depositor  may be merged or consolidated,  or any person resulting from any merger or consolidation to which the  servicer  or the  depositor  is a party,  or any person  succeeding  to the business of the servicer or the depositor,  may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

     SPECIAL SERVICERS

     If and to the extent  specified  in the  prospectus  supplement,  a special servicer (a "Special  servicer") may be a party to the related  Agreement or may be  appointed by the servicer or another  specified  party to perform  specified duties in respect of servicing the related  mortgage loans that would  otherwise be performed by the servicer (for example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and obligations of any Special servicer will be specified in the prospectus supplement,  and the servicer will be liable for the performance of a Special servicer only if, and to the extent,  set forth in the prospectus supplement.

     EVENTS OF DEFAULT UNDER THE AGREEMENT

     Events of default under the related Agreement will generally include:

     o    any failure by the servicer to distribute  or cause to be  distributed to  securityholders,  or to remit to the trustee for  distribution  to securityholders,  any required  payment that  continues  after a grace period, if any;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations  under the Agreement that  continues  unremedied  for 30 days after written  notice of that failure  has  been  given  to  the  servicer  by  the  trustee

                                      -61-

          or the depositor, or to the servicer, the depositor and the trustee by securityholders  evidencing not less than 25% of the voting rights for that series;

     o    any breach of a representation  or warranty made by the servicer under the Agreement that  materially and adversely  affects the interests of securityholders  and  which  continues  unremedied  for 30 days  after written  notice of that  breach has been given to the  servicer by the trustee or the  depositor,  or to the servicer,  the depositor and the trustee  by the  holders  of Notes  or  Certificates,  as  applicable, evidencing not less than 25% of the voting rights for that series; and

     o    some events of insolvency,  readjustment of debt, marshaling of assets and liabilities or similar  proceedings and actions by or on behalf of the  servicer  indicating  its  insolvency  or  inability  to pay  its obligations.

     Material  variations  to the  foregoing  events of default  (other  than to shorten cure periods or eliminate notice  requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus  supplement after the occurrence of any event  that  constitutes  or,  with  notice or lapse of time or both,  would constitute  an event of default  and five days after  specific  officers  of the trustee  become aware of the  occurrence of that event,  transmit by mail to the depositor  and all  securityholders  of the  applicable  series  notice  of that occurrence, unless that default has been cured or waived.

     RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

     So long as an event of default under an Agreement remains  unremedied,  the depositor  or the  trustee  may,  and at the  direction  of  holders of Notes or
Certificates,  as  applicable,  evidencing  not  less  than  51% (or  any  other percentage specified in the Agreement) of the voting rights for that series, the trustee will  terminate all of the rights and  obligations of the servicer under the Agreement and in and to the mortgage  loans (other than as a  securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the  responsibilities,  duties and  liabilities of the servicer under the
Agreement  (except  that if the  trustee is  prohibited  by law from  obligating itself  to make  advances  regarding  delinquent  Assets,  or if the  prospectus supplement  so  specifies,  then the trustee will not be obligated to make those advances)  and will be entitled  to similar  compensation  arrangements.  If the trustee is unwilling  or unable so to act, it may or, at the written  request of the holders of Notes or  Certificates,  as applicable,  entitled to at least 51%
(or any other  percentage  specified in the  Agreement) of the voting rights for that series, it must appoint, or petition a court of competent  jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other  amount  specified in the  Agreement)  to act as successor to the servicer under the Agreement.  Pending that appointment,  the trustee is obligated to act in that  capacity.  The trustee and any  successor  servicer  may agree upon the servicing  compensation  to be paid,  which in no event may be greater  than the compensation payable to the servicer under the Agreement.

     The holders of Notes or Certificates, as applicable,  representing at least
66 2/3% (or any other  percentage  specified  in the  Agreement)  of the  voting rights  allocated  to the  respective  classes  of  Notes  or  Certificates,  as applicable,  affected  by any event of default  will be  entitled  to waive that event of  default;  provided,  however,  that an Event of  Default  involving  a failure to distribute a required payment to securityholders  described in clause
(1) under "Events of Default under the  Agreements" may be waived only by all of the  securityholders.  Upon any  waiver of an event of

                                      -62-

default,  that event of  default  will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the  trustee  written  notice of default  and unless the  holders of Notes or
Certificates,  as  applicable,  evidencing  not  less  than  25% (or  any  other percentage  specified in the  Agreement)  of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee  reasonable  indemnity,  and the trustee for 60 days (or any other number of days specified in the Agreement)
has neglected or refused to institute any proceeding.  The trustee,  however, is under no  obligation to exercise any of the trusts or powers vested in it by any
Agreement or to make any investigation of matters arising under the Agreement or to  institute,  conduct  or defend  any  litigation  under the  Agreement  or in relation to the  Agreement  at the  request,  order or  direction  of any of the securityholders  covered by that Agreement,  unless those  securityholders  have offered to the  trustee  reasonable  security  or  indemnity  against the costs, expenses and liabilities that may be incurred.

     The  manner of  determining  the voting  rights of a  Security  or class or classes  of Notes or  Certificates,  as  applicable,  will be  specified  in the
Agreement.

     AMENDMENT

     In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

          (1)  cure any ambiguity or mistake;

          (2) correct,  modify or supplement any provision in the Agreement that may be  inconsistent  with any other provision in the Agreement or with the prospectus supplement;

          (3) make any other  provisions  with  respect to matters or  questions arising under the Agreement that are not materially  inconsistent  with the provisions of the Agreement; or

          (4) comply with any requirements  imposed by the Code;  provided that, in the case of clause (3), that amendment will not adversely  affect in any material  respect  the  interests  of any  securityholders  covered  by the
     Agreement  as  evidenced  either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides,  at the request of the  depositor,  a rating for the Offered
     Notes or Offered Certificates,  as applicable, of the related series to the effect that that amendment or supplement  will not cause that rating agency to lower or withdraw  the then  current  rating  assigned to those Notes or
     Certificates, as applicable.

     In  general,  each  Agreement  may also be  amended by the  depositor,  the servicer,  if any,  and the  trustee,  with the  consent of the  securityholders affected by the amendment  evidencing not less than 51% (or any other percentage specified in the  Agreement) of the voting  rights,  for any purpose;  provided, however,  no amendment  may (1) reduce in any manner the amount of, or delay the timing of,  payments  received or  advanced  on Assets  that are  required to be distributed  on any Security  without the consent of the  securityholder  or (2)
reduce the consent  percentages  described in this paragraph without the consent of all the securityholders  covered by the Agreement then outstanding.

                                      -63-

However, for any series of Notes or Certificates,  as applicable,  as to which a
REMIC  election is to be made,  the trustee will not consent to any amendment of the  Agreement  unless it has first have  received  an opinion of counsel to the effect that that  amendment  will not result in the  imposition  of a tax on the related  trust fund or, if  applicable,  cause the related trust fund to fail to qualify  as a REMIC,  at any time that the  related  Notes or  Certificates,  as applicable, are outstanding.

     THE TRUSTEE

     The  trustee  under  each   Agreement  will  be  named  in  the  prospectus
supplement.   The  commercial  bank,  national  banking   association,   banking
corporation or trust company serving as trustee may have a banking  relationship with the depositor and its affiliates,  with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent  consistent with its fiduciary  obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

     DUTIES OF THE TRUSTEE

     The trustee will make no  representations as to the validity or sufficiency of any Agreement,  the Notes or  Certificates,  as  applicable,  or any Asset or related  document and is not  accountable  for the use or  application  by or on behalf of any servicer of any funds paid to the master  servicer or its designee in  respect of the Notes or  Certificates,  as  applicable,  or the  Assets,  or deposited into or withdrawn from the Collection  Account or any other account by or on  behalf  of the  servicer.  If no Event of  Default  has  occurred  and is continuing,  the trustee is required to perform only those  duties  specifically required under the related Agreement,  as applicable.  However,  upon receipt of the various certificates,  reports or other instruments required to be furnished to it, the trustee is  required  to examine  those  documents  and to  determine whether they conform to the requirements of the Agreement.

     CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee  and any  director,  officer,  employee or agent of the trustee will be entitled to indemnification  out of the Collection Account for any loss, liability  or  expense  (including  costs and  expenses  of  litigation,  and of investigation,  counsel fees, damages, judgments and amounts paid in settlement)
incurred in connection with the trustee's

     (1)  enforcing its rights and remedies and  protecting the interests of the securityholders during the continuance of an Event of Default,

     (2)  defending  or  prosecuting  any legal action in respect of the related
          Agreement or series of Notes or Certificates, as applicable,

     (3)  being the  mortgagee of record for the mortgage  loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

     (4)  acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the  related  Agreement  for any  particular  matter) of the voting rights for that series;

                                      -64-

provided,  however,  that  this  indemnification  will not  extend  to any loss, liability  or expense  that  constitutes  a specific  liability  of the  trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful  misfeasance,  bad faith or  negligence  on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless  disregard of those  obligations or duties,  or as may arise from a breach of any  representation,  warranty or covenant of the trustee made in the Agreement.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving  written notice of its  resignation  to the  depositor,  the servicer,  if any, each rating agency, and all  securityholders.  Upon receiving that notice of  resignation,  the  depositor  is required  promptly to appoint a successor  trustee  acceptable to the servicer,  if any. If no successor trustee has been so  appointed  and has  accepted  appointment  within 30 days after the giving of that notice of  resignation,  the  resigning  trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the  trustee  ceases to be eligible to continue as a trustee under the related Agreement,  or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed,  or any public officer takes charge or control of the trustee  or of its  property  or  affairs  for the  purpose  of  rehabilitation, conservation  or liquidation,  or if a change in the financial  condition of the trustee has adversely  affected or will adversely affect the rating on any class of the Notes or Certificates,  as applicable,  then the depositor and/or a party specified  in the  related  Agreement  may  remove  the  trustee  and  appoint a successor trustee  acceptable to the master servicer,  if any,  according to the terms of the related  Agreement.  Securityholders  of any series  entitled to at least 51% (or any other  percentage  specified in the prospectus  supplement) of the voting  rights for that series may at any time  remove the  trustee  without cause and appoint a successor trustee.

     Any  resignation  or removal of the trustee and  appointment of a successor trustee  will not  become  effective  until  acceptance  of  appointment  by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

     GENERAL

     The following summary describes the material  provisions that may appear in each  indenture.  The prospectus  supplement for a series of Notes will describe any provision of the indenture  relating to that series that materially  differs from  the  description  of that  provision  contained  in this  prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the  provisions  of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration  Statement of which this  prospectus is a part.  The  depositor  will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written  request of a  securityholder  of that series  addressed to Nomura Asset
Acceptance Corporation,  Two World Financial Center, Building B, 21st Floor, New
York, New York 10281.

                                      -65-

     EVENTS OF DEFAULT

     Events  of  default  under the  indenture  for each  series  of Notes  will generally include:

     o    a default for thirty days (or any other  number of days  specified  in the prospectus  supplement) or more in the payment of any principal of or interest on a Note of that series,  to the extent  specified in the prospectus supplement;

     o    failure to perform any other  covenant of the  depositor  or the trust fund in the  indenture  that  continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

     o    any representation or warranty made by the depositor or the trust fund in the  indenture or in any  certificate  or other  writing  delivered pursuant to the  indenture or in connection  with the  indenture  with respect  to or  affecting  that  series  having  been  incorrect  in a material  respect  as of the time made,  and that  breach is not cured within  sixty  days (or any  other  number  of days  specified  in the prospectus  supplement)  after  notice  of  the  breach  is  given  in accordance with the procedures described in the prospectus supplement;

     o    specified   events  of   bankruptcy,   insolvency,   receivership   or
          liquidation of the trust fund; or

     o    any other  event of  default  provided  with  respect to Notes of that series.

     If an event of default  with respect to the Notes of any series at the time outstanding  occurs and is  continuing,  subject to and in  accordance  with the terms of the  indenture,  either  the  indenture  trustee  or the  holders  of a majority  of the then total  outstanding  amount of the Notes of that series may declare  the  principal  amount  (or,  if the Notes of that  series are  Accrual
Securities,  that  portion of the  principal  amount as may be  specified in the terms of that  series,  as provided in the  indenture)  of all the Notes of that series to be due and  payable  immediately.  That  declaration  may,  under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

     If,  following an event of default with respect to any series of Notes, the
Notes of that series have been  declared to be due and  payable,  the  indenture trustee may, in its  discretion,  notwithstanding  that  acceleration,  elect to maintain  possession of the collateral  securing the Notes of that series and to continue  to apply  distributions  on that  collateral  as if there  had been no declaration of acceleration if that collateral  continues to provide  sufficient funds for the payment of  principal  of and interest on the Notes of that series as they  would  have  become  due if there  had not been  that  declaration.  In addition,  the  indenture  trustee  may not  sell  or  otherwise  liquidate  the collateral  securing the Notes of a series following an event of default,  other than a default in the payment of any  principal  or interest on any Note of that series for thirty days or more, unless

               (1) the holders of 100% (or any other percentage specified in the indenture) of the then total  outstanding  amount of the Notes of that series consent to that sale;

                                      -66-

               (2) the proceeds of that sale or  liquidation  are  sufficient to pay in full the principal of and accrued interest,  due and unpaid, on the outstanding Notes of that series at the date of that sale; or

               (3) the indenture  trustee  determines that that collateral would not be  sufficient  on an ongoing  basis to make all  payments  on the
          Notes as those  payments  would  have  become due if the Notes had not been declared due and payable,  and the indenture  trustee obtains the consent of the holders of 66 2/3% (or any other  percentage  specified in the indenture) of the then total outstanding amount of the Notes of that series.

     If so specified in the  prospectus  supplement,  only holders of particular classes of Notes will have the right to declare  the Notes of that  series to be immediately  due and  payable in the event of a payment  default,  as  described above, and to exercise the remedies described above.

     If the indenture  trustee  liquidates the collateral in connection  with an event of default  involving a default  for thirty  days (or any other  number of days  specified  in the  indenture)  or more in the payment of  principal  of or interest on the Notes of a series,  the  indenture  provides  that the indenture trustee  will have a prior lien on the  proceeds of any  liquidation  for unpaid fees and expenses.  As a result,  upon the  occurrence of that event of default, the amount available for distribution to the securityholders  would be less than would otherwise be the case. However,  the indenture trustee may not institute a proceeding  for  the  enforcement  of  its  lien  except  in  connection  with a proceeding  for the  enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the  extent  provided  in the  prospectus  supplement,  in the event the principal  of the Notes of a series is declared  due and  payable,  as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

     Subject to the  provisions of the  indenture  relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes,  the indenture  trustee will be under no obligation to exercise any of the rights or powers  under the  indenture at the request or direction of any of the securityholders of that series,  unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities  that might be  incurred  by it in  complying  with that  request or direction.  Subject to those provisions for indemnification and some limitations contained  in the  indenture,  the  holders  of a  majority  of the  then  total outstanding amount of the Notes of that series will have the right to direct the time,  method and place of conducting any proceeding for any remedy available to the  indenture  trustee  or  exercising  any  trust  or power  conferred  on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total  outstanding  amount of the Notes of that series may, in some cases, waive any default with respect to the Notes,  except a default in the  payment of  principal  or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

     DISCHARGE OF INDENTURE

     The  indenture  will  be  discharged,  subject  to  the  provisions  of the indenture,  for a series of Notes (except for continuing rights specified in the indenture)  upon the delivery to the indenture

                                      -67-

trustee  for  cancellation  of all  the  Notes  of that  series  or,  with  some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

     With some  limitations,  the indenture  will provide that, if specified for the Notes of any series,  the related trust fund will be discharged from any and all  obligations in respect of the Notes of that series (except for  obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen,  lost or mutilated  Notes of that series,  to maintain paying agencies  and to hold monies for  payment in trust)  upon the  deposit  with the
indenture  trustee,   in  trust,  of  money  and/or  direct  obligations  of  or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will  provide  money in an amount  sufficient  to pay the  principal of and each installment  of interest on the Notes of that  series on the  maturity  date for those Notes and any  installment  of interest on those Notes in accordance  with the terms of the  indenture  and the Notes of that  series.  In the event of any defeasance  and  discharge  of Notes of that  series,  holders  of Notes of that series would be able to look only to that money and/or those direct  obligations for payment of principal and interest, if any, on their Notes until maturity.

     INDENTURE TRUSTEE'S ANNUAL REPORT

     The  indenture  trustee  for each  series of Notes will be required to mail each year to all  related  securityholders  a brief  report,  as provided in the indenture,  relating  to  its  eligibility  and  qualification  to  continue  as indenture trustee under the related indenture,  any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable  indenture  trustee in its individual  capacity, the property and funds physically held by the indenture  trustee in its capacity as  indenture  trustee and any action  taken by it that  materially  affects the
Notes and that has not been previously reported.

     THE INDENTURE TRUSTEE

     The  indenture  trustee  for a series  of Notes  will be  specified  in the prospectus  supplement.  The indenture  trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the  appropriate  party  designated  in the  indenture  will be  obligated to appoint a successor  trustee for that series.  The depositor or the  appropriate party designated in the indenture may also remove any indenture  trustee if that indenture  trustee  ceases to be eligible to continue as the  indenture  trustee under the related indenture,  if that indenture trustee becomes insolvent or for any  other  grounds  specified  in the  indenture.  In those  circumstances  the depositor or the appropriate party designated in the indenture will be obligated to  appoint  a  successor  trustee  for the  applicable  series  of  Notes.  Any resignation or removal of the indenture  trustee and  appointment of a successor trustee for any series of Notes does not become  effective  until  acceptance of the appointment by the successor trustee for that series.

     The bank or trust company  serving as indenture  trustee may have a banking relationship  with the depositor or any of its affiliates,  a servicer or any of its affiliates or the master  servicer or any of its  affiliates.  To the extent consistent with its fiduciary  obligations as indenture  trustee,  the indenture trustee  may  delegate  its  duties  to one or more  agents as  provided  in the indenture and the Agreement.

                                      -68-

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Notes or Certificates,  as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support may be in the form of:

     o    the subordination of one or more classes of Notes or Certificates,  as applicable;

     o    letters of credit;

     o    insurance policies;

     o    guarantees;

     o    the establishment of one or more reserve funds; or

     o    any  other  method  of  credit  support  described  in the  prospectus supplement, or any combination of the foregoing.

     Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     The  coverage  provided  by any credit  support  will be  described  in the prospectus  supplement.  Generally,  that coverage  will not provide  protection against  all  risks  of loss  and will not  guarantee  repayment  of the  entire
Security  Balance of the Notes or Certificates,  as applicable,  and interest on the  Security  Balance.  If losses or  shortfalls  occur that  exceed the amount
covered  by  credit  support  or  that  are  not  covered  by  credit   support,
securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates,  as applicable,  (each, a "Covered Trust"),  securityholders evidencing interests in any of those Covered  Trusts will be subject to the risk that the credit support will be  exhausted  by the claims of other  Covered  Trusts  before that Covered
Trust receiving any of its intended share of that coverage.

     If  credit  support  is  provided  for  one or more  classes  of  Notes  or
Certificates,  as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

     (a)  the nature and amount of coverage under that credit support,

     (b)  any  conditions  to  payment  under  the  prospectus   supplement  not
          otherwise described in this prospectus,

     (c)  the  conditions (if any) under which the amount of coverage under that credit  support may be reduced and under which that credit support may be terminated or replaced and

     (d)  the material provisions relating to that credit support.

Additionally,  the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy,  letter of credit, guarantee or similar instrument of credit support, including

                                      -69-

     (1)  a brief description of its principal business activities,

     (2)  its  principal  place  of  business,  place of  incorporation  and the jurisdiction under which it is chartered or licensed to do business,

     (3)  if  applicable,  the identity of  regulatory  agencies  that  exercise primary jurisdiction over the conduct of its business and

     (4)  its total assets, and its stockholders' or policyholders'  surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

     One or more classes of Notes or  Certificates,  as applicable,  of a series may  be  Subordinate  Notes  or  Subordinate  Certificates,  as  applicable,  if specified in the prospectus supplement. The rights of the holders of Subordinate
Notes or Subordinate  Certificates,  as applicable,  to receive distributions of principal and interest from the Collection Account on any Distribution Date will be  subordinated  to those  rights  of the  holders  of  Senior  Notes or Senior
Certificates,  as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular  types of losses or  shortfalls.  The prospectus  supplement  will set  forth  information  concerning  the  amount of subordination  of a  class  or  classes  of  Subordinate  Notes  or  Subordinate
Certificates,  as  applicable,  in a series,  the  circumstances  in which  that subordination  will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If  the  Assets  for a  series  are  divided  into  separate  groups,  each supporting a separate class or classes of Notes or Certificates,  as applicable, of a  series,  credit  support  may  be  provided  by  cross-support  provisions requiring that distributions be made on Senior Notes or Senior Certificates,  as
applicable,   evidencing  interests  in  one  group  of  mortgage  loans  before distributions on Subordinate Notes or Subordinate  Certificates,  as applicable, evidencing  interests  in a different  group of mortgage  loans within the trust fund.  The  prospectus  supplement  for a series that  includes a  cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

     If  specified  in the  prospectus  supplement  for a  series  of  Notes  or
Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     Credit  enhancement  may be provided  in the form of a  financial  guaranty insurance  policy or a surety bond  issued by an insurer  named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

     Alternative  credit  support  for a series  of Notes  or  Certificates,  as applicable, may be provided by the issuance of a letter of credit by the bank or financial  institution  specified in the  prospectus

                                      -70-

supplement.  The  coverage,  amount and  frequency of any  reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates,  as applicable,  will be set forth in the  prospectus  supplement  relating  to that series.

POOL INSURANCE POLICIES

     If specified in the prospectus  supplement relating to a series of Notes or
Certificates,  as applicable,  a pool insurance policy for the mortgage loans in the related trust fund will be obtained.  The pool  insurance  policy will cover any loss (subject to the limitations described in the prospectus  supplement) by reason of default to the extent a related  mortgage  loan is not  covered by any primary mortgage  insurance  policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

PRIMARY MORTGAGE INSURANCE

     To the extent provided in the prospectus  supplement,  some of the Mortgage
Loans may be insured by primary mortgage insurance.

     A primary mortgage  insurance  policy generally  insures against default on the subject  mortgage loan up to an amount set forth  therein,  unless and until the  principal  balance  of the  mortgage  loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However,  the foregoing standard may vary significantly  depending on the characteristics of the subject mortgage loans and the applicable  underwriting  standards. A mortgage loan will not be  considered  to be an exception to the  foregoing  standard if no primary mortgage  insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value  ratio level as of the Cut-off Date. In most  cases,  the related  Servicer  will have the ability to cancel any primary mortgage  insurance  policy if the  loan-to-value  ratio of the subject Mortgage
Loan is reduced to 78% or less, or a lesser  specified  percentage,  based on an appraisal  of the  Mortgaged  Property  after the Closing Date or as a result of principal  payments  that reduce the principal  balance of the subject  Mortgage
Loan after the Closing Date.

     Pursuant to recently enacted federal  legislation,  mortgagors with respect to many  residential  mortgage loans  originated on or after July 29, 1999, will have a right to request  the  cancellation  of any  primary  mortgage  insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been  reduced  or is  scheduled  to have been  reduced to 78% or less of the value of the mortgaged  property at the time the mortgage  loan was  originated.
The  mortgagor's  right to request the  cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the  cancellation date,  and no  monthly  payment  has been sixty days or more past due during the twelve months prior to that period,  (ii) there has been no decline in the value of the mortgaged  property  since the time the mortgage loan was  originated and
(iii)  the  mortgaged  property  is not  encumbered  by  subordinate  liens.  In addition,  any requirement  for primary  mortgage  insurance will  automatically terminate when the scheduled  principal  balance of the mortgage loan,  based on the original  amortization  schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage  loan is current.  The  legislation  requires  that  mortgagors  be provided written notice of these  cancellation  rights at the origination of the mortgage loans.

                                      -71-

     If the requirement for primary mortgage insurance is not otherwise canceled or terminated in the  circumstances  described  above,  it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's  amortization  period,  if, on that date, the borrower is current  on the  payments  required  by the  terms  of the  mortgage  loan.  The mortgagee's  or  servicer's  failure to comply with the law could  subject  such parties  to  civil  money  penalties  but  would  not  affect  the  validity  or enforceability  of the  mortgage  loan.  The law does not  preempt any state law regulating  primary  mortgage  insurance  except to the extent  that such law is inconsistent  with  the  federal  law  and  then  only  to  the  extent  of  the inconsistency.

     Mortgage  loans  which are subject to  negative  amortization  will only be covered by a primary  mortgage  insurance  policy if that  coverage was required upon their origination,  notwithstanding  that subsequent negative  amortization may cause that mortgage loan's  loan-to-value  ratio,  based on the then-current balance,  to subsequently  exceed the limits which would have required  coverage upon their  origination.  Primary mortgage insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

     While the terms and  conditions  of  primary  mortgage  insurance  policies issued by one primary mortgage insurer will usually differ from those in primary mortgage  insurance  policies issued by other primary  mortgage  insurers,  each primary mortgage insurance policy generally will pay either:

     o    the insured percentage of the loss on the related mortgaged property;

     o    the entire amount of the loss,  after receipt by the primary  mortgage insurer  of good and  merchantable  title to, and  possession  of, the mortgaged property; or

     o    at the option of the primary  mortgage  insurer under certain  primary mortgage  insurance  policies,  the  sum  of  the  delinquent  monthly payments  plus any advances  made by the insured,  both to the date of the claim payment and, thereafter, monthly payments in the amount that would  have  become  due  under the  mortgage  loan if it had not been discharged  plus any advances made by the insured until the earlier of
          (a) the date the mortgage  loan would have been  discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as  calculated  under a primary  mortgage  insurance policy  covering  a  mortgage  loan will in most  cases  consist  of the  unpaid principal  amount of such mortgage loan and accrued and unpaid interest  thereon and reimbursement of some expenses, less:

     o    rents  or other  payments  received  by the  insured,  other  than the proceeds  of  hazard  insurance,  that are  derived  from the  related mortgaged property;

     o    hazard  insurance  proceeds  received  by the insured in excess of the amount  required to restore the mortgaged  property and which have not been applied to the payment of the mortgage loan;

     o    amounts expended but not approved by the primary mortgage insurer;

     o    claim payments previously made on the mortgage loan; and

     o    unpaid premiums and other amounts.

                                      -72-

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o    advance  or  discharge  (a)  hazard  insurance  premiums  and  (b)  as necessary  and  approved in advance by the primary  mortgage  insurer,
          real  estate  taxes,   protection   and   preservation   expenses  and
          foreclosure and related costs;

     o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged  property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o    tender to the  primary  insurer  good and  merchantable  title to, and possession of, the mortgaged property.

SPECIAL HAZARD INSURANCE POLICIES

     A special  hazard  insurance  policy may also be  obtained  for the related trust fund, if specified in the prospectus  supplement,  in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement,  protect against loss by reason of  damage to  Mortgaged  Properties  caused by  hazards  not  insured against under the standard form of hazard  insurance  policy for the  respective states, in which the Mortgaged  Properties are located. The amount and principal terms  of any  special  hazard  insurance  coverage  will  be set  forth  in the prospectus supplement.

BORROWER BANKRUPTCY BOND

     Losses  resulting  from a  bankruptcy  proceeding  relating  to a  borrower affecting  the  mortgage  loans  in a  trust  fund  for a  series  of  Notes  or
Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower  bankruptcy bond (or any other instrument that will not result  in a  downgrading  of  the  rating  of the  Notes  or  Certificates,  as applicable, of a series by the rating agency or agencies that rate that series).
Any borrower  bankruptcy bond or any other  instrument will provide for coverage in an amount  meeting the criteria of the rating  agency or agencies  rating the
Notes or Certificates,  as applicable,  of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower  bankruptcy  coverage will be set forth in the  prospectus  supplement.

RESERVE FUNDS

     If so  provided  in the  prospectus  supplement  for a  series  of Notes or
Certificates, as applicable,  deficiencies in amounts otherwise payable on those
Notes  or  Certificates,   as  applicable,  or  specific  classes  of  Notes  or
Certificates,  as  applicable,  will be covered by one or more reserve  funds in which  cash,  a letter of  credit,  Permitted  Investments,  a demand  note or a combination  of these will be  deposited,  in the  amounts so  specified  in the prospectus  supplement.  The reserve  funds for a series may also be funded over time by  depositing  a  specified  amount of the  distributions  received on the related Assets as specified in the prospectus supplement.

     Amounts on  deposit in any  reserve  fund for a series,  together  with the reinvestment  income on these amounts, if any, will be applied for the purposes, in the manner,  and to the extent  specified

                                      -73-

in the  prospectus  supplement.  A reserve  fund may be provided to increase the likelihood of timely  distributions of principal of and interest on the Notes or
Certificates, as applicable. If specified in the prospectus supplement,  reserve funds may be established to provide limited  protection  against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount  required to be  maintained in the reserve fund may be  released  from the  reserve  fund  under the  conditions  and to the  extent specified in the  prospectus  supplement  and will not be available  for further application to the Notes or Certificates, as applicable.

     Money  deposited  in any  reserve  funds  will  be  invested  in  Permitted
Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus  supplement,  any reinvestment  income or other gain from those  investments  will be credited to the related  reserve  fund for that series,  and any loss  resulting from those  investments  will be charged to the reserve  fund.  However,  that income may be payable to any related  servicer or another  service  provider  or other  entity.  To the  extent  specified  in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

     Additional information concerning any reserve fund will be set forth in the prospectus  supplement,  including the initial  balance of the reserve fund, the balance  required to be maintained in the reserve fund,  the manner in which the required  balance  will  decrease  over time,  the manner of funding the reserve fund,  the  purposes  for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the prospectus  supplement,  subordination  provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more  classes  of Notes  or  Certificates,  as  applicable,  relative  to the amortization of the related Assets. The accelerated  amortization is achieved by the  application  of excess  interest to the payment of principal of one or more classes of Notes or  Certificates,  as  applicable.  This  acceleration  feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total  principal  balance  of the  related  Assets,  or a group of related  Assets,  over the principal  balance of the related class or classes of
Notes or  Certificates,  as applicable.  This  acceleration may continue for the life  of the  related  Security,  or may be  limited.  In the  case  of  limited acceleration,  once the required level of  overcollateralization is reached, and subject to the provisions  specified in the prospectus  supplement,  the limited acceleration  feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The  following  discussion  contains  general  summaries of material  legal matters  relating  to the  loans.  Because  the  legal  matters  are  determined
primarily  by   applicable   state  law  and  because   state  laws  may  differ
substantially,  the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated.  The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

                                      -74-

GENERAL

     SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS.

     The loans may be secured by deeds of trust,  mortgages,  security  deeds or deeds to secure debt,  depending  upon the  prevailing  practice in the state in which the  property  subject to the loan is located.  A mortgage  creates a lien upon the real property  encumbered by the mortgage.  The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages  depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor,  who is the borrower and owner of the mortgaged property,  and the mortgagee,  who is the  lender.  Under the  mortgage  instrument,  the  mortgagor  delivers  to the mortgagee a note or bond and the  mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner  called the  trustor  (similar  to a  mortgagor),  a lender  (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the property,  irrevocably  until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds  which  indicate on their face that they are granted to secure an underlying  debt.  By  executing  a security  deed or deed to secure  debt,  the grantor  conveys to the grantee  title to, as opposed to merely  creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's  authority under a deed of trust,  the  mortgagee's  authority under a mortgage and the  grantee's  authority  under a security  deed or deed to secure debt  are  governed  by law and,  with  respect  to some  deeds  of  trust,  the directions of the beneficiary.

     COOPERATIVE LOANS.

     Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project,  including the land,  separate dwelling units and all common areas. The cooperative is directly responsible for project  management and, in most cases,  payment of real estate taxes and hazard and  liability  insurance.  If, as is  generally  the  case,  there is a blanket mortgage on the cooperative and/or underlying land, the cooperative,  as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage  is  ordinarily  incurred by the  cooperative  in  connection  with the construction or purchase of the cooperative's  apartment building.  The interest of the occupant under  proprietary  leases or occupancy  agreements to which the cooperative  is a party are generally  subordinate to the interest of the holder of the blanket  mortgage in that building.  If the cooperative is unable to meet the payment  obligations  arising  under its  blanket  mortgage,  the  mortgagee holding the blanket  mortgage could foreclose on that mortgage and terminate all subordinate  proprietary  leases and  occupancy  agreements.  In  addition,  the blanket  mortgage  on a  cooperative  may  provide  financing  in the  form of a mortgage that does not fully  amortize  with a significant  portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent  inability to make such final payment
could  lead  to  foreclosure  by  the  mortgagee  providing  the  financing.   A
foreclosure  in  either  event  by the  holder  of the  blanket  mortgage  could eliminate  or  significantly  diminish the value of any  collateral  held by the lender  who  financed  the  purchase  by  an  individual  tenant-stockholder  of cooperative shares or, in the case of a trust fund including  cooperative loans, the collateral securing the cooperative loans.

     A cooperative is owned by  tenant-stockholders  who,  through  ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy  agreements

                                      -75-

which  confer   exclusive  rights  to  occupy  specific  units.   Generally,   a
tenant-stockholder  of  a  cooperative  must  make  a  monthly  payment  to  the cooperative  representing  such  tenant-stockholder's  pro  rata  share  of  the
cooperative's   payments  for  its  blanket   mortgage,   real  property  taxes,
maintenance  expenses  and other  capital or  ordinary  expenses.  An  ownership interest in a cooperative  and the  accompanying  rights are financed  through a cooperative  share loan evidenced by a promissory note and secured by a security interest in the  occupancy  agreement  or  proprietary  lease and in the related cooperative  shares.  The lender takes possession of the share certificate and a counterpart  of the  proprietary  lease or occupancy  agreement  and a financing statement  covering  the  proprietary  lease  or  occupancy  agreement  and  the cooperative  shares  is filed in the  appropriate  state and  local  offices  to perfect the  lender's  interest in its  collateral.  Subject to the  limitations discussed below, upon default of the tenant-stockholder,  the lender may sue for judgment  on the  promissory  note,  dispose  of the  collateral  at a public or private  sale or  otherwise  proceed  against  the  collateral  or  against  the tenant-stockholder  as an  individual  as  provided  in the  security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of cooperative shares.

     MANUFACTURED HOUSING CONTRACTS.

     Each Manufactured Housing Contract evidences both

     o    the obligation of the borrower to repay the loan it represents, and

     o    the grant of a  security  interest  in a  manufactured  home to secure repayment of the loan.

     The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes  initially were  registered.  Pursuant to the UCC, the rules governing the sale of  chattel  paper are  similar  to those  governing  the  perfection  of a security  interest in chattel  paper.  Under the related  pooling and  servicing agreement,  the depositor will transfer physical  possession of the Manufactured
Housing  Contracts to the trustee or its  custodian.  In addition the  depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states,  manufactured  housing constitutes personal property and is subject to the motor vehicle  registration  laws of the state or other  jurisdiction  in which the unit is located. In a few states,  where certificates of title are not required for manufactured homes,  security interests are perfected by the filing of a financing  statement  under  Article 9 of the UCC which has been adopted by all states.  The  certificate  of title laws  adopted by the  majority of states provide that  ownership  of motor  vehicles and  manufactured  housing  shall be evidenced  by a  certificate  of title  generally  issued by the motor  vehicles department of the state. In states which have enacted certificate of title laws, a security  interest  in a unit of  manufactured  housing,  so long as it is not attached to land in so permanent a fashion as to become a fixture,  is generally perfected by the  recording of the interest on the  certificate  of title to the unit in the appropriate motor vehicle  registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

     Unless otherwise specified in the related prospectus supplement, the master servicer  will be required to effect such  notation or delivery of the  required documents and fees and to obtain  possession  of the  certificate  of title,  as appropriate  under  the  laws of the  state in which  any  manufactured  home is registered.  If the master  servicer  fails to effect such notation or delivery, due to clerical  errors or otherwise,  or files the security  interest under the wrong law (for example,  under a motor  vehicle title statute  rather than under the UCC, in a few states),  the trustee may not have a first

                                      -76-

priority  security  interest in the  manufactured  home  securing  the  affected
Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent  intention to move them, courts in many  states  have held that  manufactured  homes may,  under  certain circumstances,  become  subject to real estate title and  recording  laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the  interests  of other  parties  claiming  an  interest  in the home  under applicable  state real estate law. In order to perfect a security  interest in a manufactured  home under real estate laws,  the holder of the security  interest must file either a "fixture  filing"  under the  provisions of the UCC or a real estate  mortgage under the real estate laws of the state where the  manufactured home is located. These filings must be made in the real estate records office of the county  where the  manufactured  home is  located.  Generally,  Manufactured
Housing  Contracts  will  contain  provisions   prohibiting  the  borrower  from
permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement,  a security  interest in the manufactured  home will be governed by the  certificate  of title laws or the UCC, and the notation of the  security  interest  on the  certificate  of title or the filing of a UCC financing  statement  will be effective to maintain the priority of the security interest  in  the  manufactured  home.  If,  however,  a  manufactured  home  is permanently  attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee,  on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured  homes. In most states,  the assignment is an effective  conveyance of the security  interest without amendment of any lien noted on the related  certificate of title and the new secured party succeeds to the  depositor's  rights as the secured  party.  However,  in some states  there exists a risk that, in the absence of an amendment to the  certificate of title, assignment  of the  security  interest  might  not  be  held  effective  against creditors of the depositor or seller.

     In  the  absence  of  fraud,   forgery  or  permanent   affixation  of  the
manufactured  home to its site by the home  owner,  or  administrative  error by state  recording  officials,  the  notation  of the lien of the  trustee  on the certificate  of title or delivery  of the  required  documents  and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent  lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest  assigned  to the  depositor  and the  trustee  is not  perfected,  the security interest would be subordinate to, among others,  subsequent  purchasers for value of the manufactured home and holders of perfected  security  interests in the home.  There also exists a risk that, in not identifying the trustee,  on behalf of the  securityholders,  as the new secured party on the  certificate of title,  the security  interest of the trustee could be released through fraud or negligence.

     If the owner of a  manufactured  home  moves it to a state  other  than the state in which it initially is registered,  the perfected  security  interest in the  manufactured  home under the laws of most states  would  continue  for four months  after  relocation  and  thereafter  until  the  owner  re-registers  the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and  re-register the  manufactured  home in the new state, and if steps are not taken to re-perfect the trustee's  security interest in the new state,  the  security  interest in the  manufactured  home would cease to be perfected.  A majority of states generally require surrender of a certificate of title  to  re-

                                      -77-

register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured  homes registered in states which provide for notation of lien, the master  servicer would receive  notice of surrender if the security  interest in the  manufactured  home is noted on the certificate of title.  Accordingly,  the trustee would have the  opportunity to re-perfect  its security  interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home,  re-registration  could defeat perfection.  Similarly,  when a borrower under a Manufactured  Housing  Contract sells  a  manufactured  home,  the  lender  must  surrender  possession  of  the certificate  of title or it will  receive  notice as a result of its lien  noted
thereon and accordingly will have an opportunity to require  satisfaction of the related  Manufactured  Housing Contract before the lien is released.  The master servicer will be obligated,  at its own expense,  to take all steps necessary to maintain perfection of security interests in the manufactured homes.

     Under  the  laws  of  most  states,   liens  for  repairs  performed  on  a
manufactured  home take priority even over a perfected  security  interest.  The depositor will obtain the  representation of the seller that it has no knowledge
of  any  repair  liens  with  respect  to  any  manufactured   home  securing  a
Manufactured  Housing  Contract.  However,  repair liens could arise at any time during the term of a Manufactured  Housing Contract.  No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

     SINGLE FAMILY LOANS, MULTI-FAMILY LOANS AND HOME EQUITY LOANS.

     Foreclosure of a deed of trust is generally  accomplished by a non-judicial sale  under a  specific  provision  in the deed of trust  which  authorizes  the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states,  such as
California,  the trustee  must record a notice of default and send a copy to the borrower-trustor,  to any  person who has  recorded a request  for a copy of any notice of default  and  notice of sale,  to any  successor  in  interest  to the borrower-trustor,  to the beneficiary of any junior deed of trust and to certain other persons.  Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published  during a specific period of time in one or more  newspapers,  posted  on the  property  and sent to  parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property.  Delays in completion of the foreclosure may occasionally  result from difficulties in locating necessary  parties.  Judicial foreclosure  proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested,  the legal proceedings  necessary to resolve the issue can be time  consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court  officer to conduct the sale of the  property.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily  prescribed  reinstatement period, cure a monetary  default by paying the entire  amount in arrears plus other  designated costs and expenses  incurred in enforcing the obligation.  Generally,  state law controls  the amount of  foreclosure  expenses and costs,  including  attorneys'
fees,  which may be recovered by a lender.  After the  reinstatement  period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to  reinstate  the loan and must pay the loan in full to prevent the scheduled  foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a

                                      -78-

public place and, in most states, published for a specific period of time in one or more  newspapers.  In  addition,  some state laws  require that a copy of the notice of sale be  posted  on the  property  and sent to all  parties  having an interest in the real property.

     Although  foreclosure  sales are  typically  public  sales,  frequently  no third-party  purchaser  bids in  excess  of the  lender's  lien  because  of the difficulty  of  determining  the  exact  status  of title to the  property,  the possible deterioration of the property during the foreclosure  proceedings and a requirement  that the  purchaser  pay for the  property in cash or by  cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the  principal  amount  outstanding  under the loan  plus  accrued  and  unpaid  interest  and  the  expenses  of  foreclosure.
Thereafter, the lender will assume the burden of ownership,  including obtaining hazard  insurance and making such repairs at its own expense as are necessary to render the  property  suitable  for sale.  The lender will  commonly  obtain the services of a real estate  broker and pay the broker's  commission in connection with the sale of the property.  Depending upon market  conditions,  the ultimate proceeds of the sale of the property may not equal the  lender's  investment  in the property.

     When the  beneficiary  under a junior  mortgage  or deed of trust cures the default on the  related  senior  mortgage  or  reinstates  or redeems the senior mortgage  by paying it in full,  the  amount  paid by the  beneficiary  to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior  mortgage or deed of trust.  See  "--Junior  Mortgages,  Rights of
Senior Mortgages" below.

     COOPERATIVE LOANS.

     Cooperative  shares owned by a  tenant-stockholder  and pledged to a lender are, in almost all cases,  subject to  restrictions  on transfer as set forth in the  cooperative's  articles of  incorporation  and  by-laws,  as well as in the
proprietary  lease  or  occupancy  agreement,   and  may  be  cancelled  by  the
cooperative if the tenant-stockholder  fails to pay rent or other obligations or charges  owed,  including  mechanics'  liens against the  cooperative  apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically,  the lender and the cooperative enter into a recognition  agreement  which  establishes  the rights and obligations of both  parties  in  the  event  of a  default  by the  tenant-stockholder  on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder  under the  proprietary  lease or  occupancy  agreement  will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition  agreement  generally  provides that, in the event that the tenant-stockholder  has  defaulted  under  the  proprietary  lease or  occupancy agreement,  the  cooperative  will  take no action to  terminate  such  lease or agreement  until the lender has been  provided with an  opportunity  to cure the default. The recognition  agreement typically provides,  that if the proprietary lease or occupancy  agreement is terminated,  the cooperative will recognize the lender's  lien  against  proceeds  from the sale of the  cooperative  apartment, subject,  however,  to the cooperative's right to sums due under the proprietary lease or occupancy  agreement.  The total amount owed to the  cooperative by the tenant-stockholder,  which the lender  generally  cannot  restrict  and does not monitor,  could  reduce  the  value  of the  collateral  below  the  outstanding principal balance of the cooperative loan and accrued and unpaid interest.

                                      -79-

     Recognition  agreements also provide that, in the event of a foreclosure on a  cooperative  loan,  the lender  must  obtain the  approval  or consent of the cooperative  as  required  by the  proprietary  lease  before  transferring  the cooperative  shares or assigning the proprietary lease.  Generally,  lenders are not limited in any rights they may have to dispossess tenant-stockholders.

     In some states,  foreclosure on the cooperative shares is accomplished by a sale in accordance  with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially  reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining  commercial  reasonableness,  a court will look to the notice  given the debtor and the method,  manner,  time,  place and terms of the foreclosure.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first  to pay the  costs  and  expenses  of the sale  and  then to  satisfy  the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,  however, generally provides that the lender's right to reimbursement is  subject  to the  right of the  cooperative  to  receive  sums due  under the proprietary lease or occupancy agreement.  If there are proceeds remaining,  the
lender   must   account  for  the   surplus  to   subordinate   lenders  or  the
tenant-stockholder  as  provided  in the UCC.  Conversely,  if a portion  of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See  "--Anti-Deficiency  Legislation  and Other  Limitations on
Lenders" below.

     In the case of  foreclosure on a building which was converted from a rental building to a building owned by a cooperative  under a non-eviction  plan,  some states require that a purchaser at a foreclosure  sale take the property subject to rent control and rent  stabilization  laws which apply to certain tenants who elected  to  remain  in the  building  but who did not  purchase  shares  in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

     Repossession of manufactured  housing is governed by state law. A number of states  have  enacted  legislation  that  requires  that the  debtor be given an opportunity to cure a monetary  default  (typically 30 days to bring the account current) before  repossession can commence.  So long as a manufactured  home has not become  attached to real estate in such way that it may be treated as a part of the real estate under  applicable  state law,  repossession in the event of a default by the obligor will  generally be governed by the UCC.  Article 9 of the
UCC  provides the  statutory  framework  for the  repossession  of  manufactured housing.  While the UCC as  adopted  by the  various  states may vary in certain particulars, the general repossession procedure is discussed below.

     Because  manufactured  homes generally  depreciate in value, it is unlikely that  repossession  and resale of a  manufactured  home will  result in the full recovery  of the  outstanding  principal  and  unpaid  interest  on the  related defaulted Manufactured Housing Contract.

     Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice.  Repossession  may  be  effected  either  through  self-help  (peaceable retaking  without  court  order),  voluntary  repossession  or through  judicial process (repossession pursuant to court-issued writ of replevin).  The self-help and/or voluntary  repossession  methods,  which are more commonly employed,  are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate  state court,  and

                                      -80-

the  manufactured  home must then be repossessed in accordance  with that order.
Whether the method  employed is self-help,  voluntary  repossession  or judicial repossession,  the repossession can be accomplished either by an actual physical removal of the  manufactured  home to a secure  location for  refurbishment  and resale or by removing the occupants and their  belongings from the  manufactured home and maintaining  possession of the manufactured  home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically  removed or left on location,  such as the nature and term of the lease of the site on which it is located and the  condition of the unit.  In many cases,  leaving the  manufactured  home on location is  preferable,  in the event that the home is already  set up,  because the  expenses  of retaking  and redelivery  will be saved.  However,  in those  cases  where the home is left on location, expenses for site rentals will usually be incurred.

     Once  repossession  has  been  achieved,  preparation  for  the  subsequent disposition of the  manufactured  home can commence.  The  disposition may be by public or private sale provided the method,  manner, time, place and other terms of the sale are commercially reasonable.

     Sale proceeds are to be applied first to reasonable  repossession  expenses
(expenses  incurred  in  retaking,   storage,  preparing  for  sale  to  include
refurbishing  costs and selling) and then to satisfaction  of the  indebtedness.
While some states impose prohibitions or limitations on deficiency  judgments if the net proceeds  from resale do not cover the full amount of the  indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not  prohibit or limit such  judgments.  The  deficiency
judgment  is  a  personal   judgment  against  the  debtor  for  the  shortfall.
Occasionally,  after resale of a  manufactured  home and payment of all expenses and  indebtedness,  there is a surplus of funds.  In that case, the UCC requires the  party  suing  for the  deficiency  judgment  to remit  the  surplus  to the subordinate  creditors  or the  debtor,  as  provided  in the UCC.  Because  the defaulting  owner of a  manufactured  home  generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if  obtained,  will be settled at a  significant  discount  in light of the defaulting owner's strained financial condition.

     Any contract  secured by a  manufactured  home located in Louisiana will be governed  by  Louisiana  Revised  Statutes  in addition to Article 9 of the UCC.
Louisiana law provides  similar  mechanisms for perfection and  enforcement of a security interest in manufactured  housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently  affixed
to  real  estate  will   nevertheless   remain  subject  to  the  motor  vehicle
registration  laws unless the  obligor and any holder of a security  interest in the property execute and file in the real estate records for the parish in which the property is located a document  converting  the unit into real  property.  A manufactured  home that is converted into real property but is then removed from its site can be  converted  back to  personal  property  governed  by the  motor vehicle registration laws if the obligor executes and files various documents in the  appropriate  real  estate  records  and all  mortgagees  under real  estate mortgages on the  property  and the land to which it was affixed  file  releases with the motor vehicle commission.

     So long as a  manufactured  home  remains  subject to the  Louisiana  motor vehicle  laws,  liens  are  recorded  on the  certificate  of title by the motor vehicle  commissioner  and  repossession  can be  accomplished  only  after  the
obligor's   abandonment  or  with  the  obligor's  consent  given  after  or  in contemplation  of default,  or  pursuant to judicial  process and seizure by the sheriff.

                                      -81-

RIGHTS OF REDEMPTION

     SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS.

     In some states,  after sale pursuant to a deed of trust or foreclosure of a mortgage,  the  borrower  and  foreclosed  junior  lienors are given a statutory period in which to redeem the mortgaged  property from the foreclosure  sale. In some  states,  redemption  may occur only upon  payment of the entire  principal balance of the loan plus accrued interest and expenses of foreclosure.  In other states,  redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption  would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently,  the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership  until the redemption period has run.

     MANUFACTURED HOUSING CONTRACTS.

     While state laws do not usually require notice to be given debtors prior to repossession,  many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires  that the  debtor  be given  notice  of sale  prior to the  resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts
have  invoked  general  equitable  principles.   The  equitable  principles  are
generally  designed to relieve the  borrower  from the legal  effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned
include  judicial   requirements  that  the  lender  undertake  affirmative  and expensive  actions to  determine  the causes of the  borrower's  default and the likelihood  that the borrower will be able to reinstate the loan. In some cases, courts have  substituted  their  judgment  for the  lender's  judgment  and have required that lenders  reinstate  loans or recast payment  schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other  cases,  courts  have  limited  the right of a lender to realize  upon its security if the default under the security  agreement is not  monetary,  such as the  borrower's  failure to maintain the property  adequately or the  borrower's execution of secondary  financing affecting the property.  Finally,  some courts have been faced with the issue of whether or not federal or state constitutional provisions  reflecting  due process  concerns for adequate  notice  require that
borrowers  under  security   agreements  receive  notices  in  addition  to  the
statutorily  prescribed minimums. For the most part, these cases have upheld the notice  provisions  as  being  reasonable  or have  found  that,  in some  cases involving the sale by a trustee under a deed of trust or by a mortgagee  under a mortgage having a power of sale,  there is  insufficient  state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Generally,  Article 9 of the UCC governs  foreclosure on cooperative shares and the  related  proprietary  lease or  occupancy  agreement.  Certain  states, including California,  have adopted statutory prohibitions restricting the right of the  beneficiary  or  mortgagee  to  obtain  a  deficiency  judgment  against borrowers  financing the purchase of their  residence or following  sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal  judgment

                                      -82-

against the borrower  equal in most cases to the  difference  between the amount due to the lender and the fair  market  value of the real  property  sold at the foreclosure sale. As a result of these  prohibitions,  it is anticipated that in many instances the master  servicer will not seek deficiency  judgments  against defaulting  borrowers.  Under the laws applicable in most states,  a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home.  However,  some states impose prohibitions or limitations on deficiency judgments in these cases.

     In addition to  anti-deficiency  and related  legislation,  numerous  other federal and state  statutory  provisions,  including the  Bankruptcy  Code,  the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to  debtors,  may  interfere  with or affect the  ability of the  secured mortgage lender to realize upon its security. For example, in a proceeding under the  Bankruptcy  Code,  a lender may not  foreclose  on the  mortgaged  property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's  principal  residence and the bankruptcy  court determines that the value of the  mortgaged  property  is less  than the  principal  balance  of the mortgage loan, the rehabilitation plan proposed by the debtor may

     o    reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

     o    reduce the monthly payments due under the mortgage loan,

     o    change the rate of interest of the mortgage loan, and

     o    alter the mortgage loan repayment schedule.

     The effect of  proceedings  under the  Bankruptcy  Code,  including but not limited to any automatic stay,  could result in delays in receiving  payments on the mortgage loans underlying a series of certificates  and possible  reductions in the aggregate amount of payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition,  substantive  requirements are imposed upon mortgage  lenders in connection  with the  origination and the servicing of mortgage  loans by numerous  federal and some state  consumer  protection  laws.
These laws include the federal  Truth-in-Lending Act, or TILA, as implemented by
Regulation  Z,  Real  Estate  Settlement   Procedures  Act,  as  implemented  by
Regulation  Z,  Real  Estate  Settlement   Procedures  Act,  as  implemented  by
Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair
Credit  Billing  Act,  Fair Credit  Reporting  Act and related  statutes.  These federal laws impose specific  statutory  liabilities  upon lenders who originate mortgage  loans and who fail to comply with the  provisions  of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both  originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

     Some of the mortgage loans, known as High Cost Loans, may be subject to the
Home Ownership and Equity  Protection Act of 1994, or  Homeownership  Act, which amended TILA to

                                      -83-

provide new  requirements  applicable to loans that exceed certain interest rate and/or  points and fees  thresholds.  Purchasers  or  assignees of any High Cost
Loan,  including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan.  Remedies  available  to the  borrower  include  monetary penalties,  as well as rescission rights if the appropriate disclosures were not given as  required.  The maximum  damages  that may be  recovered  under  theses provisions  from an assignee,  including the trust,  is the remaining  amount of indebtedness  plus the total amount paid by the borrower in connection  with the mortgage loan.

     In addition to the  Homeownership  Act, a number of  legislative  proposals have been  introduced  at both the federal and state levels that are designed to discourage  predatory  lending  practices.  Some states have enacted,  and other state  or local  governments  may  enact,  laws  that  impose  requirements  and restrictions  greater than those in the  Homeownership  Act. These laws prohibit inclusion  of some  provisions  in mortgage  loans that have  interests  rate or origination costs in excess of prescribed  levels, and require that borrowers be given  certain  disclosures  prior to the  consummation  of the mortgage  loans.
Purchasers or assignees of a mortgage loan,  including the related trust,  could be exposed to all claims and defenses that the borrower could assert against the originator  of the  mortgage  loan for a  violation  of state  law.  Claims  and defenses available to the borrower could included monetary penalties,  recession and defenses to foreclosure action or an action to collect.

     Some of the mortgage  loans in a mortgage pool may be "home loans" and also may be "covered  home loans" under the Georgia Fair Lending Act, or Georgia Act.
The  Georgia  Act  applies to any  mortgage  loan which is secured by a property located in the State of Georgia that is the borrower's principal residence,  and which has a principal  amount not in excess of the conforming loan balance limit established  by Fannie Mae. These loans are referred to under the Georgia Act as
"home loans." Certain home loans,  which are referred to as "covered home loans"
have met certain fee and  finance-charge  criteria.  Certain covered home loans, which are referred to as "Georgia  high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in  connection  with home loans.  Additional  prohibitions  apply to cover home loans and further prohibitions apply to Georgia high-cost home loans.

     Purchasers  or assignees of a Georgia  high-cost  home loan,  including the related  trust,  could be exposed to all claims and  defenses  that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan,  including the related trust,  could be subject to defenses to prevent a foreclosure or action to collect or  counterclaims of a borrower if the loan is in violation of the Georgia  Act.  Remedies  available to a borrower include  actual,  statutory and punitive  damages,  costs and  attorneys'  fees, rescission rights and other unspecified  equitable remedies.  No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given  discretion under the statute to fashion  equitable  remedies as they deem appropriate.

     There are some  uncertainties  in making a  determination  as to  whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in  determining  whether a loan complies  with all of the  provisions of the
Georgia Act.

     The Georgia Act was amended on March 7, 2003.  Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

                                      -84-

     Lawsuits  have  been  brought  in  various  states  making  claims  against assignees of High Cost Loans for  violations  of federal and state law allegedly committed by the originator.  Named  defendants in these cases include  numerous participants within the secondary mortgage market, including some securitization trusts.

     The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has
the  effect of  subjecting  a seller and  certain  related  creditors  and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor  on a  Manufactured  Housing  Contract,  and the  holder of the
Manufactured  Housing  Contract may also be unable to collect  amounts still due under the Manufactured Housing Contract.

     Most of the Manufactured Housing Contracts in a pool will be subject to the requirements  of this FTC  Rule.  Accordingly,  the  trustee,  as  holder of the
Manufactured  Housing Contracts,  will be subject to any claims or defenses that the purchaser of the related  manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense,  the master  servicer will have the right to require the seller to repurchase the Manufactured  Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's  obligation to make the required  payments under the
Manufactured Housing Contract.

     A number of lawsuits  are pending in the United  States  alleging  personal injury from  exposure  to the  chemical  formaldehyde,  which is present in many building  materials  including such manufactured  housing  components as plywood flooring  and  wall  paneling.  Some  of  these  lawsuits  are  pending  against manufacturers of manufactured  housing,  suppliers of component parts and others in the  distribution  process.  Plaintiffs  have won  judgments in some of these lawsuits.

     Under the FTC Rule discussed  above,  the holder of a Manufactured  Housing
Contract  secured by a  manufactured  home with respect to which a  formaldehyde claim has been  asserted  successfully  may be liable  to the  borrower  for the amount paid by the  borrower on that  Manufactured  Housing  Contract and may be unable to collect amounts still due under that  Manufactured  Housing  Contract.
Because the  successful  assertion  of this type of claim would  constitute  the
breach  of  a   representation   or  warranty   of  the   seller,   the  related
securityholders would suffer a loss only to the extent that

     o    the  seller  fails  to  perform  its  obligation  to  repurchase  that
          Manufactured Housing Contract, and

     o    the seller, the applicable depositor or the trustee is unsuccessful in asserting  a claim of  contribution  or  subrogation  on behalf of the securityholders  against the  manufacturer  or other who are  directly liable to the plaintiff for damages.

     Typical product  liability  insurance  policies held by  manufacturers  and component  suppliers of manufactured  homes may not cover  liabilities  from the presence of formaldehyde in manufactured  housing. As a result,  recoveries from manufacturers  and component  suppliers may be limited to their corporate assets without the benefit of insurance.

                                      -85-

DUE-ON-SALE CLAUSES

     Unless  otherwise  provided  in the  related  prospectus  supplement,  each conventional loan will contain a due-on-sale clause which will generally provide that,  if the  mortgagor or obligor  sells,  transfers or conveys the  mortgaged property,  the loan may be accelerated by the mortgagee or secured party. Unless otherwise  provided in the related  prospectus  supplement,  the master servicer will,  to the  extent it has  knowledge  of the sale,  transfer  or  conveyance, exercise  its rights to  accelerate  the maturity of the related  loans  through enforcement of the due-on-sale clauses, subject to applicable state law. Section
341(b) of the Garn-St.  Germain  Depository  Institutions Act of 1982 ("Garn-St.
Germain")  permits a lender,  subject to certain  conditions,  to "enter into or enforce a  contract  containing  a  due-on-sale  clause  with  respect to a real property loan,"  notwithstanding  any contrary state law. Garn-St.  Germain gave states that  previously  had enacted  "due-on-sale"  restrictions  a  three-year window to reenact the previous restrictions or enact new restrictions.  Only six states acted within this window period: Arizona, Florida,  Michigan,  Minnesota,
New Mexico and Utah. Consequently,  due-on-sale provisions in documents governed by the laws of those state are not  preempted  by federal  law.  With respect to loans secured by an owner-occupied  residence including a manufactured home, the
Garn-St  Germain  Act sets forth nine  specific  instances  in which a mortgagee covered by the act may not  exercise  its  rights  under a  due-on-sale  clause, notwithstanding the fact that a transfer of the property may have occurred.  The inability  to  enforce  a  due-on-sale  clause  may  result in  transfer  of the mortgaged  property  to an  uncreditworthy  person,  which  could  increase  the likelihood  of default,  or may result in a mortgage  bearing an  interest  rate below the  current  market  rate being  assumed by a new home  buyer,  which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy  proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

     Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time  following the  origination of a loan.
Since many of the mortgaged properties will be owner-occupied, it is anticipated that  prepayment  charges may not be imposed  with respect to many of the loans.
The absence of this type of a restraint on prepayment, particularly with respect to  fixed  rate  loans  having  higher  loan  rates or APRs,  may  increase  the likelihood  of  refinancing  or  other  early  retirement  of the  loans.  Legal restrictions,  if any, on prepayment of  Multifamily  Loans will be described in the related prospectus supplement.

     Loans may also contain provisions obligating the borrower to pay a late fee if  payments  are  not  timely  made.  In  some  states  there  may be  specific limitations  on the late charges that a lender may collect from the borrower for delinquent  payments.  Unless  otherwise  specified  in the  related  prospectus supplement,  late fees will be retained by the applicable servicer as additional servicing compensation.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans  expressly  provide  for the  collection  of those  charges.
Although the  Alternative  Mortgage  Transaction  Parity Act 1982, or the Parity
Act,  permits the  collection of prepayment  charges and late fees in connection
with  some  types  of  eligible   loans   preempting   any  contrary  state  law
prohibitions,

                                      -86-

some states may not recognize the preemptive authority of the Parity Act or have formally  opted  out of  the  Parity  Act.  As a  result,  it is  possible  that prepayment  charges  may not be  collected  even on loans that  provide  for the payment  of  those  charges  unless  otherwise  specified  in  the  accompanying prospectus  supplement.  The master  servicer  or any entity  identified  in the accompanying  prospectus  supplement will be entitled to all prepayment  charges and late  payment  charges  received on the loans and these  amounts will not be available for payment on the  securities.  The Office of Thrift  Supervision  or
OTS,  the  agency  that  administers  the  Parity  Act for  unregulated  housing creditors,  has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized  lenders to charge prepayment  charges and late fees in certain  circumstances  notwithstanding  contrary  state law,  effective July 1,
2003.  However,  the  OTS's  ruling  does not have  retroactive  effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

     Title V of the Depository  Institutions  Deregulation  and Monetary Control
Act of 1980  provides  that state usury  limitations  shall not apply to certain types of residential  first mortgage loans  originated by certain  lenders after
March 31, 1980.  The Office of Thrift  Supervision,  as successor to the Federal
Home Loan Bank  Board,  is  authorized  to issue  rules and  regulations  and to publish  interpretations  governing  implementation  of  Title  V.  The  statute authorized  any state to  reimpose  limitations  on  interest  rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects  application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected,  any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured  Housing  Contract secured by a  manufactured  home  located in any state in which  application  of
Title V was expressly  rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the  Manufactured
Housing  Contract  imposes  finance  charges or provides for discount  points or charges in excess of permitted levels.

     Title V also  provides that state usury  limitations  will not apply to any loan which is secured by a first lien on certain kinds of  manufactured  housing provided that certain  conditions are satisfied.  These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the  Soldiers'  and  Sailors'  Civil  Relief Act of 1940,  as  amended, borrowers who enter  military  service after the  origination  of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status,  unless a court orders  otherwise  upon  application  of the lender. The Relief Act also applies to borrowers who are members of the National
Guard or are on reserve  status at the time their mortgage is originated and are later called to active duty. It is possible  that the interest  rate  limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected  mortgage loans.
Unless otherwise provided in the related prospectus supplement, any shortfall in interest  collections  resulting  from the  application  of the Relief Act could result in losses to the related  securityholders.  In  addition,  the Relief Act imposes  limitations  which would  impair the ability of the master  servicer to foreclose on an affected  mortgage loan during the  borrower's  period of active duty status.  Thus,  in the event that

                                      -87-

a mortgage loan goes into default, the application of the Relief Act could cause delays and losses  occasioned  by the  lender's  inability  to realize  upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

     Real property  pledged as security to a lender may be subject to unforeseen environmental  risks.  Under  the laws of  certain  states,  contamination  of a property  may give rise to a lien on the  property  to assure the payment of the costs of clean-up.  In several  states such a lien has priority over the lien of an existing  mortgage  against such  property.  In  addition,  under the federal
Comprehensive  Environmental  Response,  Compensation  and Liability Act of 1980
("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator"  for costs of addressing
releases  or  threatened  releases  of  hazardous   substances  at  a  property,
regardless of whether or not the environmental  damage or threat was caused by a current or prior owner or operator.  CERCLA imposes  liability for such costs on any and all  "responsible  parties,"  including  owners or  operators.  However,
CERCLA  excludes from the  definition of "owner or operator" a secured  creditor who holds  indicia of ownership  primarily to protect its security  interest but does not  "participate in the  management" of the property.  Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property,  the lender may incur  liability  as an "owner or  operator"  under
CERCLA.  Similarly,  if a lender  forecloses  and takes title to a  contaminated facility  or  property,  the  lender  may  incur  CERCLA  liability  in  various circumstances,  including,  but not limited  to,  when it holds the  facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

     Whether  actions taken by a lender would  constitute  participation  in the management  of a property so that the lender  would lose the  protection  of the secured creditor  exclusion referred to in the preceding  paragraph,  has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh  Circuit  suggested,  in United States v. Fleet Factors  Corp., that the mere  capacity  of the  lender  to  influence  a  borrower's  decisions regarding disposal of hazardous  substances was sufficient  participation in the management  of the  borrower's  business to deny the  protection  of the secured creditor  exclusion  to the lender,  regardless  of whether the lender  actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity  appears to have been resolved by the enactment of the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The
Asset  Conservation Act provides that in order to be deemed to have participated in the management of a secured property,  a lender must actually  participate in the  operational  affairs  of  the  property  or  of  the  borrower.  The  Asset
Conservation  Act also  provides  that  participation  in the  management of the property  does  not  include  "merely  having  the  capacity  to  influence,  or unexercised  right  to  control"  operations.  Rather,  a lender  will  lose the
protection   of  the   secured   creditor   exclusion   only  if  it   exercises
decision-making  control  over  the  borrower's   environmental  compliance  and
hazardous  substance  handling and  disposal  practices,  or assumes  day-to-day management of all operational functions of the secured property.

                                      -88-

     If a lender is or becomes liable,  it can bring an action for  contribution against any other "responsible parties," including a previous owner or operator, who created  the  environmental  hazard,  but those  persons or entities  may be bankrupt or otherwise  judgment-proof.  The costs associated with  environmental cleanup may be  substantial.  It is conceivable  that the costs arising from the
circumstances   set  forth  above  would   result  in  a  loss  to  the  related
securityholders.

     CERCLA  does not apply to  petroleum  products,  and the  secured  creditor exclusion  does not govern  liability for cleanup costs under federal laws other than CERCLA, in particular  Subtitle I of the federal Resource  Conservation and
Recovery Act, which  regulates  underground  petroleum  storage tanks other than heating oil tanks.  The EPA has adopted a lender  liability rule for underground storage  tanks under  Subtitle I of the Resource  Conservation  Act.  Under this rule,  a holder of a security  interest in an  underground  storage tank or real property containing an underground storage tank is not considered an operator of the underground  storage tank as long as petroleum is not added to, stored in or dispensed  from the  tank.  Moreover,  under  the Asset  Conservation  Act,  the protections  accorded to lenders  under  CERCLA are also  accorded to holders of security  interests in underground  petroleum storage tanks. It should be noted, however,  that liability for cleanup of petroleum  contamination may be governed by state law,  which may not provide  for any  specific  protection  for secured creditors.

     The Asset Conservation Act specifically  addresses the potential  liability under CERCLA of lenders that hold  mortgages  or similar  conventional  security interests in real property,  as the trust fund generally does in connection with the loans.  However,  the Asset  Conservation  Act does not clearly  address the potential  liability  of lenders who retain  legal title to a property and enter into an agreement  with the purchaser for the payment of the purchase  price and interest  over the term of the  contract  as is the  case  with the  installment contracts.

     If a lender  (including  a  lender  under an  installment  contract)  is or becomes  liable under CERCLA,  it may be authorized to bring a statutory  action for contribution against any other "responsible  parties",  including a previous owner or  operator.  However,  these  persons or  entities  may be  bankrupt  or otherwise  judgment proof, and the costs associated with  environmental  cleanup and  related  actions may be  substantial.  Moreover,  some state laws  imposing liability for addressing  hazardous  substances do not contain  exemptions  from liability  for lenders.  Whether the costs of addressing a release or threatened release  at a  property  pledged  as  collateral  for one of the  loans (or at a property  subject  to an  installment  contract),  would be imposed on the trust fund, and thus occasion a loss to the  securityholders,  depends on the specific factual and legal circumstances at issue.

     Except as otherwise specified in the applicable prospectus  supplement,  at the time the mortgage loans were originated,  no  environmental  assessment or a very limited environment assessment of the mortgage properties was conducted.

     The pooling and servicing  agreement will provide that the master servicer, acting on  behalf of the trust  fund,  may not  acquire  title to a  multifamily residential  property or mixed-use  property  underlying a loan or take over its operation  unless the master  servicer has previously  determined,  based upon a report prepared by a person who regularly conducts  environmental  audits,  that the mortgaged  property is in compliance with applicable  environmental laws and regulations  or  that  the  acquisition  would  not  be  more  detrimental  than beneficial  to the value of the  mortgaged  property  and the  interests  of the related securityholders.

                                      -89-

THE HOME IMPROVEMENT CONTRACTS

     GENERAL.

     The Home  Improvement  Contracts,  other than those that are  unsecured  or secured by mortgages on real estate, generally are "chattel paper" or constitute
"purchase  money security  interests" each as defined in the UCC. Under the UCC, the sale of  chattel  paper is treated in a manner  similar to  perfection  of a security interest in chattel paper. Under the related  agreement,  the depositor will  transfer  physical  possession  of these  contracts  to the  trustee  or a designated  custodian  or may retain  possession  of them as  custodian  for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate  states to give notice of the trustee's  ownership of the contracts.
Unless otherwise specified in the related prospectus  supplement,  the contracts will not be stamped or otherwise  marked to reflect  their  assignment  from the depositor to the trustee. Therefore, if through negligence,  fraud or otherwise, a subsequent  purchaser  were able to take physical  possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     SECURITY INTERESTS IN HOME IMPROVEMENTS.

     The  Home  Improvement  Contracts  that are  secured  by the  related  home improvements  grant to the originator a purchase money security  interest in the home  improvements  to  secure  all or part of the  purchase  price  of the home improvements  and related  services.  A  financing  statement  generally  is not required to be filed to perfect a purchase money  security  interest in consumer goods and the purchase money security  interests are assignable.  In general,  a purchase money security  interest grants to the holder a security  interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral.  However,  to the extent that the collateral subject to a  purchase  money  security  interest  becomes a  fixture,  in order for the related  purchase  money  security  interest to take priority over a conflicting interest in the fixture,  the  holder's  interest in the home  improvement  must generally  be  perfected  by a timely  fixture  filing.  In general,  a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home  Improvement  Contracts that finance  lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such  characterization  upon  incorporation  of such  materials into the related  property,  will not be secured by a purchase money security interest in the home improvement being financed.

     ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS.

     So long as the home  improvement  has not become subject to the real estate law,  a creditor  can  repossess  a home  improvement  securing  a  contract  by voluntary  surrender,  by  "self-help"  repossession  that is "peaceful"  (I.E., without  breach of the peace) or, in the absence of voluntary  surrender and the ability to  repossess  without  breach of the peace,  by judicial  process.  The holder of a contract must give the debtor a number of days' notice, which varies from  10 to 30  days  depending  on the  state,  prior  to  commencement  of any repossession.  The UCC  and  consumer  protection  laws  in  most  states  place restrictions  on  repossession  sales,  including  requiring prior notice to the debtor and commercial  reasonableness  in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

                                      -90-

     Under the laws applicable in most states,  a creditor is entitled to obtain a deficiency  judgment  from a debtor for any  deficiency  on  repossession  and resale of the property securing the debtor's loan.  However,  some states impose prohibitions  or  limitations  on  deficiency  judgments,  and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions,  including federal and state bankruptcy and insolvency  laws and general  equitable  principles,  may limit or delay the ability of a lender to repossess  and resell  collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

     Under  an  installment  contract  the  seller  retains  legal  title to the property  and  enters  into an  agreement  with the  purchaser/borrower  for the payment of the purchase  price,  plus  interest,  over the term of the contract.
Only  after full  performance  by the  borrower  of the  contract  is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed  of  trust  financing,  during  the  effective  period  of the  installment contract,  the borrower is generally responsible for maintaining the property in good  condition  and for  paying  real  estate  taxes,  assessments  and  hazard insurance premiums associated with the property.

     The  method of  enforcing  the rights of the  lender  under an  installment contract  varies on a  state-by-state  basis  depending upon the extent to which state  courts are willing,  or able  pursuant to state  statute,  to enforce the contract  strictly  according to the terms.  The terms of installment  contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property,  the entire  indebtedness is accelerated,  and the buyer's equitable interest in the property is forfeited.  The lender in such a situation does not have to foreclose in order to obtain title to the property, although  in some cases a quiet  title  action is in order if the  borrower  has filed the installment contract in local land records and an ejectment action may be necessary to recover  possession.  In a few states,  particularly in cases of borrower default during the early years of an installment  contract,  the courts will permit  ejectment of the buyer and a  forfeiture  of his or her interest in the  property.  However,  most state  legislatures  have enacted  provisions  by analogy to mortgage law protecting  borrowers under  installment  contracts from the harsh  consequences  of  forfeiture.  Under such  statutes,  a  judicial  or nonjudicial  foreclosure  may be  required,  the lender may be  required to give notice of default and the borrower may be granted some grace period during which the  installment  contract  may be  reinstated  upon full payment of the default amount and the borrower may have a post-foreclosure  statutory redemption right.
In other  states,  courts in  equity  may  permit a  borrower  with  significant investment in the property  under an  installment  contract for the sale of real estate to share in the proceeds of sale of the property  after the  indebtedness
is  repaid  or  may  otherwise   refuse  to  enforce  the   forfeiture   clause.
Nevertheless,   generally  speaking,   the  lender's  procedures  for  obtaining
possession  and clear title under an  installment  contract in a given state are simpler  and  less  time-consuming  and  costly  than  are  the  procedures  for foreclosing  and  obtaining  clear  title to a  property  subject to one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the  extent  that the loans  comprising  the trust fund for a series are secured by mortgages  which are junior to other  mortgages held by other lenders or  institutional  investors,  the rights of the trust fund (and  therefore  the securityholders),  as mortgagee under any such junior mortgage,  are subordinate to those of any mortgagee under any senior  mortgage.  The senior  mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property  securing  the

                                      -91-

loan to be sold upon default of the mortgagor,  thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure  litigation and,  possibly,  satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts  expended to the balance due on the junior loan.
In most states,  absent a provision in the mortgage or deed of trust,  no notice of default is required to be given to a junior mortgagee.

     The  standard  form of the  mortgage  used by  most  institutional  lenders confers on the mortgagee the right both to receive all proceeds  collected under any hazard insurance policy and all awards made in connection with  condemnation proceedings,  and to apply such proceeds and awards to any indebtedness  secured by the  mortgage,  in such order as the mortgagee  may  determine.  Thus, in the event  improvements  on the  property  are damaged or destroyed by fire or other casualty,  or in the event the property is taken by condemnation,  the mortgagee or beneficiary  under  underlying  senior mortgages will have the prior right to collect any insurance  proceeds  payable under a hazard insurance policy and any award of damages in connection  with the  condemnation  and to apply the same to the  indebtedness  secured by the senior  mortgages.  Proceeds  in excess of the amount of senior  mortgage  indebtedness,  in most cases,  may be applied to the indebtedness of a junior mortgage.

     Another  provision  sometimes  found in the form of the mortgage or deed of trust  used by  institutional  lenders  obligates  the  mortgagor  to pay before delinquency  all  taxes and  assessments  on the  property  and,  when due,  all encumbrances,  charges  and  liens on the  property  which  appear  prior to the mortgage  or deed of trust,  to  provide  and  maintain  fire  insurance  on the property,  to maintain  and repair the  property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee  under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor  agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit  line  trust  deed or  mortgage  generally  used by most institutional  lenders which make revolving credit line loans typically contains a "future advance" clause, which provides,  in essence,  that additional amounts advanced to or on behalf of the borrower by the  beneficiary or lender are to be secured by the deed of trust or  mortgage.  Any  amounts so  advanced  after the cut-off  date with  respect to any  mortgage  will not be  included in the trust fund.  The  priority of the lien  securing any advance made under the clause may depend in most  states on whether  the deed of trust or  mortgage  is called and recorded  as a credit  line deed of trust or  mortgage.  If the  beneficiary  or lender advances additional amounts,  the advance is entitled to receive the same priority  as  amounts  initially  advanced  under  the trust  deed or  mortgage, notwithstanding  the fact that there may be junior trust deeds or mortgages  and other liens which  intervene  between the date of recording of the trust deed or mortgage  and the  date of the  future  advance,  and  notwithstanding  that the beneficiary  or lender had actual  knowledge  of such  intervening  junior trust deeds or mortgages  and other liens at the time of the advance.  In most states, the trust  deed or  mortgage  lien  securing  mortgage  loans of the type  which includes  home equity  credit  lines  applies  retroactively  to the date of the original recording of the trust deed or mortgage, provided that the total amount of  advances  under the home  equity  credit  line does not exceed  the  maximum specified principal amount of the recorded trust deed

                                      -92-

or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     GENERAL.

     Certain of the loans  contained in a trust fund may be loans  insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the
National Housing Act of 1934.  Under the Title I Program,  the FHA is authorized and  empowered  to  insure  qualified  lending  institutions  against  losses on eligible loans. The Title I Program  operates as a coinsurance  program in which the FHA insures up to 90% of certain  losses  incurred on an individual  insured loan, including the unpaid principal balance of the loan, but only to the extent of the  insurance  coverage  available in the lender's  FHA  insurance  coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     Title  I  loan  means  a  loan  made  to  finance  actions  or  items  that substantially  protect or improve the basic  livability  or utility of a one- to four-family residential property.

     There are two basic  methods  of lending or  originating  such loans  which include a "direct loan" or a "dealer  loan".  With respect to a direct loan, the borrower makes  application  directly to a lender without any assistance  from a dealer,  which  application  may be filled  out by the  borrower  or by a person acting at the  direction of the borrower who does not have a financial  interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower  and other  parties to the  transaction.
With  respect  to a  dealer  loan,  the  dealer,  who has a direct  or  indirect financial  interest in the loan  transaction,  assists the borrower in preparing the loan  application  or otherwise  assists the borrower in obtaining  the loan from the lender.  The lender may disburse  proceeds  solely to the dealer or the borrower  or jointly  to the  borrower  and the  dealer or other  parties to the transaction.  With  respect to a dealer  Title I loan,  a dealer  may  include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly  or  monthly,  except  that a  loan  may be  payable  quarterly  or semi-annually  where a borrower  has an irregular  flow of income.  The first or last  payments  (or  both)  may vary in amount  but may not  exceed  150% of the regular installment  payment, and the first payment may be due no later than two months from the date of the loan.  The note must contain a provision  permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the  borrower  and the lender and must be fixed for the term of the loan and recited in the note.  Interest on an insured  loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure  that the note and all other  documents  evidencing  the loan are in compliance with applicable federal, state and local laws.

     Each  insured  lender is  required  to use  prudent  lending  standards  in underwriting  individual  loans and to satisfy the applicable loan  underwriting requirements  under the Title I Program  prior to its  approval  of the loan and disbursement of loan proceeds.  Generally, the lender must exercise prudence and diligence to  determine  whether the borrower and any co-maker is solvent and an acceptable  credit risk, with a reasonable  ability to make payments on the loan obligation.  The lender's credit  application and review must determine  whether the borrower's income will be

                                      -93-

adequate to meet the  periodic  payments  required  by the loan,  as well as the borrower's other housing and recurring  expenses,  which  determination  must be made in accordance with the expense-to-income  ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

     Under  the  Title I  Program,  the FHA  does  not  review  or  approve  for qualification for insurance the individual loans insured  thereunder at the time of approval  by the lending  institution  (as is  typically  the case with other federal  loan  programs).  If,  after a loan has  been  made  and  reported  for insurance  under  the  Title  I  Program,  the  lender  discovers  any  material misstatement  of fact  or that  the  loan  proceeds  have  been  misused  by the borrower,  dealer or any other party,  it shall promptly report this to the FHA.
In such case,  provided  that the  validity of any lien on the  property has not been  impaired,  the insurance of the loan under the Title I Program will not be affected unless such material  misstatements  of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     REQUIREMENTS FOR TITLE I LOANS.

     The maximum  principal  amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title
I Program;  provided  that such maximum  amount does not exceed  $25,000 (or the current  applicable  amount)  for a single  family  property  improvement  loan.
Generally,  the  term of a Title I loan  may not be less  than  six  months  nor greater than 20 years and 32 days. A borrower may obtain  multiple Title I loans with  respect to multiple  properties,  and a borrower  may obtain more than one
Title I loan  with  respect  to a single  property,  in each case as long as the total  outstanding  balance of all Title I loans in the same  property  does not exceed the maximum loan amount for the type of Title I loan  thereon  having the highest permissible loan amount.

     Borrower  eligibility for a Title I loan requires that the borrower have at least a one-half  interest in either fee simple  title to the real  property,  a lease thereof for a term  expiring at least six months after the final  maturity of the Title I loan or a recorded land installment  contract for the purchase of the real property.  In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property  being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal.  Any Title I loan in excess of $7,500  must be secured by a recorded  lien on the  improved  property which is evidenced  by a mortgage or deed of trust  executed by the borrower and all other owners in fee simple.

     The  proceeds  from a Title I loan  may be used  only to  finance  property improvements  which  substantially  protect or improve the basic  livability  or utility of the property as disclosed in the loan  application.  The Secretary of
HUD has published a list of items and  activities  which cannot be financed with proceeds  from any Title I loan and from time to time the  Secretary  of HUD may amend such list of items and  activities.  With  respect  to any dealer  Title I loan,  before  the  lender  may  disburse  funds,  the  lender  must have in its possession  a  completion  certificate  on a HUD  approved  form,  signed by the borrower and the dealer.  With respect to any direct Title I loan, the lender is required to obtain,  promptly upon completion of the  improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary,  a completion  certificate,  signed by the borrower. The lender is required  to  conduct  an  on-site  inspection  on any  Title I loan

                                      -94-

where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

     FHA INSURANCE COVERAGE.

     Under  the Title I  Program,  the FHA  establishes  an  insurance  coverage reserve  account  for each lender  which has been  granted a Title I contract of insurance.  The amount of insurance coverage in this account is a maximum of 10%
of the amount  disbursed,  advanced or expended by the lender in  originating or purchasing  eligible loans  registered with the FHA for Title I insurance,  with certain  adjustments.  The balance in the insurance  coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender.  Loans to be insured  under the Title I Program will be  registered  for insurance by the FHA and the insurance coverage  attributable to such loans will be included in the insurance  coverage  reserve  account for the  originating or purchasing lender following the receipt and  acknowledgment by the FHA of a loan report on the  prescribed  form  pursuant to the Title I  regulations.  For each eligible  loan  reported  and  acknowledged  for  insurance,  the FHA  charges a premium.  For loans  having a maturity  of 25 months or less,  the FHA bills the lender for the entire  premium in an amount equal to the product of 0.50% of the original  loan  amount  and the loan  term.  For home  improvement  loans with a maturity  greater than 25 months,  each year that a loan is outstanding  the FHA bills the lender for a premium in an amount equal to 0.50% of the original  loan amount.  If a loan is prepaid  during the year, the FHA will not refund or abate the premium paid for that year.

     Under  the Title I  Program  the FHA will  reduce  the  insurance  coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's  contract of insurance by (i) the amount of the
FHA  insurance  claims  approved for payment  relating to such insured loans and
(ii) the amount of insurance coverage  attributable to insured loans sold by the lender,  and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance  coverage reserve account  will be further  adjusted as required  under Title I or by the FHA, and the  insurance  coverage  therein may be  earmarked  with respect to each or any eligible loans insured  thereunder,  if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's  insurance  coverage reserve account  balance  by  10% of the  amount  disbursed,  advanced  or  expended  in originating  or  acquiring  such  eligible  loans  registered  with  the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage  between  insurance  coverage  reserve  accounts with  earmarking  with respect  to a  particular  insured  loan  or  group  of  insured  loans  when  a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer  (except as collateral in a bona fide  transaction)
insured loans and loans reported for insurance only to another  qualified lender under  a valid  Title  I  contract  of  insurance.  Unless  an  insured  loan is transferred with recourse or with a guaranty or repurchase  agreement,  the FHA, upon receipt of written  notification of the transfer of such loan in accordance with the Title I  regulations,  will  transfer from the  transferor's  insurance coverage reserve account to the transferee's  insurance coverage reserve account an amount,  if available,  equal to 10% of the actual  purchase price or the net unpaid principal  balance of such loan (whichever is less).  However,  under the
Title I Program not more than $5,000 in insurance  coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to
September 30 period without the prior approval of the Secretary of HUD.  Amounts which may be  recovered by the  Secretary  of

                                      -95-

HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

     CLAIMS PROCEDURES UNDER TITLE I.

     Under the  Title I Program  the  lender  may  accelerate  an  insured  loan following  a  default  on such  loan  only  after  the  lender  or its agent has contacted the borrower in a face-to-face  meeting or by telephone to discuss the reasons for the default and to seek its cure.  If the borrower does not cure the default or agree to a modification  agreement or repayment plan, the lender will notify the borrower in writing that,  unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated  and that, if the default  persists,  the lender will report the  default  to an  appropriate  credit  agency.  The lender  may  rescind  the acceleration  of maturity  after full payment is due and reinstate the loan only if the borrower  brings the loan current,  executes a modification  agreement or agrees to an acceptable repayment plan.

     Following  acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed  against the property under any security  instrument,  or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security  instrument (or if it accepts a voluntary  conveyance  or  surrender  of the  property),  the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender  files an  insurance  claim  with the FHA  under  the Title I
Program,  the FHA reviews the claim, the complete loan file and documentation of the  lender's  efforts  to obtain  recourse  against  any  dealer who has agreed thereto,  certification  of compliance with  applicable  state and local laws in carrying out any foreclosure or  repossession,  and evidence that the lender has properly  filed  proofs of claims,  where the  borrower is bankrupt or deceased.
Generally,  a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later  than 9 months  after  the date of  default  of the  loan.
Concurrently  with filing the  insurance  claim,  the lender shall assign to the
United  States of America the  lender's  entire  interest in the loan note (or a judgment in lien of the note),  in any  security  held and in any claim filed in any  legal  proceedings.  If,  at the time the note is  assigned  to the  United
States,  the  Secretary  has  reason  to  believe  that the note is not valid or enforceable  against the  borrower,  the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently  obtains a valid and enforceable  judgment  against  the  borrower,  the  lender  may  resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance  claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was  certified  for  payment  and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has  expressed  an intention to limit the period of time within which it will take such  action  to one year  from the date the claim was  certified  for payment.

     Under the Title I Program  the amount of an FHA  insurance  claim  payment, when made,  is equal to the  claimable  amount,  up to the  amount of  insurance coverage in the lender's  insurance  coverage  reserve  account.  The "claimable amount" means an amount equal to 90% of the sum of:

     o    the unpaid loan obligation  (net unpaid  principal and the uncollected interest  earned to the date of default) with  adjustments  thereto if the lender has proceeded against property securing the loan;

                                      -96-

     o    the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's  initial  submission for payment plus 15  calendar  days (but not to  exceed 9 months  from the date of default), calculated at the rate of 7% per year;

     o    the uncollected court costs;

     o    the attorney's fees not to exceed $500; and

     o    the  expenses  for  recording  the  assignment  of the security to the
          United States.

     The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations  governing the Title I Program;  however,  the
Secretary of HUD may waive such violations if it determines that  enforcement of the regulations  would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     o    The  following is a general  discussion  of the  anticipated  material federal  income  tax  consequences  of  the  purchase,  ownership  and disposition of the certificates  offered under this  prospectus.  This discussion  is  directed  solely  to  securityholders  that  hold  the securities as capital assets within the meaning of Section 1221 of the
          Internal  Revenue Code of 1986, as amended (the "Code"),  and does not purport to discuss all  federal  income tax  consequences  that may be applicable  to  particular  categories  of  investors,  such as banks, insurance  companies  and  foreign  investors,  some of  which  may be subject to  special  rules.  Further,  the  authorities  on which this discussion,  and the opinions referred to herein are based are subject
          to  change   or   differing   interpretations,   which   could   apply
          retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, or Grantor Trust Fund,  should be aware that under applicable  Treasury  regulations  a  provider  of advice on  specific issues of law is not considered an income tax return  preparer  unless the advice:

     o    is given for  events  that  have  occurred  at the time the  advice is rendered  and  is not  given  for  the  consequences  of  contemplated actions, and

     o    is directly relevant to the determination of an entry on a tax return.

Accordingly,  taxpayers  should  consult  their own tax  advisors and tax return preparers  regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus.  In addition to the federal  income tax  consequences  described in this  prospectus,  potential investors should consider the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the securities. See "State and Other Tax
Consequences."  Securityholders  are advised to consult  their own tax  advisors concerning the federal,  state,  local or other tax  consequences to them of the purchase,  ownership  and  disposition  of the  certificates  offered under this prospectus.

     The following discussion addresses securities of two general types:

     o    REMIC certificates  representing interests in a trust that the Trustee will  elect to have  treated  as a "real  estate  mortgage  investment conduit," or REMIC,  under  Sections 860A through 860G of the Code, or the REMIC Provisions, and

                                      -97-

     o    grantor trust  certificates,  representing  interests in a trust, or a portion of the  assets of that  trust,  as to which no REMIC  election will be made.

The prospectus  supplement for each series of securities  will indicate which of the foregoing treatments will apply to that series.

REMICS

     The  following   discussion   addresses  REMIC  certificates   representing
interests in a trust, or a portion  thereof,  which the servicer or trustee,  as applicable,  will  covenant to elect to have  treated as a REMIC under  Sections
860A through 860G, or REMIC Provisions,  of the Code. The prospectus  supplement for each  series of  certificates  will  indicate  whether a REMIC  election  or elections  will be made for the  related  trust and,  if that  election is to be made,  will identify all "regular  interests"  and  "residual  interests" in the
REMIC.  If a REMIC  election  will not be made for a trust,  the federal  income
consequences  of  the  purchase,   ownership  and  disposition  of  the  related
certificates  will  be  described  in the  related  prospectus  supplement.  For purposes  of this  tax  discussion,  references  to a  "certificateholder"  or a
"holder" are to the beneficial owner of a certificate.

     The following discussion is based in part upon the rules governing original issue  discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury  regulations issued thereunder,  or the OID regulations,  and in part upon the REMIC Provisions and the Treasury  regulations  issued thereunder, or the REMIC regulations. The OID regulations,  which are effective with respect to debt instruments  issued on or after April 4, 1994, do not adequately address some  issues  relevant  to,  and in some  instances  provide  that  they are not applicable to, securities like the certificates.

     CLASSIFICATION OF REMICS

     Upon the issuance of each series of REMIC certificates,  Thacher Proffitt &
Wood LLP,  McKee Nelson LLP or such other  counsel to the depositor as specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion to the effect that,  assuming compliance with all provisions of the related pooling and servicing  agreement,  the related trust, or each applicable  portion of the trust, will qualify as a REMIC and the REMIC  certificates  offered with respect thereto will be  considered  to evidence  ownership of "regular  interests,"  or
REMIC  regular   certificates   or  "residual   interests,"  or  REMIC  residual
certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity  electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements of the Code for that status during any taxable year,  the Code provides that the entity will not be treated as a REMIC for that year and  thereafter.  In that  event,  the  entity may be taxable as a separate corporation under Treasury  regulations,  and the related REMIC certificates may not be  accorded  the  status  or  given  the tax  treatment  described  in this prospectus.  Although  the Code  authorizes  the  Treasury  Department  to issue regulations providing relief in the event of an inadvertent termination of REMIC
status,  no  regulations  have  been  issued.  Any  relief,   moreover,  may  be
accompanied by sanctions,  including the imposition of a corporate tax on all or a portion of the  trust's  income for the period in which the  requirements  for that status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

                                      -98-

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general,  the REMIC certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A)  of the Code and  assets  described  in Section
7701(a)(19)(C)  of the Code in the same  proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC  qualify for any of the  foregoing  treatments  at all times
during  a  calendar   year,  the  REMIC   certificates   will  qualify  for  the
corresponding  status  in their  entirety  for  that  calendar  year.  Interest, including original issue discount,  on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section  856(c)(3)(B) of the Code to the extent that those  certificates  are treated as "real estate  assets" within the meaning of Section  856(c)(4)(A)  of the  Code.  In  addition,  the REMIC  regular  certificates  will be  "qualified
mortgages"  within  the  meaning  of  Section   860G(a)(3)(C)  of  the  Code  if
transferred  to another  REMIC on its  startup  day in  exchange  for regular or residual  interests in that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the
Code will be made with  respect to each  calendar  quarter  based on the average adjusted  basis of each  category  of the assets  held by the REMIC  during that
calendar   quarter.   The   servicer   will  report  those   determinations   to
certificateholders  in the  manner  and  at the  times  required  by  applicable
Treasury regulations.

     The  assets of the REMIC will  include,  in  addition  to  mortgage  loans, payments on mortgage loans held pending  distribution on the REMIC  certificates and property  acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve  accounts  would be considered to be part of the  mortgage  loans,  or whether  those  assets,  to the extent not invested in assets  described in the foregoing  sections,  otherwise  would receive the same treatment as the mortgage  loans for purposes of all of the foregoing  sections.
In addition,  in some instances mortgage loans,  including additional collateral loans or pledged asset  mortgage  loans,  may not be treated  entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral  loans  or  pledged  asset  mortgage  loans,  the  non-real  property collateral,  while  itself not an asset of the REMIC,  could cause the  mortgage loans not to  qualify  for one or more of those  characterizations.  If so,  the related  prospectus  supplement  will  describe  the mortgage  loans,  including additional  collateral loans or pledged asset mortgage loans, that may not be so treated.  The REMIC regulations do provide,  however,  that payments on mortgage loans held pending  distribution  are considered  part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore,  foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES

     For some series of REMIC  certificates,  two or more separate elections may be made to treat designated  portions of the related trust as REMICs,  or tiered
REMICs,  for  federal  income tax  purposes.  Upon the  issuance of this type of series of REMIC certificates,  Tax Counsel will deliver an opinion to the effect that,  assuming  compliance  with all  provisions  of the  related  pooling  and servicing  agreement,  the tiered  REMICs  will each  qualify as a REMIC and the
REMIC certificates issued by the tiered REMICs, respectively, will be considered
to  evidence   ownership  of  REMIC  regular   certificates  or  REMIC  residual
certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining  whether the REMIC  certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and
"loans secured by an interest in

                                      -99-

real property" under Section  7701(a)(19)(C) of the Code, and whether the income on the certificates is interest  described in Section  856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     GENERAL

     Except as otherwise stated in this discussion,  REMIC regular  certificates will be treated for federal  income tax purposes as debt  instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover, holders of REMIC regular  certificates that otherwise report income under a cash method of  accounting  will be required to report  income with  respect to REMIC regular certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT

     Some  REMIC  regular  certificates  may  be  issued  with  "original  issue discount"  within the  meaning of Section  1273(a) of the Code.  Any  holders of
REMIC regular certificates issued with original issue discount generally will be required  to  include  original  issue  discount  in  income as it  accrues,  in accordance  with the method  described  below,  in advance of the receipt of the cash  attributable to that income. In addition,  Section  1272(a)(6) of the Code provides  special rules  applicable to REMIC  regular  certificates  and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal  Revenue Code  requires  that a prepayment  assumption be used with  respect to  mortgage  loans held by a REMIC in  computing  the  accrual of original issue discount on REMIC regular  certificates issued by that REMIC, and that  adjustments  be made in the amount and rate of accrual of the  discount to reflect  differences  between  the  actual  prepayment  rate and the  prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference  committee  report  accompanying  the Tax Reform Act of 1986 (the
"Committee  Report")  indicates  that  the  regulations  will  provide  that the prepayment  assumption used with respect to a REMIC regular  certificate must be the same as that used in  pricing  the  initial  offering  of the REMIC  regular certificate.  The  prepayment  assumption  used by the  servicer  or  securities administrator,  as  applicable,  in reporting  original  issue discount for each series of REMIC regular  certificates  will be consistent with this standard and will be disclosed in the related  prospectus  supplement.  However,  neither the depositor,  the servicer nor the trustee will make any  representation  that the mortgage  loans  will in fact  prepay  at a rate  conforming  to the  prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated  redemption price at maturity over its issue price. The issue price of a  particular  class of REMIC  regular  certificates  will be the first cash price at which a substantial amount of REMIC regular  certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less  than  a  substantial  amount  of  a  particular  class  of  REMIC  regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date,  the issue price for that class will be treated as the fair market value of the class on the closing date.  Under the OID  regulations,  the stated redemption price of a REMIC regular  certificate is equal to the total of all  payments  to be made on  that  certificate  other  than  "qualified  stated
interest."  Qualified stated interest includes interest that is  unconditionally payable at least  annually at a single fixed rate,  or in the case of a variable rate debt

                                     -100-

instrument,  at a "qualified  floating rate," an "objective rate," a combination of a  single  fixed  rate  and one or more  "qualified  floating  rates"  or one
"qualified  inverse  floating  rate," or a combination  of  "qualified  floating rates" that  generally  does not operate in a manner that  accelerates or defers interest payments on a REMIC regular certificate.

     In the case of  REMIC  regular  certificates  bearing  adjustable  interest rates, the  determination of the total amount of original issue discount and the timing of the inclusion of the original  issue  discount will vary  according to the  characteristics  of the REMIC regular  certificates.  If the original issue discount rules apply to the certificates, the related prospectus supplement will describe  the  manner in which the rules  will be  applied  by the  servicer  or trustee,  as  applicable,  with  respect  to  those  certificates  in  preparing information returns to the  certificateholders and the Internal Revenue Service, or IRS.

     Some classes of the REMIC  regular  certificates  may provide for the first interest  payment  with respect to their  certificates  to be made more than one month after the date of issuance,  a period which is longer than the  subsequent monthly intervals between interest  payments.  Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest  payments may be required to be included in the stated redemption price of the REMIC regular  certificate  and accounted for as original issue discount.
Because  interest on REMIC regular  certificates  must in any event be accounted for under an accrual  method,  applying  this  analysis  would  result in only a slight  difference  in the timing of the inclusion in income of the yield on the
REMIC regular certificates.

     In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins prior to the closing date, a portion  of the  purchase  price  paid for a REMIC  regular  certificate  will reflect  the  accrued  interest.  In these  cases,  information  returns  to the certificateholders and the IRS will be based on the position that the portion of the purchase  price paid for the interest  accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC  regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution  date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days  corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC regular  certificate.  However, the OID regulations state that all or some portion of the accrued  interest may be treated as a separate  asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an  election to do so would be made under the OID  regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue  discount  on a REMIC  regular  certificate  will be  considered  to be DE
MINIMIS  if it is less than 0.25% of the  stated  redemption  price of the REMIC regular  certificate  multiplied  by its  weighted  average  maturity.  For this purpose,  the weighted  average  maturity of the REMIC  regular  certificate  is computed as the sum of the amounts  determined,  as to each payment  included in the stated redemption price of the REMIC regular certificate, by multiplying (i)
the number of complete  years,  rounding down for partial years,  from the issue date until the payment is expected to be made,  presumably  taking into  account the  prepayment  assumption,  by (ii) a fraction,  the numerator of which is the amount of the payment,  and the  denominator  of which is the stated  redemption price at maturity of the REMIC regular  certificate.  Under the OID regulations, original  issue  discount  of only a DE  MINIMIS  amount,  other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest

                                     -101-

holiday, will be included in income as each payment of stated principal is made, based on the product of the total  remaining  amount of the DE MINIMIS  original issue  discount  and a  fraction,  the  numerator  of which is the amount of the principal  payment  and the  denominator  of  which  is the  outstanding  stated
principal  amount of the REMIC regular  certificate.  The OID  regulations  also would permit a  certificateholder  to elect to accrue DE minimis  original issue discount into income  currently based on a constant yield method.  See "TAXATION
OF OWNERS OR REMIC REGULAR  CERTIFICATES--MARKET  DISCOUNT" for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a
DE MINIMIS amount,  the holder of the certificate must include in ordinary gross income the sum of the "daily  portions" of original  issue discount for each day during  its  taxable  year on  which  it held  the  REMIC  regular  certificate, including the purchase date but excluding the  disposition  date. In the case of an  original  holder  of a REMIC  regular  certificate,  the daily  portions  of original issue discount will be determined as follows.

     As to each  "accrual  period,"  that is,  unless  otherwise  stated  in the related prospectus supplement,  each period that ends on a date that corresponds to a  distribution  date and begins on the first day following  the  immediately preceding accrual period, or in the case of the first accrual period,  begins on the closing  date,  a  calculation  will be made of the portion of the  original issue discount that accrued during that accrual period.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions  remaining to be made on the REMIC regular certificate, if any, in future  periods and (B) the  distributions  made on the REMIC regular certificate  during  the  accrual  period  of  amounts  included  in the  stated
redemption  price,  over (ii) the  adjusted  issue  price of the  REMIC  regular certificate  at the  beginning of the accrual  period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1)  assuming  that  distributions  on the  REMIC  regular  certificate  will be received in future  periods based on the mortgage  loans being prepaid at a rate equal to the  prepayment  assumption  and (2) using a discount rate equal to the original yield to maturity of the certificate.  For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that  distributions  on the certificate will be made in all accrual periods  based  on the  mortgage  loans  being  prepaid  at a rate  equal to the prepayment  assumption.  The adjusted issue price of a REMIC regular certificate at the  beginning  of any  accrual  period  will  equal the  issue  price of the certificate,  increased by the aggregate  amount of original issue discount that accrued with respect to that certificate in prior accrual  periods,  and reduced by the amount of any  distributions  made on that REMIC regular  certificate  in prior accrual periods of amounts  included in its stated  redemption  price. The original  issue  discount  accruing  during  any  accrual  period,  computed  as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID  regulations  suggest that original  issue discount with respect to securities that represent multiple  uncertificated  REMIC regular interests,  in which ownership  interests will be issued  simultaneously  to the same buyer and which may be required  under the related  pooling and servicing  agreement to be transferred together,  should be computed on an aggregate method. In the absence of further  guidance  from the IRS,  original  issue  discount  with  respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall  constant  yield and the prepayment  assumption stated in the related prospectus supplement, treating all uncertificated

                                     -102-

regular  interests  as a  single  debt  instrument  as  set  forth  in  the  OID regulations,  so long as the pooling and servicing  agreement  requires that the uncertificated regular interests be transferred together.

     A subsequent  purchaser of a REMIC regular  certificate  that purchases the certificate  at a cost,  excluding  any  portion  of that cost  attributable  to accrued  qualified  stated interest,  less than its remaining stated  redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that  certificate.  However,  each daily portion will be reduced, if the cost is in excess of its "adjusted issue price,"
in  proportion to the ratio that excess bears to the  aggregate  original  issue discount remaining to be accrued on the REMIC regular certificate.  The adjusted issue  price of a REMIC  regular  certificate  on any given day  equals  (i) the adjusted  issue  price or, in the case of the first  accrual  period,  the issue price,  of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily  portions of original  issue discount for all days during the accrual  period prior to that day minus (iii) any payments other than qualified  stated interest made during the accrual period prior to that day with respect to the certificate.

     MARKET DISCOUNT

     A certificateholder  that purchases a REMIC regular certificate at a market discount,  that is, in the case of a REMIC regular  certificate  issued  without original  issue  discount,  at a purchase  price less than its remaining  stated
principal  amount,  or in the case of a REMIC  regular  certificate  issued with original issue discount,  at a purchase price less than its adjusted issue price will  recognize  income upon receipt of each  distribution  representing  stated
redemption  price.  In  particular,  under  Section  1276  of  the  Code  such a certificateholder  generally  will be required  to allocate  the portion of each distribution  representing  stated  redemption  price  first to  accrued  market discount not previously  included in income, and to recognize ordinary income to that extent.

     A  certificateholder  may  elect  to  include  market  discount  in  income currently  as it  accrues  rather  than  including  it on a  deferred  basis  in accordance  with the  foregoing.  If made, the election will apply to all market discount  bonds acquired by the  certificateholder  on or after the first day of the first  taxable year to which the  election  applies.  In  addition,  the OID regulations  permit  a  certificateholder  to  elect  to  accrue  all  interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest,  based on a constant yield method. If the election were made
with  respect  to  a  REMIC  regular  certificate  with  market  discount,   the
certificateholder  would be deemed to have made an election to include currently market  discount in income  with  respect to all other debt  instruments  having market discount that the  certificateholder  acquires during the taxable year of the  election  or  thereafter.  Similarly,  a  certificateholder  that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize  bond premium with respect to all debt  instruments having amortizable bond premium that the certificateholder owns or acquires. See
"TAXATION  OF  OWNERS  OF REMIC  REGULAR  CERTIFICATES--PREMIUM."  Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However,  market discount with respect to a REMIC regular  certificate will be  considered  to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining  stated  redemption price of the REMIC  regular  certificate  multiplied  by the number of complete  years to maturity  remaining  after the date of its purchase.  In  interpreting a similar rule  with  respect  to  original  issue  discount  on  obligations  payable  in installments,  the OID  regulations  refer to

                                     -103-

the weighted  average  maturity of  obligations,  and it is likely that the same rule will be applied with  respect to market  discount,  presumably  taking into account the prepayment  assumption.  If market discount is treated as DE MINIMIS under this  rule,  it appears  that the  actual  discount  would be treated in a manner similar to original issue discount of a DE MINIMIS amount.  See "TAXATION
OF  OWNERS  OF  REMIC  REGULAR   CERTIFICATES--ORIGINAL  ISSUE  DISCOUNT."  This
treatment may result in discount  being included in income at a slower rate than discount  would be required to be included in income using the method  described above.

     Section  1276(b)(3)  of  the  Code  specifically  authorizes  the  Treasury
Department to issue  regulations  providing  for the method for accruing  market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury  Department,  certain rules described in the Committee  Report apply.  The Committee  Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o    in the case of a REMIC regular  certificate  issued  without  original issue  discount,  in an amount  that bears the same ratio to the total remaining  market  discount as the stated interest paid in the accrual period  bears to the total amount of stated  interest  remaining to be paid on the  REMIC  regular  certificate  as of the  beginning  of the accrual period, or

     o    in the case of a REMIC regular  certificate issued with original issue discount,  in an  amount  that  bears  the  same  ratio  to the  total remaining  market  discount as the original issue discount  accrued in the  accrual  period  bears  to  the  total  original  issue  discount remaining on the REMIC  regular  certificate  at the  beginning of the accrual period.

Moreover,  the prepayment assumption used in calculating the accrual of original issue  discount is to be used in  calculating  the  accrual of market  discount.
Because the regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect those  regulations  might have on the tax treatment  of a  REMIC  regular  certificate  purchased  at a  discount  in  the secondary market.

     To the extent that REMIC regular  certificates provide for monthly or other periodic  distributions  throughout their term, the effect of these rules may be to require  market  discount  to be  includible  in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  regular certificate  generally  will be  required  to treat a portion of any gain on the sale or exchange  of that  certificate  as ordinary  income to the extent of the market  discount  accrued to the date of disposition  under one of the foregoing methods,  less any  accrued  market  discount  previously  reported  as ordinary income.

     In addition,  under  Section 1277 of the Code, a holder of a REMIC  regular certificate  may be required to defer a portion of its interest  deductions  for the taxable  year  attributable  to any  indebtedness  incurred or  continued to purchase or carry a REMIC regular  certificate  purchased with market  discount.
For these purposes,  the DE MINIMIS rule referred to above applies. Any deferred interest  expense would not exceed the market  discount that accrues during that taxable year and is, in general,  allowed as a deduction not later than the year in which the market  discount is includible  in income.  If the holder elects to include market discount in income currently as it accrues on all market

                                     -104-

discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply. PREMIUM

     A REMIC regular certificate  purchased at a cost,  excluding any portion of that cost  attributable to accrued  qualified stated interest,  greater than its remaining  stated  redemption  price will be  considered  to be  purchased  at a premium.  The holder of a REMIC regular  certificate may elect under Section 171 of the Code to amortize  that premium  under the constant  yield method over the life  of the  certificate.  If  made,  this  election  will  apply  to all  debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the  related  REMIC  regular  certificate,  rather  than as a separate  interest deduction.  The OID  regulations  also  permit  certificateholders  to  elect to include all interest,  discount and premium in income based on a constant  yield method,  further treating the  certificateholder  as having made the election to
amortize   premium   generally.   See  "TAXATION  OF  OWNERS  OF  REMIC  REGULAR
CERTIFICATES--MARKET  DISCOUNT." The conference committee report states that the same rules that apply to accrual of market  discount,  which rules will  require use of a prepayment assumption in accruing market discount with respect to REMIC regular  certificates without regard to whether those certificates have original issue discount,  will also apply in amortizing bond premium under Section 171 of the Code.  It is possible that the use of the  assumption  that there will be no prepayments may be required in calculating the amortization of premium.

     REALIZED LOSSES

     Under Section 166 of the Code, both corporate  holders of the REMIC regular certificates and  noncorporate  holders of the REMIC regular  certificates  that acquire  those  certificates  in connection  with a trade or business  should be allowed to deduct,  as ordinary  losses,  any losses  sustained during a taxable year in which their  certificates  become  wholly or partially  worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate  holder that does not acquire a REMIC regular certificate in connection  with a trade or business will not be entitled to deduct a loss under
Section  166  of  the  Code  until  the  holder's   certificate  becomes  wholly
worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each  holder of a REMIC  regular  certificate  will be  required  to accrue interest and original issue discount with respect to that  certificate,  without giving effect to any  reductions in  distributions  attributable  to defaults or delinquencies on the mortgage loans or the underlying  certificates until it can be  established  that any reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable income  reported in any period by the holder of a
REMIC regular  certificate  could exceed the amount of economic  income actually realized by the holder in that period.  Although  the holder of a REMIC  regular certificate eventually will recognize a loss or reduction in income attributable to  previously  accrued and included  income  that,  as the result of a realized loss,  ultimately  will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

                                     -105-

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL

     As residual interests,  the REMIC residual  certificates will be subject to tax rules that  differ  significantly  from those that would  apply if the REMIC residual  certificates  were  treated for federal  income tax purposes as direct ownership  interests in the mortgage loans or as debt instruments  issued by the
REMIC.

     A holder of a REMIC  residual  certificate  generally  will be  required to report  its daily  portion of the  taxable  income  or, in  accordance  with the limitations  noted in this  discussion,  the net loss of the  REMIC for each day during a calendar quarter that the holder owned the REMIC residual  certificate.
For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter  ratably using a "30 days per month/90 days per quarter/360  days per year"  convention  unless  otherwise  disclosed in the related  prospectus  supplement.  The daily amounts will then be allocated among
the  REMIC  residual   certificateholders  in  proportion  to  their  respective
ownership  interests  on that day.  Any amount  included in the gross  income or allowed  as a loss of any  REMIC  residual  certificateholder  by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC  will be  determined  under  the rules  described  in this  prospectus  in
"--Taxable  Income of the  REMIC"  and will be  taxable  to the  REMIC  residual certificateholders  without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC residual  certificates will be
"portfolio  income" for purposes of the taxation of taxpayers in accordance with limitations  under  Section  469 of the Code on the  deductibility  of  "passive losses."

     A holder of a REMIC residual  certificate  that  purchased the  certificate from a prior holder of that  certificate  also will be required to report on its federal income tax return amounts  representing its daily portion of the taxable income or net loss of the  REMIC  for each day that it holds the REMIC  residual certificate.  These daily  portions  generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise,  to reduce,  or increase,  the income or loss of a REMIC  residual certificateholder  that  purchased the REMIC residual  certificate  from a prior holder of such  certificate  at a price greater than, or less than, the adjusted basis, as defined below,  that REMIC residual  certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a REMIC residual  certificateholder  in connection with the  acquisition  of that  REMIC  residual  certificate  will be taken into account in determining the income of the holder for federal income tax purposes.
Although  it appears  likely  that any  payment  would be  includible  in income immediately  upon its receipt,  the IRS might assert that the payment  should be included in income over time according to an amortization  schedule or according to some other method.  Because of the  uncertainty  concerning  the treatment of these payments,  holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC residual  certificateholders will be required to report, or the tax liability  associated with that income, may exceed the amount of cash  distributions  received  from the REMIC for the  corresponding  period.
Consequently,  REMIC  residual  certificateholders  should have other sources of funds  sufficient  to pay any  federal  income  taxes  due as a result  of their

                                     -106-

ownership of REMIC residual  certificates or unrelated  deductions against which income may be offset,  subject to the rules relating to "excess  inclusions" and
"noneconomic"  residual  interests  discussed  below.  The  fact  that  the  tax
liability   associated   with   the   income   allocated   to   REMIC   residual
certificateholders  may  exceed  the cash  distributions  received  by the REMIC residual  certificateholders  for the  corresponding  period  may  significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

     TAXABLE INCOME OF THE REMIC

     The  taxable  income of the REMIC will equal the income  from the  mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest,  including original issue discount and reduced by the  amortization  of any premium  received on  issuance,  on the
REMIC  regular   certificates,   and  any  other  class  of  REMIC  certificates
constituting  "regular interests" in the REMIC not offered hereby,  amortization of any premium on the mortgage  loans,  bad debt  deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For  purposes of  determining  its taxable  income,  the REMIC will have an initial  aggregate  basis  in its  assets  equal  to  their  fair  market  value immediately  after their transfer to the REMIC.  For this purpose,  the servicer intends to treat the fair market value of the  mortgage  loans as being equal to the aggregate issue prices of the REMIC regular  certificates and REMIC residual certificates.  The aggregate  basis will be allocated  among the mortgage  loans collectively and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC  certificates  offered by this prospectus will be determined in the manner described above under "--TAXATION OF
OWNERS OF REMIC REGULAR  CERTIFICATES--ORIGINAL ISSUE DISCOUNT." Accordingly, if
one or more classes of REMIC  certificates  are retained  initially  rather than sold,  the  servicer  may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to the possible  application of the DE MINIMIS rules, the method of accrual by the REMIC of  original  issue  discount  income  and market  discount income with respect to mortgage  loans that it holds will be  equivalent  to the
method  of  accruing   original   issue   discount   income  for  REMIC  regular
certificateholders--under  the  constant  yield  method  taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must  include the  discount in income  currently,  as it accrues,  on a constant interest basis. See "--Taxation of Owners of REMIC Regular  Certificates" above, which  describes a method of accruing  discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A  mortgage  loan will be deemed to have been  acquired  with  discount  or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the second  preceding  paragraph,  is less than or greater than its stated  redemption  price.  Any discount will be includible in the income of the
REMIC as it  accrues,  in advance of  receipt of the cash  attributable  to that income,  under a method  similar  to the  method  described  above for  accruing original  issue  discount on the REMIC regular  certificates.  It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the  mortgage  loans.  Premium  on any  mortgage  loan to which the  election applies may be amortized under a constant yield method,  presumably  taking into account a prepayment assumption.

                                     -107-

     A REMIC will be allowed  deductions for interest,  including original issue discount, on the REMIC regular certificates,  including any other class of REMIC certificates  constituting  "regular interests" in the REMIC not offered by this prospectus,  equal to the deductions  that would be allowed if the REMIC regular certificates,  including  any  other  class of REMIC  certificates  constituting
"regular  interests"  in  the  REMIC  not  offered  by  this  prospectus,   were
indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under "--TAXATION OF OWNERS OF REMIC REGULAR
CERTIFICATES--ORIGINAL  ISSUE DISCOUNT," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC regular certificates,  including any other class of certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus, described therein will not apply.

     If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest  deductions  that are  allowed the REMIC in each  taxable year with  respect  to the REMIC  regular  certificates  of that  class  will be reduced  by an  amount  equal  to the  portion  of the  issue  premium  that  is considered  to be amortized  or repaid in that year.  Although the matter is not entirely  certain,  it is likely that issue premium  would be amortized  under a constant yield method in a manner  analogous to the method of accruing  original issue  discount  described  above under  "--TAXATION  OF OWNERS OF REMIC REGULAR
CERTIFICATES--ORIGINAL ISSUE DISCOUNT."

     As a general  rule,  the taxable  income of the REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income,  gain, loss or deduction  allocable to a prohibited  transaction will be taken into account.  See  "--PROHIBITED  TRANSACTIONS  AND OTHER  POSSIBLE REMIC
TAXES" below.  Further,  the  limitation on  miscellaneous  itemized  deductions imposed on individuals by Section 67 of the Code,  which allows those deductions only to the extent they exceed in the  aggregate  two percent of the  taxpayer's adjusted gross income,  will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing,  administrative and other non-interest expenses  in  determining  its taxable  income.  All of these  expenses  will be allocated  as a separate  item to the  holders of REMIC  residual  certificates,
subject  to  the  limitation  of  Section  67  of  the  Code.  See   "--POSSIBLE
PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted  basis of a REMIC  residual  certificate  will be equal to the amount paid for that REMIC residual  certificate,  increased by amounts included in the income of the  related  certificateholder  and  decreased,  but not below zero,  by  distributions  made,  and by net  losses  allocated,  to the  related certificateholder.

     A REMIC residual  certificateholder is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that  calendar  quarter,  determined  without  regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward  indefinitely to future calendar  quarters and, in accordance with the same  limitation,  may be used  only to  offset  income  from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

                                     -108-

     Any  distribution  on a REMIC  residual  certificate  will be  treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC residual  certificate.  To the extent a distribution on a REMIC residual  certificate  exceeds the adjusted basis, it will be treated as gain from the sale of the  REMIC  residual  certificate.  A holder of a REMIC residual  certificates may be entitled to distributions early in the term of the related  REMIC  under  circumstances  in which its  basis in the REMIC  residual certificate will not be sufficiently large that distributions will be treated as
nontaxable   returns  of  capital.  A  holder's  basis  in  the  REMIC  residual certificate  will  initially  equal  the  amount  paid  for the  REMIC  residual certificate  and will be increased by its allocable  shares of taxable income of the trust.  However,  a holder's basis  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar year, with respect to
which  the  REMIC   taxable   income  is   allocated   to  the  REMIC   residual
certificateholder.  To the extent the REMIC residual certificateholder's initial basis is less than the  distributions  to the REMIC residual  certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases,  are less than the amount of the  distributions,  gain
will  be  recognized   to  the  REMIC   residual   certificateholder   on  those
distributions  and will be treated  as gain from the sale of its REMIC  residual certificate.

     The effect of these rules is that a certificateholder  may not amortize its basis in a REMIC  residual  certificate,  but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon  the sale of its  REMIC  residual  certificate.  See  "--SALES  OF REMIC
CERTIFICATES."  For a discussion of possible  modifications  of these rules that may require  adjustments to income of a holder of a REMIC  residual  certificate other than an  original  holder in order to reflect any  difference  between the cost of the REMIC residual  certificate to its holder and the adjusted basis the
REMIC residual  certificate  would have had in the hands of the original holder, see "TAXATION OF REMIC REGULAR CERTIFICATES--GENERAL."

     EXCESS INCLUSIONS

     Any "excess  inclusions" with respect to a REMIC residual  certificate will be  subject to  federal  income  tax in all  events.  In  general,  the  "excess inclusions"  with  respect  to a REMIC  residual  certificate  for any  calendar quarter  will be the  excess,  if any,  of (i) the sum of the daily  portions of
REMIC taxable income  allocable to the REMIC residual  certificate over (ii) the sum of the "daily accruals",  as defined below, for each day during that quarter
that  the  REMIC   residual   certificate   was  held  by  the  REMIC   residual
certificateholder. The daily accruals of a REMIC residual certificateholder will be determined  by  allocating to each day during a calendar  quarter its ratable portion  of the  product of the  "adjusted  issue  price" of the REMIC  residual certificate at the beginning of the calendar  quarter and 120% of the "long-term
Federal  rate" in effect on the closing  date.  For this  purpose,  the adjusted issue price of a REMIC residual  certificate as of the beginning of any calendar quarter  will be equal to the  issue  price of the REMIC  residual  certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate  before the  beginning of that  quarter.  The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses,  brokers and  underwriters,  at which a substantial  amount of the REMIC residual  certificates  were  sold.  If  less  than a  substantial  amount  of a particular class of REMIC residual  certificates is sold for cash on or prior to the  closing  date,  the issue  price of that  class will be treated as the fair market value of that class on the closing date. The "long-term  Federal rate" is an average of current  yields on Treasury  securities  with a remaining  term of greater than nine years, computed and published monthly by the IRS.

                                     -109-

     For REMIC residual certificateholders, an excess inclusion:

     o    will not be  permitted  to be  offset  by  deductions,  losses or loss carryovers from other activities,

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     o    will not be eligible for any rate  reduction  or  exemption  under any
          applicable   tax  treaty  with  respect  to  the  30%  United   States
          withholding   tax   imposed  on   distributions   to  REMIC   residual
          certificateholders that are foreign investors.

See, however, "--FOREIGN INVESTORS IN REMIC CERTIFICATES" below.

     Furthermore,  for  purposes  of the  alternative  minimum  tax,  (i) excess inclusions  will  not be  permitted  to be  offset  by the  alternative  tax net operating loss deduction and (ii) alternative  minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii),  alternative minimum taxable income is determined without regard to the special  rule that taxable  income  cannot be less than excess  inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the  case of any  REMIC  residual  certificates  held  by a real  estate investment  trust,  the aggregate  excess  inclusions  with respect to the REMIC residual  certificates,  reduced,  but  not  below  zero,  by  the  real  estate investment trust taxable income,  within the meaning of Section 857(b)(2) of the
Code,  excluding any net capital gain, will be allocated among the  shareholders of the trust in proportion to the dividends  received by the  shareholders  from the trust,  and any amount so allocated  will be treated as an excess  inclusion with  respect  to a  REMIC  residual  certificate  as if  held  directly  by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment  companies,  common trust funds and some cooperatives;  the
REMIC regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates

     Under the REMIC  regulations,  transfers of  "noneconomic"  REMIC  residual certificates  will be  disregarded  for all  federal  income tax  purposes if "a significant  purpose of the transfer was to enable the  transferor to impede the assessment or collection of tax." If the transfer is disregarded,  the purported transferor  will continue to remain liable for any taxes due with respect to the income on the "noneconomic"  REMIC residual  certificate.  The REMIC regulations provide that a REMIC residual  certificate is noneconomic  unless,  based on the prepayment  assumption  and on any  required  or  permitted  clean up calls,  or required  qualified  liquidation  provided  for  in the  REMIC's  organizational
documents,   (1)  the  present  value  of  the  expected  future   distributions
(discounted using the "applicable  Federal rate" for obligations whose term ends on the close of the last  quarter in which  excess  inclusions  are  expected to accrue with respect to the REMIC  residual  certificate,  which rate is computed and published  monthly by the IRS, on the REMIC residual  certificate  equals at least  the  present  value  of  the  expected  tax  on  the  anticipated  excess inclusions,  and (2) the transferor  reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes  accrue on the  anticipated  excess  inclusions  in an amount sufficient  to satisfy the accrued  taxes.  Accordingly,  all transfers of REMIC residual certificates that

                                     -110-

may constitute  noneconomic  residual  interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being  disregarded.  The  restrictions will require each party to a transfer to provide an affidavit that no purpose of the  transfer  is to impede  the  assessment  or  collection  of tax,  including representations as to the financial condition of the prospective transferee,  as to which the transferor also is required to make a reasonable  investigation  to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the  future.  Prior to  purchasing  a REMIC residual  certificate,  prospective  purchasers  should consider the possibility that a purported transfer of the REMIC residual  certificate by such a purchaser to another  purchaser at some future date may be disregarded in accordance  with the  above-described  rules which would result in the retention of tax liability by that purchaser.

     The IRS has  issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a  present  value  basis  than  the  present  value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual interest or (ii)
the transfer is to a domestic  taxable  corporation with specified large amounts of gross  and net  assets  and  that  meets  certain  other  requirements  where agreement  is  made  that  all  future  transfers  will be to  taxable  domestic corporations in transactions that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as negating eligibility.

     The related  prospectus  supplement  will  disclose  whether  offered REMIC residual certificates may be considered  "noneconomic"  residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be  considered  "noneconomic"  will be  based  upon  some  assumptions,  and the depositor will make no representation that a REMIC residual certificate will not be  considered  "noneconomic"  for purposes of the  above-described  rules.  See
"--FOREIGN   INVESTORS  IN  REMIC  CERTIFICATES"  for  additional   restrictions
applicable  to  transfers  of certain  REMIC  residual  certificates  to foreign persons.

     MARK-TO-MARKET RULES

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has  specifically  identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market  requirement, a REMIC residual certificate may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC  generally will be allocated to the holders of the related REMIC residual  certificates.  The applicable  Treasury  regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust,  all or a portion of those fees and expenses  should be allocated to the holders of the  related  REMIC  regular  certificates.  Unless  otherwise stated

                                     -111-

in the related  prospectus  supplement,  fees and expenses  will be allocated to holders of the related REMIC residual  certificates in their entirety and not to the holders of the related REMIC regular certificates.

     With respect to REMIC residual  certificates or REMIC regular  certificates the holders of which  receive an  allocation  of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's,  estate's or trust's share of fees and expenses  will be added to the gross income of that holder and
(ii) the  individual's,  estate's or trust's  share of fees and expenses will be treated as a miscellaneous  itemized deduction  allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's  adjusted  gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions  otherwise  allowable for an individual  whose  adjusted gross income exceeds a specified  amount will be reduced.  The amount of  additional  taxable
income  reportable  by  REMIC   certificateholders   that  are  covered  by  the
limitations of either  Section 67 or Section 68 of the Code may be  substantial.
Furthermore,  in determining  the  alternative  minimum taxable income of such a holder of a REMIC  certificate  that is an  individual,  estate  or trust,  or a
"Pass-Through Entity" beneficially owned by one or more individuals,  estates or trusts,  no  deduction  will be allowed for the  holder's  allocable  portion of servicing fees and other  miscellaneous  itemized  deductions of the REMIC, even though an amount equal to the amount of such fees and other  deductions  will be included in the holder's gross income.  Accordingly,  the REMIC certificates may
not  be  appropriate  investments  for  individuals,   estates,  or  trusts,  or
pass-through entities beneficially owned by one or more individuals,  estates or trusts.  Any prospective  investors should consult with their tax advisors prior to making an investment in these certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations

     If  a  REMIC   residual   certificate  is  transferred  to  a  disqualified
organization,  a tax would be imposed in an amount,  determined  under the REMIC regulations, equal to: the product of

     o    the present value,  discounted using the "applicable Federal rate" for obligations  whose term ends on the close of the last quarter in which
          excess   inclusions  are  expected  to  accrue  with  respect  to  the certificate,  which rate is computed and published monthly by the IRS, of the total  anticipated  excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o    the  highest   marginal   federal   income  tax  rate   applicable  to
          corporations.

     o    The  anticipated  excess  inclusions must be determined as of the date that the REMIC residual  certificate is transferred  and must be based on  events  that  have  occurred  up to  the  time  of  transfer,  the prepayment  assumption and any required or permitted clean up calls or required  liquidation  provided  for  in  the  REMIC's  organizational documents.  This tax generally  would be imposed on the  transferor of the REMIC  residual  certificate,  except  that where the  transfer is through  an  agent  for a  disqualified  organization,  the tax  would instead be imposed on that agent.  However,  a  transferor  of a REMIC residual  certificate  would in no event  be  liable  for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified  organization and, as of the time of the transfer,  the  transferor  does not have actual knowledge  that the

                                     -112-

          affidavit  is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    residual  interests  in  the  entity  are  not  held  by  disqualified organizations; and

     o    information  necessary for the application of the tax described herein will be made available.

     o    Restrictions on the transfer of REMIC residual  certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     o    requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified  organization and is not  acquiring  the  REMIC  residual  certificate  on  behalf  of a disqualified  organization,  undertaking  to maintain  that status and agreeing  to obtain a  similar  affidavit  from any  person to whom it shall transfer the REMIC residual certificate;

     o    providing  that any  transfer  of a REMIC  residual  certificate  to a disqualified organization shall be null and void; and

     o    granting to the  servicer the right,  without  notice to the holder or any prior  holder,  to sell to a  purchaser  of its  choice  any REMIC residual  certificate  that  shall  become  owned  by  a  disqualified organization despite (1) and (2) above.

     In addition,  if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record  holder of an interest in that entity,  then a tax will be imposed on the entity  equal to the product of (i) the amount of excess  inclusions  on the
REMIC  residual   certificate   that  are  allocable  to  the  interest  in  the
Pass-Through  Entity held by the disqualified  organization and (ii) the highest marginal federal income tax rate imposed on corporations.  A Pass-Through Entity will not be subject to this tax for any period,  however,  if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity
(i) the  holder's  social  security  number and a statement  under  penalties of perjury that the social  security  number is that of the record holder or (ii) a
statement   under  penalties  of  perjury  that  the  record  holder  is  not  a disqualified organization.  For taxable years beginning after December 31, 1997, notwithstanding  the preceding two  sentences,  in the case of a REMIC  residual certificate  held by an  "electing  large  partnership,"  all  interests in such partnership  shall be treated  as held by  disqualified  organizations,  without regard to whether  the  record  holders of the  partnership  furnish  statements described in the preceding sentence, and the amount that is subject to tax under the  second  preceding  sentence  is  excluded  from  the  gross  income  of the partnership  allocated to the partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

     Sales of REMIC Certificates

     If  a  REMIC  certificate  is  sold,  the  selling  certificateholder  will recognize  gain or loss equal to the difference  between the amount  realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate  generally will equal the cost of that REMIC regular certificate  to that  certificateholder,  increased  by income  reported  by the certificateholder  with  respect to that REMIC  regular

                                     -113-

certificate,  including  original issue discount and market discount income, and reduced,  but not below zero, by distributions on the REMIC regular  certificate received by the  certificateholder  and by any amortized  premium.  The adjusted basis of a REMIC  residual  certificate  will be determined  as described  under
"--TAXATION OF OWNERS OF REMIC RESIDUAL  CERTIFICATES--BASIS  RULES,  NET LOSSES
AND  DISTRIBUTIONS."  Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular  certificate  that might otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (i) the amount that would have been includible in the seller's  income with respect to the REMIC  regular  certificate  had income accrued thereon at a rate equal to 110% of the "applicable  federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate,  which rate is computed and published  monthly by the IRS,  determined as of the date of purchase of the
REMIC  regular  certificate,  over (ii) the amount of ordinary  income  actually includible  in  the  seller's  income  prior  to the  sale.  In  addition,  gain recognized on the sale of a REMIC regular  certificate by a seller who purchased the REMIC regular  certificate at a market  discount will be taxable as ordinary income to the extent of any accrued and previously  unrecognized market discount that accrued  during the period the  certificate  was held.  See  "--TAXATION OF
OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT."

     REMIC  certificates will be "evidences of indebtedness"  within the meaning of Section  582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC  certificate  by a bank or thrift  institution  to which that section applies will be ordinary income or loss.

     A portion  of any gain from the sale of a REMIC  regular  certificate  that might  otherwise be capital gain may be treated as ordinary income to the extent that the  certificate is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Code. A conversion  transaction  generally is one in which the taxpayer has taken two or more positions in certificates or similar property  that reduce or eliminate  market  risk,  if  substantially  all of the taxpayer's  return  is  attributable  to the time  value of the  taxpayer's  net investment  in the  transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published  monthly  by the  IRS,  at the  time  the  taxpayer  enters  into  the conversion transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net  investment  income for the taxable year,  for purposes of the limitation on the deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury  regulations yet to be issued, if the seller of a REMIC residual  certificate  reacquires the  certificate,  any other residual  interest  in a REMIC or any similar  interest  in a "taxable  mortgage pool", as defined in Section 7701(i) of the Code,  within six months of the date of the sale,  the sale will be subject to the "wash sale" rules of Section  1091
of  the  Code.  In  that  event,   any  loss  realized  by  the  REMIC  residual
certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual  certificateholders  adjusted basis in the  newly-acquired asset.

                                     -114-

     Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on  REMICs  equal  to  100%  of  the  net  income  derived  from  prohibited
transactions.   In  general,   subject  to  specified  exceptions  a  prohibited
transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments,  the receipt of compensation for services, or gain from the disposition of an asset purchased with the  payments  on the  mortgage  loans  for  temporary  investment  pending distribution on the REMIC  certificates.  It is not  anticipated  that any REMIC will  engage  in any  prohibited  transactions  in which it  would  recognize  a material amount of net income. In addition,  some  contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions  tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure  property," determined by reference to the rules applicable  to real estate  investment  trusts.  "Net  income  from  foreclosure property"  generally means gain from the sale of a foreclosure  property that is inventory  property  and gross  income  from  foreclosure  property  other  than qualifying rents and other qualifying income for a real estate investment trust.
Unless  otherwise  disclosed  in the related  prospectus  supplement,  it is not anticipated that any REMIC will recognize "net income from foreclosure property"
subject to federal income tax.

     Unless otherwise disclosed in the related prospectus supplement,  it is not anticipated  that any material  state or local  income or franchise  tax will be imposed on any REMIC.

     Unless otherwise stated in the related  prospectus  supplement,  and to the extent  permitted by then  applicable  laws,  any prohibited  transactions  tax, contributions  tax,  tax on "net income from  foreclosure  property" or state or local income or franchise  tax that may be imposed on the REMIC will be borne by the  related  servicer  or the  trustee  in  either  case out of its own  funds, provided  that the servicer or the trustee,  as the case may be, has  sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's or the trustee's  obligations,  as the case may be, under the related pooling and servicing  agreement and relating to compliance with applicable laws and  regulations.  Any tax not  borne by the  servicer  or the  trustee  will be payable out of the related trust  resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TERMINATION

     A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets  following the adoption by the REMIC of a plan of complete liquidation.  The  last  distribution  on a REMIC  regular  certificate  will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the  certificateholder's  adjusted  basis in the  certificate,  the certificateholder  should be treated as  realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

                                     -115-

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual  certificateholders  will be
treated  as  partners.   Unless  otherwise  stated  in  the  related  prospectus
supplement,  the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity  identified as the securities  administrator in the related  pooling and servicing  agreement or securities  administrator  will prepare the REMIC federal  income tax returns and will be designated as and will act as the "tax matters  person" for the REMIC in all  respects,  and may hold a nominal amount of REMIC residual certificates.

     As the tax  matters  person,  the  securities  administrator  will have the
authority   to  act  on   behalf   of  the   REMIC   and  the   REMIC   residual
certificateholders  in connection with the administrative and judicial review of items of income,  deduction,  gain or loss of the REMIC,  as well as the REMIC's classification. REMIC residual certificateholders will be required to report the
REMIC items  consistently with their treatment on the related REMIC's tax return and may in some  circumstances  be bound by a settlement  agreement  between the securities  administrator,  as tax matters  person,  and the IRS  concerning any
REMIC item.

     Adjustments  made to the  REMIC tax  return  may  require a REMIC  residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return,  or the  adjustments  resulting from an audit,  could result in an audit of the  certificateholder's  return.  Any person that holds a
REMIC  residual  certificate  as a nominee for another person may be required to furnish  to  the  related  REMIC,  in  a  manner  to  be  provided  in  Treasury regulations, the name and address of that person and other information.

     Reporting of interest income,  including any original issue discount,  with respect to REMIC regular certificates is required annually,  and may be required more  frequently  under  Treasury  regulations.  These  information  reports are generally  required to be sent to individual  holders of REMIC regular interests and the  IRS;  holders  of REMIC  regular  certificates  that are  corporations, trusts,  securities dealers and other  non-individuals will be provided interest and original  issue  discount  income  information  and the  information  in the following  paragraph  upon request in accordance  with the  requirements  of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply with rules requiring certain  information to be reported to the IRS. Reporting with respect to  the  REMIC  residual  certificates,  including  income,  excess  inclusions, investment  expenses and relevant  information  regarding  qualification  of the
REMIC's  assets  will  be made  as  required  under  the  Treasury  regulations, typically on a quarterly basis.

     As  applicable,  the REMIC  regular  certificate  information  reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition,  the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method requires  information  relating to the holder's purchase price that the REMIC  administrator  will not have, the regulations only require that information pertaining to the appropriate  proportionate method of accruing market  discount  be  provided.  See  "--TAXATION  OF  OWNERS  OF REMIC  REGULAR
CERTIFICATES--MARKET DISCOUNT."

                                     -116-

     The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section  1.6049-7(e)(2) of the Treasury regulations.

     Backup Withholding with Respect to REMIC Certificates

     Payments of interest and  principal,  as well as payments of proceeds  from the sale of REMIC  certificates,  may be subject to the "backup withholding tax"
under  Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information,  including their taxpayer  identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts  deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the
IRS on a recipient of payments that is required to supply  information  but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not  subject  to  federal  income  tax as a result  of any  direct  or  indirect connection  to the United States in addition to its ownership of a REMIC regular certificate  will not be subject to United States  federal income or withholding tax on a distribution on a REMIC regular  certificate,  provided that the holder complies  to the extent  necessary  with  certain  identification  requirements, including  delivery  of a  statement,  signed  by  the  certificateholder  under penalties  of perjury,  certifying  that the  certificateholder  is not a United
States person and providing the name and address of that certificateholder. This statement  is  generally  made on IRS Form  W-8BEN and must be updated  whenever required  information  has  changed or within  three  calendar  years  after the statement is first delivered.  For these purposes,  United States person means a citizen or resident of the United States,  a  corporation,  partnership or other entity  treated as a  corporation  or  partnership,  created or organized in, or under the laws of, the United  States,  any state  thereof  or the  District  of
Columbia,  except,  in the case of a  partnership,  to the  extent  provided  in regulations,  provided  that,  for purposes  solely of the  restrictions  on the transfer of the residual interests,  no partnership or other entity treated as a partnership  for United States federal income tax purposes shall be treated as a
United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United  States  federal  income tax purposes are required by the  applicable operative  agreement to be United States  persons,  or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the  administration  of the trust and one or more United States persons have the authority  to control  all  substantial  decisions  of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under  subpart E of part I of  subchapter J of chapter 1 of the Code,  and which was treated as a United States person on August 19, 1996,  may elect to continue to be treated as a United States person  notwithstanding  the previous sentence.
It is possible that the IRS may assert that the  foregoing tax exemption  should not apply with respect to a REMIC regular  certificate  held by a REMIC residual certificateholder  that owns directly or indirectly a 10% or greater interest in the REMIC residual  certificates.  If the holder does not qualify for exemption, distributions  of interest,  including  distributions  of accrued original issue discount,  to the  holder  may be  subject  to a tax  rate  of 30%,  subject  to reduction under any applicable tax treaty.

                                     -117-

     Special  rules apply to  partnerships,  estates and trusts,  and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

     In addition,  the foregoing  rules will not apply to exempt a United States shareholder  of a controlled  foreign  corporation  from  taxation on the United
States  shareholder's  allocable  portion of the interest income received by the controlled foreign corporation.

     Further,  it appears that a REMIC regular certificate would not be included in the estate of a  non-resident  alien  individual  and would not be subject to
United States estate taxes.  However,  certificateholders  who are  non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement,  transfers of
REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     On or prior to the date of the related  prospectus  supplement with respect to the  proposed  issuance of each  series of Grantor  Trust  certificates,  Tax
Counsel  will  deliver  an  opinion  generally  to  the  effect  that,  assuming compliance with all provisions of the related  pooling and servicing  agreement, the  related  Grantor  Trust Fund will be  classified  as a grantor  trust under subpart  E,  part I of  subchapter  J of  Chapter  1 of the  Code  and  not as a partnership or an association taxable as a corporation.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates

     In the case of Grantor Trust Fractional  Interest  Certificates,  except as disclosed  in the related  prospectus  supplement,  Tax Counsel  will deliver an opinion that, in general,  Grantor Trust Fractional  Interest  Certificates will represent interests in (1) "loans . . . secured by an interest in real property"
within the meaning of Section  7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any  participation  or certificate of beneficial  ownership  therein)
which [are]  principally  secured by an interest  in real  property"  within the meaning of Section  860G(a)(3) of the Code;  and (3) "real estate assets" within the meaning of Section  856(c)(4)(A)  of the Code.  In addition,  counsel to the depositor  will deliver an opinion  that  interest on Grantor  Trust  Fractional
Interest  Certificates  will to the  same  extent  be  considered  "interest  on obligations  secured by  mortgages  on real  property  or on  interests  in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates

     Even if Grantor Trust Strip Certificates  evidence an interest in a Grantor
Trust  Fund  consisting  of  mortgage  loans that are "loans . . . secured by an interest in real property"  within the meaning of Section  7701(a)(19)(C)(v)  of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code,  and the  interest on which is  "interest  on  obligations  secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the
Code, it is unclear

                                     -118-

whether the Grantor Trust Strip Certificates,  and the income therefrom, will be so characterized.  However,  the policies  underlying these sections (namely, to encourage or require  investments in mortgage loans by thrift  institutions  and real  estate  investment  trusts)  may  suggest  that this  characterization  is appropriate.  Counsel to the  depositor  will not  deliver  any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor  Trust  Strip  Certificates  is  material  should  consult  their tax advisors regarding whether the Grantor Trust Strip Certificates,  and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s]  (including any participation or certificate of beneficial  ownership  therein) which . . .[are]
principally  secured by an  interest  in real  property"  within the  meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     Holders  of a  particular  series  of  Grantor  Trust  Fractional  Interest
Certificates  generally  will be required to report on their federal  income tax returns  their shares of the entire  income from the mortgage  loans  (including amounts used to pay reasonable  servicing  fees and other  expenses) and will be entitled to deduct their shares of any such reasonable  servicing fees and other expenses.  Because of stripped interests,  market or original issue discount, or premium,  the  amount  includible  in  income  on  account  of a  Grantor  Trust
Fractional  Interest  Certificate  may  differ  significantly  from  the  amount distributable thereon representing interest on the mortgage loans. Under Section
67 of the  Code,  an  individual,  estate  or  trust  holding  a  Grantor  Trust
Fractional Interest Certificate  directly or through some pass-through  entities will be allowed a deduction for the reasonable  servicing fees and expenses only to the  extent  that  the  aggregate  of  the  holder's  miscellaneous  itemized deductions  exceeds  two  percent of the  holder's  adjusted  gross  income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise  allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount  will be  reduced by the lesser of (1) 3% of the excess of the individual's  adjusted  gross income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable  year.  The amount of additional  taxable  income  reportable by holders of Grantor  Trust  Fractional
Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial.  Further,  certificateholders  (other than  corporations)  subject  to the  alternative  minimum  tax may  not  deduct miscellaneous  itemized  deductions  in  determining  the  holder's  alternative minimum  taxable  income.  Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates  (including
Grantor Trust Strip  Certificates)  are issued,  the fees and expenses should be allocated  among the classes of Grantor Trust  certificates  using a method that recognizes  that each such class  benefits  from the  related  services.  In the absence of  statutory  or  administrative  clarification  as to the method to be used, it currently is intended to base information returns or reports to the IRS and  certificateholders on a method that allocates the expenses among classes of
Grantor   Trust   certificates   with  respect  to  each  period  based  on  the
distributions made to each such class during that period.

     The federal  income tax  treatment  of Grantor  Trust  Fractional  Interest
Certificates  of any  series  will  depend on  whether  they are  subject to the
"stripped  bond" rules of Section  1286 of the Code.  Grantor  Trust  Fractional
Interest  Certificates  may be subject to those  rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the  company or any of its  affiliates  retains  (for its own account or for purposes  of resale) a right to  receive a  specified  portion  of the  interest payable on the mortgage loans.  Further,  the IRS has ruled that an unreasonably high  servicing  fee  retained  by a seller or  servicer  will be  treated  as a retained

                                     -119-

ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes  reasonable  servicing fees for various types of mortgages the IRS has  established  "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust  certificates may be higher than the "safe harbors" and,  accordingly,  may not constitute reasonable
servicing   compensation.   The  related  prospectus   supplement  will  include
information  regarding  servicing fees paid to the servicer,  any subservicer or their respective  affiliates  necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply

     If the stripped bond rules apply,  each Grantor Trust  Fractional  Interest
Certificate will be treated as having been issued with "original issue discount"
within the  meaning of Section  1273(a) of the Code,  subject,  however,  to the discussion  below  regarding  the  treatment  of some  stripped  bonds as market discount bonds and the  discussion  regarding DE MINIMIS  market  discount.  See
"--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST  CERTIFICATES--MARKET
DISCOUNT"  below.  Under the stripped bond rules,  the holder of a Grantor Trust
Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest
Certificate  for each month in an amount equal to the income that accrues on the certificate  in  that  month  calculated  under  a  constant  yield  method,  in accordance with the rules of the Code relating to original issue discount.

     The  original  issue  discount  on  a  Grantor  Trust  Fractional  Interest
Certificate will be the excess of the certificate's stated redemption price over its  issue  price.  The  issue  price of a  Grantor  Trust  Fractional  Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional  Interest  Certificate.  The stated  redemption price of a Grantor Trust Fractional Interest  Certificate will be the sum of all payments to be made on the certificate,  other than "qualified stated interest,"
if any, as well as the  certificate's  share of  reasonable  servicing  fees and other expenses.  See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL  INTEREST
CERTIFICATES--IF  STRIPPED  BOND  RULES  DO  NOT  APPLY"  for  a  definition  of
"qualified stated  interest." In general,  the amount of the income that accrues in any month  would  equal the  product of the  holder's  adjusted  basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales  of  Grantor  Trust  Certificates")  and the yield of the  Grantor  Trust
Fractional  Interest  Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between  distribution  dates)
that, if used to discount the holder's share of future  payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder  purchased  the  certificate.  In computing  yield under the stripped  bond  rules,  a  certificateholder's  share of future  payments on the mortgage  loans will not include any payments  made in respect of any  ownership interest in the  mortgage  loans  retained by the  company,  the  servicer,  any
subservicer   or   their   respective   affiliates,   but   will   include   the
certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates  represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable  prepayment  assumption in accruing original issue discount and (2)
adjustments in the accrual of original  issue  discount when  prepayments do not conform to the prepayment  assumption.  It is unclear  whether those  provisions would be applicable to the Grantor Trust Fractional  Interest  Certificates that do not represent an interest in any pool of debt  instruments the yield on which may be  affected  by reason  of  prepayments,  or  whether  use of a  reasonable prepayment  assumption  may be required or permitted

                                     -120-

without  reliance  on  these  rules.  It  is  also  uncertain,  if a  prepayment assumption  is used,  whether the assumed  prepayment  rate would be  determined based  on  conditions  at the  time  of the  first  sale  of the  Grantor  Trust
Fractional  Interest  Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust  Fractional  Interest  Certificate by that holder.
Certificateholders  are  advised to consult  their own tax  advisors  concerning reporting  original  issue  discount  with respect to Grantor  Trust  Fractional
Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest  Certificate acquired at a price equal to the  principal  amount of the mortgage  loans  allocable to the certificate,  the use of a prepayment  assumption  generally  would not have any significant effect on the yield used in calculating accruals of interest income.
In the  case,  however,  of a  Grantor  Trust  Fractional  Interest  Certificate
acquired at a discount or premium (that is, at a price less than or greater than the  principal  amount,  respectively),  the  use  of  a  reasonable  prepayment assumption  would  increase  or  decrease  the  yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

     If a prepayment  assumption is not used,  then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest  Certificate acquired at a discount or a premium  generally  will  recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal amount of the mortgage  loan that is allocable to the  certificate  and the portion of the adjusted basis of the certificate  that is allocable to the  certificateholder's interest in the mortgage  loan.  If a prepayment  assumption is used, it appears that no separate item of income or loss should be recognized  upon a prepayment.
Instead,  a  prepayment  should be  treated  as a partial  payment of the stated
redemption  price of the  Grantor  Trust  Fractional  Interest  Certificate  and
accounted for under a method  similar to that  described  for taking  account of original issue discount on REMIC regular certificates.  See  "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect  differences  between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information  reports or returns to the IRS and  certificateholders  in transactions subject to the stripped bond rules on a
prepayment   assumption  that  will  be  disclosed  in  the  related  prospectus supplement  and on a constant  yield  computed  using a  representative  initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any  representation  that the  mortgage  loans will in fact prepay at a rate  conforming  to the  prepayment  assumption or any other  rate  and  certificateholders  should  bear  in  mind  that  the use of a representative  initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders of each series who bought at that price.

     Under Treasury  regulation Section 1.1286-1,  some stripped bonds are to be treated as market discount bonds and, accordingly,  any purchaser of such a bond is to  account  for any  discount  on the bond as market  discount  rather  than original issue discount.  This treatment only applies,  however,  if immediately after the most recent  disposition of the bond by a person stripping one or more coupons  from the bond and  disposing  of the  bond or  coupon  (1)  there is no original issue discount (or only a DE MINIMIS amount of original issue discount)
or (2) the annual  stated rate of interest  payable on the  original  bond is no more than one percentage point lower than the gross interest rate payable on the original  mortgage  loan (before  subtracting  any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest  Certificate is more than one percentage  point lower than the gross interest rate payable on the mortgage loans, the related  prospectus  supplement will

                                     -121-

disclose  that fact.  If the  original  issue  discount or market  discount on a
Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less  than  0.25% of the  stated  redemption  price  multiplied  by the weighted  average  maturity of the  mortgage  loans,  then that  original  issue discount or market discount will be considered to be DE MINIMIS.  Original issue discount  or market  discount  of only a DE MINIMIS  amount  will be included in income in the same  manner as DE  MINIMIS  original  issue and  market  discount described in "CHARACTERISTICS  OF INVESTMENTS IN GRANTOR TRUST  CERTIFICATES--IF
STRIPPED BOND RULES DO NOT APPLY" and "--MARKET DISCOUNT" below.

     If Stripped Bond Rules Do Not Apply

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate,  the
certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the  certificateholder's  normal method of accounting.  The original  issue  discount  rules will apply to a Grantor  Trust
Fractional  Interest  Certificate  to the extent it  evidences  an  interest  in mortgage loans issued with original issue discount.

     The original issue  discount,  if any, on the mortgage loans will equal the difference  between the stated  redemption price of the mortgage loans and their issue price. Under the OID regulations,  the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than  "qualified
stated   interest."   "Qualified   stated   interest"   is   interest   that  is
unconditionally  payable  at least  annually  at a single  fixed  rate,  or at a
"qualified  floating rate," an "objective rate," a combination of a single fixed rate  and one or more  "qualified  floating  rates"  or one  "qualified  inverse floating  rate," or a combination  of "qualified  floating  rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage  loan,  less any
"points" paid by the  borrower,  and the stated  redemption  price of a mortgage loan will equal its principal  amount,  unless the mortgage loan provides for an initial  below-market  rate of interest or the  acceleration  or the deferral of interest payments.  The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated  using the same test described
in  the  REMIC   discussion.   See   "--TAXATION  OF  OWNERS  OF  REMIC  REGULAR
CERTIFICATES--ORIGINAL ISSUE DISCOUNT" above.

     In the case of mortgage  loans  bearing  adjustable  or  variable  interest rates, the related  prospectus  supplement will describe the manner in which the rules will be applied  with respect to those  mortgage  loans by the servicer or the trustee in preparing information returns to the  certificateholders  and the
IRS.

     If  original  issue  discount  is in excess  of a DE  MINIMIS  amount,  all original  issue  discount with respect to a mortgage loan will be required to be accrued  and  reported  in  income  each  month,  based  on  a  constant  yield.
Section1272(a)(6)  of the Code requires that a prepayment  assumption be made in computing yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates backed by these pools,  it is intended to base  information  reports and returns to the
IRS and certificateholders,  on the use of a prepayment assumption.  However, in the case of certificates not backed by these pools, it currently is not intended to  base  the  reports  and  returns  on  the  use of a  prepayment  assumption.
Certificateholders  are  advised to consult  their own tax  advisors  concerning whether a  prepayment  assumption  should be used in  reporting  original  issue discount  with  respect  to  Grantor  Trust  Fractional  Interest  Certificates.

                                     -122-

Certificateholders  should  refer  to the  related  prospectus  supplement  with respect to each series to  determine  whether  and in what  manner the  original issue discount rules will apply to mortgage loans in the series.

     A  purchaser  of a  Grantor  Trust  Fractional  Interest  Certificate  that purchases the Grantor Trust Fractional Interest  Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross  income the  certificate's  daily  portions of any  original issue  discount  with respect to the mortgage  loans.  However,  each such daily portion will be reduced,  if the cost of the Grantor Trust  Fractional  Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the  aggregate  "adjusted  issue  prices" of the  mortgage  loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the  certificate's  allocable  portion of the aggregate  original issue discount remaining to be accrued on the  mortgage  loans.  The adjusted  issue price of a mortgage  loan on any given day equals the sum of (1) the  adjusted  issue price
(or, in the case of the first accrual  period,  the issue price) of the mortgage loan at the  beginning of the accrual  period that  includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted  issue price of a mortgage  loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate  amount of original issue discount with respect to the mortgage loan that  accrued in prior  accrual  periods,  and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts  included in its stated redemption price.

     In addition to its regular reports, the servicer or the trustee,  except as provided in the related prospectus  supplement,  will provide to any holder of a
Grantor Trust Fractional Interest Certificate such information as the holder may reasonably  request  from time to time with respect to original  issue  discount accruing on Grantor Trust Fractional Interest  Certificates.  See "GRANTOR TRUST
REPORTING" below.

     MARKET DISCOUNT

     If the  stripped  bond rules do not apply to the Grantor  Trust  Fractional
Interest Certificate,  a certificateholder may be subject to the market discount rules of Sections  1276  through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market  discount," that is, in the case of a mortgage loan issued without original issue discount,  at a purchase  price less than its  remaining  stated  redemption  price (as  defined above),  or in the case of a mortgage loan issued with original issue  discount, at a purchase  price less than its adjusted issue price (as defined  above).  If market  discount is in excess of a DE MINIMIS amount (as described  below),  the holder  generally will be required to include in income in each month the amount of the  discount  that  has  accrued  (under  the  rules  described  in the next paragraph)  through the month that has not  previously  been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage  loan, to the payment of stated  redemption  price on the mortgage loan that is received by (or, in the case of accrual  basis  certificateholders,  due
to) the trust  fund in that  month.  A  certificateholder  may elect to  include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance  with the foregoing  under rules similar to those described  in  "--TAXATION  OF  OWNERS  OF  REMIC  REGULAR  CERTIFICATES--MARKET
DISCOUNT" above.

     Section 1276(b)(3) of the Code authorized the Treasury  Department to issue regulations  providing  for the  method for  accruing  market  discount  on debt instruments,  the  principal  of which is

                                     -123-

payable in more than one installment.  Until such time as regulations are issued by the Treasury  Department,  some rules described in the Committee  Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the  certificateholder's  option:  (1) on the basis of a constant  yield  method,  (2) in the  case of a  mortgage  loan  issued  without original  issue  discount,  in an amount  that bears the same ratio to the total remaining  market  discount as the stated  interest  paid in the accrual  period bears to the total stated interest  remaining to be paid on the mortgage loan as of the  beginning of the accrual  period,  or(3) in the case of a mortgage  loan issued with original issue  discount,  in an amount that bears the same ratio to the total remaining  market  discount as the original issue discount  accrued in the accrual period bears to the total  original issue discount  remaining at the beginning of the accrual  period.  The  prepayment  assumption,  if any, used in calculating  the accrual of original issue discount is to be used in calculating the  accrual of market  discount.  The effect of using a  prepayment  assumption could be to  accelerate  the  reporting  of the  discount  income.  Because  the regulations  referred  to in this  paragraph  have  not been  issued,  it is not possible to predict what effect the regulations  might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage  loans will  provide for  periodic  payments of stated
redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

     Market  discount with respect to mortgage  loans may be considered to be DE
MINIMIS and, if so, will be  includible in income under DE MINIMIS rules similar to those  described  above in  "--REMICS--TAXATION  OF OWNERS  OF REMIC  REGULAR
CERTIFICATES--ORIGINAL ISSUE DISCOUNT" with the exception that it is less likely that a  prepayment  assumption  will be used for  purposes  of these  rules with respect to the mortgage loans.

     Further,  under the rules  described  in  "--REMICS--TAXATION  OF OWNERS OF
REMIC REGULAR  CERTIFICATES--MARKET  DISCOUNT,"  above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense  deductions  attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies  without  regard to the  origination dates of the mortgage loans.

     PREMIUM

     If a  certificateholder  is treated as acquiring  the  underlying  mortgage loans at a  premium,  that is, at a price in excess  of their  remaining  stated
redemption price, the  certificateholder may elect under Section 171 of the Code to amortize using a constant  yield method the portion of the premium  allocable to  mortgage  loans.  Amortizable  premium is  treated as an offset to  interest income on the  related  debt  instrument,  rather  than as a  separate  interest
deduction.   However,   premium   allocable  to  mortgage  loans  for  which  an
amortization  election is not made,  should be  allocated  among the payments of stated  redemption  price on the mortgage  loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

     It is unclear whether a prepayment  assumption  should be used in computing amortization  of premium  allowable under Section 171 of the Code. If premium is not subject to  amortization  using a prepayment  assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional  Interest  Certificate acquired at a premium should recognize a loss,  equal to the difference  between

                                     -124-

the  portion  of the  prepaid  principal  amount  of the  mortgage  loan that is allocable  to the  certificate  and the  portion  of the  adjusted  basis of the certificate  that is allocable to the mortgage loan. If a prepayment  assumption is used to amortize  premium,  it appears that such a loss would be unavailable.
Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated  redemption  price of the Grantor Trust Fractional
Interest  Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See
"REMICS--TAXATION  OF  OWNERS  OF  REMIC  REGULAR  CERTIFICATES--ORIGINAL  ISSUE
DISCOUNT."  It is unclear  whether  any other  adjustments  would be required to reflect differences between the prepayment  assumption used, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates

     The  "stripped  coupon" rules of Section 1286 of the Code will apply to the
Grantor Trust Strip Certificates. Except as described above in "CHARACTERIZATION
OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF  STRIPPED BOND RULES APPLY," no
regulations or published rulings under Section 1286 of the Code have been issued and some  uncertainty  exists as to how it will be applied to securities such as the Grantor  Trust Strip  Certificates.  Accordingly,  holders of Grantor  Trust
Strip Certificates  should consult their own tax advisors  concerning the method to be used in reporting income or loss with respect to the certificates.

     The OID  regulations  do not apply to  "stripped  coupons,"  although  they provide general  guidance as to how the original issue discount  sections of the
Code will be  applied.  In  addition,  the  discussion  below is  subject to the discussion  under  "--Possible  Application  of  Contingent  Payment  Rules" and
assumes that the holder of a Grantor  Trust Strip  Certificate  will not own any
Grantor Trust Fractional Interest Certificates.

     Under the stripped  coupon rules,  it appears that original  issue discount will be  required  to be  accrued  in each  month  on the  Grantor  Trust  Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust  Strip  Certificates  would  include as  interest  income in each month an amount equal to the product of the holder's  adjusted basis in the Grantor Trust
Strip  Certificate  at the  beginning of that month and the yield of the Grantor
Trust Strip  Certificate to the holder.  The yield would be calculated  based on the price paid for that Grantor  Trust Strip  Certificate  by its holder and the payments  remaining  to be made  thereon  at the time of the  purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage  loans.  See  "CHARACTERIZATION  OF  INVESTMENTS  IN GRANTOR  TRUST
CERTIFICATES--IF STRIPPED BOND RULES APPLY" above.

     As noted above,  Section  1272(a)(6) of the Code requires that a prepayment assumption  be used in computing  the accrual of original  issue  discount  with respect to some categories of debt instruments,  and that adjustments be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of  prepayments,  those  provisions will apply to the Grantor
Trust  Strip  Certificates.  It is unclear  whether  those  provisions  would be applicable  to the Grantor  Trust Strip  Certificates  that do not  represent an interest  in any such pool or  whether  use of a  prepayment  assumption  may be required or permitted in the absence of these provisions.  It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined  based on  conditions  at the time of the first  sale of the  Grantor
Trust Strip  Certificate or, with respect to any subsequent  holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

                                     -125-

     The  accrual of income on the  Grantor  Trust  Strip  Certificates  will be significantly slower if a prepayment  assumption is permitted to be made than if yield is computed  assuming no  prepayments.  It  currently  is intended to base information  returns  or  reports  to  the  IRS  and  certificateholders  on the prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed using a  representative  initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any  representation  that the mortgage  loans will in fact prepay at a rate  conforming  to  the  prepayment  assumption  or  at  any  other  rate  and certificateholders  should bear in mind that the use of a representative initial offering  price  will mean that the  information  returns  or  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the  initial  certificateholders  of each  series who  bought at that  price.
Prospective  purchasers of the Grantor Trust Strip  Certificates  should consult their own tax advisors regarding the use of the prepayment assumption.

     It is  unclear  under  what  circumstances,  if any,  the  prepayment  of a mortgage  loan will give rise to a loss to the holder of a Grantor  Trust  Strip
Certificate.  If a  Grantor  Trust  Strip  Certificate  is  treated  as a single instrument  (rather than an interest in discrete  mortgage loans) and the effect of  prepayments  is taken into  account in  computing  yield with respect to the
Grantor Trust Strip  Certificate,  it appears that no loss may be available as a result of any particular  prepayment  unless  prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated  as an  interest  in  discrete  mortgage  loans,  or if  the  prepayment assumption is not used,  then when a mortgage  loan is prepaid,  the holder of a
Grantor Trust Strip Certificate  should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip  Certificate that is allocable to the mortgage loan.

     Possible Application of Contingent Payment Rules

     The coupon  stripping  rules' general  treatment of stripped  coupons is to regard them as newly issued debt instruments in the hands of each purchaser.  To the extent that payments on the Grantor Trust Strip  Certificates would cease if the mortgage  loans were prepaid in full,  the Grantor Trust Strip  Certificates could be considered to be debt  instruments  providing for contingent  payments.
Under the OID regulations,  debt instruments  providing for contingent  payments
are  not  subject  to  the  same  rules  as  debt   instruments   providing  for
noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"),  but it appears  that  Grantor  Trust Strip  Certificates,  to the extent  subject to
Section  1272(a)(6) of the Code, as described  above, or due to their similarity to other  mortgage-backed  securities(such  as REMIC regular  interests and debt instruments  subject  to  Section  1272(a)(6)  of the Code)  that are  expressly excepted from the application of the Contingent Payment Regulations,  are or may
be excepted from these  regulations.  Like the OID  regulations,  the Contingent
Payment Regulations do not specifically address securities,  such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of Section
1286 of the Code.

     If the contingent  payment rules under the Contingent  Payment  Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method,"
the issuer of a Grantor Trust Strip  Certificate  determines a projected payment schedule  on  which  interest  will  accrue.  Holders  of  Grantor  Trust  Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all  noncontingent  payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip  Certificate.  The  projected  amount of each payment is determined so that the projected  payment schedule reflects the

                                     -126-

projected yield.  The projected  amount of each payment must reasonably  reflect the relative  expected  values of the payments to be received by the holder of a
Grantor  Trust Strip  Certificate.  The projected  yield  referred to above is a reasonable  rate,  not less than the  "applicable  Federal rate" that, as of the issue  date,  reflects  general  market  conditions,  the credit  quality of the issuer,  and the terms and  conditions  of the mortgage  loans.  The holder of a
Grantor Trust Strip  Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

     Assuming that a prepayment  assumption were used, if the Contingent Payment
Regulations   or  their   principles   were  applied  to  Grantor   Trust  Strip
Certificates,  the  amount of income  reported  with  respect  thereto  would be substantially  similar to that  described  under  "Taxation of Owners of Grantor
Trust Strip Certificates".  Certificateholders should consult their tax advisors concerning  the possible  application  of the  contingent  payment  rules to the
Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates

     Any gain or loss equal to the difference between the amount realized on the sale  or  exchange  of a  Grantor  Trust  certificate  and its  adjusted  basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be  treated  as  ordinary  income,  and (in the  case of  banks  and  other financial  institutions)except as provided under Section 582(c) of the Code. The adjusted  basis of a Grantor Trust  certificate  generally  will equal its cost, increased  by any  income  reported  by the  seller  (including  original  issue discount  and market  discount  income) and reduced  (but not below zero) by any previously  reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

     Gain or loss from the sale of a Grantor Trust  certificate may be partially or wholly ordinary and not capital in some  circumstances.  Gain attributable to accrued and unrecognized  market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial  institutions  subject
Section  582(c)  of the Code.  Furthermore,  a  portion  of any gain that  might otherwise be capital  gain may be treated as ordinary  income to the extent that the Grantor  Trust  certificate  is held as part of a  "conversion  transaction"
within  the  meaning  of  Section  1258 of the Code.  A  conversion  transaction generally is one in which the  taxpayer  has taken two or more  positions in the same or similar  property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the  transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published  monthly  by the  IRS)  at the  time  the  taxpayer  enters  into  the conversion transaction,  subject to appropriate reduction for prior inclusion of interest  and other  ordinary  income  items from the  transaction.  Finally,  a taxpayer  may elect to have net  capital  gain taxed at  ordinary  income  rates rather than  capital  gains  rates in order to include  the net capital  gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                     -127-

     GRANTOR TRUST REPORTING

     The servicer or the trustee will furnish to each holder of a Grantor  Trust
Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish,  within a reasonable time after the end of each  calendar  year, to each holder of a Grantor  Trust  certificate  who was a holder  at any time  during  that  year,  information  regarding  the  amount of servicing compensation received by the servicer and subservicer (if any) and any other  customary  factual  information  as the  servicer  or the  trustee  deems necessary  or  desirable  to enable  holders of Grantor  Trust  certificates  to prepare their tax returns and will furnish comparable  information to the IRS as and when required by law to do so.  Because the rules for accruing  discount and amortizing  premium with respect to the Grantor Trust certificates are uncertain in various  respects,  there is no  assurance  the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports,  even if otherwise accepted as accurate by the IRS, will in any event be  accurate  only as to the  initial  certificateholders  that bought their  certificates  at  the  representative  initial  offering  price  used  in preparing the reports.

     Except  as   disclosed   in  the   related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

     BACKUP WITHHOLDING

     In general,  the rules  described  in  "--REMICS--BACKUP  WITHHOLDING  WITH
RESPECT TO REMIC CERTIFICATES" will also apply to Grantor Trust certificates.

     FOREIGN INVESTORS

     In general,  the discussion  with respect to REMIC Regular  certificates in
"REMICS--FOREIGN  INVESTORS  IN REMIC  CERTIFICATES"  applies to  Grantor  Trust certificates except that Grantor Trust certificates will, except as disclosed in
the  related  prospectus  supplement,   be  eligible  for  exemption  from  U.S.
withholding tax, subject to the conditions described in the discussion.

     To the extent that interest on a Grantor Trust  certificate would be exempt under Sections  871(h)(1) and 881(c) of the Code from United States  withholding tax,  and  the  Grantor  Trust  certificate  is not  held in  connection  with a certificateholder's  trade or business in the United  States,  the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE TAX CONSIDERATIONS

     In addition to the federal income tax  consequences  described in "Material
Federal Income Tax Consequences,"  potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities  offered hereunder.  State tax law may differ  substantially from the corresponding  federal  tax law,  and the  discussion  above does not purport to describe  any  aspect  of the  tax  laws of any  state  or  other  jurisdiction.
Therefore,  prospective investors should consult their tax advisors with respect to the  various  tax  consequences  of  investments  in the  securities  offered hereunder.

                                     -128-

                              ERISA CONSIDERATIONS

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

     ERISA imposes  requirements on certain employee benefit plans (and the Code imposes  requirements  on  certain  other  retirement  plans  and  arrangements, including individual  retirement accounts and annuities and Keogh plans) as well as on collective  investment  funds and separate  accounts in which these plans, accounts  or  arrangements  are  invested  and on  persons  who  bear  specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans and  arrangements.  In this prospectus  we refer  to these  types of  plans  and  arrangements  as  "Plans."
Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires  that the  assets of a Plan be held in trust and that the  trustee,  or other duly  authorized  fiduciary,  have  exclusive  authority and discretion to manage and control the assets of the Plan.  ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest  prudently,  to diversify  investments  unless  it is  prudent  not to do so,  and to  invest in accordance with the documents  governing the Plan.  Under ERISA,  any person who exercises any authority or control  respecting  the management or disposition of the assets of a Plan is  considered  to be a fiduciary of that Plan  (subject to certain  exceptions not here relevant).  Certain employee benefit plans, such as governmental  plans (as  defined in Section  3(32) of ERISA) and, if no election has been made under  Section  410(d) of the Code,  church  plans (as  defined in
Section 3(33) of ERISA), are not subject to ERISA's  requirements.  Accordingly, assets of such plans may be invested in securities  without  regard to the ERISA
considerations   described  above  and  below,  subject  to  the  provisions  of applicable  federal or state law. However,  any such plan which is qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary  standards of investment prudence  and  diversification,  ERISA and Section  4975 of the Code  prohibit a broad range of transactions  involving Plan assets and Parties in Interest,  and impose  additional  prohibitions  where Parties in Interest are fiduciaries with respect to a Plan.  Certain Parties in Interest that participate in a prohibited transaction  may be subject to excise taxes imposed  pursuant to Section 4975 of the Code, or penalties  imposed  pursuant to Section  502(i) of ERISA,  unless a statutory, regulatory or administrative exemption is available.

     The DOL issued  regulations  concerning the definition of what  constitutes the assets of a Plan (Department of Labor Reg. Section  2510.3-101).  Under this
Plan Assets  Regulation,  the underlying  assets and properties of corporations, partnerships,  trusts  and  certain  other  entities  in  which a Plan  makes an
"equity"  investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

     The Plan  Assets  Regulation  provides  that,  generally,  the assets of an entity in which a Plan  invests  will not be deemed to be assets of the Plan for purposes of ERISA if the equity  interest  acquired by the  investing  Plan is a
"publicly-offered  security",  or  if  equity  participation  by  "benefit  plan investors" is not "significant".  In general, a  publicly-offered  security,  as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable  and registered under the Securities  Exchange Act of 1934.  Equity participation  in an entity by "benefit plan  investors" is not  significant if, after the most recent acquisition of an equity interest in the entity, less than
25% of the  value of each  class of  equity  interest  in the  entity is held by benefit plan investors,  which include benefit plans described in ERISA or under
Section 4975 of the Code,  whether or not they are subject

                                     -129-

to ERISA, as well as entities whose  underlying  assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the Plan Assets Regulation  applies and if a Plan (or a person  investing  assets  of a Plan,  such as an  insurance  company  general account)  acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer's assets could be deemed to be Parties in Interest  with  respect to investing  Plans;  this would
subject  the  master   servicer  and  such  other   persons  to  the   fiduciary
responsibility  provisions of Title I of ERISA to the extent that they exercised discretionary  control  of  Plan  assets,  and  to  the  prohibited  transaction provisions  of Section 406 of ERISA and Section 4975 of the Code with respect to transactions  involving the issuer's assets. Because the loans held by the trust may be  deemed  assets  of each  Plan that  purchases  an  equity  interest,  an investment  in an  equity  interest  issued  by the  trust to a Plan  might be a prohibited  transaction  under ERISA and subject to an excise tax under  Section
4975 of the  Code,  and may  cause  transactions  undertaken  in the  course  of operating the trust to constitute prohibited  transactions,  unless a statutory, regulatory or administrative exemption applies.

INSURANCE COMPANY GENERAL ACCOUNTS

     The  United  States   Department  of  Labor  ("DOL")  has  published  final
regulations  under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before  December 31, 1998,  issued certain  non-guaranteed  policies supported by their general accounts to Plans (Labor Reg.  Section  2550.401c-1).
Under this regulation, an insurer will not be considered an ERISA fiduciary with respect  to its  general  account  by  virtue of a Plan's  investment  in such a policy.

PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1

     Any  fiduciary  or other Plan asset  investor  that  proposes  to  purchase securities  on behalf  of a Plan or with Plan  assets  should  consult  with its counsel on the potential  applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith.  In  particular,  in  connection  with  a  contemplated  purchase  of
securities   representing  a  beneficial   ownership   interest  in  a  pool  of
single-family   residential   mortgages,   the  fiduciary  should  consider  the
availability  of PTCE 83-1 for  various  transactions  involving  mortgage  pool
investment   trusts.   PTCE  83-1  permits,   subject  to  certain   conditions,
transactions  that might  otherwise be  prohibited  between Plans and Parties in
Interest with respect to those plans related to the origination, maintenance and termination of mortgage  pools  consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family  residential  property,  and the acquisition and holding of certain mortgage pool  pass-through  certificates representing  an interest in those mortgage pools by Plans.  However,  PTCE 83-1 does  not  provide  exemptive  relief  with  respect  to  securities  evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts,  cooperative loans,  multifamily  or  mixed-use  mortgage  loans  or some  types  of  private securities,  or which contain a swap or a pre-funding arrangement.  In addition,
PTCE  83-1  does  not  provide  exemptive  relief  for  transactions   involving
subordinated  securities.  The prospectus  supplement may indicate whether it is expected  that PTCE 83-1 will apply to  securities  offered  by that  prospectus supplement.

                                     -130-

UNDERWRITER EXEMPTION

     The DOL issued to Nomura  Securities  International  Inc. an administrative exemption (PTE 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the
"Exemption")  from certain of the prohibited  transaction rules of ERISA and the related  excise tax  provisions  of Section 4975 of the Code with respect to the initial  purchase,  holding and subsequent  resale by Plans of "securities" that are obligations of an issuer  containing  certain  receivables,  loans and other obligations,  with respect to which Nomura Securities  International Inc. is the underwriter, manager or co-manager of an underwriting syndicate.

     The Exemption  contains a number of requirements.  It does not apply to any investment  pool unless,  among other things,  the investment pool satisfies the following conditions:

     o    the investment  pool consists only of assets of a type which have been included in other investment pools;

     o    securities  evidencing  interests in such other  investment pools have been  purchased  by  investors  other than Plans for at least one year prior  to  the  Plan's  acquisition  of  securities  pursuant  to  the exemption; and

     o    securities  in such other  investment  pools have been rated in one of the three (or four, if the investment  pool contains  certain types of assets) highest generic rating  categories by one of the credit rating agencies noted below.

     The Exemption sets forth general  conditions  which must be satisfied for a transaction  to be eligible for  exemptive  relief  thereunder.  Generally,  the
Exemption  holds that the  acquisition  of the  securities  by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they  would  be in an arm's  length  transaction  with an  unrelated party.  The Exemption  requires  that the rights and interests  evidenced by the securities not be "subordinated" to the rights and interests  evidenced by other securities  of the same  trust,  except when the trust  holds  certain  types of assets and the  loan-to-value  ratio is 100% or less at the closing  date or the issuance of the securities. The Exemption requires that securities acquired by a
Plan have received a rating at the time of their  acquisition  that is in one of the three (or four, if the trust holds certain types of assets)  highest generic rating  categories  of Standard & Poor's  Ratings  Services,  Moody's  Investors
Service,  Inc. or Fitch Ratings, Inc. ("Rating Agencies") except that the rating must be in the top two highest rating categories in the  loan-to-value  ratio is greater than 100%. The Exemption  specifies that the pool trustee must not be an affiliate of any other member of the "Restricted  Group" (defined below),  other than the  underwriter.  The Exemption  stipulates that any Plan investing in the securities  must be an  "accredited  investor"  as defined in Rule  501(a)(1) of
Regulation D of the SEC under the Securities Act of 1933, as amended, which each purchaser of a security  will be deemed to  represent.  Finally,  the  Exemption requires that,  depending on the type of issuer, the documents  establishing the issuer and governing the transaction  contain certain  provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

     If an issuer holds obligations that have high loan-to-value  ratios of 125%
or less,  the  Exemption may apply to the issuer's  non-subordinated  securities rated in one of the two highest generic rating categories by at least one of the
Rating Agencies if both of the following conditions are met:

                                     -131-

     o    the obligations are residential or home equity loans, and

     o    the fair market  value of the real  property  collateral  securing the loan on the closing date of the issuance of the securities is at least
          80% of the sum of the outstanding  principal  balance of the loan held in the investment  pool and the outstanding  principal  balance of any other loan of higher lien  priority  secured by the same real property collateral.

     Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest  prohibited  transactions  that may occur when the Plan fiduciary causes a Plan to acquire  securities of an issuer holding  receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other  requirements:  o in the case of an  acquisition  in  connection  with the initial  issuance of  securities,  at least 50% of each class of  securities  in which  Plans have  invested  and at least 50% of the  aggregate  interest in the issuer is acquired by persons independent of the Restricted Group;

     o    the  fiduciary  (or its  affiliate)  is an obligor with respect to not more than 5% of the fair market value of the obligations  contained in the issuer;

     o    the Plans'  investment  in securities of any class does not exceed 25%
          of all of the securities of that class  outstanding at the time of the acquisition; and

     o    immediately  after the acquisition,  no more than 25% of the assets of any Plan with  respect to which the person is a fiduciary  is invested in  securities  representing  an  interest  in  one  or  more  issuers containing assets sold or serviced by the same entity.

     The  Exemption  provides  only  limited  relief to Plans  sponsored  by the
"Restricted Group", which consists of the seller, the underwriter,  the trustee, the master  servicer,  any servicer,  any  counterparty  of a permitted  swap or notional  principal  contract or any insurer with respect to the mortgage loans, any obligor  with  respect to mortgage  loans  included in the  investment  pool constituting  more than 5% of the aggregate  principal  balance of the assets in the investment pool, or any affiliate of those parties.

     If pre-funding is anticipated,  the Exemption  extends  exemptive relief to securities issued in transactions using pre-funding accounts,  whereby a portion of the loans backing the securities  are  transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period").

     o    First, the ratio of the amount allocated to the pre-funding account to
          the  total   principal   amount  of  the   Securities   being  offered
          ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

     o    Second,  all loans transferred after the closing date (the "Additional
          Loans") must meet the same terms and conditions for eligibility as the original  loans  used to  create  the  trust  fund,  which  terms  and conditions have been approved by the Rating Agency.

     o    Third,  the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon  termination  of the
          DOL  Pre-Funding  Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

                                     -132-

     o    Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage  interest rate (the "Average Interest Rate")
          for  all of the  loans  in  the  trust  fund  at  the  end of the  DOL
          Pre-Funding  Period must not be more than 100 basis  points lower than the Average  Interest Rate for the loans which were transferred to the trust fund on the closing date.

     o    Fifth, either: (i) the characteristics of the additional loans must be monitored  by an insurer or other  credit  support  provider  which is independent  of the  depositor;  or  (ii)  an  independent  accountant retained by the  depositor  must provide the  depositor  with a letter
          (with copies  provided to the Rating Agency,  the  underwriter and the trustee) stating whether or not the  characteristics of the additional loans conform to the  characteristics  described in the  prospectus or related prospectus supplement or agreement.

     o    Sixth,  the DOL  Pre-Funding  Period must  generally end no later than three months or 90 days after the closing date.

     o    Seventh,  amounts  transferred  to any  Pre-Funding  Account  used  in connection  with the  pre-funding  may be invested only in investments which are permitted by the Exemption  rating agency and (i) are direct obligations of, or obligations  fully  guaranteed as to timely payment of  principal  and  interest  by, the  United  States or any agency or instrumentality  thereof (provided that such obligations are backed by the full  faith and credit of the  United  States);  or (ii) have been rated (or the  obligor  has been  rated)  in one of the three  highest generic rating categories by the Exemption rating agency.

     o    Eighth, certain disclosure requirements must be met.

     The underwriter  exemption permits  interest-rate swaps, interest rate caps and  yield  supplement  agreements  to be  assets  of a trust  fund  if  certain conditions are satisfied.

     An  interest-rate  swap or (if  purchased  by or on behalf of the trust) an interest-rate  cap contract  (collectively,  a "swap" or "swap  agreement") is a permitted  trust  fund asset if it:  (a) is an  "eligible  swap;" (b) is with an
"eligible  counterparty;"  (c) is purchased by a "qualified  plan investor;" (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust  to  make  termination  payments  to the  swap  counterparty  (other  than currently  scheduled  payments)  solely from excess spread or amounts  otherwise payable to the servicer, depositor or seller.

     An "eligible swap" is one which:  (a) is denominated in U.S.  dollars;  (b)
pursuant to which the trust pays or  receives,  on or  immediately  prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available  index (E.G.,  LIBOR or the U.S.  Federal  Reserve's Cost of
Funds  Index  (COFI)),  with the trust  receiving  such  payments  on at least a quarterly basis and obligated to make separate  payments no more frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("allowable interest rate");  (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates,  or (ii)
the portion of the principal  balance of such class  represented  by obligations
("allowable notional amount"); (d) is not leveraged (I.E., payments are based on the applicable  notional amount, the day count fractions,  the fixed or floating rates  permitted  above,  and  the  difference  between  the  products  thereof, calculated  on a one-to-one  ratio and not on a multiplier  of such  difference)
("leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the issuer  terminates or the related class

                                     -133-

of securities are fully repaid and (f) does not  incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through
(d) above.

     An  "eligible  counterparty"  means a bank or other  financial  institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit  rating  categories or one of the two highest short term credit rating  categories,  utilized by at least one of the exemption rating  agencies  rating the  securities;  provided that, if a  counterparty  is relying  on its short  term  rating to  establish  eligibility  hereunder,  such counterparty  must either  have a long term  rating in one of the three  highest long term rating  categories or not have a long term rating from the  applicable exemption rating agency.

     A "qualified  plan investor" is a plan where the decision to buy such class of  securities  is made  on  behalf  of the  plan  by an  independent  fiduciary qualified to understand the swap  transaction and the effect the swap would have on the rating of the  securities  and such  fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the  securities  are acquired by the plan.

     In "ratings  dependent swaps" (where the rating of a class of securities is dependent on the terms and  conditions  of the swap),  the swap  agreement  must provide that if the credit rating of the counterparty is withdrawn or reduced by any  exemption  rating agency below a level  specified by the  exemption  rating agency,  the servicer must,  within the period  specified  under the Pooling and
Servicing  Agreement:  (a) obtain a replacement  swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are  substantially  the same as the current swap  agreement (at which time the earlier swap agreement must terminate);  or (b) cause the swap  counterparty to establish any  collateralization  or other  arrangement  satisfactory  to the exemption  rating  agency  such that the then  current  rating by the  exemption rating agency of the  particular  class of  securities  will not be withdrawn or reduced  (and the terms of the swap  agreement  must  specifically  obligate the counterparty  to perform these duties for any class of securities with a term of more  than one  year).  In the  event  that  the  servicer  fails to meet  these obligations,  holders of the securities that are employee benefit plans or other retirement  arrangements must be notified in the immediately  following periodic report which is provided to the holders of the  securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report,  the exemptive  relief provided under the underwriter  exemption will prospectively cease to be applicable to any class of securities  held by an employee  benefit  plan or other  retirement  arrangement which involves such ratings dependent swap.

     "Non-ratings  dependent  swaps"  (those where the rating of the  securities does not  depend on the terms and  conditions  of the swap) are  subject  to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level  permitted  above,  the servicer  will,  within a specified  period  after  such  rating  withdrawal  or  reduction:  (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially  the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty to post collateral with the trust in an amount equal to all payments  owed by the  counterparty  if the swap  transaction  were  terminated;  or (c) terminate the swap agreement in accordance with its terms.

     An "eligible yield supplement  agreement" is any yield supplement agreement or  similar  arrangement  or (if  purchased  by or on  behalf  of the  trust) an interest rate cap contract to supplement

                                     -134-

the interest rates otherwise payable on obligations held by the trust fund ("EYS
Agreement").  If the EYS  Agreement  has a notional  principal  amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following  conditions:  (a) it is  denominated in U.S.  dollars;  (b) it pays an allowable  interest rate; (c) it is not leveraged;  (d) it does not allow any of these  three  preceding  requirements  to be  unilaterally  altered  without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     The rating of a security  may change.  If a class of  securities  no longer satisfies  the  applicable  rating  requirement  of the  underwriter  exemption, securities  of that  class  will no  longer be  eligible  for  relief  under the underwriter  exemption,  and  consequently  may not be purchased by or sold to a
Plan (although a Plan that had purchased the security when it had an appropriate rating  would not be required by the  underwriter  exemption  to dispose of it).
Each  purchaser  should  ascertain  the  rating of the  security  at the time of purchase

     The prospectus  supplement for each series of securities  will indicate the classes of securities,  if any,  offered thereby as to which it is expected that the exemption will apply.  In the case of certain types of securities,  transfer of the securities will not be registered  unless the transferee  represents that it is not,  and is not  purchasing  on  behalf  of,  a plan,  account  or  other retirement  arrangement or provides an opinion of counsel to the trustee for the benefit of the trustee, the depositor and the servicer, which opinion of counsel will not be at the expense of the trustee or depositor or servicer, satisfactory to the trustee  that the purchase of the  securities  by or on behalf of a plan, account or other  retirement  arrangement is permissible  under  applicable law, will not give rise to a non-exempt  prohibited  transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

     Any Plan fiduciary  which  proposes to cause a Plan to purchase  securities should  consult with their counsel  concerning the impact of ERISA and the Code, the  applicability  of the Exemption or any other available  exemption,  and the potential  consequences  in their specific  circumstances,  prior to making such investment.  Moreover,  each Plan fiduciary should  determine  whether under the general  fiduciary  standards of  investment  procedure and  diversification  an investment in the  securities is appropriate  for the Plan,  taking into account the  overall  investment  policy of the Plan and the  composition  of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The  prospectus  supplement  will  specify  which  classes  of the Notes or
Certificates,   as  applicable,   if  any,  will  constitute  "mortgage  related
securities"  for purposes of the Secondary  Mortgage  Market  Enhancement Act of
1984, as amended ("SMMEA").  Generally, only classes of Offered Notes or Offered
Certificates, as applicable, that (1) are rated in one of the two highest rating categories  by one or  more  rating  agencies  and  (2)  are  part  of a  series representing  interests  in, or  secured  by, a trust fund  consisting  of loans secured by first liens on real property and  originated  by particular  types of originators  specified  in SMMEA,  will be  "mortgage  related  securities"  for purposes of SMMEA.

     Those  classes of Offered  Notes or Offered  Certificates,  as  applicable, qualifying as "mortgage  related  securities" will constitute legal  investments for persons, trusts, corporations,  partnerships,  associations, business trusts and business  entities  (including,  but not limited to, state

                                     -135-

chartered  savings banks,  commercial  banks,  savings and loan associations and
insurance  companies,   as  well  as  trustees  and  state  government  employee
retirement systems) created pursuant to or existing under the laws of the United
States or of any state  (including  the  District of Columbia  and Puerto  Rico)
whose authorized  investments are subject to state regulation to the same extent that, under applicable law,  obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United
States  constitute  legal  investments for those entities.  Pursuant to SMMEA, a number of states enacted  legislation,  on or before the October 3, 1991 cut-off for those  enactments,  limiting to varying extents the ability of some entities
(in particular,  insurance  companies) to invest in mortgage related  securities
secured  by  liens  on  residential,   or  mixed   residential  and  commercial,
properties,  in most cases by requiring  the  affected  investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal  investment  authority of  federally-chartered depository  institutions as follows:  federal savings and loan  associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"  without limitation as to the percentage of their assets represented thereby,  federal  credit  unions may invest in these  securities,  and national banks may purchase these  securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory  authority  may  prescribe.  In this  connection,  the  Office of the
Comptroller  of the  Currency  (the  "OCC")  has  amended  12  C.F.R.  Part 1 to authorize  national  banks to purchase and sell for their own  account,  without limitation as to a percentage of the bank's  capital and surplus (but subject to
compliance  with  general  standards   concerning  "safety  and  soundness"  and
retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities,"
defined in 12 C.F.R.  ss.1.2(l) to include some  "residential  mortgage  related securities." As so defined,  "residential  mortgage-related  security" means, in relevant part,  "mortgage  related  security"  within the meaning of SMMEA.  The
National Credit Union Administration  ("NCUA") has adopted rules, codified at 12
C.F.R.  Part 703,  which  permit  federal  credit  unions to invest in "mortgage related  securities"  under some  limited  circumstances,  other  than  stripped mortgage related securities,  residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment  pilot program"
described in 12 C.F.R.  ss.703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the
OTS' Thrift Bulletin 13a (December 1, 1998),  "Management of Interest Rate Risk,
Investment Securities,  and Derivatives  Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

     All depository  institutions  considering an investment in the Certificates should review the  "Supervisory  Policy  Statement on Investment  Securities and
End-User  Derivatives  Activities" (the "1998 Policy  Statement") of the Federal
Financial Institutions Examination Council ("FFIEC"),  which has been adopted by the Board of  Governors  of the Federal  Reserve  System,  the  Federal  Deposit
Insurance  Corporation,  the OCC and the OTS, effective May 26, 1998, and by the
NCUA,  effective  October 1, 1998. The 1998 Policy  Statement sets forth general
guidelines  which  depository   institutions   must  follow  in  managing  risks
(including  market,  credit,  liquidity,  operational  (transaction),  and legal risks) applicable to all securities (including mortgage pass-through  securities and mortgage-derivative products) used for investment purposes.

     The Office of Thrift  Supervision  (the "OTS") has issued Thrift  Bulletins
73a, entitled  "Investing in Complex  Securities" ("TB 73a"), which is effective as of December  18, 2001 and applies to savings  associations  regulated  by the
OTS, and 13a, entitled "Management of Interest Rate

                                     -136-

Risk, Investment  Securities,  and Derivatives  Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift  institutions  regulated by the OTS.

     One of the primary  purposes of TB 73a is to require savings  associations, prior to taking  any  investment  position,  to  determine  that the  investment position meets applicable  regulatory and policy  requirements  (including those set forth TB 13a (see  below)) and  internal  guidelines,  is  suitable  for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities,  additional analysis,  including, among others, analysis of repayment  terms,  legal structure,  expected  performance of the issuer and any underlying assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided  into  separate  tranches  with  unequal payments, and collateral investment parameters,  with respect to a security that is  prefunded  or  involves a  revolving  period.  TB 73a  reiterates  OTS's due diligence  requirements  for  investing  in all  securities  and warns that if a savings  association  makes an  investment  that  does  not meet the  applicable regulatory requirements,  the savings association's investment practices will be subject to criticism,  and OTS may require  divestiture of such securities.  OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability,  interest rate risk, and classification factors. For the purposes of each of TB 73a and TB
13a, "complex security" includes among other things any collateralized  mortgage obligation or real estate mortgage  investment conduit security,  other than any
"plain vanilla"  mortgage  pass-through  security (that is,  securities that are part of a single class of securities  in the related pool that are  non-callable and do not have any special features).  Accordingly,  all Classes of the Offered
Certificates  would  likely be viewed as "complex  securities."  With respect to quality and suitability  factors, TB 73a warns (i) that a savings  association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,  (ii) that a savings association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction with, and in validation of, its own  underwriting  processes,  and (iii) that it should  not use  ratings  as a  substitute  for its  own  thorough  underwriting analyses.  With respect the interest rate risk factor,  TB 73a  recommends  that savings associations should follow the guidance set forth in TB 13a.

     One of the primary  purposes of TB 13a is to require  thrift  institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant  transaction"  involving securities or financial  derivatives,  and  (ii)  conduct  a  pre-purchase  price  sensitivity analysis of any "complex security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition analysis, it may rely on an analysis conducted by an independent  third-party as long as management understands the analysis and its key assumptions. Further, TB
13a recommends that the use of "complex  securities with high price sensitivity"
be limited to  transactions  and  strategies  that lower a thrift  institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift  institutions that do not have adequate risk  measurement,  monitoring and  control  systems  may be viewed by OTS  examiners  as an unsafe and unsound practice.

     If specified in the prospectus  supplement,  other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not  constitute  "mortgage  related  securities"  under SMMEA.  The  appropriate characterization  of those classes under various legal investment  restrictions, and thus the  ability of  investors  subject to these  restrictions  to purchase these Offered Notes or Offered  Certificates,  as applicable,  may be subject to significant interpretive uncertainties.

                                     -137-

     Institutions  whose  investment  activities  are subject to  regulation  by federal or state  authorities  should  review  rules,  policies  and  guidelines adopted from time to time by those  authorities  before  purchasing  any Offered
Notes or Offered Certificates,  as applicable, as some classes or subclasses may be deemed unsuitable  investments,  or may otherwise be restricted,  under those rules, policies or guidelines (in some instances irrespective of SMMEA).

     The  foregoing  does not  take  into  consideration  the  applicability  of
statutes,  rules,  regulations,   orders,  guidelines  or  agreements  generally
governing investments made by a particular investor,  including, but not limited to, "prudent investor" provisions,  percentage-of-assets  limits provisions that may  restrict  or  prohibit  investment  in  securities  that are not  "interest bearing" or "income  paying,"  and with  regard to any Offered  Notes or Offered
Certificates,  as applicable,  issued in book-entry  form,  provisions  that may restrict or prohibit  investments  in  securities  that are issued in book-entry form.

     Except  as to the  status  of some  classes  of  Offered  Notes or  Offered
Certificates, as applicable, as "mortgage related securities," no representation is made as to the  proper  characterization  of the  Offered  Notes  or  Offered
Certificates,  as  applicable,  for  legal  investment,   financial  institution
regulatory,  or other purposes,  or as to the ability of particular investors to purchase  any  Offered  Notes or  Offered  Certificates,  as  applicable,  under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future  determinations  concerning legal investment or financial
institution   regulatory   characteristics  of  the  Offered  Notes  or  Offered
Certificates,  as applicable,) may adversely affect the liquidity of the Offered
Notes or Offered Certificates, as applicable.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by
regulatory   authorities  should  consult  with  their  own  legal  advisors  in
determining   whether  and  to  what   extent  the  Offered   Notes  or  Offered
Certificates,  as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

     The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The  distribution of the Notes or Certificates,  as applicable,  may be effected from time to time in one or  more  transactions,  including  negotiated  transactions,  at a fixed public  offering price or at varying prices to be determined at the time of sale or  at  the  time  of  commitment  therefor.  If  specified  in  the  prospectus supplement, the Notes or Certificates,  as applicable,  will be distributed in a firm  commitment  underwriting,  subject  to the  terms  and  conditions  of the
underwriting   agreement,   by  Nomura  Securities   International,   Inc.  (the
"Underwriter")  acting as underwriter with other underwriters,  if any, named in the underwriting  agreement.  In that event, the prospectus  supplement may also specify  that the  underwriters  will not be  obligated  to pay for any Notes or
Certificates,  as applicable,  agreed to be purchased by purchasers  pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable,  underwriters may receive compensation from  the  depositor  or  from  purchasers  of the  Notes  or  Certificates,  as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

                                     -138-

     Alternatively,  the  prospectus  supplement  may specify  that the Notes or
Certificates,  as applicable,  will be distributed by the Underwriter  acting as agent or in some cases as principal  with respect to Notes or  Certificates,  as applicable,  that it has  previously  purchased  or agreed to  purchase.  If the
Underwriter acts as agent in the sale of Notes or  Certificates,  as applicable, the  Underwriter  will receive a selling  commission for each series of Notes or
Certificates,  as  applicable,  depending on market  conditions,  expressed as a percentage of the total  principal  balance of the related  mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as  applicable,  will be disclosed in the prospectus  supplement.  To the extent that the Underwriter elects to purchase Notes or Certificates, as applicable, as principal,  the  Underwriter  may  realize  losses  or  profits  based  upon the difference  between  its  purchase  price and the sales  price.  The  prospectus supplement for any series offered other than through  underwriters  will contain information  regarding  the nature of that  offering  and any  agreements  to be entered into between the depositor and purchasers of Notes or  Certificates,  as applicable, of that series.

     The depositor will indemnify the Underwriter and any  underwriters  against particular civil liabilities,  including liabilities under the Securities Act of
1933, or will contribute to payments the Underwriter and any other  underwriters may be required to make in respect of these civil liabilities.

     In the ordinary  course of business,  the Underwriter and the depositor may engage in various securities and financing  transactions,  including  repurchase agreements  to provide  interim  financing  of the  depositor's  mortgage  loans pending the sale of those mortgage  loans or interests in those mortgage  loans, including the Notes or  Certificates,  as applicable.  The Underwriter  performs management services for the depositor.

     The depositor  anticipates that the Notes or  Certificates,  as applicable, will be sold  primarily  to  institutional  investors.  Purchasers  of  Notes or
Certificates, as applicable,  including dealers, may, depending on the facts and circumstances  of those  purchases,  be deemed to be  "underwriters"  within the meaning of the Securities  Act of 1933 in connection  with reoffers and sales by them of Notes or  Certificates,  as applicable.  Securityholders  should consult with their legal  advisors in this regard before any reoffer or sale of Notes or
Certificates, as applicable.

     As to each  series of Notes or  Certificates,  as  applicable,  only  those classes rated in one of the four highest rating  categories by any rating agency will be  offered by this  prospectus.  Any lower  rated or unrated  class may be initially  retained by the  depositor,  and may be sold by the  depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

     The Depositor  has filed with the  Commission a  registration  statement on
Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement,  omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration
Statement  can be  inspected  and  copied  at the  public  reference  facilities maintained by the Commission at 450 Fifth Street, N.W., Washington,  D.C. 20549,
and at Regional Offices in the following locations:

     o    Chicago  Regional Office,  Citicorp  Center,  500 West Madison Street,
          Suite 1400, Chicago, Illinois 60661-2511; and

                                     -139-

     o    New York Regional Office, 233 Broadway, New York, New York 10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The   Commission   also   maintains  a  site  on  the  world  wide  web  at
"http://www.sec.gov"  at which  users can view and  download  copies of reports, proxy and  information  statements and other  information  filed  electronically through the Electronic Data Gathering,  Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the  Registration  Statement,  including all exhibits to the  Registration  Statement,  through  the EDGAR  system  and  therefore  these materials  should be available by logging onto the  Commission's  web site.  The
Commission  maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual  report and  quarterly  financial  statements as well as other  financial  information  are  available  from  the  Director  of  Investor
Relations of Fannie Mae, 3900 Wisconsin  Avenue,  N.W.,  Washington,  D.C. 20016
(202-752-7115).  The Depositor did not  participate in the preparation of Fannie
Mae's  prospectus  or  its  annual  or  quarterly  reports  or  other  financial information  and,  accordingly,  makes no  representation  as to the accuracy or completeness of the information in those documents.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well  as  Freddie  Mac's  most  recent  Information  Statement  and  Information
Statement  supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive,  McLean,  Virginia 22102 (outside  Washington,  D.C.
metropolitan area, telephone 800-336-3672;  within Washington, D.C. metropolitan area,  telephone  703-759-8160).  The  Depositor  did  not  participate  in  the preparation of Freddie Mac's  Offering  Circular,  Information  Statement or any
supplement  to  the  Information  Statement  or  any  quarterly  report  of  the
Information  Statement  and,  accordingly,  makes  no  representation  as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus  supplement with the Commission  pursuant to Section 13(a),
13(c),  14 or 15(d) of the Exchange Act,  after the date of this  prospectus and prior to the  termination  of any  offering  of the  Notes or  Certificates,  as applicable,  issued by that  trust  fund will be  deemed to be  incorporated  by reference in this  prospectus and to be a part of this  prospectus from the date of the  filing  of  those  documents.  Any  statement  contained  in a  document incorporated  or deemed to be  incorporated by reference in this prospectus will be deemed to be modified or  superseded  for all purposes of this  prospectus to the extent that a statement  contained in this  prospectus (or in the prospectus supplement)  or in any  other  subsequently  filed  document  that also is or is deemed to be incorporated by reference modifies or replaces that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered,  upon request, a copy of any or all of the  documents  referred  to above that have been or may be  incorporated  by reference in this prospectus (not including  exhibits to the

                                     -140-

information   that  is  incorporated  by  reference   unless  the  exhibits  are
specifically incorporated by reference into the information that this prospectus incorporates).  Requests  for  information  should be directed to the  corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

     Certain legal  matters,  including the federal income tax  consequences  to securityholders of an investment in the Notes or Certificates, as applicable, of a series,  will be passed upon for the depositor by Thacher Proffitt & Wood LLP,
New York, New York,  McKee Nelson LLP, New York, New York, or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each  series of Notes or  Certificates, as applicable,  and no trust fund will engage in any business activities or have any assets or obligations  before the issuance of the related series of Notes or
Certificates, as applicable.  Accordingly, financial statements for a trust fund will  generally  not  be  included  in  this  prospectus  or in  the  prospectus supplement.

                                     RATING

     As a condition  to the  issuance  of any class of Offered  Notes or Offered
Certificates, as applicable, they must not be rated lower than investment grade;
that is, they must be rated in one of the four highest rating  categories,  by a rating agency.

     Ratings on mortgage  pass-through  certificates and  mortgage-backed  notes address the likelihood of receipt by securityholders of all distributions on the underlying  mortgage  loans.  These ratings  address the  structural,  legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor,  if any. Ratings on mortgage  pass-through  certificates,  mortgage-backed notes and other asset backed  securities do not represent any assessment of the likelihood of principal  prepayments  by  borrowers  or of the degree by which  prepayments might differ from those  originally  anticipated.  As a result,  securityholders might  suffer a lower than  anticipated  yield,  and,  in  addition,  holders of stripped  interest  certificates  in extreme  cases  might fail to recoup  their initial investments.

     A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each  security  rating should be evaluated  independently  of any other security rating.

                                     -141-

                             INDEX OF DEFINED TERMS

1998 Policy Statement.............................136
Accrual Period.....................................19
Accrual Securities.................................26
Accrued Security Interest..........................29
Additional Loans..................................132
Adjustable Rate Assets..............................3
Agency Securities...................................3
Agreement..........................................43
ARM Loans...........................................6
Asset Group........................................27
Asset Seller........................................3
Assets..............................................3
Available Distribution Amount......................28
Average Interest Rate.............................133
Balloon Payment Assets..............................4
Beneficial Owner...................................36
Bi-weekly Assets....................................4
Book-Entry Certificates............................27
Book-Entry Notes...................................27
Book-Entry Securities..............................27
Buydown Assets......................................4
Buydown Mortgage Loans.............................23
Buydown Period.....................................23
Capitalized Interest Account.......................17
Cash Flow Agreement................................18
CERCLA.............................................88
Certificates.......................................26
Charter Act........................................12
CI 37
Clearstream Luxembourg.........................36, 37
Clearstream, Luxembourg Participants...............38
Code...............................................97
Collection Account.................................47
Commission..........................................7
Committee Report..................................100
Convertible Assets..................................4
Cooperatives........................................5
Covered Trust......................................69
CPR................................................22
CSSF...............................................38
Cut-off Date........................................6
DBC................................................37
Definitive Certificates............................27
Definitive Notes...................................27
Definitive Securities..............................27
Determination Date.................................27
Distribution Date..................................19
DOL...............................................130
DOL Pre-Funding Period............................132
DTC................................................36
Due Period.........................................28
EDGAR.............................................140
eligible counterparty.............................134
eligible swap.....................................133
eligible yield supplement agreement...............134
EPA................................................88
ERISA.............................................129
Euroclear..........................................36
Euroclear Clearance System.........................38
Euroclear Operator.................................38
Euroclear Participants.............................38
European Depositaries..............................39
Exchange Act.......................................37
Exemption.........................................131
EYS Agreement.....................................135
Fannie Mae..........................................3
FDIC...............................................47
FFIEC.............................................136
FHA.................................................6
Financial Intermediary.............................39
Freddie Mac.........................................3
Freddie Mac Act....................................13
Freddie Mac Certificate Group......................14
Garn-St. Germain...................................86
GEM Assets..........................................4
Ginnie Mae..........................................3
GPM Assets..........................................4
Home Equity Loans...................................5
Housing Act........................................11
HUD................................................57
Increasing Payment Asset............................4
Indirect Participants..............................37
Insurance Proceeds.................................28
Interest Rate......................................29
Interest Reduction Assets...........................4
Land Sale Contracts.................................5
Level Payment Assets................................3
Liquidation Proceeds...............................28
Loan-to-Value Ratio.................................6
Lock-out Date.......................................7
Lockout Period......................................7
Mortgage Securities.................................3

                                     -142-

Mortgaged Properties................................5
Mortgages...........................................6
Multi Family Property...............................5
NCUA..............................................136
New CI.............................................37
Non-ratings dependent swaps.......................134
Nonrecoverable Advance.............................32
Notes..............................................26
OCC...............................................136
Offered Certificates...............................27
Offered Notes......................................27
Offered Securities.................................27
OTS...............................................136
Participants.......................................37
Parties in Interest...............................129
Permitted Investments..............................48
Plans.............................................129
Pre-Funded Amount..................................17
Pre-Funding Account................................17
Pre-Funding Limit.................................132
Pre-Funding Period.................................17
Prepayment Premium..................................8
PTCE..............................................130
Purchase Price.....................................45
QPAM..............................................134
qualified plan investor...........................134
Rating Agencies...................................131
ratings dependent swaps...........................134
Record Date........................................27
Refinance Loans.....................................6
Registration Statement............................139
Related Proceeds...................................32
Relevant Depositary................................39
REMIC Securities...................................42
REO Property.......................................33
Retained Interest..................................59
Revolving Credit Line Loans.........................8
Rules..............................................39
Securities.........................................26
Security...........................................43
Security Balance...................................30
Senior Certificates................................26
Senior Notes.......................................26
Senior Securities..................................26
Servicemen's Readjustment Act......................17
Servicing Standard.................................51
Single Family Property..............................5
SMMEA.............................................135
SPA................................................22
Special servicer...................................61
Step-up Rate Assets.................................4
Strip Securities...................................26
Stripped Agency Securities.........................15
Subordinate Certificates...........................26
Subordinate Notes..................................26
Subordinate Securities.............................26
Subsequent Assets..................................17
swap..............................................133
swap agreement....................................133
TB 13a............................................137
UCC................................................37
Underwriter.......................................138
VA..................................................6
VA Guaranty Policy.................................58
Value...............................................6
Warranting Party...................................46

                                     -143-